      AS FILED WITH THE SECURITIES EXCHANGE COMMISSION ON JULY 12, 1996

                                                      REGISTRATION NO. 333-7847
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 -------------

                               Amendment No. 1
                                      to

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                 -------------
                                  FRED'S, INC.
             (Exact Name of Registrant as Specified in its Charter)

           TENNESSEE                                5311                                62-0634010
(State or other jurisdiction of         (Primary Standard Industrial        (IRS Employer Identification Number)
incorporation or organization)           Classificiation Code Number

             FRED'S, INC.                           BRUCE D. SMITH
        4300 NEW GETWELL ROAD                    4300 NEW GETWELL ROAD
       MEMPHIS, TENNESSEE 38118                 MEMPHIS, TENNESSEE 38118
            (901) 365-8880                            (901) 365-8880
  (Address, including zip code, and      (Name, address, including zip code, and
telephone number, including area code      telephone number, including area code
  of registrant's principal offices)               of agent for service)

                                 -------------
                                   COPIES TO:
Samuel D. Chafetz, Esq.                    Henry O. Smith III, Esq.
Waring Cox, PLC                            Proskauer Rose Goetz & Mendelsohn LLP
50 North Front Street, Suite 1300          1585 Broadway
Memphis, Tennessee 38103                   New York, New York 10036
(901) 543-8000                             (212) 969-3000

                                 -------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement, but not earlier than the date of the meetings of the stockholders of Fred's, Inc., a Tennessee corporation ("Fred's"), and Rose's Stores, Inc., a Delaware corporation ("Rose's"), referred to herein.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                                 -------------
                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------------------------

                                                              Proposed maximum         Proposed maximum
  Title of each class of                   Amount to be      offering price per       aggregate offering           Amount of
securities to be registered                registered(1)           unit(2)                  price(2)           registration fee(3)
- -----------------------------------------------------------------------------------------------------------------------------------
Class A Voting Common Stock,
no par value ("Fred's Common Stock")     1,779,781 shares          $ 10.856               $ 19,321,302             $  6,663

Warrants ("Warrants")
for Fred's Common Stock                  848,571 Warrants          $   1.13               $    958,885             $    330

Total Registration Fee                                                                                             $  6,993
- -----------------------------------------------------------------------------------------------------------------------------------



(1)      Based upon the maximum number of shares of Fred's Common
         Stock issuable to holders of common stock of Rose's in connection with the proposed merger of FR Acquisition Corp., a wholly-owned subsidiary of Fred's, with and into Rose's, and upon the maximum number of shares of Fred's Common Stock issuable to holders of warrants and stock options that will be assumed by Fred's in the merger.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 0- 11 as of July 5, 1996, being within five days of the original filing of this Registration Statement.
(3) Fred's has paid $6,997 to the Commission in connection with this Registration Statement ($4,052 when its preliminary proxy materials contained herein were filed on June 14, 1996, and an additional $2,945 upon the original filing of the Registration Statement on June 10,
         1996), which is in excess of the required fee of $6,993.

                                 -------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  FRED'S, INC.

                             CROSS REFERENCE SHEET
                  (Pursuant to Rule 501(b) of Regulation S-K)

                     RELATING TO ITEMS REQUIRED BY FORM S-4


ITEM LOCATION OR NUMBER CAPTION                                PROSPECTUS CAPTION
A. INFORMATION ABOUT THE TRANSACTION.

1.   Forepart of Registration Statement and            Facing Page; Cross Reference Sheet; Outside Front
     Outside Front Cover Page of Prospectus            Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages         Inside Front and Outside Back Cover Pages of
     of Prospectus                                     Prospectus; "Available Information"

3.   Risk Factors, Ratio of Earnings to Fixed          "Summary"
     Charges and Other Information

4.   Terms of the Transaction
                                                       "Summary"; "The Merger"; "The Merger Agreement";
                                                       "Description of Fred's Capital Stock"; "Comparison
                                                       of Rights of Holders of Fred's Common Stock and
                                                       Rose's Common Stock"

5.   Pro Forma Financial Information                   "Summary", "Unaudited Pro Forma Condensed Combined
                                                        Financial Statements"

6.   Material Contacts With the Company Being          "The Merger"; "The Merger Agreement"
     Acquired

7.   Additional Information Required for               Not Applicable
     Reoffering by Persons and Parties
     Deemed to be Underwriters

8.   Interests of Named Experts and Counsel            Not Applicable

9.   Disclosure of Commission Position on              Not Applicable
     Indemnification for Securities Act
     Liabilities

B. INFORMATION ABOUT THE REGISTRANT.

10.  Information With Respect to S-3                   "Available Information"; "Incorporation of Certain
     Registrants                                       Documents by Reference"

11.  Incorporation of Certain Information by           "Incorporation of Certain Documents by Reference"
     Reference

12.  Information With Respect to S-2 or S-3            Not Applicable
     Registrants

13.  Incorporation of Certain Information by           Not Applicable
     Reference

14.  Information With Respect to Registrants           Not Applicable
     Other Than S-3 or S-2 Registrants

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED.

15.  Information With Respect to S-3 Companies         Not Applicable

16.  Information With Respect to S-2 or S-3            "Available Information"; "Incorporation of Certain
     Companies                                         Documents by Reference"

17.  Information With Respect to Companies             Not Applicable
     Other Than S-2 or S-3 Companies


D. VOTING AND MANAGEMENT INFORMATION.

18.  Information if Proxies, Consents                  "The Special Meetings"; "The Merger"
     or Authorizations Are to be Solicited

19.  Information if Proxies, Consents                  Not Applicable
     or Authorizations Are Not to be
     Solicited, or in an Exchange Offer


[Fred's letterhead with address, phone number and fax number]

July 16, 1996


Dear Fred's, Inc. Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Fred's, Inc. ("Fred's") to be held at 10:00 a.m. local time on August 20, 1996, at the Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee 38118.


         Fred's has entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which FR Acquisition Corp., a wholly-owned subsidiary of Fred's ("Sub"), will merge (the "Merger") with and into Rose's Stores, Inc. ("Rose's"), which will result in Rose's becoming a wholly-owned subsidiary of Fred's. At the Special Meeting, you will be asked to approve the Merger Agreement and the issuance of shares of Class A Voting Common Stock, no par value, of Fred's (the "Fred's Common Stock") pursuant to the Merger Agreement (the "Stock Issuance"). Pursuant to the terms of the Merger Agreement, each outstanding share of common stock of Rose's will be converted into .198 shares of Fred's Common Stock. Cash will be paid in lieu of fractional shares of Fred's Common Stock.


         ONLY HOLDERS OF FRED'S COMMON STOCK AS OF THE RECORD DATE (AS DEFINED BELOW) ARE ENTITLED TO VOTE AT THE FRED'S SPECIAL MEETING.

         The effect of your approval of the Merger Agreement and the Stock Issuance will be to enable Fred's to complete the Merger with Rose's. The Merger is described in the accompanying Joint Proxy Statement/Prospectus, which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction.


         THE BOARD OF DIRECTORS OF FRED'S HAS DETERMINED THAT THE MERGER IS IN FURTHERANCE OF AND CONSISTENT WITH ITS LONG-TERM BUSINESS STRATEGIES AND IS IN THE BEST INTERESTS OF THE HOLDERS OF SHARES OF FRED'S COMMON STOCK. ACCORDINGLY, THE BOARD HAS APPROVED THE MERGER AGREEMENT AND THE MERGER, INCLUDING THE STOCK ISSUANCE, AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE STOCK ISSUANCE AT THE SPECIAL MEETING.


         At the Special Meeting, you will also be asked to approve an amendment to Fred's 1993 Long Term Incentive Plan to increase the number of shares of Fred's Common Stock authorized for issuance under such plan (the "Incentive Plan Amendment").

         THE BOARD OF DIRECTORS OF FRED'S HAS UNANIMOUSLY DETERMINED THAT THE INCENTIVE PLAN AMENDMENT IS ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF FRED'S STOCKHOLDERS. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE INCENTIVE PLAN AMENDMENT AT THE SPECIAL MEETING.

         At the Special Meeting, you will also be asked to elect Fred's Board of Directors and to ratify the selection of Price Waterhouse LLP as the independent accountants of Fred's.

         A Notice of the Special Meeting and a Joint Proxy Statement/Prospectus containing detailed information concerning the Merger and related transactions accompany this letter. We urge you to read this material carefully.


         Your vote is very important. Please mark, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope as soon as possible, even if you plan to attend the meeting. If you have any questions regarding the proposed transactions, please call Investor Relations at (901) 365-8880.


         We look forward to seeing you at the meeting.

Sincerely,

/s/ Michael J. Hayes

Michael J. Hayes
Chief Executive Officer and President

[On Fred's letterhead]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 20, 1996

Dear Stockholder:

         A Special Meeting of Stockholders of Fred's, Inc. ("Fred's") is scheduled to be held at the Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee 38118, at 10:00 a.m. local time, on August 20, 1996 to consider and vote upon the following matters:

         (1) the Agreement and Plan of Merger, dated as of May 7, 1996 (the "Merger Agreement"), which appears as Appendix I to the accompanying Joint Proxy Statement/Prospectus, providing for the merger (the "Merger") of FR Acquisition Corp., a wholly-owned subsidiary of Fred's, with and into Rose's Stores, Inc.;
         (2) the issuance of shares of Class A Voting Common Stock, no par value of Fred's (the "Fred's Common Stock"), pursuant to the Merger Agreement (the "Stock Issuance");
         (3) an amendment to Fred's 1993 Long Term Incentive Plan to increase the number of shares of Fred's Common Stock authorized for issuance under such plan (the "Incentive Plan Amendment");
         (4)     election of Fred's Board of Directors;
         (5) ratification of the selection of Price Waterhouse LLP as the independent accountants of Fred's; and
         (6) the transaction of such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS OF FRED'S RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT, THE STOCK ISSUANCE, THE INCENTIVE PLAN AMENDMENT, THE ELECTION OF DIRECTORS AND THE RATIFICATION OF SELECTION OF AUDITORS.

         The Board of Directors of Fred's has fixed the close of business on July 5, 1996 as the record date for the determination of Fred's stockholders entitled to notice of and to vote at the Special Meeting.

         The approval of the Merger Agreement requires the affirmative vote of a majority of the votes eligible to be cast on the proposal. The approval of each of the Stock Issuance, the Incentive Plan Amendment, the election of directors and the ratification of the selection of auditors requires the affirmative vote of a majority of the votes cast, provided a quorum is present. APPROVAL OF THE MERGER AGREEMENT AND THE STOCK ISSUANCE ARE CONDITIONS TO THE CONSUMMATION OF THE MERGER.

         YOUR VOTE IS VERY IMPORTANT. PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE, EVEN IF YOU EXPECT TO ATTEND THE MEETING. IF YOU SIGN AND RETURN YOUR PROXY CARD WITHOUT SPECIFYING THE MANNER IN WHICH YOU WOULD LIKE YOUR SHARES TO BE VOTED, IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED FOR THE MERGER AGREEMENT, THE STOCK ISSUANCE, THE INCENTIVE PLAN AMENDMENT, THE ELECTION OF DIRECTORS AND THE RATIFICATION OF SELECTION OF AUDITORS. YOU MAY REVOKE YOUR PROXY BY SIGNING AND RETURNING A LATER DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF FRED'S A DULY EXECUTED REVOCATION, OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE SPECIAL MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF YOUR PROXY).

By order of the Board of Directors,

/s/ Charles S. Vail

Charles S. Vail
Secretary
Memphis, Tennessee
July 16, 1996

[Rose's letterhead with address, phone number and fax number]

July 16, 1996


Dear Fellow Stockholder:


         I am pleased to report that Rose's Stores, Inc. ("Rose's") has entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of Fred's, Inc. ("Fred's") will merge with and into Rose's (the "Merger") and each outstanding share of Common Stock, no par value, of Rose's (the "Rose's Common Stock") will be converted into .198 shares of Class A Voting Common Stock, no par value, of Fred's (the
"Fred's Common Stock").

         You are cordially invited to attend a Special Meeting of Stockholders of Rose's (the "Special Meeting") to be held at 9:00 a.m. local time on August 20, 1996, at the Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee 38118. At the Special Meeting, you will be asked to adopt the Merger Agreement as well as a reverse stock split (the "Reverse Split") of the outstanding Rose's Common Stock. Cash will be paid in lieu of fractional shares of Rose's Common Stock resulting from the Reverse Split, and in lieu of fractional shares of Fred's Common Stock resulting from the Merger. The Merger, the Reverse Split and related transactions are described in the accompanying Joint Proxy Statement/Prospectus.


         THE BOARD OF DIRECTORS OF ROSE'S HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF ROSE'S AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE TO ADOPT THE MERGER AGREEMENT AND THE REVERSE SPLIT AT THE SPECIAL MEETING.

         A Notice of the Special Meeting and a Joint Proxy Statement/Prospectus containing detailed information concerning the Merger, the Reverse Split and related transactions accompany this letter. We urge you to read the material carefully. Your vote is very important. Please mark, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope as soon as possible, even if you plan to attend the Special Meeting. If you have any questions regarding the proposed transactions, please call Rose's, collect at (919) 430-2600 or MacKenzie Partners, Inc., which is assisting us, toll free at (800) 322-2885.

         We look forward to seeing you at the meeting.

Sincerely,

/s/ R. Edward Anderson

R. Edward Anderson
Chairman of the Board, President
and Chief Executive Officer

[On Rose's letterhead]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 20, 1996

         A Special Meeting of Stockholders of Rose's Stores, Inc., a Delaware corporation ("Rose's"), is scheduled to be held at the Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee 38118, on August 20, 1996 at 9:00 a.m., local time, for the following purposes, as more fully described in the accompanying Joint Proxy Statement/Prospectus:

         1. To approve a one-for-100 combination (the "Reverse Split") of the outstanding shares of Common Stock, no par value, of Rose's (the "Rose's Common Stock"), which will be effective immediately prior to the effective time of the Merger (defined below) (the "Effective Time"), so that each holder of a fractional share of Rose's Common Stock after the Reverse Split will be paid an amount in cash determined by multiplying (i) the average of the high and low prices for a share of Class A Voting Common Stock, no par value (the "Fred's Common Stock"), of Fred's, Inc. ("Fred's") on the date of the Effective Time by
(ii) the number of shares of Fred's Common Stock into which such holder's fractional share of Rose's Common Stock would have been converted at the Effective Time if the Reverse Split had not occurred.


         2. To adopt the Agreement and Plan of Merger, dated as of May 7, 1996, among Rose's, Fred's and FR Acquisition Corp., a wholly-owned subsidiary of Fred's (the "Merger Agreement") pursuant to which Rose's will become a wholly-owned subsidiary of Fred's (the "Merger"). If the Merger Agreement is adopted and the Merger is consummated, each share of Rose's Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Fred's, Rose's or their respective subsidiaries) will be converted into the right to receive .198 validly issued, fully paid and nonassessable shares of Fred's Common Stock. Cash will be paid in lieu of fractional shares of Fred's Common Stock.


         3. To conduct such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS OF ROSE'S RECOMMENDS A VOTE FOR ADOPTION OF THE REVERSE SPLIT AND THE MERGER AGREEMENT. STOCKHOLDERS OF RECORD ON THE CLOSE OF BUSINESS ON JULY 8, 1996, ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


         A list of the stockholders of record of Rose's on the close of business on July 8, 1996 will be available, at least ten days prior to the date of the Special Meeting, for inspection by Rose's stockholders at the offices of Fred's, Inc, 4300 New Getwell Road, Memphis, Tennessee 38118 (901-365-8880) during regular business hours.


         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY SOLICITED BY THE BOARD OF DIRECTORS AND MAIL IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. A PROXY MAY BE REVOKED BY APPROPRIATE NOTICE TO THE SECRETARY OF THE SPECIAL MEETING AT ANY TIME PRIOR TO THE VOTING THEREOF.

/s/ G. Templeton Blackburn II

G. Templeton Blackburn II
Secretary

Henderson, North Carolina
July 16, 1996


         YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE, MARK AND PROMPTLY MAIL YOUR PROXY CARD IN THE RETURN ENVELOPE. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL ROSE'S STORES AT (919) 430-2600 OR MACKENZIE PARTNERS, INC., WHICH IS ASSISTING US, TOLL-FREE, AT (800) 322-2885.

                      FRED'S, INC. AND ROSE'S STORES, INC.
                             JOINT PROXY STATEMENT
                                      AND
                            FRED'S, INC. PROSPECTUS
                                      FOR
                        SPECIAL MEETINGS OF STOCKHOLDERS
                   OF FRED'S, INC. AND OF ROSE'S STORES, INC.
                           TO BE HELD AUGUST 20, 1996

         This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") is being furnished to stockholders of Fred's, Inc., a Tennessee corporation ("Fred's"), and to stockholders of Rose's Stores, Inc., a Delaware corporation ("Rose's"), in connection with the solicitation of proxies by the Board of Directors of each corporation for use at the Special Meeting of Stockholders of Fred's (the "Fred's Special Meeting") and the Special Meeting of Stockholders of Rose's (the "Rose's Special Meeting" and, together with the Fred's Special Meeting, the "Special Meetings"), respectively, in each case including any adjournments or postponements thereof. The Special Meetings are both scheduled to be held on August 20, 1996.

         At the Special Meetings, the respective stockholders of Fred's and Rose's will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 7, 1996 (the "Merger Agreement"), that provides, among other things, for the merger of FR Acquisition Corp. ("Sub"), a Delaware corporation and wholly-owned subsidiary of Fred's, with and into Rose's, with Rose's as the surviving entity, on the terms described in this Joint Proxy Statement/Prospectus (the "Merger").

         In addition, at the Fred's Special Meeting, stockholders of Fred's will be asked to consider and vote upon proposals to: (i) approve the issuance (the "Stock Issuance") of shares of Class A Voting Common Stock, no par value, of Fred's (the "Fred's Common Stock") pursuant to the Merger Agreement; (ii) approve an amendment to the Fred's 1993 Long Term Incentive Plan (the "Incentive Plan") to increase the number of shares of Fred's Common Stock authorized for issuance thereunder (the "Incentive Plan Amendment"); (iii) elect directors of Fred's; and (iv) ratify the selection of Price Waterhouse LLP as the independent accountants of Fred's for the fiscal year ending February 1, 1997. Adoption of the proposals to approve the Merger Agreement and the Stock Issuance are conditions to the obligations of Fred's and Rose's to consummate the Merger. See "THE MERGER AGREEMENT--Conditions to the Mergers; Governmental Regulatory Approvals."

         At the Rose's Special Meeting, stockholders of Rose's will also be asked to consider and vote upon a proposal to approve a one-for-100 combination (the "Reverse Split") of the outstanding shares of Common Stock, no par value, of Rose's (the "Rose's Common Stock") which will be effective immediately prior to the Effective Time (as defined herein), so that each holder of a fractional share of Rose's Common Stock after the Reverse Split will be paid an amount in cash determined by multiplying (i) the average of the high and low prices for a share of Fred's Common Stock on the date of the Effective Time by (ii) the number of shares of Fred's Common Stock into which such holder's fractional share of Rose's Common Stock would have been converted at the Effective Time if the Reverse Split had not occurred. Adoption of the proposal to approve the Reverse Split is a condition of the Merger.

         Fred's has filed a Registration Statement on Form S-4 (the "Registration Statement") pursuant to the Securities Act of 1933 (the "Securities Act") (i) covering the shares of Fred's Common Stock issuable (a) in the Merger to stockholders of Rose's, (b) to R. Edward Anderson, Chairman of the Board, President and Chief Executive Officer of Rose's, pursuant to the Agreement and Release (the "Release Agreement") to be dated as of the Effective Time (the "Anderson Shares") and (c) upon exercise of stock options and warrants of Rose's which, pursuant to the terms of the stock option plans and warrant agreements under which they were granted, following the Merger, will constitute options and warrants to purchase shares of Fred's Common Stock. This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Fred's filed as part of the Registration Statement.


         The Fred's Common Stock is listed for trading on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") under the symbol "FRED," and the Rose's Common Stock is listed for trading on the NASDAQ under the symbol "RSTO." On February 29, 1996, the last trading day prior to the date the proposed Merger was announced, the last sales prices of Fred's Common Stock and Rose's Common Stock, as reported on the NASDAQ were $7.375 and $1.3125 per share, respectively. On July 10, 1996, the last trading day preceding the day before the date of this Joint Proxy Statement/Prospectus, the last sales prices of Fred's Common Stock and Rose's Common Stock, as reported on the NASDAQ, were $10.50 and $2.0625 per share, respectively. For a description of Fred's Common Stock, see "DESCRIPTION OF FRED'S CAPITAL STOCK" and "COMPARISON OF RIGHTS OF HOLDERS OF FRED'S COMMON STOCK AND ROSE'S COMMON STOCK." Fred's and Rose's stockholders are urged to obtain current market quotations for Fred's Common Stock and Rose's Common Stock.

         This Joint Proxy Statement/Prospectus, the accompanying forms of proxy and the other enclosed documents are first being mailed to stockholders of Fred's and Rose's on or about July 16, 1996.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     The date of this Joint Proxy Statement/Prospectus is July 12, 1996.


          NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FRED'S OR ROSE'S. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FRED'S OR ROSE'S SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

         Fred's and Rose's are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Fred's and Rose's with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates.

         Fred's has filed with the Commission the Registration Statement with respect to the Fred's Common Stock to be issued in connection with the Merger, including shares issuable pursuant to the exercise of outstanding stock options and warrants of Rose's. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by Fred's (Commission File No. 0-19288) pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

         1. Fred's Annual Report on Form 10-K for the fiscal year ended February 3, 1996, as amended by Form 10-K/A, dated May 30, 1996;

         2. Fred's Quarterly Report on Form 10-Q for the quarter ended May 4, 1996; and

         3. Fred's Current Report on Form 8-K for event dated March 1, 1996 and filed on March 11, 1996.

         All documents and reports filed by Fred's pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Fred's Special Meeting shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports.

         The following documents filed with the Commission by Rose's (Commission File No. 0-631) pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

         1. Rose's Annual Report on Form 10-K for the fiscal year ended January 27, 1996 (the "Rose's 1995 10-K"); and

         2. Rose's Quarterly Report on Form 10-Q for the quarter ended April 27, 1996 ("Rose's Latest 10-Q").

Copies of Rose's 1995 10-K and Rose's Latest 10-Q are annexed hereto as Appendices IV and V, respectively.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHIN ONE BUSINESS DAY OF SUCH REQUEST, IN THE CASE OF DOCUMENTS RELATING TO FRED'S, TO FRED'S, INC., 4300 NEW GETWELL ROAD, MEMPHIS, TENNESSEE 38118 (TELEPHONE NUMBER
(901) 365-8880), ATTENTION: CHIEF FINANCIAL OFFICER; OR, IN THE CASE OF DOCUMENTS RELATING TO ROSE'S, TO ROSE'S STORES, INC., P.H. ROSE BUILDING, 218 SOUTH GARNETT STREET, HENDERSON, NORTH CAROLINA 27536 (TELEPHONE NUMBER: (919) 430-2600), ATTENTION: CHIEF FINANCIAL OFFICER. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE APPLICABLE SPECIAL MEETING, REQUESTS SHOULD BE MADE BY AUGUST 15, 1996.

         All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Fred's or Sub has been supplied by Fred's, and all such information relating to Rose's has been supplied by Rose's.

                               TABLE OF CONTENTS



AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  viii
         The Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  viii
         Effect of Merger and Reverse Split . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  viii
         The Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ix
         Other Significant Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  xi

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA AND SELECTED
         PRO FORMA COMBINED FINANCIAL AND OPERATING DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  xi
         Selected Financial and Operating Data for Fred's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  xi
         Selected Financial and Operating Data for Rose's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . xiv
         Selected Pro Forma Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . xix
         Equivalent and Comparative Per Share Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  xx
         Comparative Stock Prices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . xxi

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

THE SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Matters to Be Considered at the Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Votes Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Voting of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Revocability of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Record Dates; Stock Entitled to Vote; Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Solicitation of Proxies; General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Holders of Rose's Common Stock Should Not Send Stock Certificates. . . . . . . . . . . . . . . . . . . . . . . 3
         Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ROSE'S PROPOSAL 1 (APPROVAL OF THE REVERSE SPLIT) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

FRED'S PROPOSAL 1 AND ROSE'S PROPOSAL 2 (APPROVAL OF THE MERGER)
         AND FRED'S PROPOSAL 2 (APPROVAL OF THE STOCK ISSUANCE) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Recommendations of the Boards of Directors; Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . 6

Opinions of Financial Advisors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Other Significant Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

NASDAQ Listing; Rose's Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

THE MERGER AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Surrender and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Rose's Reverse Split   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         Conditions to the Merger; Governmental Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . .  18
         Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Rose's Stock Options and Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Resales; Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

UNAUDITED PRO FORMA COMBINEDFINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

DESCRIPTION OF FRED'S CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Fred's Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Fred's Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Transfer Agent and Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

COMPARISON OF RIGHTS OF HOLDERS OF FRED'S COMMON STOCK
         AND ROSE'S COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

FRED'S PROPOSAL 3 (PROPOSED AMENDMENT TO FRED'S 1993 LONG TERM INCENTIVE PLAN . . . . . . . . . . . . . . . . . . . .  35
         Proposed Incentive Plan Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Summary of Incentive Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners . . . . . . . . . . . . . . .  37

FRED'S PROPOSAL 4 (ELECTION OF DIRECTORS) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Election of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Audit Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Compensation Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Compensation Philosophy and Overall Objectives of Executive Compensation Programs  . . . . . . . . . . . . .  42
         Compensation Program Components  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Base Salary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Incentive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Fred's Stock Option Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Discussion of Compensation for the Chief Executive Officer . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

STOCK PRICE PERFORMANCE GRAPH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Comparison of Cumulative Total Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

FRED'S PROPOSAL 5 (RATIFICATION OF SELECTION OF AUDITORS) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

OTHER INFORMATION AND STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

APPENDIX I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Agreement and Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

APPENDIX II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Opinion of Morgan Keegan & Company, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

APPENDIX III  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Opinion of Peter J. Solomon Company Limited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

APPENDIX IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         Rose's Stores, Inc.
                 Annual Report on Form 10-K for the Fiscal Year Ended January 27, 1996  . . . . . . . . . . . . . . .

APPENDIX V  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Rose's Stores, Inc.
                 Quarterly Report on Form 10-Q for the Quarter Ended April 27, 1996 . . . . . . . . . . . . . . . . .

APPENDIX VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         Section 262 of the General Corporation Law of the State of Delaware  . . . . . . . . . . . . . . . . . . . .

                                    SUMMARY

         The following is a summary of certain information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Joint Proxy Statement/Prospectus and the Appendices hereto. As used herein, unless the context otherwise requires,"Fred's" means Fred's, Inc. and its consolidated subsidiaries, "Rose's" means Rose's Stores, Inc. and "Sub" means FR Acquisition Corp., a wholly-owned subsidiary of Fred's.

         Stockholders of Fred's and Rose's are urged to read this Joint Proxy Statement/Prospectus and the Appendices hereto in their entirety. Stockholders should carefully consider the information set forth below under the heading "Other Significant Considerations."

THE COMPANIES

         Fred's and Sub. Fred's, founded in 1947, operates 205 general merchandise discount stores in 10 states in the southeastern United States. Fred's is incorporated in Tennessee, its principal executive offices are located at 4300 New Getwell Road, Memphis, Tennessee 38118, and its telephone number is (901) 365-8880.

         Sub was organized as a Delaware corporation on May 10, 1996 for the purpose of consummating the Merger and the other transactions contemplated by the Merger Agreement. Sub has no assets or business and has not carried on any activities to date other than those incident to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement. Sub's principal executive offices are the same as Fred's.

         Rose's. Rose's is a chain of general merchandise discount stores founded in 1915. Rose's operates 105 retail stores in a region extending from Delaware to Georgia and westward to the Mississippi River Valley. Rose's is incorporated in Delaware, its principal executive offices are located at P.H. Rose Building, 218 South Garnett Street, Henderson, North Carolina 27536, and its telephone number is (919) 430-2600.

EFFECT OF MERGER AND REVERSE SPLIT


         Effect of Merger. The Merger Agreement provides that, upon the terms and subject to the conditions contained therein, Sub will be merged with and into Rose's at the effective time of the Merger (the "Effective Time"), and Rose's will continue as the surviving corporation and a wholly-owned subsidiary of Fred's. Subject to certain provisions described herein and in the Merger Agreement, each share of Rose's Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Fred's, Rose's or their respective subsidiaries or any Dissenting Shares (as defined herein)) will be converted into .198 (the "Conversion Number" or the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Fred's Common Stock. The Conversion Number has been computed by dividing $2.15, the negotiated consideration per share of Rose's Common Stock, by $10.856, which is the average closing price of Fred's Common Stock for the 10 trading days prior to the day preceding the printing of this Joint Proxy Statement/Prospectus (the "Fred's Average Price"). The method for calculating the Conversion Number was determined through arms-length negotiations between Fred's and Rose's. See "THE MERGER AGREEMENT." Cash will be paid in lieu of fractional shares of Fred's Common Stock as a result of the Merger.

         Rose's Reverse Split. The Merger Agreement also provides that, subject to the approval of the stockholders of Rose's at the Rose's Special Meeting, the Reverse Split of the outstanding shares of Rose's Common Stock shall be effective immediately prior to the Effective Time, so that each holder of a fractional share of Rose's Common Stock after the Reverse Split will be paid an amount in cash determined by multiplying (i) the average of the high and low prices for a share of Fred's Common Stock on the date of the Effective Time by
(ii) the number of shares of Fred's Common Stock into which such holder's fractional share of Rose's Common Stock would have been converted at the Effective Time if the Reverse Split had not occurred. Upon the occurrence of the Reverse Split, the Conversion Number will be adjusted accordingly. See "THE MERGER AGREEMENT--Rose's Reverse Split." Thus, if the Reverse Stock Split is approved by Rose's stockholders, the Conversion Number will be .198.

         Immediately prior to the Effective Time, there will be approximately 9,326,732 shares of Fred's Common Stock outstanding, assuming no options to purchase Fred's Common Stock are exercised between the date thereof and the Effective Time. Immediately following the Effective Time, there will be approximately 11,106,513 shares of Fred's Common Stock outstanding, assuming no stock options or warrants are exercised during this period. The shares of Fred's Common Stock issued to stockholders of Rose's pursuant to the Merger Agreement (without giving effect to the Reverse Split) will comprise approximately 16.0% of the total number of shares of Fred's Common Stock outstanding after the Merger (and approximately 21.6%, assuming exercise of all options and warrants exercisable within 60 days of the record date for the Fred's Special Meeting). The exercise price of such options and warrants is substantially in excess of the current market price for Fred's Common Stock.

THE SPECIAL MEETINGS

         Time, Date and Place. The Fred's Special Meeting will be held at 10:00 a.m., local time, on August 20, 1996, at the Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee 38118. The Rose's Special Meeting will be held at 9:00 a.m., local time, August 20, 1996, at the Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee 38118.


         Matters to be Considered at the Special Meetings.

         Fred's Special Meeting. At the Fred's Special Meeting, in addition to the election of directors and the ratification of the selection of auditors, holders of Fred's Common Stock will be asked to consider and vote upon proposals to: (i) approve the Merger Agreement, a conformed copy of which appears as Appendix I to this Joint Proxy Statement/Prospectus; (ii) approve the issuance of shares of Fred's Common Stock in connection with the Merger Agreement, including shares issuable upon exercise of stock options and warrants of Rose's which, pursuant to the terms of the stock option plans and warrant agreements under which they were granted, following the Merger, will constitute options and warrants to purchase shares of Fred's Common Stock; and
(iii) approve an amendment to the Incentive Plan to increase the number of shares of Fred's Common Stock authorized for issuance thereunder. (A copy of the Incentive Plan may be obtained from Fred's upon request to its Secretary.) APPROVAL OF THE MERGER AGREEMENT AND THE STOCK ISSUANCE (COLLECTIVELY, THE "FRED'S STOCKHOLDER APPROVALS") ARE CONDITIONS TO CONSUMMATION OF THE MERGER. Holders of shares of Fred's Common Stock entitled to vote also will consider and vote upon any other matter that may properly come before the Fred's Special Meeting or any adjournments and postponements thereof.

         Rose's Special Meeting. At the Rose's Special Meeting, holders of shares of Rose's Common Stock will be asked to consider and vote upon proposals to approve the Reverse Split and to adopt the Merger Agreement. Holders of shares of Rose's Common Stock entitled to vote also will consider and vote upon any other matter that may properly come before the Rose's Special Meeting or any adjournments or postponements thereof.

         Votes Required

         Fred's. Each holder of Fred's Common Stock is entitled to one vote per share held of record on the record date. The approval of the Merger Agreement requires the affirmative vote of a majority of the votes eligible to be cast on the proposal. The affirmative vote of a majority of the votes cast in person or by proxy is required to approve the Stock Issuance and the Incentive Plan Amendment and to ratify the selection of Price Waterhouse LLP as the independent accountants, provided a quorum is present. Directors will be elected by a plurality of the votes of shares of Fred's Common Stock present and entitled to vote at the Fred's Special Meeting. See "THE SPECIAL MEETINGS--Votes Required--Fred's."

         Rose's. Each holder of Rose's Common Stock is entitled to one vote per share held of record on the record date. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Rose's Common Stock outstanding on the record date is necessary to constitute a quorum at the Rose's Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Rose's Common Stock is required to adopt the Merger Agreement and to approve the Reverse Split. See "THE SPECIAL MEETINGS--Votes Required--Rose's."

         Record Dates. The record date for the determination of holders of Fred's Common Stock entitled to notice of and to vote at the Fred's Special Meetings was at the close of business on July 5, 1996. On that date, there were 9,326,732 shares of Fred's Common Stock outstanding. The record date for the determination of holders of Rose's Common Stock entitled to notice of and to vote at the Rose's Special Meetings was at the close of business on July 8, 1996. On that date, there were 8,295,828 shares of Rose's Common Stock outstanding.

         Recommendations of the Boards of Directors. The Board of Directors of Fred's has approved the Merger Agreement, the Merger and the other transactions contemplated thereby, including the Stock Issuance and Incentive Plan Amendment, and recommends that Fred's stockholders vote in favor of the Merger Agreement, the Stock Issuance and Incentive Plan Amendment at the Fred's Special Meeting. The Board of Directors of Rose's has approved and adopted the Reverse Split and the Merger Agreement and recommends that Rose's stockholders vote for the approval of the Reverse Split and the adoption of the Merger Agreement.

         Opinions of Financial Advisors. Morgan Keegan & Company, Inc. ("Morgan Keegan & Company") has acted as financial advisor to Fred's in connection with the Merger and has delivered a written opinion, dated July 10, 1996, to the Board of Directors of Fred's to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the transaction consideration is fair, from a financial point of view, to Fred's stockholders, and it does not address any other aspect of the Merger nor does it constitute a recommendation to any holder of Fred's Common Stock as to how to vote at the Fred's Special Meeting. See "THE MERGER--Opinions of Financial Advisors--Morgan Keegan & Company Opinion to the Fred's Board of Directors."

         Peter J. Solomon Company Limited ("PJSC") has acted as financial advisor to Rose's in connection with the Merger and has delivered a written opinion dated July 11, 1996 to the Rose's Board of Directors that, as of the date of such opinion, the consideration to be received by the holders of Rose's Common Stock pursuant to the Merger was fair from a financial point of view to the holders of Rose's Common Stock. See "THE MERGER--Opinions of Financial Advisors--PJSC Opinion to the Rose's Board of Directors." PJSC's opinion is addressed to the Rose's Board and addresses the fairness of the consideration to be received by the holders of Rose's Common Stock pursuant to the Merger from a financial point of view to the holders of Rose's Common Stock, and it does not address any other aspect of the Merger nor does it constitute a recommendation to any holder of Rose's Common Stock as to how to vote at the Rose's Special Meeting.


         Effective Time of the Merger. The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such later date as is specified in such Certificate. The filing of the Certificate of Merger will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "THE MERGER AGREEMENT--Conditions to the Merger; Governmental Regulatory Approvals."

         Interests of Certain Persons in the Merger. R. Edward Anderson, Chairman, President and Chief Executive Officer of Rose's, has agreed to enter into the Release Agreement and a consulting and non-competition agreement (the "Consulting Agreement") with Fred's, both of which are to be dated as of the Effective Time (collectively, the "Anderson Agreements"). Mr. Anderson's existing employment agreement with Rose's will be terminated at the Effective Time and Mr. Anderson will release Rose's from any further obligations thereunder. Pursuant to the Release Agreement, Fred's will pay Mr. Anderson $500,000 cash in consideration for his termination of employment. In addition, Fred's will issue to Mr. Anderson in consideration for his termination of employment a number of shares of Fred's Common Stock computed by dividing $500,000 by the Fred's Average Price, as defined in the Merger Agreement. Pursuant to the Consulting Agreement, as of the Effective Time, Mr. Anderson will serve as an independent consultant to Fred's for a period of 18 months and will receive a consulting fee of approximately $28,000 per month. See "THE MERGER--Interests of Certain Persons in the Merger."

         The Merger Agreement provides that, at the Effective Time, Fred's will cause a member of Rose's current Board of Directors, designated by Rose's current Board of Directors (subject to the reasonable approval by Fred's Board of Directors), to be appointed to Fred's Board of Directors, to serve until the next annual meeting of Fred's stockholders at which directors are elected. The Merger Agreement further provides that for the three annual meetings of Fred's stockholders after the Effective Time, Fred's will use its reasonable best efforts to cause that appointee to be nominated for election to Fred's Board of Directors, subject to fiduciary obligations imposed on Fred's under applicable law. See ARRANGEMENT FOR THE ELECTION OF DIRECTORS--ELECTION OF DIRECTORS."


         Conditions to the Merger. The obligations of Fred's, Sub and Rose's to consummate the Merger are subject to various conditions, including, among other things, obtaining the requisite stockholder approvals and the authorization for listing on the NASDAQ of the shares of Fred's Common Stock issuable pursuant to the Merger Agreement. See "THE MERGER AGREEMENT-- Conditions to the Merger; Governmental Regulatory Approvals."


         Termination of the Merger Agreement. The Merger Agreement may be terminated at any time prior to the Effective Time under certain circumstances, including, among other things, (i) by either Fred's or Rose's if the Merger has not been effected prior to the close of business on August 31, 1996, (ii) by either Fred's or Rose's if the requisite stockholder approvals are not obtained and (iii) by either Fred's or Rose's if the other party's Board of Directors withdraws or modifies its recommendation of the Merger, recommends a competing transaction or fails to recommend against a tender or exchange offer by a third party. The Merger Agreement provides that if the Merger Agreement is terminated under certain circumstances, Rose's would be required to pay Fred's certain expenses and a fee. See "THE MERGER AGREEMENT--Termination."

         Stockholders' Rights of Appraisal. In accordance with the Tennessee Business Corporation Act, stockholders of Fred's will not be entitled to appraisal rights in connection with the Merger. In accordance with the General Corporation Law of the State of Delaware (the "DGCL"), holders of Rose's Common Stock converted into Fred's Common Stock in the Merger will not be entitled to appraisal rights in connection with the Merger. However, holders of Rose's Common Stock entitled to receive cash as a result of the Reverse Split will be entitled to appraisal rights. See "THE MERGER AGREEMENT--Appraisal Rights."

         Certain Federal Income Tax Consequences. The obligation of Rose's to consummate the Merger is conditioned upon the receipt of an opinion of Waring Cox, PLC to the effect, among other things, that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss will be recognized by Rose's stockholders upon the receipt of Fred's Common Stock in exchange for Rose's Common Stock (except with respect to cash received in the Reverse Split or in lieu of fractional shares of Fred's Common Stock). See "THE MERGER--Certain Federal Income Tax Consequences."

         Accounting Treatment of the Merger. The Merger is expected to be accounted for as a "purchase" in accordance with generally accepted accounting principles. See "THE MERGER--Accounting Treatment."

OTHER SIGNIFICANT CONSIDERATIONS

         Stockholders of Fred's and Rose's should consider that the Conversion Number is a fixed ratio calculated in accordance with the Merger Agreement. As a result, the Conversion Number will not be adjusted in the event of an increase or decrease in the market price of either Fred's Common Stock or Rose's Common Stock, or both, after the date of this Joint Proxy Statement/Prospectus. Fred's and Rose's stockholders are urged to obtain current market quotations for Fred's Common Stock and Rose's Common Stock. See "THE MERGER--Other Significant Considerations."



                  SELECTED HISTORICAL FINANCIAL AND OPERATING
                 DATA AND SELECTED PRO FORMA COMBINED FINANCIAL
                               AND OPERATING DATA

         Set forth on the following pages are selected historical financial and operating data of Fred's and Rose's, and selected unaudited pro forma combined financial and operating data of Fred's and Rose's. The historical data with respect to Fred's and Rose's are derived from the respective historical financial statements and notes thereto of Fred's and Rose's, incorporated herein by reference, and should be read in conjunction therewith.

         The selected unaudited pro forma combined financial and operating data should be read in conjunction with the unaudited pro forma financial statements, and the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Unaudited Pro Forma Combined Financial Statements."

SELECTED FINANCIAL AND OPERATING DATA FOR FRED'S

         The selected historical financial data as of and for each of the five fiscal years ended February 3, 1996 should be read in conjunction with the Consolidated Financial Statements and notes thereto of Fred's incorporated by reference in this Joint Proxy Statement/Prospectus. The selected financial data as of and for the thirteen weeks ended April 29, 1995 and May 4, 1996 are derived from unaudited interim financial statements as of such dates and for such periods, which in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. The results of operations for the thirteen weeks ended May 4, 1996 are not necessarily indicative of the results to be expected for the full fiscal year.

                                 Fred's Inc.


                                                                          Fiscal Years                           Thirteen Weeks
                                                                           Ended (1)                                Ended (2)
                                               --------------------------------------------------------------  --------------------
                                                 February 3, January 28,  January 29,  January 30,  February 1,  May 4,   April 29,
                                                  1996 (4)       1995        1994         1993         1992       1996       1995
                                                                     (dollars in thousands, except per share amounts)
Statement of Income Data
- ------------------------
Net sales                                           $410,086   $380,702   $347,903      $316,494     $291,634   $101,758  $ 97,050
Cost of goods sold                                   305,668    277,991    255,934       234,218      217,271     73,976    71,512
                                                    --------   --------   --------      --------     --------   --------  --------
Gross profit                                         104,418    102,711     91,969        82,276       74,363     27,782    25,538
Selling, general and administrative expenses          99,647     89,148     76,725        67,986       63,133     24,467    21,852
                                                    --------   --------   --------      --------     --------   --------  --------

    Operating income                                   4,771     13,563     15,244        14,290       11,230      3,315     3,686
Interest expense, net (3)                                434        360        216           919        7,176         94       118
Other expenses                                            --        100         91           270          168         --        --
                                                    --------   --------   --------      --------     --------   --------  --------

    Income before taxes and cumulative effect
     of changes in accounting methods                  4,337     13,103     14,937        13.101        3,886      3,221     3,568
Income taxes                                           1,604      4,730      5,195         4,909           47      1,169     1,313
                                                    --------   --------   --------      --------     --------   --------  --------
    Income before cumulative effect of changes
     in accounting methods                             2,733      8,373      9,742         8,192        3,839      2,052     2,255
Cumulative effect on prior years of changes
  in accounting methods:
    Income taxes (5)                                      --         --         --        17,300           --         --        --
    Postretirement benefits other than pensions,
     net of income tax of $219 (5)                        --         --         --          (365)          --         --        --
                                                    --------   --------   --------      --------     --------   --------  --------
           Net Income                               $  2,733   $  8,373   $  9,742      $ 25,127     $  3,839   $  2,052  $  2,255
                                                    ========   ========   ========      ========     ========   ========  ========

Net income per share:
Before cumulative effect of changes
  in accounting methods                             $    .29   $    .90   $   1.05      $    .92     $    .61   $    .22  $    .24
Cumulative effect on prior years of changes in
 accounting methods:
    Income taxes (5)                                      --         --         --          1.95           --         --        --
    Postretirement benefits other than pensions (5)       --         --         --         (0.04)          --         --        --
                                                    --------   --------   --------      --------     --------   --------  --------
           Net income per share                     $    .29   $    .90   $   1.05      $   2.83     $    .61   $    .22  $    .24
                                                    ========   ========   ========      ========     ========   ========  ========

Weighted average number of common shares and common
  equivalent shares outstanding (in thousands) (3)     9,322      9,307      9,307         8,881        6,304      9,326     9,307
                                                    ========   ========   ========      ========     ========   ========  ========

Balance sheet data
- ------------------
    Working capital                                 $ 59,349   $ 62,053   $ 54,698      $ 47,838     $ 38,598   $ 60,878  $ 62,641
    Total assets                                     158,023    151,585    139,064       127,009      104,382    160,689   157,050
    Short-term debt (8)                                1,961      2,037        436           410        1,664      5,901     1,983
    Long-term debt (3)(8)                              1,779      3,740      1,496         1,918       48,799      1,298     3,299
    Shareholders' equity                             115,570    114,457    107,803        99,381       28,433    117,185   116,247

Operating data
- --------------
    Increase in comparable store sales (6)               1.3%       3.6%       3.6%          5.6%         3.3%       1.2%      3.0%
    Stores open at end of period (4) (7)                 206        184        170           156          144        205       185
    Capital expenditures                            $  6,694   $  8,678   $  7,833      $  7,074     $  1,507   $    736  $  2,196

Notes to Selected Financial and Operating Data for Fred's (dollars in thousands, except per share amounts)

(1) Fred's fiscal year ends on the Saturday nearest January 31. All fiscal years presented consisted of 52 weeks, except February 3, 1996, which consisted of 53 weeks.

(2) The business of Fred's is seasonal, and results for any period within a fiscal year are not necessarily indicative of the results that may be achieved for a full fiscal year.

(3) Fred's completed a public offering of 3,600,000 shares of Fred's Common Stock in March 1992, the proceeds of which were used to reduce long-term debt.

(4) Fred's purchased 18 Super D stores from Southern Wholesale Company in October 1995 for approximately $2,900.

(5) Effective February 2, 1992, Fred's adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 permitted Fred's to record previously unrecognized tax benefits totaling $17,300 as of the beginning of the fiscal year ended January 30, 1993. These benefits related primarily to Fred's net operating loss carryforwards.

         Fred's also adopted SFAS No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions", on February 2, 1992. SFAS No. 106 requires that the expected cost of postretirement benefits be charged to expense during the period that eligible employees render service to the employer. The adoption of SFAS No. 106 in 1992 resulted in a decrease in net income of $365 for the cumulative effect on prior years, net of income taxes.

(6) A store is first included in the comparable store sales calculation after the end of the twelfth month following the store's grand opening month.

(7) Includes typical Fred's stores and Fred's Xpress stores, which are small stores focused primarily on pharmaceuticals and other health care needs. Fred's Xpress stores included in the store count are: six at May 4, 1996; five at February 3, 1996; and one at April 29, 1995.

(8)      Short-term debt and long-term debt include capital lease obligations.

SELECTED FINANCIAL AND OPERATING DATA FOR ROSE'S

         The selected financial data as of and for each of the five fiscal years ended January 27, 1996 should be read in conjunction with the Consolidated Financial Statements and notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus. The selected financial data as of and for the thirteen weeks ended April 29, 1995 and April 27, 1996 are derived from unaudited interim financial statements as of such dates and for such periods, which in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. The results of operations for the thirteen weeks ended April 27, 1996 are not necessarily indicative of the results to be expected for the full fiscal year.

                              ROSE'S STORES, INC.

                                                                                    Fiscal Years Ended (1)
                                                                        ------------------------------------------------
                                      Thirty-Nine     Thirteen Weeks    January 28,  January 29,  January 30,  January 25,
                                      Weeks Ended         Ended            1995          1994         1993         1992
                                    January 27, 1996   April 29, 1995
                                       (1)(2)(3)         (1)(2)(3)
                                                          (in thousands, except per share amounts)
Statement of Income Data
- ------------------------

Net Sales                               $524,397       $154,290         $731,926     $1,203,223   $1,362,243   $1,380,630

Cost of sales (4)                        404,120        116,838          555,087        932,238    1,103,160    1,029,837
                                        --------       --------         --------     ----------   ----------   ----------

Gross profit                             120,277         37,452          176,839        270,985      259,083      350,793

Leased department income                   3,784          1,114            5,288          8,707        9,816       10,198

Selling, general and
administrative expenses (13)             115,895         35,486          160,346        281,723      300,866      314,971

Depreciation and amortization             (2,549)         1,812            9,257         12,984       13,661       16,730
                                        --------       --------         --------     ----------   ----------   ----------

Operating income (loss)                   10,715          1,268           12,524        (15,015)     (45,628)      29,290

Interest                                   5,231            726            5,907         12,054       13,881       13,924

Reorganization expense (5)                     -          3,847           57,899         39,138            -            -

Fresh-start revaluation (6)                    -         17,432                -              -            -            -

Provision for future store
closings & remerchandising (7)                 -              -                -              -            -       33,891
                                        --------       --------         --------     ----------   ----------   ----------

Income (loss) before taxes
and cumulative effect of
accounting change and
extraordinary item                         5,484        (20,737          (51,282)       (66,207)     (59,509)     (18,525)

Income taxes (benefits), net               1,083              -                -              -         (949)       4,779
                                        --------       --------         --------     ----------   ----------   ----------

Income (loss) before cumulative
effect of accounting change and
extraordinary item                         4,401        (20,737          (51,282)       (66,207)     (58,560)     (23,304)

Cumulative effect of
accounting change (8)                          -              -                -              -       (5,031)           -

Extraordinary item--Gain on
debt discharge (9)                             -         90,924                -              -            -            -
                                        --------       --------         --------     ----------   ----------   ----------

Net earnings (loss)                     $  4,401       $ 70,187         $(51,282)    $  (66,207)  $  (63,591)  $  (23,304)
                                        ========       ========         ========     ==========   ==========   ==========

Net earnings (loss) per share (10):

Earnings (loss) before cumulative
effect of accounting change and
extraordinary item                      $   0.50       $  (1.11)        $  (2.73)      $  (3.53)    $  (3.14)  $    (1.25)

                                    Thirteen Weeks Ended
                                   -----------------------
                                    April 27,     April 29,
                                    1996(3)        1995(3)



Statement of Income Data
- ------------------------

Net Sales                           $150,145     $154,290

Cost of sales (4)                    113,040      116,838
                                    --------     --------

Gross profit                          37,105       37,452

Leased department income               1,080        1,114

Selling, general and
administrative expenses (13)          36,819       35,486

Depreciation and amortization           (672)       1,812
                                    --------     --------

Operating income (loss)                2,038        1,268

Interest                               1,386          726

Reorganization expense (5)                 -        3,847

Fresh-start revaluation (6)                -       17,432

Provision for future store
closings & remerchandising (7)             -            -
                                    --------     --------

Income (loss) before taxes
and cumulative effect of
accounting change and
extraordinary item                       652      (20,737)

Income taxes (benefits), net               -            -
                                    --------     --------

Income (loss) before cumulative
effect of accounting change and
extraordinary item                       652      (20,737)

Cumulative effect of
accounting change (8)                      -            -

Extraordinary item--Gain on
debt discharge (9)                         -       90,924
                                    --------     --------

Net earnings (loss)                 $    652     $ 70,187
                                    ========     ========

Net earnings (loss) per share (10):

Earnings (loss) before cumulative
effect of accounting change and
extraordinary item                    $ 0.07     $  (1.11)

                                                                                                Fiscal Years Ended (1)
                                                                                                ----------------------
                                                             Thirty-Nine       Thirteen Weeks  January 28,  January 29,
                                                             Weeks Ended           Ended          1995        1994
                                                           January 27, 1996    April 29, 1995
                                                              (1)(2)(3)          (1)(2)(3)
 Cumulative effect of accounting change (8)                           -                 -             -            -

 Extraordinary item-gain on debt discharge (9)                        -              4.85             -            -
                                                                -------            ------       -------      -------

 Net earnings (loss) per share                                    $0.50             $3.74       $(2.73)      $ (3.53)
                                                                =======           =======      ========     ========
 Weighted average number of common shares                         8,754            18,758        18,758       18,740

 Capital expenditures                                             5,431                           2,015        9,109
                                                              (52 weeks)

 Balance sheet data (3)
 Working capital                                                 75,166                          92,009      173,640

 Total assets                                                   171,244                         183,186      308,105

 Short-term debt (11)                                            33,947                           1,228        2,374

 Long-term debt (11)                                                746                             646        1,907

 Liabilities subject to settlement under
 reorganization proceedings                                           -                         156,474      207,456

 Excess of net assets over reorganization value net
 of amortization                                                 25,371                               -            -

 Reserve for income tax (12)                                     12,673                               -            -

 Shareholders' equity (deficit)                                  40,560                         (35,186)      16,096

 Operating data
 Increase (decrease) in comparable store sales                     -1.5%                            1.2%        -7.7%
                                                              (52 weeks)
 Stores open at end of period                                       105                             113          172

                                                              Fiscal Years Ended (1)       Thirteen Weeks Ended (2)
                                                          -----------------------------    ------------------------
                                                             January 30,     January 25,   April 27,     April 29,
                                                                1993            1992       1996 (3)      1995 (3)
 Cumulative effect of accounting change (8)                    (0.27)                -            -             -

 Extraordinary item-gain on debt discharge (9)                     -                 -            -          4.85
                                                               -----           -------      -------        ------

 Net earnings (loss) per share                                ($3.41)          $(1.25)        $0.07         $3.74
                                                              ======          ========      =======       =======
 Weighted average number of common shares                     18,683            18,593        8,754        18,758

 Capital expenditures                                          9,629             3,102          860           510


 Balance sheet data (3)
 Working capital                                             127,515           182,723       73,416        74,116

 Total assets                                                337,040           416,318      192,538       203,202

 Short-term debt (11)                                         19,002            36,351       53,450        59,053

 Long-term debt (11)                                          78,137            74,896          684           593

 Liabilities subject to settlement under
 reorganization proceedings                                       -                  -            -             -

 Excess of net assets over reorganization value net
 of amortization                                                  -                  -       24,496        32,021

 Reserve for income tax (12)                                      -                  -       12,673             -

 Shareholders' equity (deficit)                               82,109           142,720       41,212        35,000

 Operating data
 Increase (decrease) in comparable store sales                   2.5%             0.03%        -2.2%         -3.1%

 Stores open at end of period                                    217               232          105           106

NOTES TO SELECTED FINANCIAL AND OPERATING DATA (IN THOUSANDS EXCEPT PER SHARE AMOUNTS):


         1. Rose's fiscal year ends on the last Saturday in January. Due to Rose's emergence from Title 11 of the United States Bankruptcy Code ("Chapter 11") on April 28, 1995 (the "Bankruptcy Effective Date"), fiscal year 1995 is comprised of the 39 weeks ended January 27, 1996 and the 13 weeks ended April 29, 1995. All other fiscal years presented consisted of 52 weeks, except for the fiscal year ended January 30, 1993, which consisted of 53 weeks.


         2. The business of Rose's is seasonal, and results for any period within a fiscal year are not necessarily indicative of the results that may be achieved for a full fiscal year.

         3. In accordance with "Fresh-Start" Financial Reporting, Rose's adjusted its assets and liabilities to reflect their estimated fair market values at the Bankruptcy Effective Date, recorded certain reclassifications between gross margin and expenses and changed the method of accruing certain expenses between periods. Accordingly, the statement of income data above for the 39 weeks ended January 27, 1996 and the 13 weeks ended April 27, 1996 are not comparable in material respects to such data for prior periods. Furthermore, Rose's results of operations for the period prior to reorganization are not necessarily indicative of results of operations that may be achieved in the future.

                 The balance sheet data beginning with April 29, 1995 is not comparable in material respects to such data for prior periods due to Fresh-Start Reporting. In addition, working capital and long-term debt for fiscal years 1994 and 1993 are not comparable to prior years because a majority of Rose's long-term debt was reclassified as liabilities subject to settlement under reorganization.

         4. In 1991, Rose's changed its method of accounting for LIFO inventories from the use of the inflation index provided by the Bureau of Labor Statistics to an internally generated price index to measure inflation in the retail prices of its merchandise inventories. This change decreased 1991 cost of sales by $21,428 (or $1.15 per share). Net loss would have been $44,732 in 1991 if the change in accounting method had not been made.

         5. Included in the reorganization expense for 1994 is a provision of $43,000 for the costs of closing 59 stores in May 1994 and realigning corporate and administrative costs. Included in the reorganization expense for 1993 is a provision of $39,500 for the costs of closing 43 stores in January 1994. Included in the thirteen weeks ended April 29, 1995, 1994 and 1993 reorganization costs, in addition to the costs of closing the stores, are the debtor in possession ("DIP") facility fee amortization and expenses, professional fees and other reorganization costs. Offsetting the 1993 expense is a reversal of prior reserves for closings due to the anticipated rejections of closed store leases.

         6. The Fresh-Start revaluation of $17,432 reflects the net expense to record assets at their fair values and liabilities at their present values in accordance with the provisions of American Institute of Certified Public Accountant's Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" and to reduce noncurrent assets for the excess of the fair values of assets over the reorganization value.

         7. The provision for future store closings and remerchandising represents the anticipated costs of closing approximately 15 stores during fiscal 1992 and 27 stores during fiscal 1991. The 1991 provision also included the costs incurred during 1992 in the remerchandising of the remaining stores.

         8. In 1992, Rose's adopted SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," requiring Rose's to accrue health insurance benefits over the period in which associates become eligible for such benefits. The cumulative effect of adopting SFAS 106 was a one-time charge of $5,031.

         9. The extraordinary item - gain on debt discharge represents the extinguishment of liabilities subject to settlement under reorganization proceedings in accordance with the Plan of Reorganization (as defined herein).

         10. Earnings (loss) per share is computed on the estimated number of shares that will be outstanding if all pending claims are resolved adversely to Rose's, for the 39 weeks ended January 27, 1996 and the thirteen weeks ended April 27, 1996, and on the weighted average number of shares outstanding during the period for prior periods. The exercise of outstanding stock options and warrants for all periods would have resulted in an anti-dilutive effect on loss per share for 1994, 1993 and 1992, and therefore, such options and warrants are excluded from the calculation.

         11. Short-term and long-term debt include capital lease obligations.

         12. During 1995, Rose's filed for and received a federal refund of $16,898 resulting from the carry back of losses described in
                 Section 172(f) of the Code. Section 172(f) of the Code is an area of tax law without substantial legal precedent or guidance. Accordingly, assurances cannot be made as to whether the Internal Revenue Service would challenge Rose's ability to carry back such a substantial portion of losses under this provision. Consequently, an income tax reserve of $12,673 has been recorded in the amount of the refund, net of the collection expenses, in the event that if Rose's position does not withstand any such challenge and the refund is reversed.

         13. Selling, general and administrative expenses for the 39 weeks ended January 27, 1996 included a gain of $4,701, resulting from the cancellation of a post-retirement employee health care benefit, and a severance charge of $1,170, which represents the cost of eliminating approximately 175 personnel positions.





                                     xviii

SELECTED PRO FORMA FINANCIAL DATA


         The selected pro forma financial data below have been prepared on a combined basis based upon the respective historical financial statements and notes thereto of Fred's and Rose's. The pro forma combined information gives effect to the Merger accounted for as a purchase, based on a Conversion Number of .198 shares of Fred's Common Stock for each share of Rose's Common Stock. The unaudited pro forma combined income statement data for the fiscal year ended February 3, 1996 and the thirteen weeks ended May 4, 1996 give effect to the Merger as if it had occurred at the beginning of the fiscal year ended February 3, 1996. The unaudited pro forma combined balance sheet data as of May 4, 1996 gives effect to the Merger as if it had occurred on that date. The information below should be read in conjunction with the respective historical financial statements of Fred's and Rose's incorporated by reference in this Joint Proxy Statement/Prospectus and the "Unaudited Pro Forma Combined Financial Statements."


                                                            Thirteen Weeks Ended        Fiscal Year Ended
                                                               May 4, 1996              February 3, 1996
                                                            --------------------        -----------------
                                                              (in thousands, except per share amounts)
PRO FORMA STATEMENT OF INCOME DATA:

Net sales                                                         $251,903               $1,088,773
Operating income                                                     5,273                   13,454
Income from continuing operations                                    2,608                    4,694
Income per share from continuing operations                            .23                      .42


PRO FORMA BALANCE SHEET DATA:                               As of May 4, 1996
                                                            -----------------
Working capital                                                   $105,569
Total assets                                                       351,586
Short-term debt                                                     59,351
Long-term debt                                                       1,982
Stockholders' equity                                               136,506

EQUIVALENT AND COMPARATIVE PER SHARE DATA


         Set forth below is certain information concerning income from continuing operations and book value per common share data of Fred's and Rose's on both an historical equivalent and pro forma combined basis. Cash dividends on Fred's Common Stock totaled $0.16, $0.20 and $0.20 per share during fiscal years ended January 29, 1994, January 28, 1995 and February 3, 1996, respectively, and $0.10 per share during the first two quarters of fiscal 1996. No cash dividends on Rose's Common Stock have been paid in the last three years. Information concerning pro forma combined income from continuing operations per share for the thirteen-week period ended May 4, 1996 and the year ended February 3, 1996 is derived from the pro forma combined information presented elsewhere herein, which gives effect to the Merger under the purchase method of accounting as if the Merger had occurred at the beginning of the fiscal year ended February 3, 1996, combining the results of Fred's and Rose's for the periods presented. The equivalent pro forma combined data is based upon a Conversion Number of .198 shares of Fred's Common Stock for each share of Rose's Common Stock as provided in the Merger Agreement. Information concerning book values per share for Rose's and for the pro forma combined presentation is based upon outstanding shares of Rose's Common Stock, adjusted in the case of the pro forma combined presentation to include the shares of Fred's Common Stock to be issued in the Merger. The information set forth below should be read in conjunction with the respective historical financial statements and notes thereto of Fred's and Rose's incorporated by reference in this Joint Proxy Statement/Prospectus and the "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."

                                                                                                  PRO FORMA
                                                 FRED'S                   ROSE'S                   COMBINED
                                                 ------                   ------                   --------
INCOME FROM CONTINUING
OPERATIONS PER SHARE:
Year ended:
February 3, 1996                                $  .29                                              $  .42
January 27, 1996
         Rose's Historical                                                     *
         Rose's Equivalent                                                $  .08
Thirteen weeks ended:
 May 4, 1996                                    $  .22                                              $  .23
April 27, 1996
         Rose's Historical                                                $  .07
         Rose's Equivalent                                                $  .05

DIVIDENDS DECLARED AND PAID:
Year ended:
February 3, 1996                                $  .20                                              $  .20
January 27, 1996
         Rose's Historical                                                   -0-
         Rose's Equivalent                                                $  .04
Thirteen weeks ended:
 May 4, 1996                                    $  .05                                              $  .05
April 27, 1996
         Rose's Historical                                                   -0-
         Rose's Equivalent                                                $  .01

BOOK VALUE:
February 3, 1996                                $12.38                                              $12.15
January 27, 1996
         Rose's Historical                                                $ 4.63
         Rose's Equivalent                                                $ 2.41
May 4, 1996                                     $12.57                                              $12.29
April 27, 1996
         Rose's Historical                                                $ 4.71
         Rose's Equivalent                                                $ 2.43


- --------------------
* Rose's emerged from Chapter 11 on April 28, 1995. The loss per share for the predecessor company before an extraordinary item was $1.11 for the thirteen weeks ended April 29, 1995. Earnings per share for the successor company were $.50 for the 39 weeks ended January 27, 1996.

COMPARATIVE STOCK PRICES


         The Fred's Common Stock and the Rose's Common Stock are listed and traded on the NASDAQ National Market System (Symbols: FRED and RSTO, respectively). The following table sets forth the closing sale price per share for Fred's Common Stock and Rose's Common Stock and the equivalent per share price (as explained below) for Rose's Common Stock on February 29, 1996, the last trading day prior to the announcement of the proposed Merger and on July 11, 1996,the latest practicable date prior to the mailing of this Joint Proxy Statement/Prospectus. These quotations represent inter-dealer prices for actual transactions, without adjustment for retail markup, markdown or commission.

                                                                                              Equivalent
                                                                                              Per Share
                                           Rose's Common           Fred's Common             Price of Rose's
                                                Stock                   Stock                Common Stock (1)
                                           -------------           -------------             ----------------
February 29, 1996                          $1.3125                 $ 7.375                   $1.460
July 11, 1996                              $1.96875                $10.125                   $2.00475



(1) Equivalent per share amounts for Rose's are determined by multiplying the per share price of Fred's Common Stock on such date by .198, which is the number of shares of Fred's Common Stock into which each share of Rose's Common Stock will be converted in the Merger.


         Fred's and Rose's stockholders are urged to obtain current market quotations for Fred's Common Stock and Rose's Common Stock, respectively.

                                  INTRODUCTION


         This Joint Proxy Statement/Prospectus is being furnished to stockholders of Fred's in connection with the solicitation of proxies by Fred's Board of Directors for use at the Fred's Special Meeting to be held at the Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee 38118, on August 20, 1996, at 10:00 a.m., local time, and any adjournments or postponements thereof.

         This Joint Proxy Statement/Prospectus is being furnished to stockholders of Rose's in connection with the solicitation of proxies by Rose's Board of Directors for use at the Rose's Special Meeting to be held at the Memphis Marriott Hotel, 2625 Thousand Oaks Bouldevard, Memphis, Tennessee 38118, on August 20, 1996, at 9:00 a.m., local time, and any adjournments or postponements thereof.


                              THE SPECIAL MEETINGS

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

         Fred's Special Meeting. At the Fred's Special Meeting, holders of shares of Fred's Common Stock will be asked to consider and vote upon proposals to approve the Merger Agreement, the Stock Issuance and the Incentive Plan Amendment. Holders of shares of Fred's Common Stock entitled to vote also will elect directors, ratify the selection of Price Waterhouse LLP as the independent accountants, and consider and vote upon any other matter that may properly come before the Fred's Special Meeting or any adjournments or postponements thereof. RECEIPT OF THE FRED'S STOCKHOLDERS APPROVALS IS A CONDITION TO THE CONSUMMATION OF THE MERGER.

         THE BOARD OF DIRECTORS OF FRED'S HAS APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK ISSUANCE AND THE INCENTIVE PLAN AMENDMENT, AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE STOCK ISSUANCE. SEE "THE MERGER
- --RECOMMENDATIONS OF THE BOARDS OF DIRECTORS; REASONS FOR THE MERGER" AND "FRED'S PROPOSAL 3--PROPOSED AMENDMENT TO FRED'S 1993 LONG TERM INCENTIVE PLAN." THE BOARD OF DIRECTORS OF FRED'S ALSO RECOMMENDS A VOTE FOR APPROVAL OF THE INCENTIVE PLAN AMENDMENT, THE ELECTION OF THE BOARD OF DIRECTORS AND THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS.

         Rose's Special Meeting. At the Rose's Special Meeting, holders of shares of Rose's Common Stock will be asked to consider and vote upon proposals to approve the Reverse Split and to adopt the Merger Agreement. Holders of shares of Rose's Common Stock entitled to vote also will consider and vote upon any other matter that may properly come before the Rose's Special Meeting or any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS OF ROSE'S HAS APPROVED AND ADOPTED THE REVERSE SPLIT AND MERGER AGREEMENT AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE REVERSE SPLIT AND THE ADOPTION OF THE MERGER AGREEMENT. SEE "THE
MERGER--RECOMMENDATIONS OF THE BOARDS OF DIRECTORS; REASONS FOR THE MERGER."

         Subject to certain provisions described herein and in the Merger Agreement, each share of Rose's Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Fred's, Rose's or their respective subsidiaries or any Dissenting Shares) will be converted into [conversion number] validly issued, fully paid and nonassessable shares of Fred's Common Stock. Cash will be paid in lieu of fractional shares of Fred's Common Stock as a result of the Merger and in lieu of fractional shares of Rose's Common Stock as a result of the Reverse Split. See "THE MERGER AGREEMENT
- --Fractional Shares" and "Rose's Reverse Split."

VOTES REQUIRED

         Fred's. Each holder of Fred's Common Stock is entitled to one vote per share held of record on the record date. The approval of the Merger Agreement requires the affirmative vote of a majority of the votes eligible to be cast on the proposal. The affirmative vote of a majority of the votes cast in person or by proxy is required to approve the Stock Issuance and the Incentive Plan Amendment, and to ratify the selection of Price Waterhouse LLP as the independent accountants, provided a quorum is present. Directors will be elected by a plurality of the votes of shares of Fred's Common Stock present and entitled to vote at the Fred's Special Meeting.

         Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum at the Fred's Special Meeting. See "--Record Dates; Stock Entitled to Vote; Quorum." Abstentions with respect to the Merger Agreement will have the effect of votes against the approval of such matter. In addition, brokers who hold shares of Fred's Common Stock as nominees will not have discretionary authority to vote shares of Fred's Common Stock in the absence of instructions from the beneficial owners thereof. Votes which are not cast for this reason ("broker non-votes") will have the effect of votes against the adoption of the Merger Agreement. Neither abstentions nor broker non-votes with respect to the Stock Issuance, the Incentive Plan Amendment, the election of directors and the ratification of the selection of Price Waterhouse LLP as independent accountants will have the effect of a vote for or against the matter.

         Stockholders of Fred's should be aware that under Tennessee law, a stockholder who votes to adopt the Merger Agreement and approve the Stock Issuance may be deemed to have ratified the terms of the Merger and the Stock Issuance, including the fairness thereof, and, under certain circumstances, such stockholder may be precluded from challenging the fairness of the Merger and the Stock Issuance in a subsequent legal proceeding. Fred's may use a stockholder's affirmative vote in favor of the adoption of the Merger Agreement and the Stock Issuance as a defense to any subsequent challenge to the Merger and the Stock Issuance. An abstention, in and of itself, will not be considered such a ratification; however, no assurance can be given as to the effect that such an abstention would have on the stockholder's rights to challenge the Merger and the Stock Issuance.

         As of July 5, 1996, officers and directors of Fred's owned an aggregate of 1,854,082 of Fred's Common Stock, representing 19.9% of the outstanding shares of Fred's Common Stock (without giving effect to the exercise of any options owned by such officers and directors).

         Rose's. Each holder of Rose's Common Stock is entitled to one vote per share held of record on the record date. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Rose's Common Stock outstanding on the record date is necessary to constitute a quorum at the Rose's Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Rose's Common Stock eligible to be cast is required to adopt the Merger Agreement and to approve the Reverse Split.

         Abstentions and broker non-votes will be counted as shares present for purposes of determining a quorum. See "--Record Dates; Stock Entitled to Vote; Quorum." Abstentions will have the effect of votes against the adoption of the Merger Agreement and the Reverse Split. In addition, brokers who hold shares of Rose's Common Stock as nominees will not have discretionary authority to vote shares of Rose's Common Stock in the absence of instructions from the beneficial owners thereof. Broker non-votes will have the effect of votes against the adoption of the Merger Agreement and the Reverse Split.

         Stockholders of Rose's should be aware that, under Delaware law, a stockholder who votes to adopt the Merger Agreement may be deemed to have ratified the terms of the Merger, including the fairness thereof, and, under certain circumstances, such stockholder may be precluded from challenging the fairness of the Merger in a subsequent legal proceeding. Rose's may use a stockholder's affirmative vote in favor of adoption of the Merger Agreement as a defense to any subsequent challenge to the Merger. An abstention, in and of itself, will not be considered such a ratification; however, no assurance can be given as to the effect that such an abstention would have on the stockholder's rights to challenge the Merger.

         As of July 8, 1996, officers and directors of Rose's owned an aggregate of 86,000 shares of Rose's Common Stock, representing 1.0% of the outstanding shares of Rose's Common Stock (without giving effect to the exercise of any options or warrants owned by such officers and directors).


VOTING OF PROXIES

         Shares represented by properly executed proxies received in time for the Special Meetings and which have not been revoked will be voted at such meetings in the manner specified by the holders thereof. Proxies that do not contain an instruction to vote for or against or to abstain from voting on a particular matter described in the proxy will be voted in favor of such matter.

         It is not expected that any matter other than those referred to in this Joint Proxy Statement/Prospectus will be brought before either of the Special Meetings. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

REVOCABILITY OF PROXIES

         The grant of a proxy on the enclosed Fred's or Rose's form of proxy does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by submitting a later dated proxy with respect to the same shares, by filing with the Secretary of Fred's (in the case of a Fred's stockholder) or the Secretary of Rose's (in the case of a Rose's stockholder) a duly executed revocation, or by voting in person at the respective Special Meeting. Attendance at the relevant Special Meeting will not in and of itself constitute a revocation of a proxy.

RECORD DATES; STOCK ENTITLED TO VOTE; QUORUM

         Fred's. Only holders of record of Fred's Common Stock at the close of business on July 5, 1996 (the "Fred's Record Date") will be entitled to receive notice of and to vote at the Fred's Special Meeting. On the Fred's Record Date, Fred's had outstanding 9,326,732 shares of Fred's Common Stock. The holders of Fred's Common Stock are entitled to one vote per share on each matter submitted to a vote at the Fred's Special Meeting. The holders of a majority of the shares of Fred's Common Stock entitled to vote must be present in person or by proxy at the Fred's Special Meeting in order for a quorum to be present. Shares of Fred's Common Stock represented by proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum at the Fred's Special Meeting. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum but will not be treated as shares having voted at the Fred's Special Meeting as to any proposal for which authority to vote is withheld.

         In the event a quorum is not present in person or by proxy at the Fred's Special Meeting, the Fred's Special Meeting is expected to be adjourned or postponed; provided, however, that proxies directing votes AGAINST the adoption of the Merger Agreement will not be used to vote FOR adjournment of the Fred's Special Meeting by the persons named therein as proxies.

         Rose's. Only holders of record of Rose's Common Stock at the close of business on July 8, 1996 (the "Rose's Record Date") will be entitled to receive notice of and to vote at the Rose's Special Meeting. On the Rose's Record Date, Rose's had outstanding 8,295,828 shares of Rose's Common Stock. The holders of Rose's Common Stock on the Rose's Record Date are entitled to one vote per share on each matter submitted to a vote at the Rose's Special Meeting. The holders of a majority of the shares of Rose's Common Stock entitled to vote must be present in person or by proxy at the Rose's Special Meeting in order for a quorum to be present. Shares of Rose's Common Stock represented by proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares having voted at the Rose's Special Meeting as to any proposal for which authority to vote is withheld.

         In the event a quorum is not present in person or by proxy at the Rose's Special Meeting, the Rose's Special Meeting is expected to be adjourned or postponed; provided, however, that proxies directing votes AGAINST the adoption of the Merger Agreement will not be used to vote FOR adjournment of the Rose's Special Meeting by the persons named therein as proxies.

APPRAISAL RIGHTS

         Holders of shares of Rose's Common Stock are not entitled to appraisal rights under the DGCL as a result of the Merger, but those holders of Rose's Common Stock who receive cash as a result of the Reverse Split are entitled to appraisal rights. See "THE MERGER AGREEMENT--Appraisal Rights."

SOLICITATION OF PROXIES; GENERAL

         Subject to the Merger Agreement, each of Fred's and Rose's will bear the cost of the solicitation of proxies from its own stockholders, except that Fred's and Rose's will share equally the cost of printing and mailing this Joint Proxy Statement/Prospectus, including related filing fees. In addition to solicitation by mail, the directors, officers and employees of Fred's and its subsidiaries and Rose's may solicit proxies from their respective stockholders by telephone, in person or by other means. These directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons, and Fred's and Rose's will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

         Rose's has retained MacKenzie Partners, Inc. ("MacKenzie") for solicitation and advisory services in connection with the solicitation, for which MacKenzie is to receive a fee of up to $5,000, together with reimbursement for its reasonable out-of-pocket expenses. Rose's has also agreed to indemnify MacKenzie against certain liabilities and expenses, including liabilities under the federal securities laws.

HOLDERS OF ROSE'S COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES.

         If the requisite stockholder approvals are obtained and the Merger is consummated, materials for submitting Rose's stock certificates in exchange for Fred's stock certificates will be provided to the Rose's stockholders. DO NOT SEND IN YOUR ROSE'S STOCK CERTIFICATES AT THIS TIME.

ACCOUNTANTS

         Representatives of Price Waterhouse LLP and KPMG Peat Marwick LLP are expected to be present at the Fred's Special Meeting and the Rose's Special Meeting, respectively, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


               ROSE'S PROPOSAL 1 (APPROVAL OF THE REVERSE SPLIT)

         At the Rose's Special Meeting, stockholders will consider and vote upon a proposal to approve the Reverse Split whereby, immediately prior to the Effective Time, the outstanding shares of Rose's Common Stock will be subject to a one-for-100 combination, so that the holder of each fractional share of Rose's Common Stock after the Reverse Split will be paid an amount in cash determined by multiplying (i) the average of the high and low prices for a share of Fred's Common Stock on the date of the Effective Time by (ii) the number of shares of Fred's Common Stock into which such holder's fractional share of Rose's Common Stock would have been converted at the Effective Time if the Reverse Split had not occurred. It is a condition to the consummation of the Merger that the Reverse Split be effected.

         Effecting the Reverse Split will reduce the number of holders of Rose's Common Stock who, as a result of the Merger, would otherwise become holders of Fred's Common Stock, thereby reducing the cost to Fred's of providing proxy statements, annual reports and other information to holders of small numbers of Fred's Common Stock.

         THE ROSE'S BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF OUTSTANDING SHARES OF ROSE'S COMMON STOCK VOTE FOR THE ADOPTION OF THE REVERSE SPLIT.


                    FRED'S PROPOSAL 1 AND ROSE'S PROPOSAL 2
                          (APPROVAL OF THE MERGER) AND
               FRED'S PROPOSAL 2 (APPROVAL OF THE STOCK ISSUANCE)

                                   THE MERGER

         The description of the Merger and the Merger Agreement contained in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Appendix I to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

GENERAL

         Fred's, Sub and Rose's have entered into the Merger Agreement, which provides that, subject to the satisfaction or waiver (where permissible) of the conditions set forth therein (see "THE MERGER AGREEMENT--Conditions to the Merger"), Sub will be merged into Rose's, and Rose's will be the surviving corporation and a wholly-owned subsidiary of Fred's.

BACKGROUND OF THE MERGER

         On September 5, 1993, Rose's sought protection under Chapter 11, Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of North Carolina ("Bankruptcy Court"). While Rose's was in reorganization, Rose's engaged Peter J. Solomon Company Limited ("PJSC") to advise Rose's on a possible sale or a possible sale of a minority interest. In early August 1994, a representative of PJSC called Michael J. Hayes, Chief Executive Officer and President of Fred's, to determine whether Fred's might have an interest in acquiring Rose's, and sent Mr. Hayes data concerning the operations and financial condition of Rose's. Approximately two weeks later, on August 17, 1994, Mr. Hayes went to Rose's corporate headquarters in Henderson, North Carolina, to meet with the officers of Rose's. During the two days Mr. Hayes spent in North Carolina, the then Chief Executive Officer of Rose's resigned, and Mr. Anderson's elevation to the offices of Chairman of the Board, President and Chief Executive Officer of Rose's was announced on August 22, 1994. During that same visit, Mr. Hayes independently visited a number of Rose's stores in the area. Fred's and Rose's then engaged in a dialogue for a number of weeks. Approximately six weeks after Mr. Hayes' visit, Fred's concluded that the Rose's bankruptcy presented too cumbersome a process within which to efficiently reach an agreement upon the terms of an acquisition by Fred's of Rose's. Therefore, Fred's terminated all discussions with Rose's. During this period, Fred's did not make an offer to acquire Rose's or any of its assets.

         On April 28, 1995, Rose's emerged from reorganization in Bankruptcy Court. Rose's continued to experience poor operating results, and same store sales decreased 1.5% in Rose's fiscal year ended January 27, 1996, as compared to the prior year. Rose's effected certain expense reductions and certain amendments to its bank loan agreement in order to remain in compliance with the terms thereof. As a result of these operating and liquidity concerns, in January 1996,

Rose's Board of Directors determined to explore various strategic alternatives, including refinancings and a sale of Rose's. In January 1996, Mr. Anderson contacted Mr. Hayes and inquired as to whether Fred's might have an interest in acquiring Rose's. Mr. Hayes responded affirmatively and officers of Fred's and Rose's again began discussions and the exchange of various information. On January 16, 1996, Fred's sent a letter to Rose's outlining the general terms upon which Fred's would be willing to acquire Rose's. The officers of Fred's and Rose's then commenced both intensive negotiations and due diligence inquiries into the affairs of one another. On February 6, 1996, the Rose's Board of Directors met to consider a proposed transaction between the two companies. At this meeting, PJSC which had continued to serve as financial adviser to Rose's, presented its initial report regarding the financial terms of a merger proposed by Fred's and responded to questions from the Rose's Board of Directors. Mr. Hayes made a presentation regarding the benefits of a merger and responded to questions from the Rose's Board of Directors. Rose's senior management and legal counsel made a detailed presentation regarding the status of the negotiations between the parties and the remaining open issues. After further deliberation, the Rose's Board of Directors instructed management, with the assistance of PJSC, to continue its negotiations with Fred's.

         On February 7, 1996, Rose's management presented to the Rose's Board of Directors a proposed letter of intent (the "Letter of Intent") which had been received from Fred's providing for the acquisition of Rose's by Fred's, subject to certain contingencies, including the continuation of acceptable financing for Rose's operations and an agreement on definitive documentation. On February 29, 1996, after further negotiations between Rose's and Fred's, the Rose's Board of Directors authorized Rose's executive officers to execute the Letter of Intent. After further negotiations concerning the terms of the Letter of Intent, it was executed by Rose's and Fred's on March 1, 1996 and public announcement of the Letter of Intent was made. The Letter of Intent provided that holders of Rose's Common Stock would receive $ 2.15 per share in the Merger, payable in shares of Fred's Common Stock. On February 29, 1996 (the day prior to the public announcement), the last sales price of Rose's Common Stock was $ 1.3125 per share.

         Following execution of the Letter of Intent, discussions between representatives of Fred's and Rose's resumed with respect to the terms of the definitive merger agreement. In addition, the parties conducted additional due diligence with respect to the other party's businesses.

         Subsequent to the execution of the Letter of Intent, on March 10, 1996, Rose's received an unsolicited inquiry from Variety Wholesalers, Inc. ("Variety") as to the possibility of a transaction between Rose's and Variety. A confidentiality agreement between Variety and Rose's was entered into and certain discussions between Rose's and Variety took place. Variety ultimately proposed to lend to Rose's $20.0 million, which loan would be evidenced by a 10-year convertible, subordinated debenture with interest at a rate to be negotiated, but to approximate the interest rate on Rose's existing bank debt. Variety further proposed that such debenture would be convertible into Rose's Common Stock at a conversion rate to be negotiated, but to approximate 65% of the outstanding shares of Rose's Common Stock. The Board of Directors of Rose's determined that the Variety offer was not in the best interests of stockholders, since it was structured as a loan to Rose's, with no direct benefits accruing to Rose's stockholders, and the share issuance upon conversion of the debenture would be dilutive to the ownership interest of the existing stockholders of Rose's. Therefore, on March 15, 1996, the Board of Directors of Rose's decided that it did not wish to accept Variety's offer and this rejection was communicated to Variety. Subsequently, Rose's advised Fred's that Rose's wished to proceed with the Merger.

         On March 28, 1996, the Rose's Board of Directors met to consider a draft of the proposed definitive Merger Agreement. Rose's professional advisers presented reports regarding aspects of their due diligence review and responded to questions from the Board. Representatives of PJSC presented preliminary results of its review of the fairness of the proposed transaction to Rose's stockholders from a financial point of view. PJSC stated that its opinion as to the fairness from a financial point of view to the holders of Rose's Common Stock of the consideration to be received by such holders pursuant to the Merger, as contemplated by the Letter of Intent, would be issued immediately prior to the mailing of this Joint Proxy Statement/Prospectus to Rose's stockholders. Following these reports, the Rose's Board of Directors unanimously approved the Merger Agreement in substantially the form presented at the meeting.

         On April 17, 1996, the Rose's Board of Directors met to consider a request by Fred's that the provision (the "Stock Collar") in the Letter of Intent, which limited the minimum and maximum amount of the Conversion Ratio, be deleted from the Merger Agreement. Rose's management and PJSC presented information showing the effect of removing the Stock Collar as the average trading price of Fred's Common Stock varied. The Board of Directors of Rose's ultimately rejected Fred's request to delete the Stock Collar from the Merger Agreement.

         One of the conditions to the consummation of the Merger, as specified in the Letter of Intent and the Merger Agreement, was the availability of adequate financing for the Rose's operations after the Merger. Therefore, following execution of the Letter of Intent, Fred's and Rose's commenced discussions with a number of potential lenders, including the then bank lenders to Rose's. On May 2, 1996, the Rose's Board of Directors authorized Rose's management to execute a commitment letter to enter into a loan agreement with Foothill Capital Corporation as agent, for a $120 million revolving loan facility that would replace the then existing loan. On May 22, 1996, Rose's entered into a credit facility (the "New Credit Facility") with Foothill Capital Corporation and Jackson National Life Insurance Company. Proceeds from borrowings thereunder were used to replace the then existing loan.

         On May 6, 1996, the Rose's Board of Directors met to consider further a renewed request by Fred's for deletion from the Merger Agreement of the Stock Collar. Fred's requested the deletion of the Stock Collar on the basis that (i) Rose's operating results since execution of the Letter of Intent had been below the separate projections made by Fred's management and by Rose's management and
(ii) the cost of financing that was available for the transaction exceeded the costs projected by Fred's management. At this meeting, the Board of Directors agreed to consider the removal of the Stock Collar if Fred's would agree to modify the financing condition in the proposed Merger Agreement to provide for an acknowledgment by Fred's that the continuation of the New Credit Facility subsequent to the Merger would satisfy such condition to the Merger. Following further negotiations with Fred's regarding an adjustment of the Stock Collar and the modification of such financing condition, the Rose's Board of Directors authorized the execution of the Merger Agreement without the Stock Collar and with the modification of the financing condition. The New Credit Facility provides for its continuance subsequent to the Merger and, accordingly, assuming the New Credit Facility is in place at the Effective Time, the financing condition set forth in the Merger Agreement will have been met. On May 3, 1996, the Fred's Board of Directors also approved the execution and delivery of the Merger Agreement. On May 7, 1996, the Merger Agreement was executed by each of the parties. On June 11, 1996, the Rose's Board of Directors ratified the Merger Agreement, as executed.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS; REASONS FOR THE MERGER

         Recommendations of the Fred's Board of Directors; Reasons for the Merger. At a special meeting held on May 3, 1996, the Board of Directors of Fred's determined that the Merger is in furtherance of and consistent with Fred's long-term business strategies and is in the best interests of the holders of shares of Fred's Common Stock, approved the Merger Agreement, the Merger and the other transactions contemplated thereby and resolved to recommend that the holders of shares of Fred's Common Stock vote in favor of the Merger Agreement and the Stock Issuance.

         In reaching these conclusions, the Fred's Board of Directors considered, with the assistance of management and its legal and financial advisors, the following material factors:

         (i) information concerning the financial performance and condition, business operations, assets, liabilities and prospects of Fred's and Rose's and their respective projected future values and prospects as separate entities and on a combined basis;

         (ii) the possible strategic growth opportunities that might be available to Fred's absent the Merger, including possible future acquisitions of discount retail stores;

         (iii) the strategic fit between Fred's and Rose's and the complementary nature of their respective businesses;

         (iv) Rose's was able to downsize its corporate and warehouse staff by approximately 175 positions in early 1996, which is expected to reduce payroll costs by approximately $4,400,000 annually;

         (v) potential operating synergies and cost savings, with respect to (a) the consolidation of certain corporate, administrative and support functions, (b) the elimination of public reporting obligations of Rose's, (c) reducing cost of goods due to larger order and shipment sizes, (d) better utilization of under-used physical facilities and assets, (e) optimization of the mix of goods offered based on the experience of both Fred's and Rose's, (f) spreading the fixed costs of new retailing technologies over a larger number of stores, and (g) other unspecified opportunities (it being recognized that such opportunities were likely in a combination of large complementary businesses but that, until the Merger was completed or nearly completed, many of those opportunities could not be identified with specificity);

         (vi) current industry, economic and market conditions, including the consolidation in the discount retail store industry;

         (vii) the structure and the expected accounting treatment of the transaction;

         (viii) the terms of the Merger Agreement, including the amount and the form of consideration, the parties' representations, warranties, covenants and agreements, and the conditions to their respective obligations set forth in the Merger Agreement;


         (ix) the possible impact of any enactment of a Federal minimum wage increase (bills have been passed by both the House of Representatives and the Senate, and for enactment there would be required the conference committee delivery of a bill to the President, and execution of such a bill by the President), including the increase in labor costs for both Fred's and Rose's and the possible increase in disposable income of the customers of Fred's and Rose's.


         (x) the analyses and recommendation of the transaction by Fred's management.

         In reaching these conclusions, Fred's Board of Directors has relied upon the financial analyses of its financial advisor, Morgan Keegan & Company. See "Opinions of Financial Advisors--Morgan Keegan & Company Opinion to the Fred's Board of Directors".

         The foregoing discussion of the information and factors considered and given weight by the Fred's Board of Directors is not intended to be exhaustive. In addition, no assurance can be given that the operating synergies and cost savings described in (v) above will be achieved. In view of the variety of factors considered in connection with its evaluation of the Merger, the Fred's Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Fred's Board of Directors may have given different weights to different factors.

         THE FRED'S BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF FRED'S COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE STOCK ISSUANCE.

         Recommendation of the Rose's Board of Directors; Reasons for the Merger. The Rose's Board believes that the terms of the Merger Agreement are in the best interests of Rose's and its stockholders and recommends that the stockholders of Rose's vote FOR adoption of the Merger Agreement. In arriving at its determination, the Rose's Board considered a number of factors, including the opinion of PJSC, financial advisor to Rose's, described herein. See "Opinions of Financial Advisors--PJSC Opinion to the Rose's Board of Directors." In addition, the Rose's Board of Directors considered the following factors:

         (i) The Conversion Number provided a substantial premium to holders of shares of Rose's Common Stock over prevailing prices of Rose's Common Stock prior to the announcement of the Merger;

         (ii) The Rose's Board's view that in the future larger retailers will be better able to compete in the retail industry and that the combined company will have greater efficiencies of scale to provide it with the resources that are likely to be critical in the retail industry;

         (iii) The operating cost savings and synergies that the combined company expects to achieve through the elimination of corporate overhead and efficiencies of scale, and financing expense savings that will be realized as a result of the Merger;

         (iv) The expectation, based on Rose's managment's projections, that the value that would probably be realized by stockholders if Rose's were liquidated would be materially less than the value to be realized by stockholders in the Merger;

         (v) The Rose's management's projections concerning the probable financial performance and condition, business operations, cash flows from operations, effects of competition and prospects of Rose's as a separate entity and the analysis of the combined company on a pro forma basis;

         (vi) The Rose's Board's expectation that the Merger will be a tax free transaction to Rose's stockholders who receive shares of Fred's Common Stock;

         (vii) The Rose's Board's assessment of Rose's strategic alternatives to the Merger, including remaining an independent company and merging or consolidating with a party or parties other than Fred's; and

         (viii) The opinion of PJSC that the consideration to be received by the holders of Rose's Common Stock in the Merger was fair from a financial point of view to the holders of Rose's Common Stock.

         The Rose's Board did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination.

         THE ROSE'S BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF ROSE'S COMMON STOCK VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

Morgan Keegan & Company Opinion to the Fred's Board of Directors


         Fred's retained Morgan Keegan & Company as its financial advisor to render an opinion to the Fred's Board of Directors concerning the fairness, from a financial point of view, to Fred's stockholders of the consideration (the "Transaction Consideration") to be paid pursuant to the Merger Agreement. Morgan Keegan & Company was retained by Fred's on the basis of, among other things, its experience and expertise and familiarity with the retail industry and Fred's. As part of its investment banking business, Morgan Keegan & Company is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for various purposes.

         On July 10, 1996, at a meeting of the Board of Directors of Fred's held to evaluate the proposed Merger, Morgan Keegan & Company made an oral presentation prior to the printing (subsequently confirmed by delivery of the written opinion dated the date prior to the printing of this Joint Proxy Statement/Prospectus) to the Board of Directors of Fred's to the effect that, as of July 10, 1996 and based upon and subject to certain matters stated in such opinion, the Transaction Consideration is fair, from a financial point of view, to Fred's stockholders.

         THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN KEEGAN & COMPANY,
WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX II AND IS INCORPORATED HEREIN BY REFERENCE. FRED'S STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. MORGAN KEEGAN & COMPANY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS TO THE FRED'S STOCKHOLDERS, FROM A FINANCIAL POINT OF VIEW, OF THE TRANSACTION CONSIDERATION TO BE PAID AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE FRED'S SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN KEEGAN & COMPANY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         In arriving at its opinion, Morgan Keegan & Company reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Fred's and certain senior officers and other representatives and advisors of Rose's concerning the businesses, operations and prospects of Fred's and Rose's. Morgan Keegan & Company examined certain publicly available business and financial information relating to Fred's and Rose's as well as certain financial forecasts and other data for Fred's and Rose's which were provided to Morgan Keegan & Company by, or otherwise discussed with, the respective managements of Fred's and Rose's, including information relating to certain strategic implications and operational benefits anticipated from the Merger. Morgan Keegan & Company reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Fred's Common Stock and Rose's Common Stock; the historical and projected earnings and operating data of Fred's and Rose's; and the capitalization and financial condition of Fred's and Rose's. Morgan Keegan & Company considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Morgan Keegan & Company considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose businesses Morgan Keegan & Company considered relevant in evaluating those of Fred's and Rose's. Morgan Keegan & Company also considered the potential pro forma financial impact of the Merger on Fred's. In addition to the foregoing, Morgan Keegan & Company conducted such other analyses and examinations and considered such other financial, economic and market criteria as Morgan Keegan & Company deemed appropriate to arrive at its opinion. Morgan Keegan & Company noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Morgan Keegan & Company as of the date of its opinion.


         In conducting its review and rendering its opinion, Morgan Keegan & Company assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to, or otherwise reviewed by or discussed with, Morgan Keegan & Company. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with Morgan Keegan & Company, the managements of Fred's and Rose's advised Morgan Keegan & Company that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Fred's and Rose's as to the future financial performance of Fred's and Rose's and the strategic implications and operational benefits anticipated from the Merger. Morgan Keegan & Company assumed, with the consent of the Board of Directors of Fred's, that the Merger will be treated as a purchase in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Morgan Keegan & Company's opinion relates to the relative values of Fred's and Rose's. Morgan Keegan & Company did not express any opinion as to what the value of the Fred's Common Stock actually will be when issued pursuant to the Merger or the price at which the Fred's Common Stock will trade subsequent to the Merger. In addition, Morgan Keegan & Company did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Fred's or Rose's nor did Morgan Keegan & Company make any physical inspection of the properties or assets of Fred's or Rose's. Morgan Keegan & Company was not asked to consider, and its opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Fred's or the effect of any other transaction in which Fred's might engage. In addition, although Morgan Keegan & Company evaluated the Transaction Consideration from a financial point of view, Morgan Keegan & Company was not asked to and did not recommend the specific consideration payable in the Merger, which was determined by Fred's and Rose's through arms-length negotiations. No other limitations were imposed by Fred's on Morgan Keegan & Company with respect to the investigations made or procedures followed by Morgan Keegan & Company in rendering its opinion.

         The following is a summary of the financial and comparative analyses presented orally by Morgan Keegan & Company to the Fred's Board of Directors on July 10, 1996 (the "Morgan Keegan & Company Report") in connection with its opinion:

         Exchange Ratio Analysis. Morgan Keegan & Company analyzed the historical stock trading price relationship between Fred's and Rose's for the 52 weeks prior to the Morgan Keegan & Company Report. Based on its analysis, Morgan Keegan & Company calculated an average exchange ratio (Rose's stock price divided by Fred's stock price) of 0.243 as compared to an assumed Exchange Ratio of .198 based on the average of the daily high and low prices of Fred's Common Stock for the 10 trading days prior to the day before the date of the delivery of the Morgan Keegan & Company opinion.

         Contribution Analysis. Morgan Keegan & Company analyzed the pro forma contribution of each of Fred's and Rose's to the latest twelve months ended June 1996 ("LTM") and projected 1996 and 1997 ("1996" and "1997") operating results of a combined Fred's and Rose's. Morgan Keegan & Company calculated that Rose's would have contributed 61.8%, 60.8% and 60.8%, respectively, to pro forma combined LTM, 1996 and 1997 net sales; 60.0%, 58.4% and 58.9%, respectively, to pro forma combined LTM, 1996 and 1997 gross profit; 40.2%, 27.4% and 33.7%, respectively, to pro forma combined LTM, 1996 and 1997 operating cash flow; 62.7%, 44.6% and 49.8%, respectively, to pro forma combined LTM, 1996 and 1997 operating income; 8%, 17.3% and 35.8%, respectively, to pro forma combined LTM, 1996 and 1997 net income; and 25.9%, 15.7% and 16.8%, respectively, to pro forma combined May 1996. 1996 and 1997 book value. Morgan Keegan & Company then calculated the range of percentage ownership of Rose's stockholders of the combined company based on a range of prices for Fred's Common Stock between $10.80 and $11.20 for purposes of calculating the Exchange Ratio. The percentage ownership by Rose's stockholders ranged from 15.7% to 15.3%. Morgan Keegan & Company concluded that from Fred's stockholders' perspective, Rose's percentage contribution to net sales, gross profit, operating cash flow, operating income, net income and book value compares favorably with the percentage ownership of the combined company proposed as Transaction Consideration.

         Comparable Company Analysis. Morgan Keegan & Company reviewed and compared certain financial information relating to Rose's to corresponding financial information, ratios and public market multiples for sixteen publicly traded companies that it deemed to be comparable to Rose's. The companies which Morgan Keegan & Company used for purposes of this analysis were Ames Department Stores, Inc., Bradlees, Inc., Caldor Corporation, Consolidated Stores Corporation, Dollar General Corporation, Dollar Tree Stores, Inc., Duckwall-ALCO Stores, Inc., Family Dollar Stores, Inc., Fred's, Goody's Family Clothing, Inc., Hills Stores Company, Kmart Corporation, Shopko Stores, Inc., Value City Department Stores, Inc., Venture Stores, Inc. and Wal-Mart Stores, Inc. No company used in Morgan Keegan & Company's analysis was identical to Roses's. Accordingly, Morgan Keegan & Company considered the market multiples for the composite of comparable companies to be more relevant than the market multiples of any single company.

         Morgan Keegan & Company calculated a range of market multiples for the comparable companies by dividing adjusted market value (market value based on the closing price per share on July 10, 1996 plus third-party debt less cash) by each such company's latest twelve months reported sales, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"); and by dividing market value as of July 10, 1996 by each such company's latest twelve months reported net income and latest reported book value. This analysis indicated that the median multiple for sales was .40x, for EBITDA was 10.1x, for EBIT was 13.0x, for net income was 20.0x and for book value was 1.57x. This compared to corresponding multiples for Rose's of .12x sales, 11.7x EBITDA, 10.9x EBIT, 87.4x net income and .47x book value. Morgan Keegan & Company also calculated ranges of implied equity values for Rose's based upon the comparable company multiples and Rose's latest financial information. The median equity values were $205.4 million with respect to sales, $8.2 million with respect to EBITDA, $34.8 million with respect to EBIT, $4.4 million with respect to net income and $64.3 with respect to book value. In Morgan Keegan & Company's judgment, this comparable company analysis resulted in an implied equity value range for Rose's of $25.0 million to $35.0 million.

         Analysis of Selected Comparable Mergers and Acquisitions. In order to asses market pricing for comparable acquisitions, Morgan Keegan & Company reviewed overall merger and acquisition activity in the retail industry and selected 32 acquisition transactions occurring between 1989 and the present with publicly available financial information to analyze on the basis of the purchase prices and multiples paid. No transaction was considered identical to the Merger; therefore, the medians of the overall transaction multiples were considered more relevant than the multiples for any specific transaction. Morgan Keegan & Company calculated median adjusted market value multiples of latest twelve months reported sales, EBITDA and EBIT of .32x, 9.0x and 13.1x, respectively; and median market value multiples of latest twelve months reported net income and latest reported book value of 21.7x and 2.15x respectively. Morgan Keenan & Company applied the valuation multiples of the comparable transactions to Rose's LTM results and calculated median implied equity values of $152.6 million with respect to sales, $.66 million with respect to EBITDA, $35.7 million with respect to EBIT, $4.8 million with respect to net income and $88.0 million with respect to book value. Morgan Keegan & Company concluded that, based upon this analysis, Rose's had an implied equity value in the range of $20.0 million and $30.0 million.

         No company or transaction used in the comparable companies and comparable transactions analyses for comparative purposes is identical to Fred's, Rose's or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable company or transaction data.

         Discounted Cash Flow Analysis. Morgan Keegan & Company performed a discounted cash flow analysis of the projected free cash flow of Rose's for fiscal years 1996 through 2000, based on operating projections provided by Fred's management. Using this information, Morgan Keegan & Company calculated a range of equity values for Rose's based on the sum of (i) the present value of the free cash flows of Rose's and (ii) the present value of the estimated terminal value for Rose's assuming that it was sold at the end of fiscal year 2000. In performing its discounted cash flow analysis, Morgan Keegan & Company assumed, among other things, discount rates of 12% to 18% and terminal multiples of EBIT of 12.0x to 15.0x. Those discount rates and terminal multiples reflect Morgan Keegan & Company's qualitative judgments concerning the specific risk associated with such an investment and the historical and projected operating performance of Rose's. This analysis resulted in a range of equity values for Rose's of $1.8 million to $33.1 million. Morgan Keegan & Company focused its analysis on discount rates and terminal multiples of 14% to 16% and 13.0x to 14.0x, respectively. Such analysis implied an equity value range for Rose's of $10.0 million to $20.0 million.

         Pro Forma Earnings Per Share Analysis. Morgan Keegan & Company also analyzed the effect of the Merger on the financial projections of Fred's based on the Transaction Consideration to be paid pursuant to the Merger Agreement and an assumed Exchange Ratio based on the average of the daily high and low prices of Fred's Common Stock for the 10 trading days prior to the day before the date of the delivery of the Morgan Keegan & Company opinion. Fred's stand alone projections for 1996 through 1999 were compared with pro forma combined company projections for earnings per share and other measures of profitability. The pro forma earnings per share figures derived from this calculation were then compared to Fred's projected earnings per share in order to determine the degree of dilution, if any, to Fred's stockholders subsequent to the Merger. This analysis indicated that the Merger should be accretive to the pro forma combined company's earnings per share.

         The summary of the Morgan Keegan & Company opinion set forth above does not purport to be a complete description of the presentation by Morgan Keegan & Company of the Morgan Keegan & Company Report to Fred's Board of Directors or of the analyses performed by Morgan Keegan & Company. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Morgan Keegan & Company believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or all of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in the Morgan Keegan & Company Report and its opinion. In addition, Morgan Keegan & Company may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to represent the actual value of Rose's or the combined company.

         In performing its analyses, Morgan Keegan & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Fred's or Rose's. The analyses performed by Morgan Keegan & Company are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Morgan Keegan & Company's analysis of the fairness, from a financial point of view, of the consideration to be paid by Fred's and were discussed with Fred's Board of Directors at its July 10, 1996 meeting. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Morgan Keegan & Company's presentation to Fred's Board of Directors and its opinion was one of many factors taken into consideration by the Board in making its determination to approve the Plan of Merger and the Merger Agreement.

         In addition to rendering the opinion, Morgan Keegan & Company has in the past provided investment banking services to Fred's, for which it received customary fees. In the ordinary course of its business, Morgan Keegan & Company makes a market in Fred's Common Stock and may trade such securities for its own account and for the account of its customers and may at any time hold a short or long position in such securities. Morgan Keegan & Company has expressed no opinion as to the prices at which shares of Fred's Common Stock may trade following completion of the Merger.

         Fred's has agreed to pay Morgan Keegan & Company a fee of $150,000 for its services pursuant to an engagement letter. No portion of Morgan Keegan & Company's fee is contingent upon the closing of the transaction. Fred's also has agreed to indemnify Morgan Keegan & Company against certain liabilities, including liabilities under the federal securities laws.

PJSC Opinion to the Rose's Board of Directors

         Rose's retained PJSC to act as Rose's exclusive financial advisor and to render an opinion to the Rose's Board in connection with the Merger and related matters based upon its qualifications, expertise and reputation, as well as PJSC's prior investment banking relationship and familiarity with Rose's. On July 11, 1996 PJSC delivered its oral opinion which opinion was confirmed in a written opinion dated July 11, 1996 ("PJSC's Opinion") to the Rose's Board that, as of the date of PJSC's Opinion, the consideration to be received by the holders of Rose's Common Stock pursuant to the Merger was fair from a financial point of view to the holders of Rose's Common Stock.

         THE FULL TEXT OF PJSC'S OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON AND SCOPE OF THE REVIEW BY PJSC IN RENDERING PJSC'S OPINION, IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX III AND IS INCORPORATED BY REFERENCE HEREIN. PJSC'S OPINION IS ADDRESSED TO THE ROSE'S BOARD AND ADDRESSES THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF ROSE'S COMMON STOCK
PURSUANT TO THE MERGER FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF ROSE'S COMMON STOCK AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF ROSE'S COMMON STOCK AS TO HOW TO VOTE AT THE

ROSE'S SPECIAL MEETING. THE SUMMARY OF PJSC'S OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF ROSE'S COMMON STOCK ARE ENCOURAGED TO READ PJSC'S OPINION IN ITS ENTIRETY.


         In connection with PJSC's Opinion, PJSC: (i) analyzed certain publicly available financial statements and other information of each of Rose's and Fred's; (ii) reviewed certain internal financial statements and other financial and operating data concerning Rose's and Fred's prepared by the management of Rose's and Fred's, respectively; (iii) reviewed certain financial projections for fiscal year 1996 Rose's and Fred's, including estimates of certain potential benefits of the proposed business combination, prepared by the management of Rose's and Fred's, respectively; (iv) discussed the past and current operations, financial condition and the prospects of Rose's and Fred's with senior executives of Rose's and Fred's, respectively; (v) reviewed the reported prices and trading activity for Rose's Common Stock and Fred's Common Stock; (vi) compared the financial performance of Rose's and Fred's and the prices and trading activity of Rose's Common Stock and Fred's Common Stock with those of certain comparable publicly traded companies and their common stock;
(vii) reviewed publicly available information regarding the financial terms of certain comparable acquisition transactions; (viii) participated in certain discussions among representatives of Rose's and Fred's and their legal advisors; (ix) reviewed the Merger Agreement; and (x) performed such other analyses as PJSC deemed appropriate.

         In rendering PJSC's Opinion, PJSC assumed and relied without independent verification upon the accuracy and completeness of the information reviewed by PJSC for the purposes of PJSC's Opinion. With respect to the financial projections prior fiscal year 1996, including the estimates made by Rose's and Fred's management of certain potential benefits of the proposed business combination, PJSC assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Rose's and Fred's. PJSC did not make any independent valuation or appraisal of the assets or liabilities of Rose's or Fred's, nor was PJSC furnished with any such appraisals. PJSC's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of July 11, 1996, PJSC was not authorized to solicit, and did not solicit, interest from any party with respect to a merger, or other business combination transaction involving, Rose's or any of its assets. The following summarizes the significant financial analyses performed by PJSC and reviewed with the Rose's Board of Directors on July 11, 1996 in connection with PJSC's Opinion to the Rose's Board of Directors on such date.

         Rose's Common Stock Performance. PJSC's analysis of Rose's Common
Stock performance consisted of an analysis of closing prices and trading volumes from May 3, 1995 to July 10, 1996; Rose's indexed price performance from May 3, 1995 to July 10, 1996 relative to the S&P 400, Fred's and a comparable company index, which was comprised of Ames Department Stores, Inc., Bradlees, Inc., The Caldor Corporation, Hills Stores Company, ShopKo Stores, Inc., Value City Department Stores, Inc. and Venture Stores, Inc. The shares of Rose's Common Stock have generally traded below the S&P 400 index, Fred's Common Stock and such comparable company index during this time period. During the period from May 3, 1995 to July 10, 1996, the high closing price for Rose's Common Stock was $3.375 per share and the low closing price was $1.313 per share.

         Fred's Common Stock Performance. PJSC's analysis of Fred's Common
Stock performance consisted of analysis of closing prices and trading volumes from July 9, 1993 to July 10, 1996; Fred's indexed price performance from May 3, 1995 to July 10, 1996 relative to the S&P 400, Rose's and a comparable company index, which was comprised of Ames Department Stores, Inc., Bradlees, Inc., The Caldor Corporation, Hills Stores Company, ShopKo Stores, Inc., Value City Department Stores, Inc. and Venture Stores, Inc. The shares of Fred's Common Stock have generally traded below the S&P 400 index and above such comparable company index and Rose's Common Stock during this time period. During the period from May 3, 1995 to July 10, 1996, the high closing price for Fred's Common Stock was $17.00 per share and the low closing price was $6.75 per share.

         Premium Analysis. PJSC performed a comparison of the premium to be paid for Rose's Common Stock pursuant to the Merger to premiums offered in stock-for-stock transactions of less than $25.0 million in equity value ("Comparable Acquisitions") during the three years ended July 10, 1996, PJSC noted that the Exchange Ratio represented $12.15 per share of Rose's Common Stock (the "Consideration Price") divided by the average of the high and low price per share of Fred's Common Stock for the ten trading days ended July 10, 1996. PJSC found that the Consideration Price represented: a premium of 63.8% to Rose's closing price one trading day prior to the date of the initial announcement of the proposed Merger on March 1, 1996 (the "Announcement Date"), as compared to a median premium for Comparable Acquisitions of 21.9%; a premium of 56.4% to Rose's closing price one week prior to the Announcement, as compared to a median premium for Comparable Acquisitions of 24.0%; and a premium of 32.3% to Rose's closing price one month prior to the Announcement Date, as compared to a median premium for Comparable Acquisitions of 27.6%.

         Historical Exchange Ratio Analysis. PJSC reviewed the ratio of closing prices of Rose's Common Stock to those of Fred's Common Stock for the period from May 3, 1995 to July 10, 1996. This ratio ranged from approximately
0.346x to 0.175x, compared to the Exchange Ratio of 0.198x.

         Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information, PJSC compared selected financial data of Rose's with similar data of selected publicly traded companies engaged in businesses considered by PJSC to be comparable to the operation of Rose's. Specifically, PJSC included in its review Ames Department Stores, Inc., Bradlees, Inc., The Caldor Corporation, Fred's, Hills Stores Company, ShopKo Stores, Inc., Value City Department Stores, Inc. and Venture Stores, Inc. (the "Comparable Companies"). Historical financial information used in connection with this analysis was as of the most recent financial statements publicly available for each company as of July 10, 1996.

         PJSC calculated and compared various financial multiples and ratios, including, among other things, the market price per share as of July 10, 1996 as a multiple of earnings per share ("EPS") for the latest twelve months ("LTM"), estimated EPS for calendar 1996 based upon EPS estimates from the International Brokers Estimate System ("IBES"), and aggregate value (which represents total equity value plus book values of total debt, preferred stock and minority interests less cash) ("Aggregate Value") as a multiple of LTM net sales, EBIT and EBITDA. As of July 10, 1996, this analysis resulted in (i) a range of closing stock prices to LTM EPS of 7.0x to 12.0x for the Comparable Companies compared to a negative multiple for Rose's at the Consideration Price; (ii) a range of closing stock prices to 1996 estimated EPS of 8.0x to 12.0x for the Comparable Companies compared to a negative multiple for Rose's at the Consideration Price; (iii) a range of Aggregate Value to LTM net sales of 9.0% to 28.0% for the Comparable Companies compared to 14.4% for Rose's at the Consideration Price; (iv) a range of Aggregate Value to LTM EBIT of 6.0x to 16.0x for the Comparable Companies compared to 19.2x for Rose's at the Consideration Price; and (v) a range of Aggregate Value to LTM EBITDA of 4.0x to 13.0x for the Comparable Companies compared to 12.9x for Rose's at the Consideration Price.


         Because of relatively few independent comparable companies and the inherent differences between the business, operations and prospects of Rose's and the businesses, operations and prospects of the Comparable Companies, PJSC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics of Rose's and the Comparable Companies that would affect the valuations of Rose's and the Comparable Companies.


         Analysis of Selected Comparable Transactions. PJSC reviewed certain transactions involving the acquisitions of discount retailers. Due to the lack of recent transactions involving discount retailers, PJSC determined that no transaction was relevant for comparison purposes.

         Contribution Analysis. PJSC reviewed the relative contributions of Rose's and Fred's with respect to net sales, EBIT, EBITDA, and net income on a pro forma basis assuming the companies had been combined for the LTM period and for the projected fiscal year 1996. PJSC noted that, on such basis, Rose's would have contributed 61.9% and 60.2%, respectively, to pro forma combined LTM and fiscal 1996 net sales, 53.5% and 35.5%, respectively, to pro forma combined LTM and fiscal 1996 EBIT, 34.9% and 30.3%, respectively, to pro forma combined LTM and fiscal 1996 EBITDA, 0.0% of net income. PJSC further noted that, at the Consideration Price, Rose's total equity value would represent 15.7% of the combined equity value and Rose's Aggregate Value would represent 47.9% of the combined Aggregate Value.

         Pro Forma Merger Analysis. PJSC analyzed the pro forma impact of the Merger on Rose's and Fred's EPS for fiscal year 1996 on a pro forma basis assuming the Merger had been completed at the beginning of fiscal 1996. Such analysis was performed using standalone financial projections for fiscal 1996 for each of Rose's and Fred's prepared by the management of Rose's and Fred's, respectively. PJSC analyzed the impact of the Merger both with and without giving effect to the cost savings expected to be derived from the Merger as estimated by the management of Rose's and Fred's. PJSC noted that the Merger would be accretive to Rose's EPS on a pro forma basis for fiscal 1996 both with and without the cost savings. PJSC further noted that the Merger would be dilutive to Fred's EPS on a pro forma basis for fiscal 1996 without the cost savings and accretive to Fred's EPS with the cost savings.


         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. PJSC believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all analyses, would create an incomplete view of the process underlying PJSC's Opinion. In addition, PJSC may have given certain analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be PJSC's view of the actual value of Rose's and Fred's.

         In performing its analyses, PJSC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Rose's and Fred's. The analyses performed by PJSC are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of PJSC's analysis of whether the consideration to be received by the holders of Rose's Common Stock pursuant to the Merger was fair from a financial point of view to the holders of Rose's Common Stock and were conducted in connection with the delivery of PJSC's oral opinion on July 11, 1996. The analyses do not purport to be appraisals or to reflect prices at which Rose's or Fred's might actually be sold. Because such estimates are inherently subject to uncertainty, none of Rose's, PJSC, or any other person assumes responsibility for their accuracy. In addition, as described above, PJSC's Opinion and the information provided by it to the Rose's Board were two of many factors taken into consideration by the Rose's Board of Directors in making its determination to approve the Merger. Consequently, the PJSC analyses described above should not be viewed as determinative of the opinion of the Rose's Board of Directors or the view of Rose's management with respect to the value of Rose's or of whether the Rose's Board or the management of Rose's would have been willing to agree to different consideration.

         The consideration to be received by the holders of Rose's Common Stock pursuant to the Merger was determined through negotiations between Rose's and Fred's and was approved by Rose's Board of Directors. During the course of the negotiations, PJSC advised the Board of Directors of Rose's with respect to certain aspects of the Merger and the terms of thereof; however PJSC did not make a recommendation with respect to the amount or form of consideration to be received by the holders of Rose's Common Stock.

         Rose's retained PJSC based upon its qualifications, expertise and reputation, as well as PJSC's prior investment banking relationship and familiarity with Rose's. As part of its investment banking activities, PJSC is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, restructurings and valuations for corporate or other purposes. In the past, PJSC has provided investment banking services to Rose's for which services PJSC has received customary fees.

         Pursuant to the terms of a letter agreement dated March 1, 1996 (the "PJSC Engagement Letter"), PJSC was retained by Rose's as its exclusive financial advisor and to render an opinion to the Rose's Board with respect to the Merger. Under the PJSC Engagement Letter, Rose's has paid PJSC a fairness opinion fee of $150,000 and Rose's has agreed to pay PJSC an additional fee of $750,000 upon consummation of the Merger. Rose's has also agreed to reimburse PJSC for reasonable expenses incurred by PJSC and to indemnify PJSC against certain liabilities, including liabilities under the federal securities law.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of the material federal income tax consequences of the Merger to holders of Rose's Common Stock who or which hold their shares as capital assets. This discussion deals only with holders who or which are: (i) citizens or residents of the United States; (ii) domestic corporations; or (iii) otherwise subject to United States federal income tax on a net income basis in respect of shares of Rose's Common Stock ("U.S. Holders"). This discussion may not be applicable to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, foreign persons, persons who acquired Rose's Common Stock pursuant to an exercise of employee stock options or rights or otherwise as compensation and persons who hold shares of Rose's Common Stock as part of a straddle or conversion transaction. The discussion also does not address state, local or foreign tax consequences of the Merger. Consequently, each holder should consult such holder's own tax advisor as to the specific tax consequences of the Merger to such holder.

         This discussion is based on current laws, regulations, rulings, practice and judicial decisions in effect on the date of this Joint Proxy Statement/Prospectus and the opinion of Waring Cox, PLC. Legislative, judicial or administrative changes or interpretations may, however, be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes may or may not be retroactive and could adversely affect the tax consequences to U.S. Holders described herein. The opinion of Waring Cox, PLC set forth in this discussion is based, among other things, on assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the Merger, which assumptions have been made with the consent of Fred's and Rose's.

         In the opinion of Waring Cox, PLC, the following will be the material federal income tax consequences of the Merger to U.S. Holders of Rose's Common
Stock:

         (i) no gain or loss will be recognized by U.S. Holders, except as described below with respect to U.S. Holders of Rose's Common Stock who receive cash in lieu of fractional shares of Fred's Common Stock pursuant to the Merger or in lieu of fractional shares of Rose's Common Stock pursuant to the Reverse Split;

         (ii) the aggregate adjusted tax basis of shares of Fred's Common Stock (including fractional shares of Fred's Common Stock deemed received and redeemed as described below) received by a U.S. Holder will be the same as the aggregate adjusted tax basis of the shares of Rose's Common Stock exchanged therefor;

         (iii) the holding period of the shares of Fred's Common Stock (including the holding period of fractional shares of Fred's Common Stock) received by a U.S. Holder will include the holding period of the Rose's Common Stock exchanged therefor, subject to subparagraph (v) below;

         (iv) a U.S. Holder of Rose's Common Stock who or which receives cash in the Merger in lieu of fractional shares of Fred's Common Stock will be treated as having received such fractional shares and then as having received such cash in redemption of such fractional shares. Similarly, a U.S. Holder of Rose's Common Stock who receives cash for fractional shares pursuant to the Reverse Split will be treated as having received such cash in redemption of such fractional shares. Under Section 302 of the Code, provided that such deemed distribution is "substantially disproportionate" with respect to such U.S. Holder or is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the fractional share interest in Fred's Common Stock or Rose's Common Stock, as the case may be. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period in the fractional shares is more than one year; and

         (v) a U.S. Holder of Rose's Common Stock who or which receives cash in the Merger in lieu of fractional shares of Fred's Common Stock as a result of the Merger or Rose's Common Stock in the Reverse Split, and who or which was a creditor of Rose's and received Rose's Common Stock in the 1995 Chapter 11 Proceeding, will be treated as having received such fractional shares and then as having received such cash in redemption of such fractional shares. Under Section 108(e)(7) of the Code, the recognized gain, if any, of such U.S. Holder generally will be treated as ordinary income to the extent of any business bad debt deductions previously taken, and any excess recognized gain generally will be capital in nature.

         The obligation of Fred's and Rose's to consummate the Merger is conditioned on the receipt by each of them of an opinion of Waring Cox, PLC, in form and substance satisfactory to Rose's, dated immediately prior to the Effective Time, to the effect that for federal income tax purposes (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Rose's, Sub and Fred's will each be a party to that reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Fred's or Rose's as a result of the Merger; (iii) no gain or loss will be recognized by stockholders of Rose's upon the conversion of their shares into shares of Fred's Common Stock (except cash received in lieu of fractional shares pursuant to the Merger or the Reverse Split); (iv) the aggregate tax basis of shares of Fred's Common Stock received in exchange for shares of Rose's Common Stock pursuant to the Merger (including fractional shares of Fred's Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Rose's Common Stock; (v) the holding period of the shares of Fred's Common Stock received in exchange for shares of Rose's Common Stock pursuant to the Merger will include the holding period for such shares of Rose's Common Stock, provided that such shares were held as capital assets as of the Effective Time; and (vi) a stockholder of Rose's who receives cash in lieu of a fractional share of Fred's Common Stock or Rose's Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share and the amount of cash received. Neither Rose's nor Fred's has requested or will request a ruling from the Internal Revenue Service as to the tax consequences of the Merger. See "THE MERGER AGREEMENT--Conditions of the Merger; Governmental Regulatory Approvals."

         The above-described tax opinion will be based upon certain customary representations and assumptions which are consistent with the state of facts existing as of the Effective Time to be referred to in the opinion letter. Subject to the receipt of such customary representations, Waring Cox, PLC anticipates that it will render the above-described tax opinion.

         EACH STOCKHOLDER OF ROSE'S IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICATION OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

         The assets of Rose's will be recorded in the consolidated accounts of Fred's at Fred's cost for the acquired assets less liabilities assumed. The excess of the sum of the fair value of Rose's tangible and identifiable intangible assets less liabilities over the value of the Merger consideration paid by Fred's will be treated by Fred's as negative goodwill. The negative goodwill will first be used to eliminate the fair value of all non-current assets, with the remainder to be amortized by Fred's into income over future years. For the fiscal year in which the combination occurs, the reported income of Fred's will include the operations of Rose's after the Merger, based on the cost to Fred's; for periods prior to the Merger, reported income of Fred's will not be affected by Rose's operating results.

OTHER SIGNIFICANT CONSIDERATIONS

         Stockholders of Fred's and Rose's should consider that the Conversion Number is a fixed ratio calculated in accordance with the Merger Agreement. As a result, the Conversion Number will not be adjusted in the event of an increase or decrease in the market price of either Fred's Common Stock or Rose's Common Stock, or both, after the date of this Joint Proxy Statement/Prospectus. Fred's and Rose's stockholders are urged to obtain current market quotations for Fred's Common Stock and Rose's Common Stock. In addition, certain non-recurring costs relating to the Merger (as well as the issuance of additional shares of Fred's Common Stock in the Merger) may reduce Fred's earnings per share on a proforma basis.

         Anticipated non-recurring charges related to direct costs of the Merger, including severance and relocation costs relating to the combination of the operations of the businesses, are contained in the Pro Forma Combined Balance Sheets (Unaudited) contained herein and in the footnotes thereto.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of Rose's management and Board of Directors have interests in the Merger in addition to their interests solely as stockholders of Rose's. R. Edward Anderson, Chairman, President and Chief Executive Officer of Rose's, has agreed to enter into the Release Agreement and the Consulting Agreement with Fred's, both of which are to be dated as of the Effective Time. The Release Agreement provides for (i) a limitation of compensation payable to Mr. Anderson as a result of the Merger, (ii) the termination of his employment with Rose's, (iii) the payment by Fred's of $500,000 cash at the Effective Time to Mr. Anderson, and (iv) the issuance by Fred's at the Effective Time to Mr. Anderson of a number of shares of Fred's Common Stock computed by dividing $500,000 by the Fred's Average Price, as defined in the Merger Agreement.

         Pursuant to the Consulting Agreement, as of the Effective Time, Mr. Anderson will serve as an independent consultant to Fred's for a period of 18 months. During the term of the Consulting Agreement, Mr. Anderson will provide consulting services to Fred's and Rose's with respect to negotiating and maintaining relationships with banks, investment banks and other financial institutions, and maintaining relationships with large vendors, significant investors and key employees in order to facilitate an effective transition following the Merger. The Consulting Agreement contains certain non-competition provisions and an agreement by Mr. Anderson not to hire employees of Rose's or Fred's for a specified period. Mr. Anderson will receive a consulting fee of approximately $28,000 per month.

         The Merger Agreement provides that, at the Effective Time, Fred's will cause a member of Rose's current Board of Directors, designated by Rose's current Board of Directors (subject to reasonable approval by Fred's Board of Directors), to be appointed to Fred's Board of Directors, to serve until the next annual meeting of Fred's stockholders at which directors are elected. The Merger Agreement further provides that for the three annual meetings of Fred's stockholders after the Effective Time, Fred's will use its reasonable best efforts to cause that appointee to be nominated for election to Fred's Board of Directors, subject to fiduciary obligations imposed on Fred's under applicable law.

         Rose's also maintains the Rose's Severance Pay Plan (the "Severance Plan") which will provide severance benefits to certain officers and associates of Rose's (other than Mr. Anderson) in event of their termination of employment with Rose's. Under the Severance Plan, such officers and associates would receive benefits which vary depending upon their length of service and their current employment level with Rose's.

NASDAQ LISTING; ROSE'S WARRANTS

         It is a condition to the parties' obligations under the Merger Agreement that the shares of Fred's Common Stock issuable pursuant to the Merger Agreement shall have been approved for listing on the NASDAQ, subject to official notice of issuance. Fred's presently anticipates that the warrants for shares of Rose's Common Stock, which upon the Merger will become warrants to purchase shares of the Fred's Common Stock, will continue to be publicly tradeable, either on the NASDAQ or in other over-the-counter trading, and that any shares of Fred's Common Stock issuable upon the exercise of the warrants will also be listed for trading on the NASDAQ.

ROSE'S OPTIONS


         As a result of the Merger, Fred's will assume the obligation to issue up to 34,650 shares of Fred's Common Stock (based upon the Conversion Number) upon the exercise of options to purchase Rose's Common Stock granted by Rose's under a Rose's option plan. A vote by the Fred's stockholders to approve the Stock Issuance will constitute a vote in favor of the reservation of sufficient shares of Fred's Common Stock to satisfy such obligation. At this time, the exercise price of such options per share of Fred's Common Stock is significantly in excess of the market price per share Fred's Common Stock.


                              THE MERGER AGREEMENT

         The following is a summary of certain provisions of the Merger Agreement, which is annexed hereto as Appendix I to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The following summary includes the material terms of such agreement but is not necessarily complete and is qualified in its entirety by reference to the Merger Agreement.

TERMS OF THE MERGER

         The Merger Agreement provides that, upon the terms and subject to the conditions contained therein, including the approval of the Merger Agreement and the Stock Issuance by the holders of Fred's Common Stock and the adoption of the Reverse Split and the Merger Agreement by the holders of Rose's Common Stock, Sub will be merged with and into Rose's at the Effective Time, and Rose's will continue as the surviving corporation.

         After the conditions precedent to the Merger have been fulfilled or waived (where permissible), the filing of a duly executed Certificate of Merger will be made with the Secretary of State of the State of Delaware and the Merger will become effective at the Effective Time, which will occur upon the filing thereof or such later time established by the Certificate of Merger (provided that such later date is not more than 30 days after the Certificate of Merger is filed).

         Pursuant to the Merger Agreement, as of the Effective Time, all shares of Rose's Common Stock that are held by Rose's, Fred's, or their subsidiaries will be canceled and no capital stock of Fred's or other consideration will be delivered in exchange therefor.

         Subject to the terms and conditions of the Merger Agreement, each share of Rose's Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Rose's, Fred's, or their respective subsidiaries or any Dissenting Shares) will be converted into [conversion number] validly issued, fully paid and nonassessable shares of Fred's Common Stock. All such shares of Rose's Common Stock, when so converted, will no longer be outstanding and will automatically be canceled and retired, and each holder of a certificate which immediately prior to the Effective Time represented shares of Rose's Common Stock (the "Certificates") will cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions, certificates representing the shares of Fred's Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares of Fred's Common Stock to be issued or paid in consideration therefor upon the surrender of such Certificate. (Shares of Rose's Common Stock held in escrow for distribution in satisfaction of certain disputed claims arising out of Rose's Chapter 11 bankruptcy (from which it emerged in April 1995) will be exchanged with the escrow agent for a number of shares of Fred's Common Stock determined using the Conversion Number. See "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.")

SURRENDER AND PAYMENT

         Fred's and Rose's have authorized First Union National Bank of North Carolina ("FUNB") to act as exchange agent (the "Exchange Agent"). As soon as practicable after the Effective Time, Fred's will deposit with the Exchange Agent, in trust for the holders of shares of Rose's Common Stock converted in the Merger, certificates representing the shares of Fred's Common Stock issued pursuant to the Merger Agreement in exchange for Certificates, and cash, as required to make payments in lieu of any fractional shares of Fred's Common Stock as a result of the Merger and in lieu of any fractional shares of Rose's Common Stock as a result of the Reverse Split (such cash and shares of Fred's Common Stock, together with any dividends or distributions with respect thereto, being the "Exchange Fund"). The Exchange Agent will deliver the Fred's Common Stock issuable pursuant to the Merger Agreement out of the Exchange Fund.

         As soon as practicable after the Effective Time, Fred's will cause the Exchange Agent to mail to each record holder of a Certificate or Certificates, a letter of transmittal (which will be in customary form, will specify that delivery will be effected, and risk of loss and title to the Certificates will pass only upon actual delivery of the Certificates to the Exchange Agent, and will contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Fred's Common Stock and cash as the result of the Reverse Split or as a result of the Merger). Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such duly executed letter of transmittal, the holder of such Certificate will be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Fred's Common Stock into which the shares represented by the surrendered Certificate will have been converted at the Effective Time, (ii) cash as the result of the Reverse Split or in lieu of any fractional shares of Fred's Common Stock as a result of the Merger and (iii) certain dividends and other distributions in accordance with the Merger Agreement, and any Certificate so surrendered will forthwith be canceled. ROSE'S STOCKHOLDERS SHOULD NOT FORWARD THE CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

         All shares of Fred's Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of the Merger Agreement (including any cash paid pursuant to the Merger Agreement) will be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Rose's Common Stock represented by such Certificates.

         No dividends or other distributions that are declared on or after the Effective Time on Fred's Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Fred's Common Stock until such person surrenders the related Certificate or Certificates, as provided above, and no cash payment in lieu of fractional shares will be paid to any such person until such person shall so surrender the related Certificate or Certificates. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Fred's Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Fred's Common Stock in a name other than that of the registered holder of the Certificate surrendered, or will establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

         Fred's or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of shares of Rose's Common Stock such amounts as Fred's or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Fred's or the Exchange Agent, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of Rose's Common Stock in respect of which such deduction and withholding was made by Fred's or the Exchange Agent.

FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of Fred's Common Stock will be issued upon the surrender for exchange of Certificates, no Fred's dividend or other distribution or stock split will be paid with respect to any fractional share, and no fractional share will entitle the owner thereof to vote or to any other rights of a security holder of Fred's. In lieu of any such fractional share, each holder of Rose's Common Stock who otherwise would have been entitled to a fraction of a share of Fred's Common Stock upon surrender of Certificates for exchange pursuant to the Merger Agreement will be paid an amount in cash (without interest) in an amount (rounded to the nearest cent) equal to the product of (i) the average of the high and low prices for a share of Fred's Common Stock on the NASDAQ National Market System on the date of the Effective Time (or, if the shares of Fred's Common Stock do not trade on the NASDAQ National Market System on such date, the first date of trading of shares of Fred's Common Stock after the Effective Time) and (ii) the fractional interest to which such holder otherwise would be entitled.

ROSE'S REVERSE SPLIT


          The Reverse Split will occur immediately prior to the Effective Time of the Merger, so that each holder of 99 or fewer shares of Rose's Common Stock will, at the Effective Time, own a fractional share of Rose's Common Stock, for which such holder will be paid in cash an amount determined by multiplying the average of the high and low prices for a share of Fred's Common Stock on the NASDAQ on the date of the Effective Time (or, if Fred's Common Stock does not trade on the NASDAQ on such date, the first date of trading of shares of Fred's Common Stock after the Effective Time) by the number of shares of Fred's Common Stock into which such holder's fractional share of Rose's Common Stock would have been converted at the Effective Time if the Reverse Split had not occurred. (All references in this Proxy Statement to shares of Rose's Common Stock and the Conversion Number are reflected prior to the Reverse Split.) Only persons who held 100 or more shares of Rose's Common Stock immediately prior to the Effective Time after giving effect to the Reverse Split will receive shares of Fred's Common Stock.

CONDITIONS TO THE MERGER; GOVERNMENTAL REGULATORY APPROVALS

         The respective obligations of Fred's, Rose's and Sub to effect the Merger are subject to the fulfillment of certain conditions at or prior to the Effective Time including: (a) adoption of the Merger Agreement and approval of the Reverse Split by the requisite vote of the stockholders of Rose's; (b) obtaining the Fred's Stockholders Approvals by the requisite vote of the stockholders of Fred's; (c) authorization for listing the shares of Fred's Common Stock issuable in the Merger on the NASDAQ National Market System; (d) no action taken by a court or other governmental entity preventing the consummation of the Merger or making the Merger or actions taken thereunder illegal; (e) the performance by the parties in all material respects of the parties' respective obligations under the Merger Agreement, and the correctness in all material respects (as provided in the Merger Agreement) of the parties' respective representations and warranties contained therein; (f) the delivery of certain closing certificates and opinions of counsel and financial advisors; and (g) the Anderson Agreements shall have been executed and in effect shall have been executed and in effect. The obligations of each of Fred's and Rose's are also subject to there not having occurred any material adverse change in the other party during the other party's current fiscal year. Rose's obligations are also subject, among other things, to (i) the appointment of a designated Rose's director to Fred's Board of Directors as of the Effective Time and (ii) receipt of a tax opinion from Waring Cox, PLC, counsel to Fred's, relating to certain tax matters.


         The Merger is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). On May 17, 1996, the waiting period under the HSR Act expired and on May 23, 1996, Rose's entered into the New Credit Facility, both of which had been conditions to the Merger Agreement and have been satisfied.

         At any time prior to the Effective Time, each of the parties to the Merger Agreement may (i) extend the time for the performance of the other's obligations or acts, (ii) waive any inaccuracies in the representations or warranties of the other party in the Merger Agreement or in any document delivered pursuant thereto; or (iii) waive the other party's compliance with any agreements or conditions contained in the Merger Agreement which may be legally waived.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains customary representations and warranties of Fred's and Sub, including, among other things; (a) the accuracy of documents filed by Fred's with the Commission since January 1, 1993; (b) the accuracy of information supplied by Fred's and Sub to be included herein and in the Registration Statement; (c) no material adverse change except as disclosed in its documents filed with the Commission prior to the date of the Merger Agreement; (d) regulatory matters and compliance with laws; (e) tax matters;
(f) disclosure regarding pending or threatened litigation against or involving Fred's; (g) employee and labor matters; (h) intellectual property matters; (i) disclosure regarding liabilities; (j) receipt of a fairness opinion from Morgan Keegan & Company; and (k) as to brokers. In addition, the Merger Agreement contains representations and warranties by each of Fred's and Sub as to, among other things, its organization, capital structure, authority to enter into the Merger Agreement and the binding effect of the Merger Agreement.

         The Merger Agreement also contains similar customary representations and warranties of Rose's, as well as additional representations and warranties, including, among other things: (a) receipt of a fairness opinion from PJSC; and
(b) that the Board of Directors has taken all action necessary to exempt Rose's, its subsidiaries and affiliates, the Merger, the Merger Agreement and the transactions contemplated thereby from certain state takeover statutes.

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the Merger Agreement, each of Fred's and Rose's has agreed that, during the period from the date of the Merger Agreement through the Effective Time (except as otherwise expressly permitted by the terms of the Merger Agreement), it will, and it will cause its respective subsidiaries to, in all material respects, (i) carry on their respective businesses in the ordinary course, (ii) use reasonable best efforts to preserve intact their current business organizations, (iii) keep available the services of their current officers and employees, and (iv) preserve their relationships with customers, suppliers and others.

         Actions by Fred's. In addition, Fred's will not, and will not permit any of its subsidiaries to, without the prior written consent of Rose's: (a)
(1) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (other than (A) regular quarterly dividends on Fred's Common Stock declared and paid on dates consistent with past practice and (B) dividends and other distributions by subsidiaries), (2) other than in the case of any subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
(3) purchase, redeem or otherwise acquire any shares of capital stock of Fred's or any of its subsidiaries or any rights, warrants or options to acquire any such shares; (b) issue, sell, or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, or convertible securities, other than (1) the issuance of stock options and shares to employees of Fred's in the ordinary course of business or (2) the issuance by any wholly-owned subsidiary of Fred's of its capital stock to Fred's or another wholly-owned subsidiary; (c) amend its charter or by-laws, other than to increase its authorized capital stock; (d) acquire or agree to acquire any business or any assets, unless the entering into a definitive agreement relating to or the consummation of such acquisition would not (A) materially delay the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, or approvals of any governmental entity necessary to consummate the Merger or (B) significantly increase the risk of any governmental entity entering an order prohibiting the consummation of the Merger or; (e) sell, lease or otherwise dispose of, any of its assets, other than in the ordinary course of business; (f) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, to, or other investments in, any other person, other than in the ordinary course of business between Fred's or any of its subsidiaries; (g) change any accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles); (h) materially increase the annual level of compensation of any employee, or increase at all the annual level of compensation of any person whose compensation in the last preceding fiscal year exceeded $100,000, except in amounts in keeping with past practices; (i) terminate, or otherwise modify any plan for the benefit of employees; or (j) engage in any related party transactions

         Actions by Rose's. In addition, Rose's will not, and will not permit any of its subsidiaries to, without the prior written consent of Fred's: (a)(1) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (2) other than in the case of any subsidiary, split (except for the Reverse Split), combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
(3) purchase, redeem or otherwise acquire any shares of capital stock of Rose's or any rights, warrants or options to acquire any such shares; (b) issue, sell, or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire any such shares, or convertible securities, other than the issuance of shares of upon the exercise of Rose's stock options or warrants outstanding on the date of the Merger Agreement or the delivery of escrow shares pursuant to the Plan of Reorganization; (c) amend its charter or by-laws; (d) acquire or agree to acquire any business or any assets other than transactions that are in the ordinary course of business; (e) sell, lease or otherwise dispose of, any of its assets, other than in the ordinary course of business; (f) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, to, or other investments in, any other person, other than in the ordinary course of business (or in accordance with the Rose's 1996 Pro forma Balance Sheet dated January 13, 1996), between Rose's or any of its subsidiaries or make any payment to any lender to Rose's other than regularly scheduled payments of principal and interest; (g) alter the corporate structure or ownership of Rose's or any subsidiary; (h) adopt, or amend any existing, severance plan, benefit plan or employment or consulting agreement other than as required by law or the Merger Agreement; (i) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business in salaries or wages of employees of Rose's or any of its subsidiaries who are not officers of Rose's, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of Rose's or any of its subsidiaries; (j) establish, or, amend any rights or benefits under, any plan or arrangement for the benefit of any director, officer or employee; (k) amend or otherwise modify any plan for the benefit of employees generally, except for the termination of post-retirement welfare benefits change any accounting policies or procedures (other than actions required to be taken by generally accepted





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

accounting principles); (l) make any tax election or settle or compromise any material income tax liability; or (m) engage in any related party transactions.

ROSE'S STOCK OPTIONS AND WARRANTS

         At the Effective Time, each Rose's stock option issued under the Rose's New Equity Compensation Plan (the "Rose's Option Plan") and warrant (a "Rose's Warrant") issued pursuant to the Modified and First Restated Amended Joint Plan of Reorganization confirmed by order of the United States Bankruptcy Court for the Eastern District of North Carolina dated December 14, 1994 and April 24, 1995 (the "Plan of Reorganization") will be assumed by Fred's. All references to Rose's in the Rose's Option Plan, warrant agreements, the applicable stock option, Rose's Warrant, other awards agreements, issued thereunder and in any other Rose's stock options or warrants will be deemed to refer to Fred's. Each Rose's stock option and Rose's warrant will become, by virtue of the Merger and Fred's assumption thereof, a stock option or warrant to purchase a number of shares of Fred's Common Stock equal to the number of shares of Rose's Common Stock that could have been purchased under such Rose's stock option or Rose's Warrant multiplied by the Conversion Number, at an exercise price per share of Fred's Common Stock equal to the per share option or Rose's Warrant exercise price specified in the Rose's stock option or Rose's Warrant divided by the Conversion Number. Consummation of the Merger will cause the vesting of all stock options issued under the Rose's Option Plan.

NO SOLICITATION

         Pursuant to the Merger Agreement, Rose's will not, and will use its best efforts to cause its officers, directors, employees, attorneys, investment bankers, agents or other representatives not to, directly or indirectly, solicit, initiate, encourage or engage in any discussions or negotiations concerning any Takeover Proposal (as defined below) with any person, or recommend, or fail to recommend against, the same to Rose's stockholders; provided, however, that Rose's may engage in discussions or negotiations with, or furnish information concerning itself to, any third party which makes a Takeover Proposal if the Board of Directors of Rose's concludes in good faith on the basis of the advice of its outside counsel that the failure to take such action would violate its fiduciary obligations. Rose's will promptly (but in no case later than 24 hours) notify Fred's of any Takeover Proposal, including the material terms and conditions thereof. As used in the Merger Agreement, "Takeover Proposal" means any proposal or offer, or any expression of interest by any third party relating to Rose's willingness or ability to receive or discuss a proposal or offer, other than as permitted under the Merger Agreement, for a tender or exchange offer, a merger, consolidation or other business combination involving either Rose's or any of its subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Rose's or any of its subsidiaries.

         During the period from the date of the Merger Agreement through the Effective Time, Rose's will not terminate or amend any provision of any confidentiality or standstill agreement to which Rose's or any of its subsidiaries is a party (other than any involving Fred's), unless the Board of Directors of Rose's concludes in good faith on the basis of the advice of its outside counsel that the failure to do so would violate the fiduciary obligations of the Board.

INDEMNIFICATION

         The Merger Agreement provides that, from and after the Effective Time, Fred's agrees to, and to cause the surviving corporation to, indemnify all past and present officers and directors of Rose's and of its subsidiaries against all losses, expenses, claims, damages and liabilities arising out of the actions or omissions occurring at or prior to the Effective Time that are in whole or in part based upon or arising out of the fact that such person is or was a director or officer of Rose's and arising out of or pertaining to the transactions contemplated by the Merger Agreement, to the fullest extent permitted by Rose's Restated Certificate of Incorporation and By-laws in effect at the time of the Merger (in the case of the surviving corporation) and to the fullest extent permitted by Fred's Charter and Bylaws at the time of the Merger (in the case of Fred's), provided such indemnification is permitted under applicable law.

TERMINATION

         The Merger Agreement will be terminated if not approved by the stockholders of Rose's or if the Fred's Stockholder Approvals are not adopted by the stockholders of Fred's and may be terminated prior to the Effective Time, whether before or after the approval by the stockholders of Rose's or Fred's by: (a) mutual written consent of Rose's and Fred's; (b) either Fred's or Rose's if there has been a material misrepresentation or a breach in the representations, warranties or covenants of the other party; (c) either Fred's or Rose's, if the Merger has not been effected on or prior to August 31, 1996; (d) either Fred's or Rose's, if the Board of Directors of Rose's determines that a Takeover Proposal, if consummated, would constitute a Superior Rose's Acquisition Transaction (as defined below); (e) either Fred's or Rose's if (1) the Board of Directors of the other party has modified or withdrawn its recommendation of adoption of the Merger Agreement or the Fred's Stockholders Approvals, as the case may be, or has resolved to do so or (2) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the other party is commenced, and, after 10 business days, the Board of Directors of such party fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position);
(f) Fred's, if the Board of Directors of Rose's has recommended to the stockholders of Rose's any Takeover Proposal or has resolved to do so; (g) Rose's if (1) Fred's shall have entered into, or announced that it proposes to enter into, an agreement, providing for a merger or other business combination involving Fred's or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, Fred's or (2) any person shall have publicly proposed any bona fide merger, consolidation or acquisition of all or substantially all the assets of Fred's, or similar business combination, and, after 10 business days, the Board of Directors of Fred's fails to recommend against acceptance of such offer by its stockholders (including by taking no position); or (h) Rose's prior to the mailing of this Joint Proxy Statement/Prospectus, if the Fred's Average Price is less than $5.00.

         For purposes of the Merger Agreement, a "Superior Rose's Acquisition Transaction" means Rose's entering into, or announcing that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving Rose's or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, Rose's (other than the transactions contemplated by the Merger Agreement), provided that the value of the consideration to be received by Rose's stockholders in the transaction referred to therein, when considered in the aggregate, is reasonably determined by Rose's Board of Directors to be greater than the value of the consideration to be paid by Fred's in the Merger; provided further, however, that in making such determination Rose's (if Fred's so elects) shall credit to the value of the consideration to be paid by Fred's in the Merger the termination fee that Rose's would be required to pay Fred's pursuant to the Merger Agreement (and there will be no minimum bid increment required of Fred's by Rose's in excess of such credit in comparing the terms of the Merger with any other proposed transaction).

FEES AND EXPENSES

         Regardless of whether the Merger is consummated, except as described below and with respect to certain real estate transfer and gains taxes, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses; provided that all filing fees shall be divided equally between Fred's and Rose's.

         Rose's will reimburse Fred's for its out-of-pocket expenses incurred in connection with the Merger (up to $250,000) if the Merger Agreement is terminated by (i) Fred's pursuant to clause (b) above, or (ii) by either party pursuant to clauses (c), (d), (e) (as it relates to Rose's actions), or (f) above or if Rose's stockholders fail to approve the Merger Agreement. If within 12 months after a termination that requires the payment of a fee, a Superior Rose's Acquisition Transaction occurs, Rose's will pay to Fred's an additional amount equal to 25% of the excess of the consideration in the Superior Rose's Acquisition Transaction over the sum of the consideration to be paid by Fred's to Rose's stockholders in connection with the proposed Merger. This additional fee may not be available to Fred's if the Merger was not consummated prior to August 31, 1996 due to a breach by Fred's.

AMENDMENT

         The Merger Agreement may be amended by the parties thereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the Merger Agreement and the transactions contemplated thereby by the stockholders of Fred's and Rose's, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

RESALES; AFFILIATES

         Shares of Fred's Common Stock received by Rose's stockholders in the Merger will be freely transferable, except that shares of Fred's Common Stock received by persons who are deemed to be affiliates of Rose's prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or pursuant to Rule 144 promulgated under the Securities Act in the case of such persons who are or become affiliates of Fred's) or as otherwise permitted under the Securities Act.

APPRAISAL RIGHTS

         The following is a brief summary of Section 262 of the DGCL which sets forth the procedures for dissenting from the Reverse Split and demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262, which is attached hereto as Appendix VI.

         Holders of shares of Rose's Common Stock who receive cash under
Section 262 of the DGCL are entitled to appraisal rights in connection with the Reverse Split. Under the DGCL, holders of shares of Rose's Common Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of Rose's Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court ("Dissenting Shares"). Any stockholder who wishes to exercise appraisal rights, or to preserve his or her rights to do so, should carefully review the following discussion and the text of Section 262, which is attached to this Joint Proxy Statement/Prospectus as Appendix VI. Failure to timely and properly comply with the procedures set forth in Section 262 will result in the loss of appraisal rights under the DGCL.

         Under Section 262, when a merger or consolidation is to be submitted for approval at a stockholder meeting, not less than 20 days prior to the meeting, a corporation must notify its stockholders of the availability of appraisal rights and include in such notice a copy of Section 262. This Joint Proxy Statement/Prospectus constitutes such notice.

         Each Rose's stockholder electing to demand appraisal of his or her shares of Rose's Common Stock must deliver to Rose's a written demand for appraisal of such shares BEFORE the taking of a vote on the Reverse Split. A proxy or vote against the Reverse Split does not constitute such a demand. This written demand for appraisal must be in addition to and separate from any proxy or vote concerning the Reverse Split. In addition, a holder of shares of Rose's Common Stock wishing to exercise his or her appraisal rights must hold of record such shares of Rose's Common Stock on the date the written demand for appraisal is made and must continue to hold such shares until the Effective Time. Lastly, a stockholder wishing to exercise his or her appraisal rights must not vote in favor of the Reverse Split. A failure to vote will satisfy this requirement, but a vote in favor of the Reverse Split, by proxy or in person, or the return of a signed proxy that does not specify a vote against approval of the Reverse Split, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal. If any holder of shares of Rose's Common Stock fails to comply with any of these conditions and the Reverse Split becomes effective, the holder of shares of Rose's Common Stock will be entitled to receive the consideration receivable with respect to such shares in accordance with the Merger Agreement.

         Within 10 days after the Effective Time, Rose's, as the surviving corporation, must notify each stockholder of Rose's who has complied with
Section 262 and has not voted in favor of or consented to the Reverse Split of the Effective Time.

         Only a holder of record of shares of Rose's Common Stock is entitled to assert appraisal rights for the shares of Rose's Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his or her name appears on his or her stock certificates. The demand must state that the stockholder intends to demand the appraisal of his or her shares. If the shares of Rose's Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, execution of the demand should be made in that capacity. If the shares of Rose's Common Stock are owned of record by more than one person, as in a joint tenancy or tenants in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of Rose's Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Rose's Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Rose's Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of Rose's Common Stock as to which appraisal is sought and where no number of shares of Rose's Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Rose's Common Stock held in the name of the record owner. Stockholders who hold their shares of Rose's Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee. All written demands for appraisal pursuant to Section 262 should be sent or delivered to Rose's at: P.H. Rose Building, 218 South Garnett Street, Henderson, North Carolina 27536, Attention: General Counsel.

         Within 120 days after the Effective Time, Rose's or any stockholder entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Rose's Common Stock entitled to appraisal. Rose's is under no obligation and has no present intention to file a petition with respect to the appraisal of the fair market value of the shares of Rose's Common Stock. Accordingly, it is the obligation of the stockholders of Rose's to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262. At any time within 60 days after the Effective Time, any holder of shares of Rose's Common Stock who has demanded appraisal has the right to withdraw the demand and accept the consideration offered pursuant to the Merger Agreement. Any attempt by a holder of shares of Rose's Common Stock to withdraw his or her appraisal demand more than 60 days after the Effective Time will require the written approval of Rose's.

         Within 120 days after the Effective Time, any stockholder of Rose's who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Rose's a statement setting forth the aggregate number of shares of Rose's Common Stock not voted in favor of the Reverse Split and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statements must be mailed within 10 days after a written request therefor has been received by Rose's or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

         If a petition for an appraisal is timely filed by a holder of shares of Rose's Common Stock and a copy thereof is delivered to Rose's, Rose's will then be obligated within 20 days to file with the office of the Register in Chancery a duly verified list containing the names and addresses of all stockholders of Rose's who have demanded an appraisal of their shares. After notice to such stockholders, the Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with
Section 262 and who have become entitled to appraisal rights under that section. The Court of Chancery may require the holders of shares of Rose's Common Stock who demanded the payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

         If a petition for an appraisal is timely filed, after a hearing on the petition, the Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their shares of Rose's Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their shares of Rose's Common Stock as determined by Section 262 could be more than, the same as, or less than the consideration they would receive pursuant to the Reverse Split if they did not seek appraisal of their shares of Rose's Common Stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to the fair value under Section
262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and are otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The cost of the action may be determined by the Court and allocated to the parties as the Court deems equitable. The Court also may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in appraisal proceedings, be charged pro rata against the value of all the shares of Rose's Common Stock entitled to be appraised.

         Any holder of shares of Rose's Common Stock who has demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of Rose's Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Rose's Common Stock (except dividends or other distributions payable to stockholders of record at a date prior to the Effective Time).

         If any stockholder who demands appraisal of his or her shares of Rose's Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, his or her rights to appraisal, as provided in the DGCL, the shares of Rose's Common Stock will be converted into the right to receive cash pursuant to the Merger Agreement. A stockholder will fail to perfect, effectively lose or withdraw, his or her rights to appraisal if no petition for appraisal is filed within 120 days after the Effective Time.

         Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in a loss of such rights (in which event a stockholder will be entitled to receive cash in accordance with the Merger Agreement for each share of Rose's Common Stock owned by him or her).

                          UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS


         The following unaudited pro forma combined financial statements give effect to the Merger of Fred's and Rose's using the purchase method of accounting for business combinations. The unaudited pro forma combined income statements for the fiscal year ended February 3, 1996 and the thirteen weeks ended May 4, 1996 give effect to the Merger as if it had occurred at the beginning of the fiscal year ended February 3, 1996. The unaudited pro forma combined balance sheet as of May 4, 1996 gives effect to the Merger as if it had occurred on that date. These pro forma financial statements have been prepared by the managements of Fred's and Rose's based upon their respective consolidated financial statements, as well as share amounts based on the number of shares of Fred's Common Stock expected to be outstanding after the Merger. The number of shares to be issued by Fred's was determined from the terms of the Merger Agreement which provide that:

         - Rose's stockholders will receive the equivalent of $2.15 worth of Fred's Common Stock for each share of Rose's Common Stock owned or issuable at the Effective Time,

         - R. Edward Anderson, Rose's Chairman of the Board, President and Chief Executive Officer, will receive a number of shares of Fred's Common Stock computed by dividing $500,000 by the Fred's Average Price, as defined in the Merger Agreement, in connection with his Release Agreement.

         The total shares of Fred's Common Stock therefore issuable is as follows (without subtracting fractional shares to be paid in cash as results of the Reverse Split and the Merger):


         Rose's Common Stock outstanding                   8,754,096
         Negotiated consideration per share              $      2.15
                                                         -----------
                                                          18,821,306
         Anderson Shares                                     500,000
                                                         -----------
                                                          19,321,306
         Price of Fred's Common Stock
          prior to distribution of this Joint Proxy
          Statement/Prospectus                           $    10.856
                                                         -----------
         Fred's Common Stock to be issued                  1,779,781
                                                         ===========



         As of May 30, 1996, 8,233,951 shares of Rose's Common Stock had been distributed to holders of allowed unsecured claims pursuant to Rose's Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code. In addition, 789,139 shares of Rose's Common Stock are being held in escrow to be distributed in satisfaction of disputed unsecured claims as and when such claims are resolved. If all pending claims are resolved adversely to Rose's, 520,145 of the escrowed shares will be distributed, resulting in a total of 8,754,096 outstanding shares. If all pending claims are resolved in accordance with Rose's records, there will be 8,607,601 outstanding shares. This pro forma financial information assumes that all pending claims have been resolved adversely to Rose's and that an additional 520,145 shares of Rose's Common Stock have been distributed.

         The computation of shares of Fred's Common Stock to be issued is based upon a Conversion Number of .198 shares of Fred's Common Stock for each share of Rose's Common Stock outstanding. This Conversion Number has been computed by dividing $2.15, the negotiated consideration per share of Rose's Common Stock, by $10.856, which is the average closing price of Fred's Common Stock for the 10 trading days prior to the day preceding the printing of this Joint Proxy Statement/Prospectus.


         The unaudited pro forma combined income statements do not reflect the effects of potential increased revenues or operating synergies and cost savings anticipated to result from the Merger. These pro forma financial statements are presented for illustrative purposes only, and therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

   The unaudited pro forma combined financial statements should be read in conjunction with the respective historical consolidated financial statements and notes thereto of Fred's and Rose's incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                PRO FORMA COMBINED INCOME STATEMENTS (UNAUDITED)
                  FOR THE YEAR ENDED FEBRUARY 3, 1996 (FRED'S)
                         AND JANUARY 27, 1996 (ROSE'S)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                            Historical             Rose's         Pro Forma
                                      -----------------------     Pro Forma         Merger             Combined
                                      Fred's        Rose's(1)    Adjustments      Adjustments         Pro Forma
                                      ------        ---------    -----------      -----------         ----------
Net sales.......................    $ 410,086      $ 678,687                                         $1,088,773
Cost of goods sold..............      305,668        520,958      $(1,231) (2)                          825,395
                                    ---------      ---------      -------                            ----------
Gross profit....................      104,418        157,729        1,231                               263,378
Selling, general and
 administrative expenses........       99,647        145,746          707  (3)                          249,924
                                                                    4,701  (4)
                                                                   (1,170) (5)
                                                                                    (2,412) (6)
                                                                                     2,705  (7)
                                    ---------      ---------      -------                            ----------
Operating income................        4,771         11,983       (3,007)           ( 293)              13,454
Interest expense, net...........          434          5,957          970  (8)                            7,361
Reorganization expense..........        3,847           (970)  (8)                                           --
                                                                   (2,877) (9)
Fresh-start revaluation.........           --         17,432      (17,432) (9)                               --
                                    ---------      ---------      -------                            ----------
Income (loss) from continuing
 operations before taxes........        4,337        (15,253)      17,302             (293)               6,093
Income taxes....................        1,604          1,083                        (1,288) (10)          1,399
                                    ---------      ---------      -------                            ----------
Income (loss) from continuing
 operations.....................     $  2,733      $ (16,336)    $ 17,302          $   995              $ 4,694
                                     =========     =========     ========          =======              =======
Income from continuing
 operations per share...........     $    .29                                                           $   .42
                                     ========                                                           =======
Weighted average number of
 Fred's common shares and
 common equivalent shares
 outstanding....................        9,322                                        1,780 (11)          11,102
                                     ========                                      =======              =======


(1) Rose's results include 13 weeks of operations from the beginning of its fiscal year through April 28, 1995 (the date that Rose's emerged from Chapter 11) and 39 weeks of operations from April 28, 1995 through the end of Rose's fiscal year ended January 27, 1996.

         Certain reclassifications have been made to Rose's statement of income to conform to Fred's presentation. Leased department income and depreciation and amortization expense, which were included in Rose's historical financial statements as separate line items, are reported as components of selling, general and administrative expenses in the pro forma financial information herein.

(2) To record the following pro forma adjustments as summarized in the Rose's 1995 10-K to reflect the financial results of Rose's as if it had emerged from Chapter 11 as of the beginning of the fiscal year ended January 27, 1996:

                 Reclassify vendor rebates and cash discounts
                  earned from expenses to cost of goods sold                         $(1,629)
                 Eliminate the LIFO credit due to the pro forma
                  revaluation of inventory                                               364
                 Eliminate warehouse depreciation expense due
                  to the pro forma revaluation of property and equipment                (262)
                 Reclassify inventory shrinkage accrual included in
                  fresh-start revaluation                                                296
                                                                                     -------
                                                                                     $(1,231)
                                                                                     ========

(3) To record the following pro forma adjustments as summarized in Rose's 1995 10-K to reflect the financial results of Rose's as if it had emerged from Chapter 11 as of the beginning of the fiscal year ended January 27, 1996:

                 Reclassify vendor rebates and cash discounts
                  earned from expenses to cost of goods sold                         $1,629
                 Eliminate depreciation expense due to the pro
                  forma revaluation of property and equipment                        (1,550)
                 Reclassify advertising expense included in
                  fresh-start revaluation                                               628
                                                                                     ------
                                                                                     $  707
                                                                                     ======

(4) To eliminate the gain from Rose's termination of its postretirement health care benefits because it is a one-time, nonrecurring item.

(5) To eliminate the expense for severance costs related to a significant reduction in employees by Rose's because it is a one-time, nonrecurring item.

(6) To record pro forma amortization of negative goodwill based on the amount of pro forma negative goodwill ($24,121) amortized over ten years on a straight-line basis.

(7)      To eliminate amortization of negative goodwill recorded by Rose's.

(8) To record a pro forma reclassification of debtor-in-possession interest expense from reorganization expense as summarized in Rose's Form 10-K for the fiscal year ended January 27, 1996 to reflect the financial results of Rose's as if it had emerged from Chapter 11 as of the beginning of that fiscal year.

(9) To record a pro forma adjustment to eliminate reorganization and revaluation expense associated with Rose's reorganization under Chapter 11 as summarized in Rose's 1995 10-K to reflect the financial results of Rose's as if it had emerged from Chapter 11 as of the beginning of the fiscal year ended January 27, 1996.

(10) To adjust pro forma income tax expense to reflect an effective income tax rate of 38% on income before taxes, net of nontaxable amortization of negative goodwill.


(11) To reflect the weighted average number of shares of Fred's Common Stock to be distributed in the Merger (including the Anderson Shares), based on a Conversion Number of .198 shares of Fred's Common Stock for each share of Rose's Common Stock. As reflected in the text preceding the foregoing statement, includes shares delivered into escrow. See "THE MERGER AGREEMENT--Terms of the Merger."

                PRO FORMA COMBINED INCOME STATEMENTS (UNAUDITED)
               FOR THE THIRTEEN WEEKS ENDED MAY 4, 1996 (FRED'S)
                          AND APRIL 27, 1996 (ROSE'S)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                         Historical                 Pro Forma
                                                   -----------------------           Merger         Combined
                                                   Fred's         Rose's(1)        Adjustments      Pro Forma
                                                   ------         --------         -----------      ---------
Net sales...................................     $ 101,758       $ 150,145             --           $ 251,903

Cost of goods sold..........................        73,976         113,040             --             187,016

Gross profit................................        27,782          37,105             --              64,887

Selling, general and administrative
expenses....................................        24,467          35,067         $  (603) (2)        59,614
                                                                                       874  (3)
                                                                                      (191) (4)

Operating income............................         3,315           2,038             (80)             5,273

Interest expense, net.......................            94           1,386             (44) (4)         1,436

Income from continuing operations
 before taxes...............................         3,221             652             (36)             3,837
Income taxes................................         1,169              --              60  (5)         1,229

Income from continuing operations...........      $  2,052        $    652         $   (96)         $   2,608
                                                  ========        ========         ========         =========

Income from continuing operations per share.      $    .22                                          $     .23
                                                  ========                                          =========

Weighted average number of Fred's common
shares and common equivalent shares
outstanding.................................         9,326                           1,780 (6)         11,106
                                                                                   =======          =========


- -----------------------
(1) Certain reclassifications have been made to Rose's statement of income to conform to Fred's presentation. Leased department income and depreciation and amortization expense which were included in Rose's historical financial statements as separate line items are reported as components of selling, general and administrative expenses in the pro forma financial information herein.

(2) To record pro forma amortization of negative goodwill based on the amount of pro forma negative goodwill ($24,121) amortized over ten years on a straight-line basis.

(3)      To eliminate amortization of negative goodwill recorded by Rose's.

(4) To eliminate depreciation and amortization expense for noncurrent assets eliminated as of the beginning of the pro forma period.

(5) To adjust pro forma income tax expense to reflect an effective income tax rate of 38% on income before taxes, net of nontaxable amortization of negative goodwill.


(6)      To reflect the weighted average number of shares of Fred's Common
         Stock to be distributed in the Merger (including the Anderson Shares), based on a Conversion Number of .198 shares of Fred's Common Stock for each share of Rose's Common Stock. As reflected above in the text preceding the Pro Forma Combined Income Statements (Unaudited), includes shares delivered into escrow. See "THE MERGER AGREEMENT--Terms of the Merger."

                 PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)
                MAY 4, 1996 (FRED'S) AND APRIL 27, 1996 (ROSE'S)
                                 (IN THOUSANDS)



                                                         Historical                 Pro Forma
                                                   ---------------------              Merger     Combined
                                                   Fred's         Rose's            Adjustments   Pro Forma
                                                   ------         ------            -----------   ---------
ASSETS:
Current assets:
  Cash and cash equivalents..................
                                                  $  1,011        $    578                           $  1,589
  Receivables, less allowance for
   doubtful accounts.........................        4,969           8,679                             13,648
  Inventories................................       93,566         172,294         $(6,600)    (1)    259,260
  Deferred income taxes......................        1,500              --          (1,500)    (2)         --
  Other current assets.......................          869           4,246                              5,115
                                                  --------        --------        --------           --------
    Total current assets.....................      101,915         185,797          (8,100)           279,612


Property and equipment, at depreciated cost..       51,126           5,780          (5,780)    (3)     51,126
Equipment under capital leases, less
  accumulated amortization...................          500              --                                500
Deferred income taxes........................        5,258              --          13,200     (4)    18,458
Other noncurrent assets......................
                                                     1,890             961            (961)    (3)      1,890
                                                  --------        --------        --------           --------
                                                  $160,689        $192,538        $ (1,641)          $351,586
                                                  ========        ========        ========           ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY:
Current liabilities:
  Accounts payable...........................     $ 27,512        $ 38,447                            $65,959
  Current portion of indebtedness............        5,585          53,220                             58,805
  Current portion of capital lease obligations.....    316             230                                546
  Accrued liabilities........................        5,988          20,484          $2,225     (5)     35,397
                                                                                     3,800     (6)
                                                                                     2,900     (7)
  Income taxes payable.......................        1,636              --                              1,636
  Deferred income taxes......................           --              --          11,700     (2)     11,700
                                                  --------        --------        ---------          --------
     Total current liabilities...............       41,037         112,381          20,625            174,043


Indebtedness.................................         882                                                 882

Capital lease obligations....................         684                                               1,100
Other noncurrent liabilities.................       1,169            1,092                              2,261

Negative goodwill............................          --           24,496            (375)    (8)     24,121
Reserve for income taxes.....................          --           12,673                             12,673
                                                  --------        --------        ---------          --------
     Total liabilities.......................       43,504         151,326           20,250           215,080
                                                  --------        --------        ---------          --------
Stockholders' equity:
  Common stock...............................       63,458          35,000          (35,000)   (9)     82,779
                                                                                     18,821   (10)
                                                                                        500   (11)
  Paid in capital............................           --           1,159           (1,159)   (9)         --

  Retained earnings..........................       54,009           5,053           (5,053)   (9)     54,009

  Deferred compensation on restricted stock
  incentive plan..............................        (139)             --                               (139)
  Loan to ESOP................................        (143)             --                               (143)
                                                  --------        --------        ---------          --------
     Total stockholders' equity...............     117,185          41,212          (21,891)          136,506
                                                  --------        --------        ---------          --------
                                                  $160,689        $192,538        $  (1,641)         $351,586
                                                  ========        ========        =========          ========

- ----------------------
(1) To reserve for inventory liquidations to be taken in connection with Fred's planned changes to Rose's existing merchandise mix and for planned store closings in connection with the Merger.

(2) To record a current deferred tax liability for the basis difference in Rose's inventory.

(3) To eliminate the recorded value of all acquired noncurrent assets prior to recording negative goodwill.

(4) To record a noncurrent deferred tax asset for the basis difference in Rose's noncurrent assets and the tax benefit of net operating loss carryforwards.

(5) To reflect the liability for payment of estimated Merger transaction costs, including professional fees for financial advisors, attorneys and accountants, and other direct incremental costs of Fred's.

(6) To reflect expected payments for the cash portion of severance pay for Rose's Chief Executive Officer, fees for Rose's financial advisors, attorneys and accountants, relocation costs and severance costs.

(7) To accrue for the expected lease costs associated with closing certain of Rose's stores.

(8) To recognize the difference between the fair value of net assets acquired and the purchase price.

(9)      To eliminate Rose's historical stockholders' equity.

(10) The accompanying unaudited pro forma combined financial statements show the pro forma effect of acquiring all of the outstanding capital stock of Rose's by issuing Fred's Common Stock as follows:

          Price to be received by Rose's stockholders        $   2.15
          Number of shares of Rose's Common Stock               8,754
                                                             --------
          Value of shares issuable by Fred's                 $ 18,821
                                                             ========


         As reflected above in the text preceding the Pro Forma Combined Income Statements (Unaudited), includes shares delivered into escrow. See "THE MERGER AGREEMENT--Terms of the Merger."


(11) To reflect the issuance of the Anderson Shares in accordance with the Release Agreement with the Chief Executive Officer of Rose's.

                      DESCRIPTION OF FRED'S CAPITAL STOCK

GENERAL

         As of the date hereof, Fred's authorized capital stock consists of 30,000,000 shares of Class A Voting Common Stock, no par value, 11,500,000 shares of Class B NonVoting Common Stock, no par value, and 10,000,000 shares of preferred stock, no par value ("Fred's Preferred Stock"). As of July 5, 1996, 9,326,732 shares of Fred's Common Stock were issued and outstanding. No shares of Class B NonVoting Common Stock or Fred's Preferred Stock are issued and outstanding. The following summary description of the capital stock of Fred's does not purport to be complete and is qualified in its entirety by reference to Fred's Charter and to the Tennessee Business Corporation Act (the "TBCA"). See "AVAILABLE INFORMATION."

FRED'S COMMON STOCK

         Holders of Fred's Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders of Fred's and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Fred's Common Stock entitled to vote in any election of directors of Fred's may elect all of the directors standing for election. Holders of Fred's Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors of Fred's out of funds legally available therefor, subject to any preferential dividend rights of outstanding Fred's Preferred Stock. See "SUMMARY--Comparative Stock Prices." Upon the liquidation, dissolution or winding up of Fred's, the holders of Fred's Common Stock are entitled to receive ratably the net assets of Fred's available after payment of all debts and other liabilities and subject to the prior rights of outstanding Fred's Preferred Stock. Holders of Fred's Common Stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of Fred's Common Stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Fred's Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of Fred's Preferred Stock, whether currently outstanding or designated and issued in the future.

FRED'S PREFERRED STOCK

         The Board of Directors of Fred's has the authority to issue the Fred's Preferred Stock in one or more classes or series and to fix the designations, powers, preferences and rights of the shares of each class or series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by the stockholders of Fred's. The ability of the Board of Directors of Fred's to issue Fred's Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of Fred's. As of the date hereof, no shares of Fred's Preferred Stock are issued and outstanding.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Fred's Common Stock is Union Planters National Bank.


            COMPARISON OF RIGHTS OF HOLDERS OF FRED'S COMMON STOCK
                           AND ROSE'S COMMON STOCK

         The following summary compares certain rights of Fred's stockholders under the TBCA and Fred's Charter and By-laws with the rights of Rose's stockholders under the DGCL and the Rose's Restated Certificate of Incorporation and By-laws. Stockholders of Rose's, whose rights are governed by Rose's Restated Certificate of Incorporation and By-laws and by the DGCL, will, upon consummation of the Merger, become stockholders of Fred's whose rights will then be governed by the Charter and By-laws of Fred's and by the TBCA. The following is a summary of the material differences in the rights of stockholders of Fred's and Rose's and is qualified in its entirety by reference to the governing law and the Certificate of Incorporation or Charter and By-laws of each of Fred's and Rose's. Certain topics discussed below are also subject to federal law and the regulations promulgated thereunder.

REMOVAL OF DIRECTORS

         Rose's Restated Certificate of Incorporation provides that any director generally may be removed at any time (i) without cause by the affirmative vote of the shareholders of at least 66 2/3 % of the outstanding shares of capital stock of Rose's entitled to vote in an election of directors and (ii) for cause by such vote as is permissible under the DGCL. Fred's Charter and By-laws provide that any or all directors may be removed only for cause (as defined in the TBCA) by a vote of a majority of the stockholders entitled to vote on such proposal.

NUMBER OF DIRECTORS

         The number of members of the Rose's Board of Directors may be increased or decreased from time to time by a vote of the majority of the entire Rose's Board of Directors, but may not exceed thirteen nor be less than seven, except as permitted by law or Rose's By-laws.

         The number of members of the Fred's Board of Directors may be increased or decreased by the Fred's Board of Directors through an amendment to the By-laws; provided, however, that the adoption of such an amendment by the Fred's Board of Directors requires the vote of a majority of the entire Board. The Fred's Board of Directors shall be comprised of three or such greater number as may be determined from time to time by resolution adopted by affirmative vote of the Board of Directors.

SPECIAL MEETINGS

         Rose's By-laws authorize the Chairman of the Board, the President or the Rose's Board of Directors to call a special meeting of stockholders. The Charter and By-laws of Fred's also provide that a special meeting of stockholders shall be called at the written request of at least 10% of the outstanding shares of Fred's entitled to vote at the special meeting.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

         The DGCL provides that the recommendation of the Rose's Board of Directors and the approval of a majority of the outstanding shares of Rose's Common Stock entitled to vote thereon is required to effect (i) a merger or consolidation in certain cases, (ii) an amendment to the Restated Certificate of Incorporation of Rose's in most instances, and (iii) to sell, lease or exchange all or substantially all of Rose's assets. With respect to a merger, no vote of the Rose's stockholders would be required if Rose's were the surviving corporation and (i) the related agreement of merger did not amend Rose's Restated Certificate of Incorporation, (ii) each share of Rose's Common Stock outstanding immediately before the merger were an identical outstanding or treasury share of Rose's Common Stock after the merger and (iii) the number of shares of Rose's Common Stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) did not exceed 20% of the shares of Rose's Common Stock outstanding immediately before the merger.

         The TBCA provides that the approval of the Fred's Board of Directors and of a majority of the outstanding shares of Fred's Common Stock entitled to vote thereon would also generally be required to approve a merger or to sell, lease, exchange or otherwise dispose of substantially all of Fred's assets. In accordance with the TBCA, submission by the Fred's Board of Directors of any such action may be conditioned on any basis, including without limitation, conditions regarding a super-majority voting requirement or that no more than a certain number of shares indicate that they will seek dissenters' rights, if such rights are otherwise available.

         With respect to a merger, no vote of the stockholders of Fred's would be required if Fred's were the surviving corporation and (i) Fred's Charter would remain unchanged after the merger, subject to certain exceptions, (ii) each stockholder of Fred's immediately before the merger would hold an identical number of shares, with identical rights and preferences, after the merger, (iii) the number of voting shares outstanding immediately after the merger plus the number of voting shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the number of voting shares of the surviving corporation outstanding immediately before the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

         With respect to a sale, lease, exchange or other disposition of substantially all the assets of Fred's, no vote of the stockholders of Fred's would be required if such transfer were conducted in the regular course of business or if such transfer were made to a wholly-owned subsidiary of Fred's.


AMENDMENT OF BY-LAWS

         Fred's and Rose's By-laws may be modified, altered or repealed and new By-laws may be adopted by the vote of a majority of all stockholders or by the majority vote of the Board of Directors then holding office; however, Rose's Board of Directors may not modify, alter or repeal any by-law provision by which its terms requires a vote of the stockholders.

INDEMNIFICATION

         Both the DGCL and the TBCA provide in certain situations for mandatory and permissive indemnification of directors and officers in substantially the same manner. Both the DGCL and the TBCA provide that statutory indemnification is not to be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled; provided, however, that the TBCA states that no indemnification may be made if a final adjudication adverse to the director or officer establishes his liability (l) for any breach of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for unlawful distributions.

         The DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or
(iv) for any transaction from which the director derived an improper personal benefit. Rose's has adopted such a provision in its Restated Certificate of Incorporation.

         Fred's By-laws and Rose's Restated Certificate of Incorporation and By-laws further provide that Fred's and Rose's may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of Fred's, or Rose's respectively, or is or was serving at the request of Fred's or Rose's, respectively, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not Fred's or Rose's, respectively, would have the power to indemnify such person against such liability under the By-laws or Restated Certificate of Incorporation, as the case may be, provided, in the case of Fred's that such insurance is available on acceptable terms as determined by a majority of Fred's Board of Directors.

BUSINESS COMBINATION STATUTE

         The DGCL prohibits business combinations for a period of three years such as mergers, consolidations, asset purchases and other transactions where the transaction is with a corporation subject to the provisions thereof, such as Rose's, and where the acquiror became an "interested stockholder" of the corporation before the date of the transaction unless (i) prior to the date of the transaction the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or subsequent to the date of the transaction the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."

         In this context, an "interested stockholder" is any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who directly or indirectly, alone or in concert with others, beneficially owns or controls 15% or more of the voting stock of the corporation. The DGCL prohibits business combinations with an unapproved interested stockholder for a period of three years after the date on which the person became an interested stockholder. The DGCL is very broad in its scope but it does not apply to corporations whose certificate of incorporation or by-laws contain a provision not to be covered by this section. Rose's By-laws have a similar provision regarding transactions with affiliates. Under the Rose's Bylaws, any transaction (including, business combinations and sales of securities) with an "affiliate" may not be effected unless approved by a unanimous vote of 75% of the Rose's stockholders entitled to vote. Rose's Bylaws use the DGCL's definition of "interested stockholder" to define "affiliate" however, the ownership/control threshold is only 5% under the Rose's Bylaws. A committee of the Board of Directors (the "Merger Committee") is to be appointed to determine whether an entity is an "affiliate," whether the proposed transaction constitutes a sale or other disposition of a "substantial part" of the assets of Rose's and to vote upon the proposed transaction.

         If the stockholders of Rose's approve such a proposed transaction by the required vote but a majority of the Merger Committee does not, then the Bylaws provide that the stockholders who did not vote in favor of the proposed transaction shall receive cash based upon the higher of (i) the highest price paid by the affiliate for the stock, (ii) the same or greater percentage premium over market for a share of stock prior to the announcement of the transaction as the greatest percentage premium over market paid by the affiliate for a share of stock, (iii) a price determined by the highest multiple of earnings per share that the affiliate's stock sold for during the 12 months immediately preceding the effective date of the proposed transaction, and applying said multiple to Rose's earnings for the preceding four quarters and (iv) the book value per share of Rose's stock. This bylaw provision is in lieu of any dissenter's rights available under law.

         Tennessee's Business Combination Act (the "Business Combination Act") provides that a party owning 10% or more of stock in a "resident domestic corporation" (such party is called an "interested stockholder") cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least five years after the interested stockholder first acquired 10% or more of the resident domestic corporation, and (ii) either (A) is approved by at least two-thirds of the non-interested voting shares of the resident domestic corporation or (B) satisfies certain fairness conditions specified in the Business Combination Act.

         These provisions apply unless one of two events occurs. A business combination with an entity can proceed without delay when approved by the target corporation's board of directors before that entity becomes an interested stockholder, or the resident corporation may enact a charter amendment or by-law to remove itself entirely from the Business Combination Act. This charter amendment or by-law must be approved by a majority of the stockholders who have held shares for more than one year prior to the vote. It may not take effect for at least two years after the vote. Fred's has not adopted a provision in its Charter or By-laws removing Fred's from coverage under the Business Combination Act.

         The Business Combination Act further provides an exemption from liability for officers and directors of resident domestic corporations who do not approve proposed business combinations or charter amendments and by-laws removing their corporations from the Business Combination Act's coverage as long as the officers and directors act in "good faith belief" that the proposed business combination would adversely affect their corporation's employees, customers, suppliers, or the communities in which their corporation operates and such factors are permitted to be considered by the board of directors under the charter. The United States Court of Appeals for the Sixth Circuit has held that the Tennessee Business Combination Act is unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as Rose's).

CONTROL SHARE ACQUISITION ACT

         The Tennessee Control Share Acquisition Act ("TCSAA") strips a purchaser's shares of voting rights any time an acquisition of shares in a Tennessee corporation brings the purchaser's voting power to each of the one-fifth, one-third and a majority level of all voting power if such corporation's charter or bylaws contain an election that shares of that corporation be governed by the TCSAA. The purchaser's voting rights can be re-established only by an affirmative majority vote of the other stockholders. The purchaser may demand a special meeting of stockholders to conduct such a vote. The purchaser can demand such a meeting before acquiring a control share (i.e., reaching any and each of the aforementioned levels of share ownership) only if it holds at least 10% of outstanding shares and announces a good faith intention to make the control share acquisition. A target corporation may elect to redeem the purchaser's shares if the shares are not granted voting rights. The TCSAA applies only to corporation's that have adopted a provision in its Charter or By-laws expressly declaring that the TCSAA will apply. Fred's has not adopted any provision in its Charter or By-laws electing protection under the TCSAA.

         The United States Court of Appeals for the Sixth Circuit, however, has held that the TCSAA is unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as Rose's).

     The DGCL contains no similar provisions with respect to control share acquisitions.

INVESTOR PROTECTION ACT

         Tennessee's Investor Protection Act ("TIPA") applies to tender offers directed at corporations (called "offeree companies") that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. The TIPA requires an offeror making a tender offer for an offeree company to file with the Commissioner of Commerce and Insurance (the "Commissioner") a registration statement. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information material to the takeover offer and may call for hearings. The TIPA does not apply to an offer that the offeree company's board of directors recommends to stockholders.

         In addition to requiring the offeror to file a registration statement with the Commissioner, the TIPA requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The TIPA prohibits "fraudulent, deceptive, or manipulative acts or practices" by either side, and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company, or any of its respective affiliates has engaged in or is about to engage in a violation of the TIPA. Upon proper





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

showing, the Chancery Court may grant injunctive relief. The TIPA further provides civil and criminal penalties for violations.

         The United States Court of Appeals for the Sixth Circuit has held that the TIPA violates the commerce clause of the United States Constitution to the extent that it applies to target corporations organized under the laws of states other than Tennessee (such as Rose's).

         The DGCL contains no similar provisions with respect to investor protection.

AUTHORIZED CORPORATION PROTECTION ACT

         The Tennessee Authorized Corporation Protection Act ("TACPA") is the vehicle through which the Tennessee statutes attempt to permit the Business Combination Act and the TCSAA to govern foreign corporations. The TACPA provides that an authorized corporation can adopt a by-law or a charter provision electing to be subject to the operative provisions of the Business Combination Act and the TCSAA, which then become applicable "to the same extent as such provisions apply to a resident domestic corporation." Authorized corporations are those that are required to obtain a Certificate of Authority from the Tennessee Secretary of State and that satisfy any two of certain tests including having its principal place of business located in Tennessee; having a significant subsidiary located in Tennessee; having a majority of such corporation's fixed assets located in Tennessee; having more than 10% of the beneficial owners of the voting stock or more than 10% of such corporation's shares of voting stock beneficially owned by residents of Tennessee; employing more than 250 individuals in Tennessee or having an annual payroll paid to residents of Tennessee that is in excess of $5,000,000; producing goods and/or services in Tennessee that result in annual gross receipts in excess of $10,000,000; or having physical assets and/or deposits located within Tennessee that exceed $10,000,000 in value.

         The United States Court of Appeals for the Sixth Circuit, however, has held the TACPA unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as Rose's).

         The DGCL contains no similar provisions with respect to authorized corporation protection.

GREENMAIL ACT

         The Tennessee Greenmail Act ("TGA") applies to any corporation chartered under the laws of Tennessee which has a class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act. The TGA provides that it is unlawful for any corporation or subsidiary to purchase, either directly or indirectly, any of its shares at a price above the market value, as defined in the TGA, from any person who holds more than 3% of the class of the securities purchased if such person has held such shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer of at least equal value per share to all holders of shares of such class.

         The DGCL contains no similar provision with respect to Greenmail.

OTHER CONSTITUENCIES

         The TBCA provides that no resident domestic corporation having any class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act nor any of its officers or directors may be held liable at law or in equity for either having failed to approve the acquisition of shares by an interested stockholder on or before the date such stockholder became an interested stockholder, or for seeking to enforce or implement the provisions of the Tennessee Anti-Takeover Acts or for failing to adopt or recommend any charter or by-law amendment or provision in respect of any one or more of the Tennessee Anti- Takeover Acts, or for opposing any merger, exchange, tender offer or significant disposition of assets of the resident domestic corporation or any subsidiary of such corporation because of a good faith belief that such merger, exchange, tender offer or significant disposition of assets would adversely affect the corporation's employees, customers, suppliers, the communities in which the corporation operates or are located or any other relevant factor if such factors are permitted to be considered by the board of directors under the corporation's charter in connection with the merger, exchange, tender offer or significant disposition of assets.

         The DGCL does not have a comparable statutory provision.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The DGCL generally allows dividends to be paid out of "surplus" of Rose's or, if there is no surplus, out of the net profits of Rose's for the current fiscal year and/or the prior fiscal year. No dividends may be paid if they would





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

result in the capital of Rose's being less than the capital represented by the preferred stock of Rose's. There are no shares of Rose's preferred stock outstanding.

         The TBCA provides that Fred's generally may make dividends or other distributions to its stockholders unless after the distribution either (i) Fred's would not be able to pay its debts as they become due in the usual course of business or (ii) Fred's assets would be less than the sum of its liabilities plus the amount that would be needed to satisfy the preferential dissolution rights of its preferred stock. There are no shares of Fred's preferred stock outstanding. See "DESCRIPTION OF FRED'S CAPITAL STOCK--Fred's Preferred Stock."

DISSENTERS' RIGHTS


         The DGCL provides appraisal rights for certain mergers and consolidations. Appraisal rights are not available to holders of (i) shares listed on a national securities exchange or a national market system or held of record by more than 2,000 stockholders or (ii) shares of the surviving corporation of the merger, if the merger did not require the approval of the stockholders of such corporation, unless in either case, the holders of such stock are required pursuant to the merger to accept anything other than (A) shares of stock of the surviving corporation, (B) shares of stock of another corporation which are also listed on a national securities exchange or held by more than 2,000 holders, or (C) cash in lieu of fractional shares of such stock, or any combination thereof. Given that the Rose's Common Stock is listed on the NASDAQ and holders of Rose's Common Stock are required by the terms of the Merger Agreement to accept in exchange for their shares of Rose's Common Stock only shares of Fred's Common Stock and cash in lieu of fractional shares, appraisal rights are not available to Rose's stockholders with respect to the Merger. However, appraisal rights are available to holders of Rose's Common Stock as a result of the Reverse Split. See "THE MERGER AGREEMENT--Appraisal Rights."

         The TBCA generally provides dissenters' rights for mergers and share exchanges that would require stockholder approval, sales of substantially all the assets (other than sales that are in the usual and regular course of business and certain liquidations and court-ordered sales), and certain amendments to the charter that materially and adversely affect rights in respect of a dissenter's shares. Dissenters' rights are not available as to any shares which are listed on an exchange registered under Section 6 of the Exchange Act or are "national market system" securities as defined in rules promulgated pursuant to the Exchange Act. Fred's Common Stock is listed on the NASDAQ and dissenters' rights are not available to Fred's stockholders with respect to the Merger.



FRED'S PROPOSAL 3 (PROPOSED AMENDMENT TO FRED'S 1993 LONG TERM INCENTIVE PLAN)

         At the Fred's Special Meeting, stockholders of Fred's will be asked to approve and adopt an amendment to the Incentive Plan to increase the number of shares of Fred's Common Stock issuable thereunder.

         THE BOARD OF DIRECTORS OF FRED'S UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AND ADOPTION OF THE INCENTIVE PLAN AMENDMENT.

         Fred's long-term success depends upon its ability to attract, retain and encourage dedicated, competent and resourceful key employees. To further these goals, the Fred's Board of Directors adopted the Incentive Plan on January 21, 1993, and the stockholders approved the Incentive Plan at Fred's Special Meeting of the Stockholders held on June 15, 1993.

         The purpose of the Incentive Plan is to direct the attention and efforts of participating employees to the long-term performance of Fred's and its subsidiaries, by relating incentive compensation to the achievement of long-term corporate economic objectives. The Incentive Plan is also designed to retain, reward and motivate participating employees by providing an opportunity for investment in Fred's and the advantages inherent in stock ownership in Fred's.

PROPOSED INCENTIVE PLAN AMENDMENT

         The total number of shares of Fred's Common Stock currently authorized for issuance under the Incentive Plan is 185,000, and the number of shares authorized for issuance under Fred's Incentive Stock Option Plan (the "Prior Plan") is 315,000, for a total of 500,000 shares. As of July 5, 1996, options to purchase 500,914 shares of Fred's Common Stock had been granted under both plans, of which 221,564 have terminated unexercised. In addition, as of that date, 39,500 shares of restricted Fred's Common Stock had been granted, of which 20,000 have terminated prior to vesting. As of July 5, 1996, 102,930 shares remained available for grant under the Prior Plan and 83,220 shares of Fred's Common Stock remained available for issuance under the Incentive Plan. However, Fred's ability to make grants under the Prior Plan expires in December 1996, and the options granted thereunder expire in April 1998. The Incentive Plan Amendment would increase the number of shares of Fred's Common Stock authorized for issuance under the Incentive Plan by 750,000 shares, from 185,000 shares to 935,000 shares.

         The Fred's Board of Directors believes that the Incentive Plan Amendment is necessary in order to recruit and retain a pool of skilled and experienced employees. In particular, the Stock Option Committee of the Fred's Board of Directors (the "Committee") expects that if the proposed amendment is approved by stockholders, a portion of the additional shares of Fred's Common Stock authorized for issuance under the Incentive Plan would be made available following the consummation of the Merger for grants and awards to key employees of Rose's.

         On July 10, 1996, the Fred's Board of Directors approved the proposed amendment and recommended that it be submitted to Fred's stockholders for approval.

SUMMARY OF INCENTIVE PLAN

         The following is a description of the principal features of the Incentive Plan, as proposed to be amended.

         The Incentive Plan provides for the grant to directors, executive officers, and key employees of Fred's and its subsidiaries ("Participants") the following types of incentive awards: stock options, stock appreciation rights, restricted stock, and performance units. As of July 5, 1996, Fred's has granted options under the Incentive Plan to approximately 340 employees and directors.

         The Committee has the exclusive discretion to select the Participants and to determine the type, size, and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Incentive Plan. The Incentive Plan remains in effect until all awards under the Incentive Plan either have been satisfied by the issuance of shares of Fred's Common Stock or the payment of cash or have expired or otherwise terminated; provided, however, that no awards may be granted more than ten years after the date of the Incentive Plan's approval. Generally, a Participant's rights and interest under the Incentive Plan will not be transferable except by will or by the laws of descent and distribution.

         Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of Fred's Common Stock at a price fixed by the Committee. The exercise price for stock options issued under the Incentive Plan that qualify as incentive stock options within the meaning of Section 422(b) of the Code shall not be less than 100% of the fair market value as of the date of grant. The option exercise price may be satisfied in cash or by exchanging shares of Fred's Common Stock owned by the optionee, or a combination of cash and shares. If the exercise price is paid by tendering shares of Fred's Common Stock, the Committee, in its discretion, may grant the optionee a new stock option for the number of shares used to pay the exercise price. The Committee has broad discretion as to the terms and conditions upon which options granted shall be exercised. Options have a maximum term of ten years from the date of grant. Options granted to date generally have a five-year term and become exercisable 25% on the date of grant and the balance on a cumulative basis in annual installments over a three-year period.

         Stock Appreciation Rights ("SAR") are rights to receive cash or shares, or a combination thereof, as the Committee may determine, in an amount equal to the excess of (i) the fair market value of the shares with respect to which the SAR is exercised over (ii) a specified price which must not be less than 100% of the fair market value of the shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100% of the fair market value of shares at the time such option is granted.

         SARs may be granted in connection with a previously or contemporaneously granted stock option or independently. If a SAR is granted in relation to a stock option, (i) the SAR will be exercisable only at such times and by such persons as the related option is exercisable, and (ii) the grantee's right to exercise either the related option or the SAR will be canceled to the extent that the other is exercised. No SAR may be exercised earlier than six months or later than ten years after the date of grant. The Committee may provide in the SAR agreement circumstances under which SARs will become immediately exercisable and may, notwithstanding the foregoing restriction on time of exercise, accelerate the exercisability of any SAR at any time. No SARs have been granted to date under the Incentive Plan.

         Awards of restricted shares under the Incentive Plan may be made at the discretion of the Committee and consist of shares of stock granted to a participant and subject to a stock restriction agreement. At the time of an award, a Participant may have the benefits of ownership in respect of such shares, including the right to vote such shares and receive dividends thereon and other distributions subject to the restrictions set forth in the Incentive Plan and in the stock restriction agreement. Any shares of Fred's Common Stock issued as restricted shares are legended and may not be sold, transferred, or disposed of until such restrictions have elapsed. Upon the expiration, lapse, or removal of restrictions, shares free of restrictive legend will be granted to the grantee. The Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment. To date, 28,000 shares of restricted stock have been issued under the Incentive Plan.





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

         Performance unit awards entitle grantees to future payments based upon the achievement of pre-established long-term performance objectives. A performance unit agreement will establish with respect to each unit award (i) a performance period of not fewer than two years, (ii) a value for each unit which will not thereafter change, or which may vary thereafter pursuant to criteria specified by the Committee, and (iii) maximum and minimum performance targets to be achieved during the applicable performance period. Under each agreement, the grantee will be entitled to full value of a unit award for achievement of maximum targets and a portion of a unit award for performance exceeding minimum targets but less than maximum targets. The Committee has discretion to determine the Participants to whom performance unit awards are to be made, the times in which such awards are to be made, the size of such awards, and all other conditions of such awards, including any restriction, deferral periods, or performance requirements. No performance unit awards have been awarded to date under the Incentive Plan.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the beneficial ownership of Fred's Common Stock as of April 30, 1996, by (i) beneficial owners of more than five percent of Fred's Common Stock, (ii) each director, (iii) each nominee for director and (iv) all directors and officers of Fred's as a group.

                                                             SHARES OF FRED'S COMMON
                                                           STOCK BENEFICIALLY OWNED (1)
                                                           ----------------------------
BENEFICIAL OWNER                                               SHARES      PERCENT(2)
- ----------------                                               ------      ----------
Michael J. Hayes (3)                                           975,164       10.2

Memphis Retail Investors
 Limited Partnership (3)(5)                                    890,395        9.3

FMR Corp.(4)                                                   890,300        9.3

David A. Gardner (5)                                           840,188        8.8

Franklin Resources, Inc.                                       745,200        7.8

Electra Investment Trust, PLC                                  541,608        5.6

Roger T. Knox (6)                                                7,125          *

John R. Eisenman (6)                                             6,625          *

All Directors and Officers as a Group
 (10 persons including the current
 directors named above)(7)                                   1,929,382       20.1

* Less than 1%

- -------------------
(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons listed above have (i) sole voting power and investment power with respect to their shares of Fred's Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Fred's Common Stock.

(2) Calculated as the number of shares beneficially owned, divided by 9,588,652 which consists of the total of outstanding shares of Fred's Common Stock (9,335,232) and vested options (253,420) as of April 30, 1996.

(3) Amounts included as beneficially owned by Mr. Hayes include 1,500 shares owned by his three children, 200 shares owned by his wife and 890,295 shares owned by Memphis Retail Investors Limited Partnership ("MRILP") which are attributable to Mr. Hayes, his wife and three children.

(4) Pursuant to FMR Corp.'s most recent filing with the Commission with respect to Fred's Common Stock, FMR Corp. does not participate in the power to vote Fred's shares.

(5) Amounts included as beneficially owned by Mr. Gardner include 100 shares owned by MRILP. Mr. Gardner disclaims beneficial ownership of the 94,402 shares of Fred's Common Stock owned by his wife, which are not included in the table.

(6) Includes the right to acquire 5,625 shares upon the exercise of vested options.

(7) Includes the right to acquire 62,300 shares upon the exercise of vested options.

(8) The address of MRILP and Mr. Hayes is 4300 New Getwell Road, Memphis, Tennessee 38118. Mr. Gardner's address is 445 Park Avenue, Suite 1600, New York, New York 10022. The address of Franklin Resources, Inc. is 777 Mariners Island Blvd., San Mateo, California 94404. The domestic address of Electra Investment Trust, PLC is 70 E. 55th Street, New York, New York 10022. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.


                   FRED'S PROPOSAL 4 (ELECTION OF DIRECTORS)


         In connection with the sale of Fred's debentures in 1986, certain parties that were holders of shares of Fred's Common Stock and debentures (which debentures were converted into Fred's Common Stock in 1989) entered into an agreement (the "Stockholders Agreement"). The Stockholders Agreement provides that the parties will vote for the election of Mr. Michael J. Hayes as a director. The number of shares subject to the Stockholders Agreement represent an aggregate of 32.8% of the Fred's Common Stock.

ELECTION OF DIRECTORS

         Four directors, constituting the entire Board of Directors, are to be elected at the Special Meeting to serve one year or until their successors are elected. The Board of Directors proposes the election of the following nominees:

                                                                  PRINCIPAL OCCUPATION,
         NOMINEE                          AGE                   BUSINESS AND DIRECTORSHIPS
         -------                          ---                   --------------------------
         Michael J. Hayes................. 54               Director and Managing Director (1)
         David A. Gardner................. 48               Director and Managing Director (1)
         John R. Eisenman................. 54               Director
         Roger T. Knox.................... 58               Director

- ----------------
(1) According to the By-laws of Fred's, the Managing Directors (Messrs. Hayes and Gardner) are the chief executive officers of Fred's and have general supervisory responsibility for the business of Fred's.

         Michael J. Hayes was elected a director of Fred's in January 1987 and has been a Managing Director and the Chief Executive Officer of Fred's since October 1989 and President since May 1991. Additionally, Mr. Hayes is a Managing Director of Hayes Financial Corp. He was previously employed by Oppenheimer & Company, Inc. in various capacities from 1976 to 1985, including Managing Director and Executive Vice-President -- Corporate Finance and Financial Services.

         David A. Gardner was elected a director of Fred's in January 1987 and has been a Managing Director of Fred's since October 1989. Mr. Gardner has been President of Gardner Capital Corporation, a real estate and venture capital investment firm since April 1980. Additionally, Mr. Gardner is a director of Gulfstar Energy, Inc., Great American Management and Investment, Inc. and Joyce International, Inc.

         John R. Eisenman is involved in real estate investment and development with REMAX Island Realty, Inc., located in Hilton Head Island, South Carolina. Mr. Eisenman has been engaged in commercial and industrial real estate brokerage and development since 1983. Previously, he founded and served as President of Sally's, a chain of fast food restaurants from 1976 to 1983, and prior thereto held various management positions in manufacturing and in securities brokerage.

         Roger T. Knox has served the Memphis Zoological Society as its President and Chief Executive Officer since January 1989. Mr. Knox was the President and Chief Operating Officer of Goldsmith's Department Stores, Inc. (a full-line department store in Memphis and Jackson, Tennessee) from 1983 to 1989 and its Chairman of the Board and Chief Executive Officer from 1987 to 1989. Prior thereto, Mr. Knox was with Foley's Department Stores in Houston, Texas for 20 years.

         If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Fred's Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Special Meeting. Fred's has no reason to believe that any nominee will be unable to serve as a director.


         The Merger Agreement provides that Fred's Board of Directors will appoint a member of the Rose's Board of Directors to the Fred's Board of Directors and will use its reasonable efforts to cause such person to be nominated as a director of Fred's for three years from the Effective Time, unless the nominating committee of Fred's Board of Directors determines in good faith that such nomination is not in the best interest of Fred's stockholders. In the event the Merger and related matters are approved by the stockholders of Fred's and Rose's and the other conditions to the Merger are met or waived, at the Effective Time, Fred's Board of Directors will appoint Mr. Joseph L. Mullen, currently a member of the Rose's Board of Directors, to the Fred's Board of Directors

, to serve an initial term lasting until the next annual meeting of Fred's at which directors are elected. Mr. Mullen currently owns no shares of Fred's Common Stock, and had no prior relationship with Fred's. Mr. Mullen (50 years of age) has served as a director of Rose's Stores, Inc. since April 28, l995. In January of l994, Mr. Mullen formed Li Moran International, Incorporated, a retail management consulting firm, specializing in international start-ups and business planning. As managing director for Li Moran, Mr. Mullen has functioned as a senior officer overseeing the merchandise and marketing departments for such companies as Leewards Creative Crafts, Inc. and Office Depot of Warsaw, Poland. Since February l996, he has functioned as a senior officer overseeing the merchandise and marketing departments of Rose's. Prior to January l994, Mr. Mullen was employed by Hill's Department Stores, Inc. for approximately 23 years and held various senior management positions including Vice President--Hard Lines. Hill's Department Stores, Inc. filed for protection under Chapter ll, Title ll, of the United States Code in February l99l, and emerged from Chapter ll in l992, all while Mr. Mullen was employed by Hill's. Mr. Mullen's business address is l420 Providence Highway, Suite 267, Norwood, MA.


          For information concerning the number of shares of Fred's Common Stock owned by each director, and all directors and officers as a group as of April 30, 1996, see "Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners." There are no family relationships between any directors or executive officers of Fred's.

         Based solely upon a review of reports of beneficial ownership of Fred's Common Stock and written representations furnished to Fred's by its officers, directors and principal stockholders, Fred's is not aware of any such reporting person who or which failed to file with the Commission on a timely basis any required reports of changes in beneficial ownership.

         During the last fiscal year, Fred's Board of Directors held five meetings. Messrs. Hayes, Eisenman and Knox attended all of the Board meetings. Mr. Gardner attended four of the five meetings. Non-employee directors of Fred's are paid for their services as such $12,000 per year plus reasonable expenses for meeting attendance. The Board of Directors does not have a nominating committee.

AUDIT COMMITTEE

         The Audit Committee is responsible for recommending the independent public accountants for Fred's, reviewing the scope of the audit and reviewing the report of the independent public accountants. The Audit Committee, which is comprised of Messrs. Eisenman, Gardner and Knox, met one time during the last fiscal year, and all committee members were in attendance.

COMPENSATION COMMITTEE

         The Compensation Committee reviews and approves the salaries and incentive compensation of officers and approves the grants of restricted stock and stock options under Fred's long-term incentive plans. The Compensation Committee, which is comprised of Messrs. Eisenman, Gardner and Knox, met one time during the last fiscal year, and all Committee members were in attendance. The Compensation Subcommittee, comprised of Messrs. Hayes and Gardner, approves the grant of stock options to Messrs. Eisenman and Knox. The subcommittee met one time during the last fiscal year, and both members were in attendance.

EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid, as well as certain other compensation paid or accrued, to Fred's chief executive officer and to each of the other four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the indicated fiscal years (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation                 Long-Term Compensation
                                      -------------------                 ----------------------
 Name and                                                             Restricted     Option      All Other
 Principal                               Salary     Bonus            Stock Awards    Awards    Compensation
 Position                         Year    ($)        ($)                  ($)         (#)         (1) ($)
 ---------                        ----  --------   ------            ------------   -------    ------------
Michael J. Hayes                  1995   180,000     --                   --           --          946
Managing Director, Chief          1994   180,000     --                   --           --          940
Executive Officer and             1993   180,000     --                   --           --          270
President

David A. Gardner(2)               1995   120,000     --                   --           --
Managing Director                 1994   120,000     --                   --           --
                                  1993   120,000     --                   --           --

Michael K. Spear (3)              1995   145,962   30,730               195,000     40,000         --
Executive Vice President-         1994      --       --                   --           --          --
Merchandising                     1993      --       --                   --           --          --


Joe M. Carter (4)                 1995    66,462     --                   --           --          544
Executive Vice President-         1994   108,000     --                   --         8,500       1,015
Strategic Development             1993   107,077   22,000                 --           --        1,042

Gary E. Hendren (5)               1995      --       --                   --           --          --
Executive Vice President-         1994   113,403     --                   --         8,500       1,169
Retail Operations                 1993   156,000   14,000                 --           --        1,144

- ---------------------
(1) Fred's contributions to defined contribution plans (401(k) and Incentive Plan).

(2) Payments for Mr. Gardner's services are made to Gardner Capital Corporation under a contractual relationship between that company and Fred's.


(3) Mr. Spear joined Fred's on March 6, 1995. He resigned his employment with Fred's for personal reasons on July 1, 1996, and the restricted stock awards and option awards reflected above terminated.


(4)      Mr. Carter left the employ of Fred's on August 25, 1995.

(5)      Mr. Hendren left the employ of Fred's on October 21, 1994.

         Option Grants, Exercises and Fiscal Year End Values

         During the last fiscal year, no stock options were exercised by any of the Named Executives.

         The following table sets forth information on stock option grants pursuant to the Incentive Plan during the last fiscal year for each of the Named Executives.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            Potential Realizable
                                                                            Value at Assumed
                                                                            Annual Rates of
                                                                            Stock Price
                                                                            Appreciation for
                                   Individual Grants                        Option Term
                          ----------------------------------               ---------------------
                                     % of Total
                          Options/   Options/SARs   Exercise
                          SARs       Granted to     or Base
                          Granted     Employees      Price   Expiration
Name                        (#)    in Fiscal Year   ($/Sh)      Date        5% ($)     10% ($)
- ----                      -------  --------------   -------- ----------    -------     -------
Michael K. Spear (1)      40,000       56.1         9.75      3/6/00       107,750     238,099


- ---------------------

(1) All options shown vested 25% at date of grant and vest 25% each year thereafter until fully vested three years after the date of grant. However, these options terminated on July 1, 1996 upon Mr. Spear's resignation from Fred's.


         Shown below is information with respect to unexercised options to purchase Fred's Common Stock granted to the Named Executives and held by them at February 3, 1996.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                      Value of
                               Number of             Unexercised
                              Unexercised          In-the-Money(1)
                             Options/SARs            Options/SARs
                             at FY-End (#)          at FY-End ($)

                             Exercisable/           Exercisable/
Name                        Unexercisable           Unexercisable
- ----                       --------------           -------------
Michael K. Spear           10,000/30,000                --

- ------------------

(1) At February 3, 1996, the unexercised options were not "in-the-money". These options terminated on July 1, 1996 upon Mr. Spear's resignation from Fred's.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of Fred's, Inc. (the "Committee") is pleased to present its report on executive compensation. This Committee report documents the components of Fred's executive officer compensation programs and describes the basis on which 1995 compensation determinations were made by the Committee with respect to the executive officers of Fred's, including the Named Executives.

COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION
PROGRAMS

         It is the philosophy of Fred's that executive compensation be linked to improvements in corporate performance and increases in stockholder value. The following objectives have been adopted by the Committee as guidelines for compensation decisions:

         - Provide a competitive total compensation package that enables Fred's to attract and retain key executives.

         - Integrate all pay programs with Fred's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

         - Provide variable compensation opportunities that are linked with the performance of Fred's and that align executive remuneration with the interests of stockholders.

COMPENSATION PROGRAM COMPONENTS

         The Committee reviews Fred's compensation program annually to ensure that pay levels and incentive opportunities are competitive and reflect the performance of Fred's. The particular elements of the compensation program for executive officers are further explained below.

         BASE SALARY - Base pay levels are largely determined through comparisons with other retailing companies. Actual salaries are based on individual performance contributions within a salary structure that is established through job evaluation and job market considerations. Base pay levels for the executive officers are competitive within the middle of a range that the Committee considers to be reasonable and necessary. No increases in base salary were recommended by the Chief Executive Officer in fiscal 1995 for the Named Executives, based on performance and competitive considerations, and the Committee acted in accordance with the recommendation.

         INCENTIVE COMPENSATION - Fred's officers are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of various specified levels of operating profits. The objective of this plan is to deliver competitive levels of compensation for the attainment of financial objectives that the Committee believes are primary determinants of earnings growth. Targeted awards for executive officers of Fred's under this plan are consistent with targeted awards of other retailing companies of similar size and complexity to Fred's. Actual awards are recommended by senior management and are subject to decrease or increase on the basis of Fred's performance and at the discretion of the Committee. No awards were made to the Named Executives of Fred's during 1995 due to the failure to achieve the targeted level of operating profit. In order to attract Mike Spear to Fred's, Mr. Spear was paid a signing bonus in accordance with his employment contract.

         FRED'S STOCK OPTION PROGRAM - The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of Fred's with an opportunity to increase their ownership of Fred's stock, the best interests of stockholders and executives will be closely aligned. Therefore, executives are eligible to receive stock options from time to time, giving them the right to purchase shares of Fred's Common Stock in the future at a specified price. The number of stock options granted to executive officers is based on competitive practices, with the value of such options estimated by using assumed annual rates of appreciation of 5% and 10% in Fred's Common Stock during the option term.

DISCUSSION OF COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

         Mr. Hayes' compensation has not changed since Fred's Common Stock was first offered to the public in December 1992. The Committee has considered Mr. Hayes' base compensation to be not in excess of base compensation paid to other executives similarly situated, and has deemed his beneficial ownership of Fred's Common Stock to provide adequate linkage between the interests of Fred's stockholders and Mr. Hayes' personal interests. However, the Committee believes that it would be appropriate (i) to review the base compensation of Mr. Hayes in order to make it competitive with the base compensation paid to other executives similarly situated and (ii) to consider whether any incentive compensation might be appropriate in order to make his total compensation competitive with other such executives without imposing upon Fred's undue base compensation obligations. The Committee proposes to engage in such review after the process of consummating the Merger has been completed.

SUMMARY

         After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of Fred's is competitive with the compensation programs provided by other companies with which Fred's competes. The Committee believes that any amounts paid under the incentive compensation plan will be appropriately related to corporate and individual performance, yielding awards that are linked to the annual financial and operational results of Fred's. The Committee also believes that the stock option program provides opportunities to participants that are consistent with the returns that are generated on behalf of Fred's stockholders.

Compensation Committee members: John R. Eisenman, David A. Gardner and Roger T. Knox

                         STOCK PRICE PERFORMANCE GRAPH

         The following graph compares the cumulative total returns for Fred's, the NASDAQ Retail Trade Stocks Index and the NASDAQ Stock Market (U.S.) Index.


[TOTAL RETURN ANALYSIS TABLE FOR EDGAR FILING PURPOSES]



                                   3/1/92           l/30/93           l/29/94        1/28/95        2/3/96
                                   ------           -------           -------        -------       ------
Fred's, Inc.                      $ l00.00          $ l06.04          $  95.80       $ 65.55       $  5l.62

Nasdaq Retail Trade               $ l00.00          $  88.6l          $  95.39       $ 79.69       $  95.l8

Nasdaq Composite (US)             $ l00.00          $ ll0.46          $ l26.45       $123.47       $ l76.92

                     COMPARISON OF CUMULATIVE TOTAL RETURN

         The total cumulative return on investment assumes that $100 was invested in Fred's, the NASDAQ Retail Trade Stocks Index and the NASDAQ Stock Market (U.S.) Index on March 18, 1992 and that all dividends were reinvested. Fred's Common Stock was not publicly traded before its public offering on March 18, 1992 at $14.50 per share.

          Compensation Committee Interlocks and Insider Participation

         Mr. Gardner, a managing director of Fred's, served as a member of the Compensation Committee for fiscal 1994. See "Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners" and "Arrangements for the Election of Directors" for information concerning MRILP and the Stockholders Agreement, which provides that certain parties will vote for the election of certain persons as directors. Fred's does not currently intend to enter into material transactions involving its principal stockholders except for the continued utilization of the services of Messrs. Hayes and Gardner as Managing Directors, which services management believes are on terms as favorable as those that could be obtained from independent third parties.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO FRED'S BOARD OF DIRECTORS.


           FRED'S PROPOSAL 5 (RATIFICATION OF SELECTION OF AUDITORS)

         The Board of Directors has selected Price Waterhouse LLP to be the independent accountants of Fred's for the year ending February 1, 1997. The Board of Directors will offer a resolution at the Special Meeting to ratify this selection. Price Waterhouse LLP, which acted as independent accountants of Fred's for the last fiscal year of Fred's, and is expected to be represented at the Special Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes cast by the holders of Fred's Common Stock on this proposal shall constitute ratification of the selection of Price Waterhouse LLP.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1996.


                                 LEGAL OPINIONS

         The legality of the Fred's Common Stock being offered hereby is being passed upon for Fred's by Waring Cox, PLC, counsel to Fred's. Waring Cox, PLC also will deliver an opinion concerning certain federal income tax consequences of the Merger. See "THE MERGER--Certain Federal Income Tax Consequences."


                                    EXPERTS

         The consolidated financial statements of Fred's, Inc. incorporated in this Joint Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended February 3, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Rose's included herein and incorporated in this Joint Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended January 27, 1996 have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report which is included herein and incorporated by reference, and have been included herein and incorporated by reference in reliance upon the report of such firm and upon the authority of such firm as experts in accounting and auditing.

                  OTHER INFORMATION AND STOCKHOLDER PROPOSALS

         Fred's management and Rose's management know of no other matters that may properly be, or which are likely to be, brought before the Fred's Special Meeting or the Rose's Special Meeting, respectively. However, if any other matters are properly brought before such Special Meetings, the persons named in the enclosed proxy or their substitutes will vote the proxies in accordance with the recommendations of management, unless such authority is withheld.

         In order to be considered for inclusion in the Proxy Statement for the next annual meeting of stockholders of Rose's, any stockholder proposal intended to be presented at the meeting must have been received by Rose's on or before February 2, 1997. The annual meeting of Rose's will be held only if the Merger is not consummated. In order to be considered for inclusion in the Proxy Statement for the next annual meeting of stockholders of Fred's, any stockholder proposal intended to be presented at the meeting must have been received by Fred's on or before April 1, 1997.

                                  APPENDIX I

                          AGREEMENT AND PLAN OF MERGER

                             DATED AS OF MAY 7, 1996

                                  BY AND AMONG

                                  FRED'S, INC.,

                              FR ACQUISITION CORP.

                                       AND

                               ROSE'S STORES, INC.

                                    ARTICLE I

              THE MERGER......................................................................  1
Section 1.1   The Merger......................................................................  1
Section 1.2   Effective Time..................................................................  1
Section 1.3   Effects of the Merger...........................................................  1
Section 1.4   Charter and By-laws.............................................................  1
Section 1.5   Conversion of Securities........................................................  2
Section 1.6   Fred's to Make Certificates Available...........................................  3
Section 1.7   Dividends; Transfer Taxes; Withholding..........................................  4
Section 1.8   No Fractional Securities........................................................  4
Section 1.9   Return of Exchange Fund.........................................................  4
Section 1.10  Adjustment of Conversion Number.................................................  5
Section 1.11  No Further Ownership Rights in Rose's
              Common Stock....................................................................  5
Section 1.12  Closing of Rose's Transfer Books................................................  5
Section 1.13  Lost Certificates...............................................................  5

                                TABLE OF CONTENTS

                                                                                             PAGE
Section 1.14  Affiliates......................................................................  5
Section 1.15  Dissenters' Rights..............................................................  5
Section 1.16  Further Assurances..............................................................  6
Section 1.17  Closing.........................................................................  6

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF FRED'S AND SUB................................  6
Section 2.1   Organization, Standing and Power................................................  6
Section 2.2   Capital Structure...............................................................  7
Section 2.3   Authority.......................................................................  7
Section 2.4   Consents and Approvals; No Violation............................................  8
Section 2.5   SEC Documents and Other Reports.................................................  8
Section 2.6   Registration Statement and Joint Proxy
              Statement.......................................................................  9
Section 2.7   Absence of Certain Changes or Events............................................  9
Section 2.8   Permits and Compliance.......................................................... 10
Section 2.9   Tax Matters..................................................................... 10
Section 2.10  Actions and Proceedings......................................................... 10
Section 2.11  Certain Agreements.............................................................. 11
Section 2.12  ERISA........................................................................... 11
Section 2.13  Compliance with Certain Laws.................................................... 12
Section 2.14  Liabilities..................................................................... 12
Section 2.15  Labor Matters................................................................... 12
Section 2.16  Intellectual Property........................................................... 12
Section 2.17  Reorganization.................................................................. 12
Section 2.18  Required Vote of Fred's Stockholders............................................ 12
Section 2.19  Ownership of Shares............................................................. 13
Section 2.20  Operations of Sub............................................................... 13
Section 2.21  Brokers......................................................................... 13
Section 2.22  Disclosure...................................................................... 13
Section 2.23  Opinion of Investment banker.................................................... 13

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF ROSE'S........................................ 13
Section 3.1   Organization, Standing and Power................................................ 13
Section 3.2   Capital Structure............................................................... 14
Section 3.3   Authority....................................................................... 14
Section 3.4   Consents and Approvals; No Violation............................................ 14
Section 3.5   SEC Documents and Other Reports................................................. 15
Section 3.6   Registration Statement and Joint Proxy
              Statement....................................................................... 16
Section 3.7   Absence of Certain Changes or Events............................................ 16
Section 3.8   Permits and Compliance.......................................................... 16
Section 3.9   Tax Matters..................................................................... 17
Section 3.10  Actions and Proceedings......................................................... 17
Section 3.11  Certain Agreements.............................................................. 18
Section 3.12  ERISA........................................................................... 18

                                TABLE OF CONTENTS

                                                                                             PAGE


Section 3.13  Compliance with Certain Laws.................................................... 19
Section 3.14  Liabilities..................................................................... 19
Section 3.15  Labor Matters................................................................... 19
Section 3.16  Intellectual Property........................................................... 19
Section 3.17  State Takeover Statutes......................................................... 19
Section 3.18  Required Vote of Rose's Stockholders............................................ 20
Section 3.19  Reorganization.................................................................. 20
Section 3.20  Brokers......................................................................... 20
Section 3.21  Disclosure...................................................................... 20
Section 3.22  Opinion of Investment Banker.................................................... 20

                                    ARTICLE IV

              COVENANTS RELATING TO CONDUCT OF BUSINESS....................................... 20
Section 4.1   Conduct of Business Pending the Merger.......................................... 20
Section 4.2   No Solicitation................................................................. 24
Section 4.3   Third Party Standstill Agreements............................................... 24
Section 4.4   Reorganization.................................................................. 24

                                    ARTICLE V

              ADDITIONAL AGREEMENT'S.......................................................... 25
Section 5.1   Stockholder Meetings............................................................ 25
Section 5.2   Preparation of the Registration Statement
              and the Joint Proxy Statement................................................... 25
Section 5.3   Access to Information........................................................... 25
Section 5.4   Compliance with the Securities Act.............................................. 26
Section 5.5   NASDAQ Listing.................................................................. 27
Section 5.6   Fees and Expenses............................................................... 27
Section 5.7   Rose's Stock Options; Rose's Warrants........................................... 28
Section 5.8   Reasonable Best Efforts......................................................... 29
Section 5.9   Public Announcements............................................................ 29
Section 5.10  Real Estate Transfer and Gains Tax.............................................. 29
Section 5.11  State Takeover Laws............................................................. 30
Section 5.12  Notification of Certain Matters................................................. 30
Section 5.13  Directors and Officers.......................................................... 30
Section 5.14  Executive and Employee Agreements............................................... 30
Section 5.15  Designation of Director......................................................... 30
Section 5.16  Indemnification................................................................. 30
Section 5.17  Lending and Credit Arrangements................................................. 31
Section 5.18  Tax Representations............................................................. 31
Section 5.19  Reverse Stock Split............................................................. 31

                                   ARTICLE VI

              CONDITIONS PRECEDENT TO THE MERGER.............................................. 32
Section 6.1   Conditions to Each Party's Obligation to
              Effect the Merger............................................................... 32

                                TABLE OF CONTENTS

                                                                                              PAGE
Section 6.2   Conditions to Obligation of Rose's to
              Effect the Merger............................................................... 32
Section 6.3   Conditions to Obligations of Fred's and Sub
              to Effect the Merger............................................................ 34

                                   ARTICLE VII

              TERMINATION, AMENDMENT AND WAIVER............................................... 35
Section 7.1   Termination..................................................................... 35
Section 7.2   Effect of Termination........................................................... 36

                                  ARTICLE VIII

              GENERAL PROVISIONS.............................................................. 37
Section 8.1   Non-Survival of Representations, Warranties
              and Agreements.................................................................. 37
Section 8.2   Notices......................................................................... 37
Section 8.3   Interpretation.................................................................. 38
Section 8.4   Counterparts.................................................................... 38
Section 8.5   Entire Agreement; No Third-Party
              Beneficiaries................................................................... 38
Section 8.6   Governing Law................................................................... 38
Section 8.7   Assignment...................................................................... 38
Section 8.8   Severability.................................................................... 38
Section 8.9   Enforcement of this Agreement................................................... 38
Section 8.10  Amendment....................................................................... 39
Section 8.11  Waiver.......................................................................... 39

TABLE OF DEFINITIONS.......................................................................... 39


                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 7, 1996 (this "Agreement"), among FRED'S, INC., a Tennessee corporation ("Fred's"), FR ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Fred's ("Sub"), and ROSE'S, INC., a Delaware corporation ("Rose's") (Sub and Rose's being hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITALS

         A. The respective Boards of Directors of Fred's, Sub and Rose's have approved and declared advisable the merger of Sub and Rose's (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of

Common Stock, no par value, of Rose's ("Rose's Common Stock") not owned directly or indirectly by Fred's or Rose's will be converted into shares of Class A Voting Common Stock, no par value, of Fred's ("Fred's Common Stock");

         B. The respective Boards of Directors of Fred's and Rose's have determined that the Merger is in the best interests of their respective stockholders (the holders of Rose's Common Stock, the "Rose's Stockholders"); and

         C. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof and in accordance with the Delaware General Corporation Law (the "Del.C."), Sub shall be merged with and into Rose's at the Effective Time (as defined herein). Following the Merger, the separate corporate existence of Sub shall cease and Rose's shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the Del.C.

         Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the Del.C., is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is filed or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as defined in Section 1.17), or as promptly thereafter as practicable.

         Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in the Del.C.

         Section 1.4 Charter and By-laws. At the Effective Time, the Certificate of Incorporation and Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, Rose's or the holders of any securities of the Constituent Corporations:

         (a) Each issued and outstanding share of common stock, no par value per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) (i) Subject to the provisions of Sections 1.10 and 5.19 hereof, each whole share of Rose's Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(c) and other than Dissenting Shares (as defined herein)) shall be converted into and become, by virtue of the Merger, automatically and without any action on the part of Rose's Stockholders, the Conversion Number (as defined herein) of validly issued, fully paid and nonassessable shares of Fred's Common Stock. All shares of Rose's Common Stock, when so converted into shares of Fred's Common Stock pursuant to this Section 1.5(b)(i) or the right to receive cash pursuant to Section 1.8 or 5.19, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except (x) in the case of the shares converted into Fred's Common Stock pursuant to this Section 1(b)(i), the right to receive any dividends and other distributions in accordance with Section 1.7, and certificates representing the shares of Fred's Common Stock into which such shares are converted, (y) any cash, without interest, in lieu of fractional shares of Fred's Common Stock to be issued or paid in consideration therefor pursuant to Section 1.8, and (z), in the case of the fractional shares of Rose's Common Stock, the right to receive cash pursuant to Section 5.19, in each case, upon the surrender of such certificate in accordance with Section 1.6. Each certificate shall, from and after the Effective Time until surrendered in exchange for Fred's Common Stock, for all purposes be deemed to represent (A) the number of shares of Fred's Common Stock calculated by taking the number of shares represented by the certificate times the Conversion Number (in the case of whole shares of Rose's Common Stock so converted pursuant to this Section 1(b)(i)) or (B) the right to receive cash to which the holder is entitled pursuant to Section 1.8 or 5.19. No Dissenting Shares shall be converted into or represent a right to receive Fred's Common Stock under this Section 1.5 or cash pursuant to Section 1.8 or 5.19, but such Dissenting Shares shall be subject to the provisions of Section 1.15.

                  (ii) The shares of Rose's Common Stock (the "Escrow Shares") held in escrow at the Effective Date by First Union National Bank of North Carolina ("FUNB") as Escrow Agent pursuant to the Modified and First Restated Amended Joint Plan of Reorganization confirmed by order of the United States Bankruptcy Court for the Eastern District of North Carolina dated December 14, 1994 and April 24, 1995 (the "Plan of Reorganization"), shall be converted into shares of Fred's Common Stock as provided in Section 1(b)(i) or the right to receive cash as provided in Section 1.8 or 5.19, and shall be subject to (x) distribution in accordance with the Plan of Reorganization or (y) return to the Surviving Corporation also in accordance with the Plan of Reorganization.

                  (iii) The "Conversion Number" shall be determined by dividing $2.15 by the Fred's Average Price (as defined herein). The "Fred's Average Price" shall mean an amount equal to the average of the daily high and low prices for a share of Fred's Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), as printed in The Wall Street Journal, for the 10 days during which Fred's Common Stock was actually traded immediately preceding the day before the printing of the Joint Proxy Statement (as defined herein).

         (c) All shares of Rose's Common Stock that are held in the treasury of Rose's or by any Subsidiary (as defined herein) of Rose's shall be canceled at the Effective Time, and no capital stock of Fred's or other consideration shall be delivered in exchange therefor.

         (d) Without any further action on the part of the holders thereof, each unexpired and unexercised right to purchase shares of Rose's Common Stock under any (i) option (a "Rose's Stock Option") under Rose's Stock Option Plan (as defined herein) and (ii) warrant (a "Rose's Warrant") issued pursuant to the Plan of Reorganization, will be assumed by Fred's as hereinafter provided. At the Effective Time, by virtue of the Merger and without any further action on the part of Fred's, Sub, Rose's or the holder thereof, each Rose's Stock Option and each Rose's Warrant will be automatically converted into an option (a "Fred's Stock Option") or a warrant (a "Fred's Warrant"), respectively, to purchase a number of shares of Fred's Common Stock equal to the number of shares of Rose's Common Stock that could have been purchased under such Rose's Stock Option or Rose's Warrant multiplied by the Conversion Number, at a price per share of Fred's Common Stock equal to the per share exercise price specified in the Rose's Stock Option or Rose's Warrant, divided by the Conversion Number. Such Fred's Stock Option and Fred's Warrant shall otherwise be subject to the same terms and conditions as such Rose's Stock Option or Rose's Warrant, except that at the Effective Time, (i) all references in the Rose's Stock Option Plan (as defined herein), the applicable stock option or other awards agreements issued thereunder and in any other Rose's Stock Options and in all Rose's Warrants and documents relating thereto to Rose's shall be deemed to refer to Fred's; (ii) Fred's shall assume the Rose's Stock Options Plans and all of Rose's obligations with respect to the Rose's Stock Options; (iii) Fred's shall assume all of Rose's obligations with respect to the Rose's Warrants under the agreements relating thereto; and (iv) Fred's shall issue to each holder of any outstanding Rose's Stock Option or Rose' Warrant a document evidencing the foregoing assumption by Fred's. It is the intention of the parties that, subject to applicable law, the Rose's Stock Options assumed by Fred's qualify, following the Effective Time, as incentive stock options, as defined in Section 422 of the Code, to the extent that the Rose's Stock Options qualified as incentive stock options prior to the Effective Time, and the adjustments referred to in this
Section 1.5(d) shall be effected in a manner which is consistent with Section 424(a) of the Code.

         Section 1.6  Fred's to Make Certificates Available.

                  (a) Exchange of Certificates. Fred's shall authorize Union Planters National Bank, N.A., Memphis, or some other commercial bank reasonably acceptable to Rose's (or such other person or persons as shall be acceptable to Fred's and Rose's), to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Fred's shall deposit with the Exchange Agent in trust for the holders of shares of Rose's Common Stock converted in the Merger, certificates representing the shares of Fred's Common Stock issued pursuant to Section 1.5(b) in exchange for outstanding certificates representing shares of Rose's Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to Section 1.8 or cash payable pursuant to Section 5.19 (such cash and shares of Fred's Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the certificates representing the Fred's Common Stock contemplated to be delivered pursuant to Section 1.5(b) out of the Exchange Fund. Except as contemplated by this Section 1.6 and Sections 1.8, 1.9 and 5.19, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As soon as practicable after the Effective Time, Fred's shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Rose's Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall be in customary form, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Fred's Common Stock and cash in lieu of fractional shares or cash payable pursuant to Section 5.19). Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Fred's Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this
Article I, cash in lieu of any fractional share in accordance with Section 1.8, cash payable pursuant to Section 5.19 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

         Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Fred's Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive, a certificate representing Fred's Common Stock and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section
1.8 or cash payable pursuant to Section 5.19 until such person surrenders the related Certificate or Certificates, as provided in Section 1.6. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Fred's Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Fred's Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Fred's Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Fred's Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Fred's Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Fred's Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Fred's or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Rose's Common Stock such amounts as Fred's or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Fred's or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Rose's Common Stock in respect of which such deduction and withholding was made by Fred's or the Exchange Agent.

         Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Fred's Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Fred's dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Fred's. In lieu of any such fractional share, each holder of Rose's Common Stock who otherwise would have been entitled to a fraction of a share of Fred's Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent determined by multiplying (i) the average of the high and low prices for a share of Fred's Common Stock on NASDAQ on the date of the Effective Time (or, if the shares of Fred's Common Stock do not trade on NASDAQ on such date, the first date of trading of shares of Fred's Common Stock on NASDAQ after the Effective Time) by (ii) the fractional interest to which such holder otherwise would be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Fred's, and Fred's shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this Section 1.8.

         Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former Rose's Stockholders for one year after the Effective Time (unless required otherwise by law with respect to the Escrow Shares; in which case, until such requirement lapses or is terminated) shall be delivered to Fred's, upon demand of Fred's, and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Fred's for payment of their claim for Fred's Common Stock, any cash in lieu of fractional shares of Fred's Common Stock and any dividends or distributions with respect to Fred's Common Stock. Neither Fred's nor the Surviving Corporation shall be liable to any former holder of Rose's Common Stock for any such shares of Fred's Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 1.10 Adjustment of Conversion Number. In the event of any reclassification, stock split or stock dividend with respect to Fred's Common Stock, any change or conversion of Fred's Common Stock into other securities, or any other dividend or distribution with respect to the Fred's Common Stock other than normal quarterly cash dividends as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur), and upon the Reverse Split (as herein defined), prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Conversion Number, and all references to the Conversion Number in this Agreement shall be deemed to be to the Conversion Number as so adjusted.

         Section 1.11 No Further Ownership Rights in Rose's Common Stock. All shares of Fred's Common Stock issued pursuant to the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued, and cash paid pursuant to Section 5.19 shall be deemed to have been paid, in full satisfaction of all rights pertaining to the shares of Rose's Common Stock represented by such Certificates.

         Section 1.12 Closing of Rose's Transfer Books. At the Effective Time, the stock transfer books of Rose's shall be closed and no transfer of shares of Rose's Common Stock shall thereafter be made on the records of Rose's. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Fred's, such Certificates shall be canceled and exchanged as provided in this Article I.

         Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct (but consistent with the practices Fred's applies to its own stockholders), as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent (at the stockholder's expense) will issue in exchange for such lost stolen or destroyed Certificate the shares of Fred's Common Stock, any cash in lieu of fractional shares of Fred's Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7 or cash payable pursuant to Section 5.19.

         Section 1.14 Affiliates. Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 5.4) of Rose's for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged until Fred's has received a written agreement from such Person as provided in Section 5.4 hereof.

         Section 1.15  Dissenters' Rights.

                  (a) In accordance with Section 262 of the Del.C. ("Section 262"), no appraisal rights shall be available to holders of Rose's Common Stock converted into Fred's Common Stock in accordance with Section 1.5(b).

                  (b) Holders of shares of Rose's Common Stock entitled to receive cash pursuant to Section 5.19 shall be entitled to appraisal rights in accordance with Section 262, and each such outstanding share of Rose's Common Stock the holder of which has timely filed with the Company a written demand for appraisal pursuant to Section 262 is herein called a "Dissenting Share". Each Dissenting Share the holder of which, at the Effective Time, has not effectively withdrawn with the consent of Rose's, if required, or become ineligible for (through failure to perfect or otherwise) his dissenter's rights under Section 262 shall not be converted into or represent the right to receive cash pursuant to Section 5.19, but the holder thereof shall be entitled only to such rights as are granted by Section 262. Each holder of Dissenting Shares who becomes entitled, pursuant to the provisions of Section 262, to receive payment for his Rose's Common Stock shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

                  (c) If any holder of Dissenting Shares shall effectively withdraw with the consent of Rose's, if required, or become ineligible for his dissenter's rights under Section 262, such Dissenting Shares shall be deemed to have been converted into and represent the right to receive, as of the later of the Effective Time or the occurrence of such event, cash in accordance with the provisions of Section 5.19 hereof.

                  (d) Rose's shall give Fred's (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal, and any other instruments served pursuant to Section 262 and received by Rose's and (ii) the opportunity to direct all negotiations and proceedings with respect to holders of Dissenting Shares. Rose's will not voluntarily make any payment with respect to any demands for appraisal for shares under Section 262 and will not, except with the prior written consent of Fred's, settle or offer to settle any such demands. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such a holder under Section 262.

         Section 1.16 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on the behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

         Section 1.17 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this agreement to occur at the Closing shall take place at the offices of Waring Cox PLC, 50 north Front Street, Memphis, Tennessee, at 9:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived or at such other time and place as Fred's and Rose's shall agree.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF FRED'S AND SUB

         Fred's and Sub jointly and severally represent and warrant to Rose's as follows:

         Section 2.1 Organization, Standing and Power. Fred's is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has the requisite corporate power and authority to carry on its business as now being conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Fred's is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect

(as defined herein) on Fred's. Fred's and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Fred's. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Fred's or Rose's, as the case may be, any change or effect that is materially adverse to the business, assets, liabilities, results of operation, financial condition or prospects of Fred's and its Subsidiaries, taken as a whole, or Rose's and its Subsidiaries, taken as a whole, as the case may be, and (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Fred's or Rose's, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

         Section 2.2 Capital Structure. The authorized capital stock of Fred's consists of 30,000,000 shares of Fred's Class A Voting Common Stock, 11,500,000 shares of Class B Nonvoting Common Stock, and 10,000,000 shares of Preferred Stock (the "Fred's Preferred Stock"). There are at the date hereof (i) 9,335,239 shares of Fred's Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights (28,000 shares of which were issued as restricted stock awards pursuant to Fred's 1993 Long-Term Incentive Plan and are subject to certain restrictions), and (ii) 500,000 shares of Fred's Common Stock are reserved for future issuance pursuant to Fred's 1993 Long-Term Incentive Plan. No shares of Fred's Class B Nonvoting Common Stock or Preferred Stock are issued and outstanding. All of the shares of Fred's Common Stock issuable in exchange for Rose's Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (a) this Agreement, (b) stock options covering 311,595 shares of Fred's Common Stock, and (c) restricted stock awards pursuant to Fred's 1993 Long-Term Incentive Plan for 14,000 shares of Fred's Common Stock, which shares of restricted stock have not yet been issued, there are no options, warrants, calls, rights or agreements to which Fred's or any of its Subsidiaries is a party or by which any of them is bound obligating Fred's or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Fred's or any of its Subsidiaries or obligating Fred's or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each

Subsidiary of Fred's is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Fred's SEC Documents (as defined herein), each such share is owned by Fred's or another Subsidiary of Fred's, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

         Section 2.3 Authority. The respective Boards of Directors of Fred's and Sub have on or prior to the date of this Agreement declared the Merger advisable (subject to the satisfaction of the conditions to Closing contained herein, including receipt by Fred's of the fairness opinion of its investment banker) and approved this Agreement in accordance with applicable law. Each of Fred's and Sub has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of Fred's (the "Fred's Stockholders") of this Agreement, the issuance of Fred's Common Stock in connection with the Merger (the "Share Issuance"), and the amendment of Fred's 1993 Long-Term Incentive Plan to increase the number of authorized shares (collectively, the "Fred's Stockholders' Approvals"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Fred's and Sub and the consummation by Fred's and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Fred's and Sub, subject to (x) approval by the Fred's Stockholders and (y) the filing of a Certificate of Merger as required by the Del.C. This Agreement has been duly executed and delivered by Fred's and Sub and (assuming the valid authorization, execution and delivery of this Agreement by Rose's) this Agreement constitutes the valid and binding obligation of Fred's and Sub enforceable against each of them in accordance with its terms. The Share Issuance and the filing of a registration statement on Form S-4 (or other appropriate form) with the Securities and Exchange Commission (the "SEC") by Fred's under the Securities Act, for the purpose of registering the shares of Fred's Common Stock to be issued in the Merger (including the Anderson Shares, as defined herein, and the shares issuable upon exercise of the Rose's Warrants and the Rose's Stock Options to be assumed by Fred's pursuant to Section 1.5) (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Fred's Board of Directors. The Fred's Common Stock to be issued in the Merger (including the Anderson Shares, and the shares issuable upon exercise of the Rose's Warrants and the Rose's Stock Options to be assumed by Fred's pursuant to Section 1.5), when issued, will be registered under the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and registered or exempt from registration under any applicable state securities or "blue sky" laws ("Blue Sky Laws").

         Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in the second sentence of this Section 2.4 have been obtained and all filings and obligations described in this Section 2.4 have been made, and subject to Section 5.17, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Fred's or any of its Subsidiaries under, any provision of (i) the Charter or By-laws of Fred's, (ii) any provision of the comparable charter or organization documents of any of Fred's Subsidiaries,
(iii) any loan or credit agreement note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Fred's or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Fred's or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Fred's, or prevent or materially delay the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Fred's or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Fred's or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Rose's or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (v) such filings as may be required in connection with the taxes described in Section 5.10, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which Rose's or any of its Subsidiaries conducts any business or owns any property or assets, (vii) such filings and consents as may be required under any state or foreign laws pertaining to debt collection, the issuance of payment instruments or money transmission, (viii) applicable requirements, if any, of Blue Sky Laws and NASDAQ, and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Fred's, or prevent or materially delay the consummation of any of the transactions contemplated hereby.

         Section 2.5 SEC Documents and Other Reports. Fred's has filed all required documents with the SEC since January 1, 1993 (including the Fred's Annual Report, as defined herein, the "Fred's SEC Documents"). As of their respective dates, the Fred's SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be and, at the respective times they were filed, none of the Fred's SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Fred's included in the Fred's SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by the Securities Act or the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Fred's and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to any other adjustments described therein and normal year-end audit adjustments). Except as disclosed in the Fred's SEC Documents or as required by GAAP, Fred's has not since January 28, 1995, made any change in the accounting practices or policies applied in the preparation of financial statements. As used herein, the term "Fred's Annual Report" refers to Fred's Annual Report on Form 10-K most recently filed with the SEC. As to Fred's SEC Documents and financial statements filed or to be filed with the SEC, all representations and warranties of Fred's in this Agreement relating to such as have been filed prior to the date hereof (i.e., as to periods already ended) are hereby made by Fred's as to all such SEC Documents to be filed on or after the date hereof (i.e., as to periods subsequent to the periods reflected in the documents already filed) as of the date such documents are filed in the future.

         Section 2.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by Fred's or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the Stockholder Meetings (as defined in Section 5.1) will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Fred's, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the Fred's Stockholders and Rose's. The Registration Statement will comply (with respect to Fred's) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to Fred's) as to form in all material respects with the provisions of the Exchange Act.

         Section 2.7 Absence of Certain Changes or Events. Except as disclosed in Fred's SEC Documents filed with the SEC prior to the date of this Agreement, since January 28, 1995, (A) Fred's and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be foreseen to result in a Material Adverse Effect on Fred's, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Fred's and Subsidiaries of Fred's are involved and except for any such changes or effects resulting from this Agreement the transactions contemplated hereby or the announcement thereof; (B) Fred's and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Fred's; (C) other than any indebtedness incurred by Fred's after the date hereof as permitted by Section 4.1(a)(vi), there has been no material change in the consolidated indebtedness of Fred's and its Subsidiaries, and no dividend or distribution of any kind declared, paid or made by Fred's on any class of its stock, except for regular quarterly dividends of not more than

$0.05 per share of Fred's Common Stock; and (D) there has been no event having a Material Adverse Effect on Fred's, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Fred's and Subsidiaries of Fred's are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof. Fred's has not amended since June 30, 1995 its Charter or Bylaws with respect to the indemnification of its officers and directors.

         Section 2.8 Permits and Compliance. Each of Fred's and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Fred's or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Fred's Permits"), except where the failure to have any of the Fred's Permits would not, individually or in the aggregate, have a Material Adverse Effect on Fred's and, as of the date of this Agreement, no suspension or cancellation of any of the Fred's Permits is pending or, to the Knowledge of Fred's (as defined herein), threatened, except where the suspension or cancellation of any of the Fred's Permits would not, individually or in the aggregate, have a Material Adverse Effect on Fred's. Neither Fred's nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Fred's or any of its Subsidiaries, except in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Fred's. Except as disclosed in the Fred's SEC Documents filed prior to the date of this Agreement, there is no contract or agreement that is material to the business, financial condition or results of operations of Fred's and its Subsidiaries, taken as a whole. Except as set forth in the Fred's SEC Documents, prior to the date of this Agreement no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Fred's of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Fred's or any of its Subsidiaries is a party or by which Fred's or any such Subsidiary is bound or to which any of the properties, assets or operations of Fred's or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Fred's. "Knowledge of

Fred's" means the actual knowledge of the Chief Executive Officer and Chief Financial Officer of Fred's.

         Section 2.9 Tax Matters. Each of Fred's and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, have a Material Adverse Effect on Fred's. For purposes of this Agreement: (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         Section 2.10 Actions and Proceedings. Except as set forth in the Fred's SEC Documents, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Fred's or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or Fred's Stockholders or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Fred's Plan (as defined herein) that, individually or in the aggregate, would have a Material Adverse Effect on Fred's. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Fred's, threatened against or involving Fred's or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, any of its or their properties, assets or business or any Fred's Plan that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Fred's. As of the date hereof there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Fred's, threatened against or affecting Fred's or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

         Section 2.11 Certain Agreements. As of the date of this Agreement, neither Fred's nor any of its Subsidiaries is a party to any oral or written benefits agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         Section 2.12  ERISA.

                  (a) With respect to each Fred's Plan (as defined herein), Fred's has made (or as soon as practicable will make) available to Rose's a true and correct copy (to the extent applicable) of (i) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Fred's Plan, (iii) each trust agreement, insurance contract or administration agreement relating to such Fred's Plan, (iv) the most recent summary plan description of each Fred's Plan for which a summary plan description is required and (v) the most recent determination letter, if any, issued by the IRS with respect to any Fred's Plan intended to be qualified under section 401(a) of the Code. Except as would not have a Material Adverse Effect on Fred's and except as set forth on Schedule 2.12(a), each Fred's Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, including but not limited to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and (i) neither Fred's nor any of its ERISA Affiliates is or, within the past six years has been, a contributing employer to a Fred's Multiemployer Plan (as defined herein), (ii) no Fred's Plan is, or has ever been, subject to Title IV of ERISA, and (iii) Fred's and its ERISA Affiliates have complied in all material respects with the continued medical coverage requirements of COBRA.

                  (b) With respect to Fred's Plans, no event has occurred in connection with which Fred's or any of its ERISA Affiliates would be subject to any liability under the terms of such Fred's Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on Fred's. All Fred's Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, or a timely application (under Revenue Procedure 93-39 or any subsequent Revenue Procedure with respect to ruling and determination letters) for such determination is now pending, and to the Knowledge of Fred's, no event has occurred and no fact exists that would adversely affect such determination. Except as set forth on
Schedule 2.12(b) or as disclosed in Fred's SEC Documents, neither Fred's nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or as disclosed in Fred's Annual Report.

As used herein, (i) "Fred's Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Fred's Multiemployer Plan)) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by Fred's or any of its ERISA Affiliates or as to which Fred's or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Fred's Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Fred's or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                  (c) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Fred's and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreements or insurance contracts forming a part of such Compensation and Benefit Plans has been provided or made available to Rose's prior to the date hereof. Fred's has no current plans to modify or terminate any of the Compensation and Benefit Plans, except as set forth on Schedule 2.12(c); the effect of any such modification or termination is also set forth on Schedule 2.12(c).

         Section 2.13 Compliance with Certain Laws. The properties, assets and operations of Fred's and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Fred's. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Fred's or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety

Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Fred's. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

         Section 2.14 Liabilities. Except as fully reflected or reserved against in the financial statements included in the Fred's Annual Report, Fred's most recent report to the SEC on Form 10-Q , or disclosed in the footnotes thereto, Fred's and its Subsidiaries had no liabilities (including, without limitation, tax liabilities) at the date of such financial statements, absolute or contingent, liquidated or unliquidated, other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on Fred's, and had no liabilities (including, without limitation, tax liabilities) that were not incurred in the ordinary course of business. Except as so reflected, reserved or disclosed, Fred's and its Subsidiaries have no commitments, other than any commitments which, individually or in the aggregate, would not have a Material Adverse Effect on Fred's.

         Section 2.15 Labor Matters. Neither Fred's nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither Fred's nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Fred's or any of its Subsidiaries (the "Fred's Business Personnel"), and there is no unfair labor practice complaint or grievance against Fred's or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Fred's Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Fred's. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Fred's, threatened against or affecting Fred's or any of its Subsidiaries which may interfere with the respective business activities of Fred's or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Fred's.

         Section 2.16 Intellectual Property. Fred's and its Subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business of Fred's and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on Fred's. Neither Fred's nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Fred's.

         Section 2.17 Reorganization. To the Knowledge of Fred's, neither Fred's nor any of its Subsidiaries has taken, or will have taken, any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         Section 2.18 Required Vote of Fred's Stockholders. The affirmative vote of a majority of the votes eligible to be cast on the approval of this Agreement is required to approve this Agreement. The affirmative vote of a majority of the votes cast on the Share Issuance is required to approve the Share Issuance and to amend Fred's 1993 Long-Term Incentive Plan, provided that the total votes cast on each proposal represents a majority of the outstanding shares of Fred's Common Stock. No other vote of the Fred's Stockholders is required by law, the Charter or By-laws of Fred's or otherwise in order for Fred's to consummate the Merger and the transactions contemplated hereby.

         Section 2.19 Ownership of Shares. Neither Fred's nor any of its Subsidiaries (i) "beneficially owns" or is the "beneficial owner" of (as such terms are defined by reference to Section 13(d) of the Exchange Act), or (ii) "owns", as such term is defined in Section 203 of the Del.C., any shares of Rose's Common Stock.

         Section 2.20 Operations of Sub. Sub is a direct, wholly-owned subsidiary of Fred's, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         Section 2.21 Brokers. No broker, investment banker or other person, is entitled to any brokers, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Fred's.

         Section 2.22 Disclosure. No representation or warranty by Fred's contained in this Agreement and no written statement, certificate, or document furnished by or on behalf of Fred's to Rose's in connection with this Agreement or any transaction contemplated hereby, contains, as of the date on which made or reaffirmed, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made, not misleading, or necessary in order to provide Rose's with full information as to Fred's and its affairs. None of this Agreement, the financial statements or any schedule, exhibit, or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Fred's, or by any of Fred's directors or officers, in connection with the transactions contemplated hereby, contains, or will contain, any untrue statement of a material fact, or omits, or will omit, any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Fred's which materially and adversely affects the business, prospects, working capital or financial condition of Fred's or its properties or assets, which has not been set forth in this Agreement or in the schedules, exhibits or certificates or statements in writing furnished in connection with the transactions contemplated by this Agreement.

         Section 2.23 Opinion of Investment banker. Fred's has engaged Morgan Keegan & Co., Inc. as its investment banker to render a written opinion, as of the day before the printing of the Joint Proxy Statement, to the effect that the Conversion Number is fair to Fred's Stockholders from a financial point of view, a copy of which opinion will be delivered to Rose's promptly upon receipt by Fred's.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF ROSE'S

         Rose's represents and warrants to Fred's and Sub as follows:

         Section 3.1 Organization, Standing and Power. Rose's is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Rose's is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on Rose's. Rose's and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Rose's.

         Section 3.2 Capital Structure. The authorized capital stock of Rose's consists of 50,000,000 shares of Rose's Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value. At the date hereof (i) 8,233,951 shares of Rose's Common Stock are issued and outstanding, all of which are validly issued, fully paid

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
and nonassessable and free of preemptive rights, (ii) 976,910 shares of Rose's Common Stock are held in the treasury of Rose's, (iii) the Escrow Shares (789,139 shares) are held by the FUNB, (iv) not more than 700,000 shares of Rose's Common Stock are reserved for future issuance pursuant to Rose's New Equity Compensation Plan (the "Rose's Stock Option Plan"), and (v) 4,285,714 shares are issuable pursuant to the Rose's Warrants. No shares of Rose's Preferred Stock are outstanding. As of the date of this Agreement, except for Rose's Stock Options granted under Rose's Stock Option Plan for the issuance upon exercise of 388,000 shares of Rose's Common Stock, and Rose's Warrants for the issuance upon exercise of 4,285,714 shares of Rose's Common Stock, there are no options, warrants, calls, rights or agreements to which Rose's or any of its Subsidiaries is a party or by which any of them is bound obligating Rose's or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Rose's or any of its Subsidiaries or obligating Rose's or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Rose's has furnished to Fred's a specimen copy of every form of Rose's Stock Option and Rose's Warrant granted and in effect at the date hereof or to become effective after the date hereof, together with a list of the grantees and of the actual variable terms and conditions (e.g., date of grant, number of shares as to which granted, exercise price, etc.) contained in the Rose's Stock Options and Rose's Warrants so granted and effective. Schedule 3.2 lists the holders, date of grant and exercise price of all Rose's Stock Options. Each outstanding share of capital stock of each Subsidiary of Rose's that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Rose's SEC Documents (as defined herein), each such share is owned by Rose's or another Subsidiary of Rose's, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

         Section 3.3 Authority. The Board of Directors of Rose's has on or prior to the date of this Agreement (a) declared the Merger advisable and fair to and in the best interest of Rose's and Rose's Stockholders (subject to the satisfaction of the conditions to Closing contained herein, including receipt by Rose's of the fairness opinion of its investment banker), (b) approved this Agreement in accordance with the Del.C., (c) resolved to recommend the approval of this Agreement by Rose's Stockholders and (d) directed that this Agreement be submitted to Rose's Stockholders for approval. Rose's has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the Rose's Stockholders of this Agreement (which, for all purposes in this Agreement, shall be deemed to include any necessary approval of amendments to Rose's stock plans), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Rose's and the consummation by Rose's

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
of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Rose's, subject to (x) approval of this Agreement by Rose's Stockholders and (y) the filing of a Certificate of Merger as required by the Del.C. This Agreement has been duly executed and delivered by Rose's and (assuming the valid authorization, execution and delivery of this Agreement by Fred's and Sub) constitutes the valid and binding obligation of Rose's enforceable against Rose's in accordance with its terms. The filing of the Joint Proxy Statement with the SEC has been duly authorized by Rose's Board of Directors.

         Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
3.4 have been obtained and all filings and obligations described in this Section
3.4 have been made, and subject to Section 5.17, the execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Rose's or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or By-laws of Rose's, (ii) any provision of the comparable charter or organization documents of any of Rose's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Rose's or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Rose's or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Rose's, or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Rose's or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Rose's or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Rose's or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (v) such filings as may be required in connection with the taxes described in Section 5.10, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which Rose's or any of its Subsidiaries conducts any business or owns any property or assets, (vii) such filings and consents as may be required under any state or foreign laws pertaining to debt collection, the issuance of payment instruments or money transmission, (viii) applicable requirements, if any, of Blue Sky Laws and NASDAQ, and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Rose's or prevent the consummation of any of the transactions contemplated hereby.

         Section 3.5  SEC Documents and Other Reports.

                  (a) SEC Documents. Rose's has filed all required documents with the SEC since January 28, 1995 (the "Rose's SEC Documents"). As of their respective dates, Rose's SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the regulations promulgated thereunder, and, at the respective times they were filed, none of Rose's SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Other Reports. Rose's has furnished to Fred's unaudited balance sheets, and related unaudited statements of income and retained earnings and cash flows for each month and year-to-date period subsequent to the last month and period most recently reflected in a Rose's SEC Document (the "Period Reports").

                  (c) Compliance, Presentation, Absence of Changes in Preparation. The consolidated financial statements (including, in each case, any notes thereto) of Rose's included in Rose's SEC Documents and in the Period Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by the Securities Act or the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Rose's and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of

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
unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in Rose's SEC Documents or as required by GAAP, Rose's has not, since January 28, 1995, made any change in the accounting practices or policies applied in the preparation of financial statements. As used herein, the term "Rose's Annual Report" refers to Rose's Annual Report on Form 10-K most recently filed with the SEC. As to Rose's SEC Documents, Audited Financial Statements (as defined herein), Period Reports and Management Correspondence (as defined herein) and financial statements which have been or are to be filed with the SEC, prepared by Rose's, or delivered to Fred's by Rose's, all representations and warranties of Rose's in this Agreement relating to such as have been filed, prepared or delivered prior to the date hereof (i.e., as to periods already ended) are hereby made by Rose's as to all such SEC Documents to be filed on or after the date hereof (i.e., as to periods subsequent to the periods reflected in the documents already filed, prepared or delivered) as of the date such documents are filed, prepared or delivered in the future.

                  (d) Management Correspondence. Rose's has furnished to Fred's the letters of KPMG Peat Marwick, LLP ("Rose's Auditors") to the management of Rose's relating to the audited financial statements certified by Rose's Auditors contained in Rose's SEC Documents for the fiscal years ended January 29, 1994 and January 28, 1995 (the "Audited Financial Statements") and Rose's written responses thereto (collectively, the "Management Correspondence"). All Management Correspondence delivered and to be delivered to Fred's reflects and will reflect that there is no adjustment to any Audited Financial Statements delivered to Fred's that Rose's Auditors waived.

         Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by Rose's for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Rose's, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the Fred's

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
Stockholders and Rose's. The Joint Proxy Statement will comply (with respect to Rose's) as to form in all material respects with the Exchange Act.

         Section 3.7 Absence of Certain Changes or Events. Except as disclosed in Rose's SEC Documents filed with the SEC prior to the date of this Agreement or in Schedule 3.7, since January 28, 1995, (A) Rose's and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be foreseen to result in a Material Adverse Effect on Rose's, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Rose's and Subsidiaries of Rose's are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof, (B) Rose's and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Rose's; (C) other than any indebtedness incurred by Rose's after the date hereof as permitted by
Section 4.1(b)(vi), there has been no material change in the consolidated indebtedness of Rose's and its Subsidiaries, and no dividend or distribution of any kind declared, paid or made by Rose's on any class of its stock; and (D) there has been no event causing a Material Adverse Effect on Rose's, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Rose's and Subsidiaries of Rose's are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof. Rose's has not amended since prior to June 30, 1995 its Certificate of Incorporation or Bylaws with respect to the indemnification of its officers and directors.

         Section 3.8 Permits and Compliance. Each of Rose's and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Rose's or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Rose's Permits"), except where the failure to have any of Rose's Permits would not, individually or in the aggregate, have a Material Adverse Effect on Rose's, and, as of the date of this Agreement, no suspension or cancellation of any of Rose's Permits is pending or, to the knowledge of Rose's (as defined herein), threatened, except where the suspension or cancellation of any of Rose's Permits would not, individually or in the aggregate, have a Material Adverse Effect on Rose's. Neither Rose's nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or
(C) any order, decree or judgment of any Governmental Entity having jurisdiction over Rose's or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Rose's. Except as disclosed in Rose's SEC Documents filed with the SEC prior to the date of this Agreement, as of the date hereof there is no contract or agreement that is material to the business, financial condition or results of operations of Rose's and its Subsidiaries, taken as a whole. Except as set forth in Rose's SEC Documents filed with the SEC prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Rose's of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Rose's or any of its Subsidiaries is a party or by which Rose's or any such Subsidiary is bound or to which any of the properties, assets or operations of Rose's or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Rose's. Set forth in
Schedule 3.8 to this Agreement is a description of (i) all material leases to which Rose's or any of its Subsidiaries is a party or by which Rose's or any such Subsidiary is bound or to which any of the properties, assets or operations of Rose's or any such Subsidiary is subject and all amendments thereto (including, as to real property leased, its location by street address, city or township, county and state), (ii) all material contracts, licenses or other agreements or instruments (including, but not limited to, security agreements and evidences of indebtedness) to which Rose's or any of its Subsidiaries is a party or by which Rose's or any such Subsidiary is bound or to which any of the properties, assets or operations of Rose's or any such Subsidiary is bound or to which any of the properties, assets or operations of Rose's or any such Subsidiary is subject and all amendments thereto, and (iii) any material changes to the amount and terms of the indebtedness for borrowed money of Rose's and its Subsidiaries as described in Rose's Annual Report. "Knowledge of Rose's" means the actual knowledge of the Chief Executive Officer and the Chief Financial Officer.

         Section 3.9 Tax Matters. Each of Rose's and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, have a Material Adverse Effect on Rose's or as set forth on Schedule 3.9.

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
         Section 3.10 Actions and Proceedings. Except as set forth in Rose's SEC Documents or in Schedule 3.10, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Rose's or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or Rose's Stockholders or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Rose's Plan (as defined herein) that, individually or in the aggregate, would have a Material Adverse Effect on Rose's. Except as set forth in Rose's SEC Documents, as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Rose's, threatened against or involving Rose's or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business or any Rose's Plan that, individually or in the aggregate, would have a Material Adverse Effect on Rose's. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Rose's, threatened against or affecting Rose's of any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

         Section 3.11 Certain Agreements. As of the date of this Agreement, except as set forth on Schedule 3.11, neither Rose's nor any of its Subsidiaries is a party to any oral or written benefits agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan (other than pursuant to the New Equity Compensation Plan), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Rose's Common Stock, or shares of Rose's Common Stock granted in connection with the performance of services for Rose's or its Subsidiaries, is or will be entitled to receive cash from Rose's or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (provided that a cashless exercise currently permitted with no other authorization under the terms of a Rose's Stock Option shall not be considered such a prohibited cash payment). Neither Rose's nor any Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement one trigger of which would be the consummation of the

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
transactions contemplated by this Agreement, except as set forth in Schedule
3.11.

         Section 3.12  ERISA.

                  (a) With respect to each Rose's Plan (as defined herein), Rose's has made (or as soon as practicable will make) available to Fred's a true and correct copy (to the extent applicable) of (i) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Rose's Plan, (iii) each trust agreement, insurance contract or administration agreement relating to such Rose's Plan, (iv) the most recent summary plan description of each Rose's Plan for which a summary plan description is required and (v) the most recent determination letter, if any, issued by the IRS with respect to any Rose's Plan intended to be qualified under section 401(a) of the Code. Except as would not have a Material Adverse Effect on Rose's and except as set forth on Schedule 3.12(a), each Rose's Plan complies in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, including but not limited to COBRA, and
(i) neither Rose's nor any of its ERISA Affiliates is or, within the past six years has been, a contributing employer to a Rose's Multiemployer Plan (as defined herein), (ii) no Rose's Plan is, or has ever been, subject to Title IV of ERISA, and (iii) Rose's and its ERISA Affiliates have complied in all material respects with the continued medical coverage requirements of COBRA.

                  (b) With respect to Rose's Plans, except as set forth on
Schedule 3.12(b)no event has occurred in connection with which Rose's or any of its ERISA Affiliates would be subject to any liability under the terms of such Rose's Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on Rose's. All Rose's Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, or a timely application (under Revenue Procedure 93-39 or any subsequent Revenue Procedure with respect to ruling and determination letters) for such determination is now pending, and to the Knowledge of Rose's, no event has occurred and no fact exists that would adversely affect such determination. Except as set forth on Schedule 3.12(b) or as disclosed in Rose's SEC Documents, neither Rose's nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or as disclosed in Rose's Annual Report. As used herein,
(i) "Rose's Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Rose's Multiemployer Plan)) or a "welfare plan" (as defined in
Section 3(1) of ERISA) established or maintained by Rose's or any of its ERISA Affiliates or as to which Rose's or any of its ERISA Affiliates has contributed or otherwise may have any liability, and (ii) "Rose's

Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Rose's or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

                  (c) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Rose's and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreements or insurance contracts forming a part of such Compensation and Benefit Plans has been provided or made available to Fred's prior to the date hereof. Rose's has no current plans to modify or terminate any of the Compensation and Benefit Plans, except as set forth on Schedule 3.12(c); the effect of any such modification or termination is also set forth on Schedule 3.12(c).

         Section 3.13 Compliance with Certain Laws. The properties, assets and operations of Rose's and its Subsidiaries are in compliance in all material respects with all applicable Worker Safety Laws, Environmental Laws and consumer credit laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Rose's or as set forth on Schedule
3.13. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Rose's or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Rose's. Rose's will provide such certificates and environmental studies as Fred's may reasonably request.

         Section 3.14 Liabilities. Except as fully reflected or reserved against in the financial statements included in Rose's Annual Report, Rose's most recent report to the SEC on Form 10-Q and in the most recent Period Report, or disclosed in the footnotes thereto, and except as set forth on Schedule 3.14, Rose's and its Subsidiaries had no liabilities (including, without limitation, tax liabilities and workmen's compensation liabilities) at the date of such financial statements, absolute or contingent, liquidated or unliquidated, other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on Rose's, and had no liabilities (including, without limitation, tax liabilities) that were not incurred in the ordinary course of business. Except as so reflected, reserved or disclosed, Rose's and its Subsidiaries have no commitments, other than any commitments which, individually or in the aggregate, would not have a Material Adverse Effect on Rose's.

         Section 3.15 Labor Matters. Neither Rose's nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract, except as set forth in Schedule 3.15. Neither Rose's nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Rose's or any of its Subsidiaries (the "Rose's Business Personnel"), and there is no unfair labor practice complaint or grievance against Rose's or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to Rose's Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Rose's. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Rose's, threatened against or affecting Rose's or any of its Subsidiaries which may interfere with the respective business activities of Rose's or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Rose's.

         Section 3.16 Intellectual Property. Rose's and its Subsidiaries have all Intellectual Property Rights as are necessary in connection with the business of Rose's and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on Rose's. Neither Rose's nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Rose's.

         Section 3.17 State Takeover Statutes. As of the date hereof, assuming the accuracy of Fred's representations and warranties contained in Section 2.19 (Ownership of Shares), the Board of Directors of Rose's has taken all action so that prior to the execution hereof, the Board of Directors has approved the Merger pursuant to Section 203(a)(1) of the Del.C.

         Section 3.18 Required Vote of Rose's Stockholders. The affirmative vote of the holders of not less than a majority of the outstanding shares of Rose's Common Stock is required to approve the transactions contemplated by this Agreement. No other vote of the Rose's Stockholders is required by law, the Certificate of Incorporation or Bylaws of Rose's or otherwise in order for Rose's to consummate the Merger and the transactions contemplated hereby.

         Section 3.19 Reorganization. To the Knowledge of Rose's, neither it nor any of its Subsidiaries or Affiliates has, or will have, taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         Section 3.20 Brokers. No broker, investment banker or other person, other than Peter J. Solomon Company Limited, the fees and expenses of which will be paid by Rose's (and are reflected in an agreement between Peter J. Solomon Company Limited and Rose's, a copy of which has been furnished to Fred's), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Rose's.

         Section 3.21 Disclosure. No representation or warranty by Rose's contained in this Agreement and no written statement, certificate, or document furnished by or on behalf of Rose's to Fred's in connection with this Agreement or any transaction contemplated hereby, contains, as of the date on which made or reaffirmed, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made, not misleading, or necessary in order to provide Fred's with full information as to Rose's and its affairs. None of this Agreement, the financial statements or any schedule, exhibit, or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Rose's, or by any of Rose's directors or officers, in connection with the transactions contemplated hereby, contains, or will contain, any untrue statement of a material fact, or omits, or will omit, any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Rose's which materially and adversely affects the business, prospects, working capital or financial condition of Rose's or its properties or assets, which has not been set forth in this Agreement or in the schedules, exhibits or certificates or statements in writing furnished in connection with the transactions contemplated by this Agreement.

         Section 3.22 Opinion of Investment Banker. Rose's has engaged Peter J. Solomon Company Limited, as its investment banker, which investment banker (x) has advised Rose's and (y) will render a written opinion as of the day before the printing of the Joint Proxy Statement (a copy of which opinion which will be delivered to Fred's promptly upon receipt by Rose's), to the effect that the Merger is fair to Rose's Stockholders from a financial point of view. Rose's has entered into a written agreement with its investment banker, and has delivered a copy thereof to Fred's, to limit such investment banker's compensation relating to the Merger (including the delivery of a fairness opinion to Rose's) to not more than $900,000, payable by Rose's $150,000 prior to Closing and $750,000 at the Closing.

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                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.1  Conduct of Business Pending the Merger.

         (a) Actions by Fred's. Except as expressly permitted by clauses (i) through (xii) of this Section 4.1(a), during the period from the date of this Agreement through the Effective Time, Fred's shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, Fred's shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Rose's:

                  (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (A) regular quarterly dividends on Fred's Common Stock declared and paid on dates consistent with past practice and (B) dividends and other distributions by Subsidiaries), (x) other than in the case of any Subsidiary, split (except for the Reverse Split referred to herein), combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (y) purchase, redeem or otherwise acquire any shares of capital stock of Fred's or any other securities thereof or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of stock options and shares of Fred's Common Stock to employees of Fred's or any of its Subsidiaries in the ordinary course of business consistent with past practice, and (B) the issuance by any wholly-owned Subsidiary of Fred's of its capital stock to Fred's or another wholly-owned Subsidiary of Fred's;

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
                  (iii) amend its charter or by-laws; provided, however, that Fred's may amend its Charter to increase its authorized capital stock;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, unless the entering into a definitive agreement relating to or the consummation of such acquisition, merger, consolidation or purchase would not (A) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (B) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger or (C) significantly increase the risk of not being able to remove any such order on appeal or otherwise;

                  (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (A) transactions that are in the ordinary course of business consistent with past practice and not material to Fred's and its Subsidiaries taken as a whole, (B) as may be required by any Governmental Entity and
         (C) dispositions to non-related parties involving fair consideration;

                  (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in the ordinary course of business consistent with past practice, and (B) indebtedness, loans, advances, capital contributions and investments between Fred's and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries;

                  (vii) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

                  (viii) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

                  (ix) materially increase the annual level of compensation of any employee, or increase at all the annual level of

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
         compensation of any person whose compensation in the last preceding fiscal year exceeded $100,000, or grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except in amounts in keeping with past practices by formulas or otherwise;

                  (x) increase, terminate, amend or otherwise modify any plan for the benefit of employees, except for the termination of post-retirement welfare benefits;

                  (xi) engage in any related party transactions; or

                  (xii) authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  (b) Actions by Rose's. Except as expressly permitted by clauses (i) through (xv) of this Section 4.1(b), during the period from the date of this Agreement through the Effective Time, Rose's, subject to Section 4.2 hereof, shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, Rose's, subject to Sections 4.1(c) and 4.2 hereof, shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Fred's:

                  (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (x) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
         (y) purchase, redeem or otherwise acquire any shares of capital stock of Rose's or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Rose's Common Stock upon the exercise of Rose's Stock Options or Rose's Warrants outstanding on the date of this Agreement in accordance with their current terms or the delivery of Escrow Shares pursuant to the Plan of Reorganization;

                  (iii) amend its charter or by-laws;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets other than transactions that are in the ordinary course of business consistent with past practice and that are not material;

                  (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (A) transactions that are in the ordinary course of business consistent with past practice and not material to Rose's and its Subsidiaries taken as a whole or (B) as may be required by any Governmental Entity;

                  (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) indebtedness for borrowed money incurred in the ordinary course of business, consistent with (1) past practice (or in accordance with Rose's 1996 Proforma Balance Sheet dated January 13, 1996 furnished by Rose's to Fred's) or (2) the provisions of Section 5.17 of this Agreement, and (B) indebtedness, loans, advances, capital contributions and investments between Rose's and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries, or make any payment to any lender to Rose's other than regularly scheduled payments of principal and interest or enter into any instrument of waiver or forebearance with any lender to Rose's;

                  (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Rose's or any Subsidiary (except for the Reverse Split referred to herein);

                  (viii) enter into or adopt or amend any existing severance plan, agreement or arrangement or enter into or amend any Rose's Plan or employment or consulting agreement, other than as required by law, this Agreement or as set forth on Schedule 4.1(b)(viii);

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
                  (ix) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of Rose's or any of its Subsidiaries who are not officers of Rose's or any of its Subsidiaries (or increase at all the annual level of compensation of any person whose compensation in the last preceding fiscal year exceeded $100,000), or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of Rose's or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee (except for the agreements attached hereto pursuant to Section 5.14);

                  (x) increase, terminate, amend or otherwise modify any plan for the benefit of employees generally, except for the termination of post-retirement welfare benefits or as otherwise required by this Agreement or by law;

                  (xi) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

                  (xii) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

                  (xiii) make any tax election or settle or compromise any material federal state, local or foreign income tax liability except as required in connection with the Plan of Reorganization;

                  (xiv) engage in any related party transactions;

                  (xv) amend any agreement with its investment banker to increase such investment banker's compensation relating to the Merger; or

                  (xvi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract agreement, commitment or arrangement to do any of the foregoing.

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
         (c) Interim Reporting Committee. Upon the execution and delivery of this Agreement by each of the parties, the parties jointly shall establish a committee (the "Interim Reporting Committee") for the purpose of being notified, as and to the extent provided in Schedule 4.1(c) [Certain Rose's Actions Requiring Notice], of certain actions by Rose's and its Subsidiaries after the date hereof and prior to the Effective Time or the earlier termination of this Agreement in accordance with Article VII. The members of the Interim Reporting Committee shall be Michael J. Hayes, Bruce D. Smith (or such other natural Person as may hereafter be designated to replace Mr. Hayes or Mr. Smith [or their successors] from time to time by Fred's Board of Directors), R. Edward Anderson and Jeanette R. Peters (or such other natural Person as may hereafter be designated to replace Mr. Anderson or Ms. Peters [or their successors] from time to time by Rose's Board of Directors).

         Section 4.2 No Solicitation. From and after the date hereof, Rose's will not, and will use its best efforts to cause its officers, directors, employees, attorneys, investment bankers, agents or other representatives or those of any of its Subsidiaries not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any Takeover Proposal (as defined herein) from any person, or engage in or continue discussions or negotiations relating thereto, or recommend, or fail to recommend against, the same to Rose's Stockholders; provided, however, that Rose's may engage in discussions or negotiations with, or furnish information concerning itself and its Subsidiaries, business, properties or assets to, any third party which makes a Takeover Proposal if the Board of Directors of Rose's concludes in good faith on the basis of the advice of its outside counsel that the failure to take such action would violate the fiduciary obligations of such Board under applicable law. Rose's will promptly (but in no case later than 24 hours) notify Fred's of any Takeover Proposal, including the material terms and conditions thereof. As used in this Agreement, "Takeover Proposal" shall mean any proposal or offer, or any expression of interest by any third party relating to Rose's willingness or ability to receive or discuss a proposal or offer (other than a proposal or offer by Fred's or any of its Subsidiaries or as permitted under this Agreement) for a tender or exchange offer, a merger, consolidation or other business combination involving Rose's or any of its Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Rose's or any of its Subsidiaries.

         Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, Rose's shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which Rose's or any of its Subsidiaries is a party (other than any involving Fred's), unless the Board of Directors of Rose's concludes in good faith on the basis of the advice of its outside counsel, that the failure to terminate, amend, modify or waive any such confidentiality or standstill agreement would violate the fiduciary obligations of the Board under applicable law. Subject to such fiduciary duties, during such period, Rose's agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

         Section 4.4 Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Fred's, Rose's or any of their respective Subsidiaries or Affiliates shall knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                                    ARTICLE V

                             ADDITIONAL AGREEMENT'S

         Section 5.1 Stockholder Meetings. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised by counsel, Rose's and Fred's each shall call a meeting of its stockholders (respectively, the "Rose's Stockholder Meeting" and the "Fred's Stockholder Meeting" and, collectively, the "Stockholder Meetings") to be held as promptly as practicable for the purpose of considering the approval of this Agreement (in the case of Rose's) and the Fred's Stockholders' Approvals (in the case of Fred's). Rose's, Fred's and Sub will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and shall not withdraw such recommendation; provided, however, that a Board of Directors shall not be required to make, and shall be entitled to withdraw, such recommendation if such Board concludes in good faith on the basis of the advice of Proskauer Rose Goetz & Mendelsohn LLP ("Rose's Counsel"), in the case of Rose's, and Waring Cox PLC ("Fred's Counsel"), in the case of Fred's, that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board under applicable law. The Boards of Directors of Rose's, Fred's and Sub will not rescind their respective declarations that the Merger is advisable, fair to and in the best interest of such company and its stockholders unless, in any such case, any such Board concludes in good faith on the basis of the advice of Rose's Counsel in the case of Rose's and Fred's Counsel in the case of Fred's that the failure to rescind such determination would violate the fiduciary obligations of such Board under applicable law. Rose's and Fred's shall coordinate and cooperate with respect to the timing of such meetings and shall use

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their reasonable best efforts to hold such meetings on the same day and coinciding with the Fred's annual meeting of its stockholders.

         Section 5.2 Preparation of the Registration Statement and the Joint Proxy Statement. Rose's and Fred's shall promptly prepare and file with the SEC the Joint Proxy Statement and Fred's shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Fred's shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Rose's shall provide its and Rose's Auditors' full cooperation and assistance to Fred's in obtaining such declaration. Fred's and Rose's shall cause their respective investment bankers to deliver copies of their written opinions to Fred's for inclusion in the Joint Proxy Statement, which opinions shall be dated as of the day before the printing of the Joint Proxy Statement, to the effect that the Merger is fair to the Fred's Stockholders and to the Rose's Stockholders, respectively. As promptly as practicable after the Registration Statement shall have become effective, each of Fred's and Rose's shall mail the Joint Proxy Statement to its respective stockholders. Fred's shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Fred's Common Stock in the Merger, and Rose's shall furnish all information concerning Rose's and the holders of Rose's Common Stock as may be reasonably requested in connection with any such action. No amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Fred's or Rose's without the prior approval of the other party. Fred's and Rose's each will advise the other, promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Fred's Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         Section 5.3 Access to Information.

         (a) Subject to currently existing contractual and legal restrictions applicable to Fred's or to Rose's or any of their Subsidiaries, each of Fred's and Rose's shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, investment bankers and other representatives of the other party hereto reasonable access to key members of management of the other party and to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time,

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
all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Fred's and Rose's shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         (b) With respect to the preparation of the respective Audited Financial Statements of Fred's and of Rose's for inclusion in their respective Annual Reports for their respective most recently ended fiscal years, each party shall cause its auditors:

                  (i) to comply with all reasonable requests from the other party or its auditors for access to the other party's auditor's work papers so as to permit such other auditors to make copies of the work papers and to assess the progress of the audit of the respective Audited Financial Statements; and

                  (ii) meet with representatives of the other party and its auditors from time to time during the course of the audit to discuss audit plans, scope, principles and procedures.

Additionally, each party's auditors will have reasonable access to the books and records of the other party to perform such other procedures as such party may request.

         (c) Each party shall also furnish to the other party all Period Reports for all months during the period from the date of this Agreement until the Effective Time, as well as all Management Correspondence generated during such period.

         (d) (i) Except as and to the extent required by law, each of Fred's and Rose's shall not disclose or use, and it shall cause its representatives not to disclose or use, any Confidential Information (as defined herein) with respect to the other furnished, or to be furnished, by the other or its representatives to it or its representatives in connection therewith at any time or in any manner other than in connection with its evaluation of the Merger. For purposes of this paragraph, "Confidential Information" means any information about either signatory entity stamped "confidential" or identified in writing as such to the other by the affected entity; provided that it does not include information which the entity which seeks non-confidential treatment shall demonstrate (i) is generally available to or known by the public other than as a result of improper disclosure by such entity

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
or (ii) is obtained by such entity from a source other than the other entity, provided that such source was not bound by a duty of confidentiality to the other entity or another party with respect to such information. If this Agreement is terminated, each of Fred's and Rose's shall promptly return to the other any Confidential Information in its possession concerning the other entity.

         (ii) For a period of one year from and after any termination of this Agreement, neither Fred's or Rose's shall solicit or hire any employee of the other whose salary at the termination of employment with the other was in excess of $80,000.

         Section 5.4 Compliance with the Securities Act. Not later than 10 days prior to the Rose's Stockholder's Meeting, Rose's shall deliver to Fred's a list of names and addresses of those persons who, in the opinion of Rose's, at the time of Rose's Stockholder Meeting would be "affiliates" of Rose's within the meaning of Rule 145 under the Securities Act. Rose's also shall provide to Fred's such information and documents as Fred's shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person (within the meaning of Rule 145) which Fred's reasonably identifies (by written notice to Rose's not later than the time of the Rose's Stockholder Meeting) as being a person who may be deemed to be an affiliate of Rose's within the meaning of Rule 145; provided, however, that no such person identified by Fred's shall be added to the list of affiliates of Rose's if Fred's shall receive from Rose's, on or before the Effective Time, an opinion of counsel reasonably satisfactory to Fred's to the effect that such person is not an affiliate. Fred's shall not be required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Fred's Common Stock by such affiliates, and the certificates representing Fred's Common Stock received in the Merger by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions. Such legend shall be removed from such certificates upon request by the holders thereof to Fred's transfer agent and the subsequent delivery to such transfer agent of an opinion of Fred's counsel (or of counsel satisfactory to Fred's counsel) to the effect that registration is not required under the Securities Act or that the proposed transfer is to be made in compliance with the requirements of Rule 145 promulgated under the Securities Act or some other specified exemption from registration under the Securities Act. Rose's shall use its best efforts to cause each affiliate to enter into an agreement with Fred's in the form attached hereto as Schedule 5.4.

         Section 5.5 NASDAQ Listing. Fred's shall use its reasonable best efforts to list on NASDAQ, upon official notice of issuance, the shares of Fred's Common Stock to be issued in connection with the Merger.

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
         Section 5.6 Fees and Expenses.

         (a) Except as provided in this Section 5.6 and Section 5.10, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, investment bankers and accountants, as well as printing expenses, shall be paid by the party incurring such costs and expenses, provided that all filing fees (e.g., SEC, HSR Act, state qualifications, etc.) shall be divided equally between Fred's and Rose's.

         (b) (i) If this Agreement is terminated:

                (A)  by Fred's pursuant to Section 7.1(b) or (c);

                (B)  by Rose's or Fred's pursuant to Section 7.1(d);

                (C)  by Rose's or Fred's pursuant to Section 7.1(e);

                (D)  by Rose's or Fred's pursuant to Section 7.1(g); or

                (E)  by Rose's or Fred's pursuant to Section 7.1(h);

                 then, in each case, Rose's shall pay to Fred's a Termination Fee (as defined below) in cash.

         (c) (i) A "Termination Fee" consists of (x) a "reimbursement amount" equal to Fred's actual expenses in connection with the Merger (i.e., the actual out-of-pocket expenses Fred's incurs in connection with negotiating, preparing and presenting the Letter of Intent dated March 1, 1996 between Fred's and Rose's (the "Letter of Intent"), this Agreement and related documents, conducting Fred's due diligence of Rose's, preparing for the Closing, and resolving issues relating to same, which expenses shall be documented by the submission by Fred's to Rose's of the vendors' invoices therefor) up to a maximum amount of $250,000, plus (y) if, prior to the first anniversary of such breach, termination or event, either Rose's or Rose's Stockholders close a Superior Rose's Acquisition Transaction (as defined herein), a "topping payment", equal to the sum of 25% of the excess of any consideration in the Superior Rose's Acquisition Transaction over the sum of the consideration to be paid by Fred's to the Rose's Stockholders in connection with the proposed Merger Consideration (the "Merger Consideration"). A Termination Fee thus shall be increased in amount if a breach, termination or

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
         event requiring payment of the reimbursement amount portion of a Termination Fee is later followed, prior to the first anniversary thereof, by a Superior Rose's Acquisition Transaction. Payment of any Termination Fee shall be made promptly, but in no event later than, in the case of the reimbursement amount, the second business day following the termination giving rise to such payment and the submission by Fred's to Rose's of the aforesaid invoices, or, in the case of a topping payment, the closing of the Superior Rose's Transaction.

                  (ii) A "Superior Rose's Acquisition Transaction" means Rose's entering into, or announcing that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving Rose's or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, Rose's (other than the transactions contemplated by this Agreement), provided that the value of the consideration to be received by Rose's Stockholders in the transaction referred to therein, when considered in the aggregate, is reasonably determined by Rose's Board of Directors (in the good faith exercise of its fiduciary responsibilities) to be greater than the value of the Merger Consideration; provided further, however, that in making such determination Rose's (if Fred's so elects) shall credit to the value of the Merger Consideration the Termination Fee that Rose's would be required to pay Fred's pursuant to this Section 5.6 (and there will be no minimum bid increment required of Fred's by Rose's in excess of such credit in comparing the terms of the Merger with any other proposed transaction).

                  (iii) Notwithstanding the foregoing, no topping payment shall be payable in the event that (x) the Merger is not consummated by August 31, 1996 because Fred's has failed to perform as required by
         Section 5.27 of this Agreement and (y) between the date hereof and such date Rose's shall not have received or entertained a bona fide offer to engage in negotiations by a third party that could result in a Superior Rose's Acquisition Transaction. If Rose's determines that it is not required to make any topping payment based on this provision, it shall represent to Fred's in writing that the events recited in (y) have not occurred.

         (d) Rose's acknowledges that the agreements contained in Section 5.6(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Fred's and Sub would not enter into this Agreement. Accordingly, if Rose's fails promptly to pay the amount due pursuant to Section 5.6(b), and, to obtain such payment, Fred's or Sub commences a suit which results in a judgment for the fee set forth in Section

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
5.6(b), Rose's shall pay to Fred's or Sub its costs and expenses (including attorneys' fees) in connection with such suit together with interest on the amount of the fee at the prime rate of Union Planters National Bank, N.A., Memphis in effect on the date such payment was required to be made.

         (e) The payments herein contained in this Section 5.6 are the exclusive remedies of the parties hereto in the event of a breach hereof except for a breach of Section 5.3(d).

         Section 5.7 Rose's Stock Options; Rose's Warrants.

         (a) In respect of each Rose's Stock Option as converted into a Fred's Stock Option pursuant to Section 1.5(d) and assumed by Fred's, and the shares of Fred's Stock underlying such option, Fred's shall file as soon as practicable after the Effective Time with the SEC, and keep current the effectiveness of, a registration statement on Form S-8 or other appropriate form for as long as such options remain outstanding (and maintain the current status of the prospectus with respect thereto).

         (b) Rose's agrees that it will not grant any stock options, restricted stock, stock appreciation rights, limited stock appreciation rights, warrants, or similar instruments or rights, and will not permit cash payments to holders of Rose's Stock Options or Rose's Warrants in lieu of the substitution therefor of Fred's Stock Options and Fred's Warrants, respectively, as described in
Section 1.5(d) (provided that a cashless exercise currently permitted with no other authorization under the terms of a Rose's Stock Option shall not be considered such a prohibited cash payment).

         (c) Rose's agrees that it will not amend, or alter or adjust the number of shares of Rose's Common Stock issuable under, or the exercise price, the term or the vesting schedule of, any Rose's Stock Option or of any Rose's Warrant, except to the extent required by the terms thereof or as contemplated hereby.

         Section 5.8 Reasonable Best Efforts.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all

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
reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

         (b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

         (c) Notwithstanding anything to the contrary contained in this Agreement, (i) neither Fred's nor Rose's shall be obligated to use its reasonable best efforts or to take any action pursuant to this Section 5.8 if the Board of Directors of Fred's or Rose's, as the case may be, shall conclude in good faith on the basis of the advice of Rose's Counsel in the case of Rose's and Fred's Counsel in the case of Fred's that such action would violate the fiduciary obligations of such Board under applicable law, and (ii) in connection with any filing or submission required or action to be taken by either Fred's or Rose's to effect the Merger and to consummate the other transactions contemplated hereby, Rose's shall not, without Fred's prior written consent, commit to any material divestiture transaction, and neither Fred's nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, Rose's or any of the material businesses, or assets of Fred's or any of its Affiliates or that otherwise would have a Material Adverse Effect on Fred's.

         Section 5.9 Public Announcements. The initial press release relating to the Merger dated March 1, 1996 was a joint press release, and thereafter Rose's and Fred's each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities interdealer quotation service) with respect thereto, except as may be required by law or by

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
obligations pursuant to any listing agreement with or rules of NASDAQ.

         Section 5.10 Real Estate Transfer and Gains Tax. The portion of the consideration allocable to the real property of Rose's and its Subsidiaries shall be determined by Fred's in its reasonable discretion. Rose's Stockholders shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.10 in the preparation of any return with respect to any state or local tax which is attributable to the transfer of the beneficial ownership of Rose's or its Subsidiaries' real property.

         Section 5.11 State Takeover Laws. If any "fair price", "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Fred's and Rose's and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

         Section 5.12 Notification of Certain Matters. Fred's shall use its reasonable best efforts to give prompt notice to Rose's, and Rose's shall use its reasonable best efforts to give prompt notice to Fred's, of (i) the occurrence, or non-occurrence, of any event the occurrence, or nonoccurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Fred's or Rose's, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Fred's or Rose's, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.13 Directors and Officers. The directors and officers of Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and By-laws.

         Section 5.14 Executive and Employee Agreements. On or before the Closing, Mr. Anderson and Fred's shall enter into written agreements in the forms attached hereto as Schedule 5.14, providing

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
for a limitation of compensation payable to him as a result of the Merger and any termination of his employment, a consulting arrangement, and the issuance to him of a number of shares of Fred's Common Stock (the "Anderson Shares") as provided therein.

         Section 5.15 Designation of Director. Fred's shall cause a member of Rose's current Board of Directors (such person to be designated by the present Rose's Board of Directors, subject to the reasonable approval of such designee by the Fred's Board of Directors) to be appointed at the Effective Time to Fred's Board of Directors, which appointee shall serve with all other current directors of Fred's until the next annual meeting of Fred's at which directors are elected or until a successor director has been duly elected or appointed and qualified or until such person's earlier death, resignation or removal in accordance with Fred's Charter and By-laws. Further, Fred's shall use reasonable efforts to cause such appointee to be nominated as a director of Fred's for three years from Closing unless the nominating committee of Fred's Board of Directors determines in good faith that such nomination is not in the best interest of Fred's Stockholders.

         Section 5.16 Indemnification. From and after the Effective Time, Fred's and the Surviving Corporation shall indemnify the past and present directors and officers (the "Indemnified Parties") of Rose's and of its Subsidiaries (including without limitation, against all losses, expenses (including reasonable attorneys' fees), claims damages and liabilities, as and when incurred, arising out of the actions or omissions occurring at or prior to the Effective Time that are in whole or in part based upon or arising out of the fact that such person is or was a director or officer of Rose's and arising out of or pertaining to the transactions contemplated by this Agreement),to the fullest extent permitted by Rose's Certificate of Incorporation and Bylaws in effect at the time of the Merger (in the case of the Surviving Corporation) and to the fullest extent permitted by Fred's Charter and Bylaws at the time of the Merger (in the case of Fred's), provided that such indemnification is permitted by applicable law. In the event of any such loss, expense, claim, damage, or liability (whether arising before or after the Effective Time), (i) Fred's or the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by it, which counsel shall be reasonably satisfactory to the Indemnified Parties, promptly after statements therefor are received, and (ii) Fred's or the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that Fred's or the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

                  (b) If Fred's, the Surviving Corporation, or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers

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
all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that such successors or assigns of Fred's or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.16.

         Section 5.17 Lending and Credit Arrangements. Fred's (i) hereby ratifies and reaffirms its prior consent to the execution and delivery by Rose's of a financing commitment letter having substantially the same form and the same substance as that certain commitment letter draft attached hereto as Schedule 5.17(a) (the "Financing Commitment") issued by Foothill Capital Corporation and Jackson National Life Insurance Company (collectively, the "Prospective Lenders") and incorporating the related list of loan covenants attached hereto as Schedule 5.17(b) that would be acceptable to Fred's (provided, however, that Fred's acknowledges that the attached list of covenants is not necessarily exclusive, and Rose's acknowledges that Fred's does not agree to accept loan covenants not listed which are not customary and reasonable), and to Rose's performance thereunder, and (ii) hereby acknowledges that the Prospective Lenders have agreed therein to continue to finance the Surviving Corporation after the Merger (subject to there being no events of default under the relevant loan and security documentation), without requiring Fred's to guarantee or otherwise be liable for the Surviving Corporation's loan obligations. Rose's and Fred's each hereby consent to, and agree to use reasonable best efforts in accordance with Section 5.8 of this Agreement to enter into and consummate, a financing transaction as to Rose's and the Surviving Corporation with the Prospective Lenders, upon terms and conditions no less favorable in all material respects to Rose's and the Surviving Corporation, respectively, than those contained in the Financing Commitment (a "Financing Transaction"), provided, however, and without in any way limiting the foregoing, that Rose's, Fred's, Sub and the Surviving Corporation, as applicable, each shall use such reasonable best efforts to negotiate, execute, deliver and perform such agreements, financing statements and instruments reasonably required by the Prospective Lenders to consummate a Financing Transaction, such that (i) the closing of the Financing Transaction as to Rose's shall occur no later than May 31, 1996, and
(ii) the closing of the Financing Transaction as to the Surviving Corporation shall occur simultaneously with the Closing. Rose's shall notify Fred's in advance of Rose's seeking or needing to seek waivers from its lenders or the payment of any material banking fees. Rose's, on or before the Closing, shall cause (i) repayment of all related party debt and (ii) Rose's third-party debt to not be deemed in default or accelerated or, except as contemplated by the Financing Commitment, be made more costly by virtue of the Merger. Nothing contained herein shall preclude Rose's from proceeding with the Financing Transaction without the consent of Fred's.

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
         Section 5.18 Tax Representations. Fred's and Rose's shall cause their respective chief executive officers and chief financial officers to execute representations in the respective forms set forth on Schedule 5.18 hereto with respect to various matters relating to the tax treatment of the Merger.

         Section 5.19 Reverse Stock Split. Rose's shall take all steps necessary or appropriate to effectuate (including presenting to Rose's Stockholders for their approval if Rose's counsel shall advise such is required under applicable law) a one-for-100 combination of the outstanding shares of Rose's Common Stock (the "Reverse Split") to be effected immediately prior to the Effective Time, so that each holder of a fractional share of Rose's Common Stock after the Reverse Split will be paid an amount of cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average of the high and low prices for a share of Fred's Common Stock on NASDAQ on the date of the Effective Time (or, if Fred's Common Stock does not trade on NASDAQ on such date, the first date of trading of Fred's Common Stock on NASDAQ after the Effective Time) by (ii) the number of shares of Fred's Common Stock into which such holder's fractional share of Rose's Common Stock would have been converted at the Effective Time pursuant to Section 1.5(b)(i) if the Reverse Split had not occurred. Upon the Reverse Split, the Conversion Number shall be adjusted as set forth in Section 1.10.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

         Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of Rose's Stockholders in accordance with applicable law and the Restated Certificate of Incorporation and By-laws of Rose's, and the Fred's Stockholders' Approvals shall have been obtained by the requisite vote of the Fred's Stockholders in accordance with applicable rules of NASDAQ, applicable law (including the Exchange Act and the regulations promulgated thereunder) and the Charter and By-laws of Fred's.

                  (b) Listing on NASDAQ. The Fred's Common Stock issuable in the Merger shall have been authorized for listing on NASDAQ, subject to official notice of issuance.

                  (c) HSR and Other Approvals. The following shall have transpired:

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
                  (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Fred's (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

         (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Fred's or Rose's, threatened by the SEC. All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received. The shares of Fred's Stock to be issued to the Rose's Stockholders as Merger Consideration and the Anderson Shares may be immediately resold publicly by the Rose's Stockholders and by Mr. Anderson upon issuance and delivery of the shares to them, subject to compliance with applicable securities laws and regulations.

         (e) No Order. No court or other Governmental Entity having jurisdiction over Rose's or Fred's, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

         Section 6.2 Conditions to Obligation of Rose's to Effect the Merger. The obligation of Rose's to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) Performance of Obligations; Representations and Warranties. Each of Fred's and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Fred's and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Rose's shall have received a certificate signed on behalf of each of Fred's and Sub by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (b) Legal Opinions. Rose's shall have received an opinion, in form and substance reasonably satisfactory to Rose's, dated the Closing, of Fred's Counsel as to the matters set forth on Schedule 6.2(b).

         (c) Certain Executive and Employee Agreements. The agreements required to have been entered into by Fred's or the Surviving Corporation with Mr. Anderson on or before the Closing shall have been entered into and remained in full force and effect without breach thereof.

         (d) Fairness Opinion. Rose's shall have received a fairness opinion of its investment banker dated the day before the printing of the Joint Proxy Statement to the effect that the consideration to be received by the Rose's Stockholders in the Merger is fair to the Rose's Stockholders from a financial point of view.

         (e) Designation of Director. Fred's shall have caused the appointment, effective at the Effective Time, of a designated Rose's director to the Board of Directors of Fred's as required by Section 5.15.

         (f) Material Adverse Change. There shall not have occurred any Material Adverse Change as to Fred's since February 3, 1996.

         (h) Other. Fred's shall have provided Rose's and its counsel such other information and documents and assurances as they may reasonably request.

         (i) Tax Representations and Opinion. Rose's shall have received the representations of Fred's in form satisfactory to Rose's and of the substance set forth in Schedule 5.18 as to the tax-free nature of the Merger for federal income tax purposes. Rose's shall have received an opinion of counsel or auditors per Section 6.3(e) in form and substance reasonably satisfactory to Rose's, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                  (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Rose's, Sub and Fred's will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

                  (ii) no gain or loss will be recognized by Fred's or Rose's as a result of the Merger;

                  (iii) no gain or loss will be recognized by the Rose's Stockholders upon the conversion of their shares of Rose's Common Stock into shares of Fred's Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Rose's Common Stock or Fred's Common Stock or for Dissenting Shares;

                  (iv) the aggregate tax basis of the shares of Fred's Common Stock received in exchange for shares of Rose's Common Stock pursuant to the Merger (including fractional shares of Fred's Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Rose's Common Stock;

                  (v) the holding period for shares of Fred's Common Stock received in exchange for shares of Rose's Common Stock pursuant to the Merger will include the holder's holding period for such shares of Rose's Common Stock, provided such shares of Rose's Common Stock were held as capital assets by the holder at the Effective Time; and

                  (vi) a stockholder of Rose's who receives cash in lieu of a fractional share of Rose's Common Stock or Fred's Common Stock or for Dissenting Shares will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share or the Dissenting Shares (as described in clause (iv) above) and the amount of cash received.

In rendering such opinion, the opining counsel or auditors may receive and rely upon representations from Fred's, Rose's, and others, and the opinion shall state that Fred's may also rely on such opinion.

         Section 6.3 Conditions to Obligations of Fred's and Sub to Effect the Merger. The obligations of Fred's and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) Performance of Obligations; Representations and Warranties. Rose's shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Rose's contained in this

Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement and Fred's shall have received a certificate signed on behalf of Rose's by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (b) Legal Opinion. Fred's shall have received an opinion of Rose's Counsel, in form and substance reasonably satisfactory to Fred's and to Fred's lenders, dated the Closing, as to the matters set forth on Schedule 6.3(b).

         (c) Certain Executive and Employee Agreements. The agreements required to have been entered into by Fred's with Mr. Anderson on or before the date of the Closing shall have been entered into and remained in full force and effect without breach thereof and Mr. Anderson shall have resigned all offices he may hold with Rose's, unless the failure to satisfy this condition is due to failure, refusal or breach by Fred's to execute the forms of agreement set forth on Schedule 5.14.

         (d) Fairness Opinion. Fred's shall have received a fairness opinion of its investment banker dated the day before the printing of the Joint Proxy Statement to the effect that the Merger is fair to the Fred's Stockholders.

         (e) Tax Representations and Opinion. Fred's shall have received the representations of Rose's in form satisfactory to Fred's and of the substance set forth in Schedule 5.18 as to the tax-free nature of the Merger for federal income tax purposes. Fred's shall have received the opinion of counsel or auditors satisfactory to Fred's in form satisfactory to Fred's and of the substance set forth in Section 6.2(i) as to the tax-free nature of the Merger for federal income tax purposes.

         (f) Investment Banker Fees. The agreement of Rose's investment banker to limit its compensation relating to the Merger (including the delivery of a fairness opinion to Rose's) to not more than $900,000 in the aggregate shall have been remained in full force and effect without breach thereof by such investment banker.

         (g) Indebtedness. There shall be in effect at the Closing (and to be effective from and after the Closing as to the

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
Surviving Corporation) either (i) financing with Rose's present lenders with terms and covenants reasonably satisfactory to Fred's or (ii) the Financing Transaction contemplated by the Financing Commitment. The payments required to be made to lenders and creditors of Rose's pursuant to (i) the applicable agreements relating thereto and (ii) those required to be made pursuant to
Section 5.17, shall have been made, Rose's shall not be in default and there shall not have occurred an event of default under any covenants or agreements with the Prospective Lenders, and no fees shall have been paid by Rose's to the Prospective Lenders except as contemplated in the Financing Commitment. In addition, Rose's shall not pay any fees or penalties of any sort to Rose's existing lenders in connection with the termination of Rose's existing financing arrangements, except for fees presently outlined in the existing financing arrangements.

         (h) Material Adverse Change. There shall not have occurred any Material Adverse Change as to Rose's since January 27, 1996.

         (i) Other. Rose's shall have provided Fred's and its counsel such other information and documents and assurances as they may reasonably request. All steps necessary to effectuate the Reverse Split shall have been taken, including any affirmative vote of the Rose's Stockholders which Rose's counsel may advise is required under applicable law.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the Rose's Stockholders or Fred's
Stockholders:

                  (a) by mutual written consent of Fred's and Rose's;

                  (b) by either Fred's or Rose's if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

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
         (c) by either Fred's or Rose's if there has been (i) a breach by the other party (in the case of Fred's including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Fred's, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days following receipt by the breaching party of written notice of the breach; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

         (d) by Fred's or Rose's if the Merger has not been effected on or prior to the close of business on August 31, 1996 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

         (e) by Fred's or Rose's if the Rose's Stockholders do not approve this Agreement at Rose's Stockholder Meeting or any adjournment or postponement thereof;

         (f) by Fred's or Rose's if the Fred's Stockholders' Approvals are not obtained at the Fred's Stockholder Meeting or any adjournment or postponement thereof;

         (g) by Fred's or Rose's if the Board of Directors of Rose's reasonably determines that a Takeover Proposal, if consummated, would constitute a Superior Rose's Acquisition Transaction; provided, however, that Rose's may not terminate this Agreement pursuant to this Section 7.1(g) unless and until three business days have elapsed following delivery to Fred's of a written notice of such determination by the Board of Directors of Rose's (which written notice shall inform Fred's of all material terms and conditions of the Takeover Proposal, including the identity of such third party);

         (h) by Fred's if (i) the Board of Directors of Rose's shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of Rose's and its stockholders, or shall have resolved to do so, (ii) the Board of Directors of Rose's shall have recommended to the Rose's Stockholders any Takeover Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Rose's is commenced, and, after ten (10) business days, the Board of Directors of Rose's fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                  (i) by Rose's if (i) the Board of Directors of Fred's shall not have recommended, or shall have resolved not to recommend or shall have modified or withdrawn its recommendation of the Fred's Stockholders' Approvals or declaration that the Merger is advisable and fair to and in the best interests of Fred's and its stockholders, or shall have resolved to do so, (ii) Fred's shall have entered into, or announced that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving Fred's or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, Fred's (other than the transactions contemplated by this Agreement), or (iii) any Person shall have commenced a tender or exchange offer for 20% or more of the then outstanding shares of Fred's Common Stock or publicly proposed any bona fide merger, consolidation or acquisition of all or substantially all the assets of Fred's, or other similar business combination, and after ten (10) business days, the Board of Directors of Fred's fails to recommend against acceptance of such offer by its stockholders (including taking no position with respect to the acceptance of such offer by its stockholders); or

                  (j) by Rose's prior to the mailing of the Joint Proxy Statement if the Fred's Average Price is less than $5.00.

The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after this Agreement.

         Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Fred's or Rose's, as provided in Section 7.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of Rose's, Fred's, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Section 5.6, which shall survive the termination); provided, however, that nothing contained in this
Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I and Sections 4.4 and 5.12 and this Article VIII shall survive the Effective Time, and those set forth in Sections 5.6 and 7.2 and this Article VIII and the Letter of Intent shall survive termination.

         Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to Rose's to:

                                    R. Edward Anderson
                                    Rose's Stores, Inc.
                                    P.H. Rose Building
                                    218 South Garnett Street
                                    Henderson, North Carolina 27536
                                    Facsimile:  919/430-2600

         with a copy to:

                                    Henry O. Smith III, Esq.
                                    Proskauer Rose Goetz & Mendelsohn LLP
                                    1585 Broadway
                                    New York, New York 10036
                                    Facsimile:  212/969-2900

         if to Fred's to:

                                    Michael J. Hayes
                                    Fred's, Inc.
                                    4300 New Getwell Road
                                    Memphis, Tennessee 38118
                                    Facsimile:  901/362-3733 ext. 3777

         with a copy to:

                                    Sam D. Chafetz, Esq.
                                    Waring Cox, PLC

                                    50 N. Front Street, Suite 1300
                                    Memphis, Tennessee 38103
                                    Facsimile:  901/543-8036

         Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, headings and list of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF FRED'S, ROSE'S, OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

         Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

         Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

         Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the Western District of the State of Tennessee (unless such courts assert no jurisdiction, in which case Rose's consents to the exclusive jurisdiction of the courts of the State of Tennessee) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against the each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the Western District of the State of Tennessee (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Tennessee). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 8.10 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Fred's Stockholders and Rose's Stockholders, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.11 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         IN WITNESS WHEREOF, Fred's, Sub and Rose's have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                        FRED'S, INC. and
                                        FR ACQUISITION CORP.

                                        By: /s/ Michael J. Hayes
                                           ---------------------------
                                           Michael J. Hayes, President
                                           and Chief Executive Officer

                                        ROSE'S STORES, INC.

                                        By: /s/ R. Edward Anderson
                                           ---------------------------
                                           R. Edward Anderson,
                                           Chairman, President and
                                           Chief Executive Officer

                              TABLE OF DEFINITIONS

                                                                            PAGE
                                                                            ----

"affiliate"....................................................................5
"affiliates"..................................................................26
"Agreement"....................................................................1
"Anderson Shares".............................................................30
"Audited Financial Statements"................................................16
"beneficial owner"............................................................13
"beneficially owns"...........................................................13
"Blue Sky Laws"................................................................8
"blue sky".....................................................................8
"business combination"........................................................30
"Certificate of Merger"........................................................1
"Certificates".................................................................3
"Closing"......................................................................6
"COBRA".......................................................................11
"Code".........................................................................1
"Compensation and Benefit Plans"..........................................11, 19
"Constituent Corporations".....................................................1

"control share acquisition"...................................................30
"Conversion Number"............................................................2
"Creditors' Accords"......................................................30, 31
"Del.C.".......................................................................1
"Dissenting Share".............................................................5
"Effective Time"...............................................................1
"Environmental laws"..........................................................12
"ERISA Affiliate".............................................................11
"ERISA".......................................................................11
"Escrow Shares"................................................................2
"Exchange Act"..............................................................7, 8
"Exchange Agent"...............................................................3
"Exchange Fund"................................................................3
"fair price"..................................................................30
"Fred's Annual Report".........................................................9
"Fred's Average Price".........................................................2
"Fred's Business Personnel"...................................................12
"Fred's Common Stock"..........................................................1
"Fred's Counsel"..............................................................25
"Fred's Permits"..............................................................10
"Fred's Preferred Stock".......................................................7
"Fred's SEC Documents".........................................................8
"Fred's Stock Option"..........................................................3
"Fred's Stockholder Meeting"..................................................25
"Fred's Stockholders"..........................................................7
"Fred's Stockholders' Approvals"...............................................7
"FUNB".........................................................................2
"GAAP".........................................................................8
"Governmental Entity"..........................................................8
"hazardous materials".........................................................12
"HSR Act"......................................................................8
"include".....................................................................38
"includes"....................................................................38
"including"...................................................................38
"Intellectual Property Rights"................................................12
"Interim Operations Committee"................................................24
"IRS".....................................................................11, 18
"Joint Proxy Statement"........................................................9
"Knowledge of Fred's".........................................................10
"Knowledge of Rose's".........................................................17
"Letter of Intent"........................................................26, 27
"Management Correspondence"...................................................16
"Material Adverse Change"......................................................7
"Material Adverse Effect"......................................................7
"Merger".......................................................................1
"multiemployer plan"......................................................11, 18
"NASDAQ".......................................................................2
"owns"........................................................................13
"pension plan"............................................................11, 18
"Period Reports"..............................................................15
"Plan of Reorganization".......................................................2
"Registration Statement".......................................................7

                                  APPENDIX II

                    Opinion of Morgan Keegan & Company, Inc.




                            FORM OF FAIRNESS OPINION

July 11, 1996



Board of Directors
Fred's, Inc.
4300 New Getwell Road
Memphis, TN 38118


Gentlemen:

         You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Fred's, Inc. (the "Company") of the consideration to be paid by the Company in connection with its proposed acquisition of Rose's Stores, Inc. ("Rose's" or the "Seller") (the "Transaction") pursuant to and in accordance with the terms of that certain Agreement and Plan of Merger dated May 7, 1996 (the "Agreement") entered into by and among the Company, a wholly owned subsidiary of the Company ("Merger Subsidiary") and the Seller. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

         You have advised us that, pursuant to the Agreement, Merger Subsidiary will be merged with and into the Seller, and the Seller will become a wholly owned subsidiary of the Company. The Agreement provides that, upon consummation of the Transaction, each issued and outstanding share of the Seller's Common Stock, no par value (the "Seller Common Stock"), will be converted into a number of shares of the Company's Common Stock determined by dividing $2.15 by the "Company's Average Price" (as defined in the Agreement). The shares of Common Stock issuable to the holders of the issued and outstanding shares of the Seller Common Stock pursuant to the terms of the Agreement are hereinafter referred to collectively as the "Transaction Consideration".

         Morgan Keegan & Company, Inc. ("Morgan Keegan"), as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for various purposes. We have been retained by the Board of Directors of the Company for the purpose of, and will receive a fee for, rendering this opinion. We have not advised any party in connection with the Transaction other than the Company and we make no recommendation to the shareholders of the Company.

         In connection with our opinion, we have (1) reviewed the Agreement;
(2) held discussions with various members of management and representatives of the Company and the Seller concerning each company's historical and current operations, financial condition and prospects; (3) reviewed historical consolidated financial and operating data that was publicly available or furnished to us by the Company and Seller; (4) reviewed internal financial analyses, financial and operating forecasts, reports and other information prepared by officers and representatives of the Company and Seller; (5) reviewed certain publicly available information with respect to certain other companies that we believe to be comparable to the Seller and the trading markets for such other companies' securities; (6) reviewed certain publicly available information concerning the terms of certain other transactions that we deemed relevant to our inquiry; (7) reviewed current and historical trading prices and volumes of the Company's Common Stock and Seller's Common Stock; and
(8) conducted such other financial studies, analyses and investigations as we deemed appropriate for the purposes of this opinion.

         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of the Company and Seller contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the managements of the Company and Seller as to the reasonableness and achievability of the financial and operating projections and the assumptions and bases therefor provided to us and, with your consent, we have assumed that such projections, including and without limitation projected cost savings and operating synergies from the Transaction reflect the best currently available estimates and judgments of such respective managements of the Company and Seller and that such projections and forecasts will be realized in the amounts and time periods currently estimated by the managements of the Company and Seller. We have not been engaged to assess the achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of either the Company or Seller nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions to the Transaction as set forth in the Agreement would be satisfied; and that the Transaction would be consummated on a timely basis in the manner contemplated in the Agreement. Our opinion is based upon analyses of the foregoing factors in light of our assessment of general economic, financial and market conditions as they exist and can be evaluated by us as of the date hereof. We express no opinion as to the price or trading range at which shares of the Company's Common Stock will trade following the date hereof, or upon completion of the Transaction.

         Morgan Keegan has provided other investment banking services to the Company, including acting as co-managing underwriter of the Company's initial public offering on March 18, 1992. In the ordinary course of our business, we serve as a market maker for the Company's Common Stock and trade shares for our own account and the accounts of our customers. Accordingly, we may at any time hold long or short positions in the Company's Common Stock.

         It is understood that this opinion is not to be quoted or referred to, in whole or in part (including excerpts or summaries), in any filing, report, document, release or other communication used in connection with the Transaction (unless required to be quoted or referred to by applicable regulatory requirements), nor shall this opinion be used for any other purposes, without our prior written consent, which consent shall not be unreasonably withheld. Furthermore, our opinion is directed to the Board of Directors and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at the shareholders' meeting held in connection with the Transaction.

         Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Transaction Consideration is fair, from a financial point of view, to the shareholders of the Company.

Yours very truly,

MORGAN KEEGAN & COMPANY, INC.

                                  APPENDIX III

                  Opinion of Peter J. Solomon Company Limited


                               Solomon Letterhead



                                July 11, 1996


Board of Directors
Rose's Stores, Inc.
2l8 South Garnett Street
Henderson, NC 27536

Dear Sirs:

         You have asked us to advise you with respect to the fairness to the stockholders of Rose's Stores, Inc. ("Rose's") from a financial point of view of the consideration proposed to be paid by Fred's, Inc. ("Fred's") pursuant to the terms of the Agreement and Plan of Merger dated as of May 7, l996 (the "Merger Agreement"), among Rose's, Fred's and FR Acquisition Corp., a wholly owned subsidiary of Fred's ("Sub").


         We understand that the Merger Agreement provides for the merger (the "Merger") of Sub with and into Rose's and Rose's will continue as the surviving corporation and a wholly owned subsidiary of Fred's. Subject to the terms and conditions of the Merger Agreement, each of Rose's issued and outstanding shares of common stock, no par value (the "Rose's Common Stock"), not owned directly or indirectly by Fred's or Rose's, will be converted into .198 shares of Class A Voting Common Stock, no par value, of Fred's (the
"Fred's Common Stock").


         For purposes of the opinion set forth herein, we have:

(i) analyzed certain publicly available financial statements and other information of each of Rose's and Fred's;


(ii) reviewed certain internal financial statements and other financial and operating data concerning Rose's and Fred's prepared by the management of Rose's and Fred's, respectively;

(iii) reviewed certain financial projections for fiscal year 1996 for Rose's and Fred's, including estimates of certain potential benefits of the proposed business combination, prepared by the management of Rose's and Fred's, respectively;


(iv) discussed the past and current operations, financial condition and the prospects of Rose's and Fred's with senior executives of Rose's and Fred's, respectively;

(v) reviewed the reported prices and trading activity for Rose's Common Stock and Fred's Common Stock;

(vi) compared the financial performance of Rose's and Fred's and the prices and trading activity of Rose's Common Stock and Fred's Common Stock with those of certain comparable publicly traded companies and their common stock;

(vii) reviewed publicly available information regarding the financial terms of certain comparable acquisition transactions;

(viii) participated in certain discussions among representatives of Rose's and Fred's and their legal advisors;

(ix) reviewed the Merger Agreement; and

(x) performed such other analyses as we have deemed appropriate.

         We have assumed and relied without independent verification upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including the estimates made by Rose's and Fred's management of certain potential benefits of the proposed business combination, we have assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Rose's and Fred's, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of Rose's or Fred's, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

         In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a merger or other business combination transaction involving Rose's or any of its assets.

         We express no opinion and make no recommendations as to how the holders of Rose's Common Stock should vote at the stockholders' meeting held in connection with the Merger.

         We have acted as financial advisor to the Board of Directors of Rose's in connection with this transaction and will receive a fee for our services, a portion of which is contingent upon closing of the Merger. In the past, Peter
J. Solomon Company Limited has provided financial advisory and financing services to Rose's and has received fees for rendering these services.

         It is understood that this letter is for the information of the Board of Directors of Rose's and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Rose's or Fred's with the Securities and Exchange Commission with respect to the Merger.

         Based on, and subject to, the foregoing, we are of the opinion that on the date hereof, the consideration to be received by the holders of Rose's Common Stock pursuant to the Merger is fair from a financial point of view to the holders of Rose's Common Stock.

                               Very truly yours,

                               Peter J. Solomon Company Limited


                               By: /s/ Jeffrey H. Kuhr
                                   --------------------------
                                   Jeffrey H. Kuhr, Principal

                                  APPENDIX IV


                             Rose's Stores, Inc.

                           Annual Report on Form 10-K
                   for the Fiscal Year Ended January 27, 1996




                             SECURITIES AND EXCHANGE COMMISSION

                                    WASHINGTON, D. C. 20549

                                           FORM 10-K
    (Mark One)
    (X)                ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                               THE SECURITIES EXCHANGE ACT OF 1934

                          For the fiscal year ended January 27, 1996
                                              OR

    ( )                TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                            OF THE SECURITIES EXCHANGE ACT OF 1934

                                   Commission File No 0-631

                                      ROSE'S STORES, INC.
                     (Exact name of registrant as specified in its charter)

                  Delaware                             56-0382475
         (State or other jurisdiction of             (IRS Employer
          incorporation or organization)          Identification Number)

                    218 S. Garnett Street
                        Henderson, NC                           27536
             (Address of principal executive offices)       (Zip Code)

          Registrant's telephone number, including area code: (919) 430-2600

          Securities registered pursuant to Section 12(b) of the Act:  NONE

          Securities registered pursuant to Section 12(g) of the Act:

                               Common Stock, No Par Value

                       Stock Warrants (to purchase Common Stock)

    Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes   X      No

    Indicate by check mark if disclosure of delinquent filers  pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ( X )

                          (continued on following page)
PAGE

                          (continued from previous page)

APPLICABLE ONLY TO REGISTRANTS INVOLVED IN BANKRUPTCY PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

    Indicate by check mark whether the Registrant has filed all documents and report required to be filed by Section 12, 13, or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan
confirmed by a court.  Yes   X                      No

    As of February 19, 1996, of the 10,000,000 shares of common stock delivered to First Union National Bank of North Carolina as Escrow Agent pursuant to the Modified and Restated First Amended Joint Plan of Reorganization, the Company has 8,158,316 shares of common stock outstanding. The remaining 865,936 shares held in escrow will be distributed by FUNB in satisfaction of disputed Class 3 claims as and when such claims are resolved. If all pending claims are resolved adversely to the Company, approximately 8,852,901 shares of common stock will be outstanding. If all pending claims are resolved in accordance with the Company's records, approximately 8,601,172 shares of common stock will be outstanding. The foregoing estimates do not include any additional shares that may be issued with respect to late-filed claims which the Bankruptcy Court may allow which have not been filed as of the date hereof or the effect of negotiat-ed settlements made for amounts in excess of amounts shown in the Company's records. To the extent that escrowed shares of common stock are not used to satisfy claims, they will revert to the Company and will be retired or held in the treasury of the Company.

   As of March 21, 1996, the aggregate market value of common stock held by non-affiliates (assuming all pending claims are resolved adversely to the Company) of the Registrant was approximately $18,046,671.
PAGE

PART I

ITEM 1:  BUSINESS

         (a)  General Development of Business

    Rose's* was organized in 1915 as a family partnership consisting of Paul H. Rose and his wife, Emma M. Rose, who together opened a "5-10-25 cents" store in Henderson, North Carolina. By 1927, when there were 28 stores, the business was incorporated in the state of Delaware under the name of "Rose's 5, 10 & 25 cents Stores, Inc.". In 1962, the name was changed to "Rose's Stores, Inc.". Over the years, Rose's has opened stores of a larger size. As a result, Regis-trant's business has evolved from a chain of 5, 10 & 25 cents stores to a chain of general merchandise discount stores.

    On September 5, 1993, Rose's filed a voluntary petition for Relief under Chapter 11, Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of North Carolina (the "Bankruptcy Court"). The Company's Modified and Restated First Amended Joint Plan of Reorganization (the "Plan") was approved by Order of the Bankruptcy Court on April 24, 1995. On April 28, 1995, the Plan became effec-tive. Details of the bankruptcy proceedings are discussed in Note 1 of the Financial Statements.

    On March 1, 1996, the Company and Fred's, Inc. ("Fred's") entered into a letter of intent (the "Letter of Intent"), providing for the acquisition by mer-ger of the Company by Fred's (the "Merger"). Fred's is a publicly traded re-tailer that operates approximately 200 stores in the southeastern United States. The Letter of Intent provides that each share of the Company's common stock, no par value ("Common Stock"), issued and outstanding (including stock held in escrow according to the Plan) immediately prior to the effective time of the Merger (other than the shares held in the treasury of the Company, which will be canceled) will be converted into the "Conversion Number" of shares of Fred's class A voting common stock ("Fred's Common Stock"). The "Conversion Number" will be determined by dividing $2.15 by the "Fred's Average Price". The "Fred's Average Price" is an amount equal to the average price of a share of Fred's Common Stock for the 10 days immediately preceding the day before the printing of the joint proxy statement to be distributed to stockholders of Fred's and the Company in connection with the Merger; provided, however, that if the amount so computed would (a) exceed $8.00, then the Fred's Average Price will be $8.00, or
(b) be less than $6.00, then the Fred's Average Price will be $6.00. The Letter of Intent provides that the Merger is subject to the execution of a definitive agreement and to the occurrence or (to the extent permitted by the definitive merger agreement or applicable law) waiver of a number of conditions, including the approval of the stockholders of the Company and Fred's.

         (b) Industry Segments Registrant's business does not include industry segments as defined under the Act.

         (c)  Narrative Description of Business

    At the end of its last fiscal year, Registrant was operating 105 retail stores in a region extending from Delaware to Georgia and westward to the Mississippi Valley. All store buildings are leased. The stores range in size from 24,000 square feet to 72,000 square feet. During the year, Rose's opened no new stores and closed 8 stores.

    Registrant operates one class of stores, known as "ROSES". The stores carry a wide range of general merchandise and popularly priced consumer goods such as clothing, shoes, household furnishings, small appliances, toiletries, cosmetics, sporting goods, automobile accessories, food, yard and garden products, electronics and occasional furniture. Registrant operates all of the departments in its stores with the exception of the shoe departments.

* Reference in this Annual Report on Form 10-K to "Rose's", the "Registrant", or "the Company" shall mean Rose's Stores, Inc.

PAGE

    Sales are primarily for cash, although credit cards such as MASTERCARD, VISA and DISCOVER are honored. During the past fiscal year, credit card sales amounted to approximately 14% of gross sales in its 105 stores. Sales are directly affected by general economic conditions in the southeastern states, consumer spending, and disposable income.

    Merchandising Inventories are purchased in two principal ways. Buyers purchase and distribute merchandise to the various stores, and to a lesser ex-tent the store managers purchase merchandise for their individual stores from listings and sources approved by buyers. Rose's purchases from a large number of suppliers and sells to a large number of customers and does not believe that the loss of any one customer or supplier would have a materially adverse effect on the Company. Rose's does not engage in any material research activities and has no plans for new product lines.

    Distribution Approximately 15% of merchandise is shipped directly to stores from suppliers, and 85% is shipped to stores from Rose's distribution and consolidating facilities located in Henderson, North Carolina. The majority of trailers used in shipping are owned by Rose's; the majority of tractors are leased.

    Seasonal Aspects of Operations Rose's business is highly seasonal and directly influenced by general economic conditions in its operating area. The fourth quarter, which includes Christmas, is the period of highest sales volume. During the past fiscal year, a total of approximately 30% of the year's gross sales were made in the fourth quarter, beginning October 29, 1995.

   Competition Rose's business is intensely competitive. Rose's Stores compete directly with chains and independent stores such as Wal-Mart, Kmart, Target, Ames, and Hills. Wal-Mart and Kmart and more recently Target and Hills have been opening stores in the areas in which Rose's stores are located. Of the 105 stores, 28 Company stores faced new competitors' openings in 1995, compared to 10 stores in 1994 and five stores in 1993. In 1996, the Company expects to have 16 stores facing new competition. Increasing competition also results from grocery and drug chains expanding merchandise lines to carry goods and products normally identified with general merchandise and variety stores. In addition, other distribution channels, such as telemarketing and catalogs also compete with stores of the Registrant.

    Associates* Rose's employed, on a full-time or part-time basis, approximately 8,000 persons at fiscal year-end. Rose's considers its relations with its associates to be good.


* Persons employed by Rose's Stores, Inc.
PAGE

ITEM 2:  PROPERTIES

    The following table shows the geographical distribution of the 105 Rose's stores in operation on January 27, 1996:

    State                                                Number of Stores
North Carolina                                                      47
Virginia                                                            27
Georgia                                                              8
South Carolina                                                       6
Maryland                                                             4
Mississippi                                                          4
Kentucky                                                             3
Delaware                                                             3
Tennessee                                                            2
West Virginia                                                        1

                   TOTAL                                           105

    During the fiscal year which ended January 27, 1996, Rose's opened no new stores and closed 8 stores. The Registrant occupies approximately 5,437,000 square feet of store space (including office, stockroom, and other non-selling areas). Rose's leases all store space from others under long-term leases which are normally for initial terms of 15 to 20 years with one or more five-year renewal options. (See Leased Assets and Lease Commitments, Note 15, to the Financial Statements for additional information about the Registrant's commitments under terms of long-term leases.)

    Following is a table of the number of stores opened, closed and remodeled in the last 5 years:

                            1995        1994       1993       1992      1991

Number of stores at the
  beginning of year          113         172        217        232       256
Stores opened                 -           -          -          -          3
Stores closed                 (8)        (59)       (45)       (15)      (27)
Number of stores at the
  end of year                105         113        172        217       232

Remodeled stores              15          -          21          7        -

    Most of the store fixtures are owned by the Registrant. The remaining fixtures are manufacturers' racks that are supplied by vendors. Most of the electronic equipment located in the stores, including point of sale equipment, is leased by Registrant.

    The Registrant owns its Executive and Buying Offices, its 860,300 square foot central warehouse, an additional warehouse containing 134,400 square feet, a 31,000 square foot graphic productions building and a 30,000 square foot data center all of which are located in Vance County, North Carolina. Registrant also leases facilities in Henderson, North Carolina for offices (approximately 30,000 square feet). Registrant also owns a 78,000 square foot warehouse in Henderson, North Carolina, which is leased to a third party.
PAGE

   On April 28, 1995, the Company closed on a $125,000,000 (subsequently amended to $110,000,000) three-year revolving credit facility (the "Facility")(See Debt,
Note 7, to the Financial Statements). The Facility is secured by a perfected first priority lien and security interest in all of the assets of the Company.
A second lien on the properties owned by the Company in Henderson, NC, was granted to trade suppliers which extend credit to the Company. The second lien expires April 30, 1996 (extended to May 30, 1997).

ITEM 3:  LEGAL PROCEEDINGS

    The Registrant's business ordinarily results in a number of negligence and tort actions, most of which arise from injuries on store premises, injuries from a product, or false arrest and detainer arising from apprehending suspected shoplifters. General damages are covered by insurance, subject to specified self-retention amounts, and are adjusted and managed by a third party claims management service which also manages defense of the claims.

    On September 5, 1993 (the "Petition Date"), the Company filed a voluntary petition for Relief under Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Eastern District of North Carolina (the "Bankruptcy Court"). Pursuant to Section 362 of the Bankruptcy Code, the commencement of the Chapter 11 case created an automatic stay as to claims which arose prior to the Petition Date. On April 26, 1994, the Bankruptcy Court approved an Alternative Dispute Resolution Procedure (the "ADR Procedure") to liquidate pre-petition liability for certain personal injury, property damage and commercial claims (the "Damages Claims"). The ADR Procedure is described on page 26 of the October 5, 1994 First Amended Disclosure Statement Relating to First Amended Joint Plan of Reorganization (the "Disclosure Statement"). Once liquidated under the provisions of the ADR Procedure, or as otherwise provided, Damages Claims will be satisfied and discharged under the terms of the Joint Plan of Reorganization (described below).

    The Registrant's liability for general damages and punitive damages for claims which arose after the Petition Date is not considered material. No post-petition legal proceedings presently pending by or against the Registrant with respect to Post-Petition Date claims are described because the Registrant believes that the outcome of such litigation should not have a material adverse effect on the financial position of the Registrant.

Chapter 11 Reorganization

    The following discussion provides general background information regarding the Chapter 11 case, but is not intended as an exhaustive summary. For additional information regarding the effect of the case on the Company, refer-ence should be made to the Bankruptcy Code and to the October 5, 1994 Disclosure Statement.

    On September 5, 1993 (the "Petition Date"), the Company filed a voluntary petition for Relief under Chapter 11, Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Eastern District of North Carolina (the "Bankruptcy Court").

    Although the Company was authorized to operate its business as a debtor-in-possession, it could not engage in transactions outside the ordinary course of business without first complying with the notice and hearing provisions of the Bankruptcy Code and obtaining Bankruptcy Court approval when necessary.

    An Official Unsecured Creditors' Committee and an Official Equity Committee were formed and acted during the case. These committees had the right to review and object to certain business transactions and participated in the formulation of the plan of reorganization and were joint sponsors of the plan. The Company has been required to pay certain expenses of these committees, including legal and accounting fees, to the extent allowed by the Bankruptcy Court.

    Pursuant to certain consent orders entered by the Bankruptcy Court during the course of the proceeding, the Company closed 102 of its stores and used a portion of the proceeds from the sale of inventories and fixtures therefrom to reduce liabilities to the Pre-Petition Secured Lenders to $26.4 million. In addition, the Company closed an additional 7 stores in 1995 pursuant to consent orders of the Bankruptcy Court.

    In the Chapter 11 case, substantially all liabilities as of the Petition Date were subject to settlement under a plan of reorganization voted upon by certain impaired creditors of the Company. On October 4, 1994, the Company filed with the Bankruptcy Court its First Amended Joint Plan of Reorganization (together with all amendments thereto approved by the Bankruptcy Court, the "Joint Plan of Reorganization"). This Joint Plan of Reorganization was submitted to the Court on behalf of the Company, the Pre-Petition Secured Noteholders, Bank of Tokyo, Ltd., the Official Committee of Unsecured Creditors, and the Official Committee of Equity Security Holders. Capitalized terms used herein and not defined are defined in the Joint Plan of Reorganization.

    The Company's First Amended Disclosure Statement Relating to First Amended Joint Plan of Reorganization, dated October 5, 1994, was approved by the Bankruptcy Court on October 5, 1994. The Joint Plan of Reorganization was confirmed by order of the Bankruptcy Court dated December 14, 1994.

    By orders dated February 3, 1995 and February 13, 1995, the Bankruptcy Court approved technical modifications to the Joint Plan of Reorganization. On April 24, 1995, the Bankruptcy Court approved a Modified and Restated First Amended Joint Plan of Reorganization (the "Modified Plan"), which (i) reflected payment, under the exit financing facility obtained by the Company, of certain pre-petition lenders of the Company in cash instead of secured notes, (ii) deleted all references in the plan to certain "Alternative Treatment" provisions under which the Company would have been required to liquidate inasmuch as all requirements for emergence from Chapter 11 occurred as required under the Plan and Modified Plan, and (iii) made other confirming and technical modifications to the Plan. The Plan and Modified Plan will be referred to hereinafter collectively as the "Plan".

    The Effective Date of the Plan occurred on April 28, 1995. Pursuant to the Plan, the Company (i) made cash payments of $26.4 million to its Pre-Petition Secured Lenders and amounts owing under the debtor-in-possession financing facility and various administrative and tax claims due at the Effective Date; and (ii) distributed to the Escrow Agent ten million shares of the common stock of reorganized Rose's (including 150,000 shares reserved for issuance to offic-ers of the Company as a management incentive and retention program approved by order of the Bankruptcy Court dated February 14, 1995) for distribution to un-secured creditors to settle claims of $115 million to $130 million. Additional-ly, shareholders of record as of the Effective Date became entitled to receive their prorata share of 4,285,714 warrants. Each warrant entitles the holder to purchase one share of common stock of the reorganized Rose's at a price determined and periodically adjusted in accordance with applicable provisions of the Plan. The warrants expire on April 28, 2002. In addition, RSI Trading, Inc., a wholly owned subsidiary of the Company, was merged into the Company under the Plan.

ITEM 4:  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    No matters were submitted to stockholders during the fourth quarter of the fiscal year.

PART II

ITEM 5: MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

INVESTOR INFORMATION

    Rose's new common stock was delivered to First Union National Bank of North Carolina as Escrow Agent on April 28, 1995, pursuant to the Modified and Restat-ed First Amended Joint Plan of Reorganization (the Plan) for distribution on allowed claims of unsecured creditors and to officers of the Company pursuant to a consummation bonus plan approved by order of the Bankruptcy Court on February 14, 1995. Rose's stock is listed on the Nasdaq National Market System ("NASDAQ"; symbol "RSTO"). Rose's had 3,209 shareholders of record of the new common stock on March 4, 1996. High and low prices on the Company's common stock from the Effective Date through January 27, 1996, as reported on NASDAQ are shown in the table below:

                                       Thirty-Nine Weeks
                                     Ended January 27, 1996
                                 High                     Low
2nd Quarter                      3 3/8                   1 57/64
3rd Quarter                      3 1/4                   1  5/8
4th Quarter                      2 5/16                  1  1/2

    On the Effective Date, all shares of the Company's pre-emergence Voting Common Stock and Non-voting Class B Stock were canceled under the Plan. The shareholders of record of such stock as of such date became entitled to receive their prorata share of 4,285,714 warrants to purchase the new stock of the Company. One warrant was issued for every 4.377 shares of pre-emergence Voting Common Stock or Non-voting Class B Stock and allows the holder to purchase one share of the new common stock. See Stockholders' Equity, Note 11, to the Financial Statements for additional information. The stock warrants are listed on the Nasdaq National Market System ("NASDAQ"; symbol "RSTOW"). High and low prices on the stock warrants from the first day listed (October 31, 1995) through January 27, 1996, as reported on NASDAQ, are shown in the table below:

                                 High                   Low
2nd Quarter                       NA                     NA
3rd Quarter                        5/16                   3/16
4th Quarter                        1/4                    1/16
PAGE

The pre-emergence stock was listed on NASDAQ; the Voting Common Stock had the symbol "RSTOQ" and the Non-voting Class B Stock had the symbol "RSTBQ". Rose's had 1,143 shareholders of record for the pre-emergence Voting Common Stock and 1,497 for Non-voting Class B Stock at April 28, 1995. High and low prices of Rose's pre-emergence stock (adjusted to reflect the 2-for-1 stock split effected in 1986) are shown in the table below:

(Dollars in thousands except per share amounts)

Market Price Range and Dividends

                         1995                          1994
                                 High                   Low                            High                 Low
1st Quarter                        7/16                  1/32                          11/16                3/14
2nd Quarter                         -                     -                             1/2                 1/8
3rd Quarter                         -                     -                             7/16                1/8
4th Quarter                         -                     -                             7/16                1/8

                                                                                      Dividends              Total
                                 High                   Low                           Per Share            Dividends
1995 (through
 April 28, 1995)                   7/16                  1/32                            -                     -
1994                              11/16                  1/8                             -                     -
1993                             7 1/4                  13/32                            -                     -
1992                             7                     3 1/2                             -                     -
1991                             7 1/8                 2 1/8                             -                     -
1990                             7 1/4                 2 1/4                             .210                 3,991
1989                             9 5/8                 5                                 .210                 4,138
1988                            12                     7 1/8                             .210                 4,194
1987                            22 1/2                 7 7/8                             .210                 4,316
1986                            23 1/8                10 3/4                             .200                 4,115
1985                            13 1/2                 8 3/4                             .190                 3,900

There were no dividends paid for the new or pre-emergence common stock in 1995 and 1994. The previous Board of Directors suspended the payment of dividends on the pre-emergence stock on January 24, 1991. In addition, the Predecessor Company was precluded from paying dividends while the Chapter 11 case was pending and the Registrant is restricted from paying dividends under the terms of its exit financing facility.
PAGE

ITEM 6: SELECTED FINANCIAL DATA

(Dollars in thousands except per share amounts)
(Not covered by Independent Auditors' Report)

                             Thirty-Nine  |     Thirteen
                             Weeks Ended  |    Weeks Ended
                             January 27,  |     April 29,                            Fiscal Years
                                 1996     |        1995           1994           1993           1992            1991
Net sales                    $  524,397   |       154,290        731,926      1,203,223      1,362,243       1,380,630
Leased department income          3,784   |         1,114          5,288          8,707          9,816          10,198
Earnings (loss) before                    |
  reorganization expense,                 |
  fresh-start revaluation,                |
  income taxes, and                       |
  extraordinary item              5,484   |           542          6,617        (27,069)       (59,509)        (18,525)
Reorganization expense(b)          -      |        (3,847)       (57,899)       (39,138)          -               -
Fresh-Start revaluation(c)         -      |       (17,432)          -              -              -               -
Earnings (loss) before                    |
  cumulative effect of                    |
  accounting change and                   |
  extraordinary item              4,401   |       (20,737)       (51,282)       (66,207)       (58,560)        (23,304)
Cumulative effect of                      |
  accounting change(d)             -      |          -              -              -            (5,031)           -
Extraordinary item-gain                   |
  on debt discharge(e)             -      |        90,924           -              -              -               -
Net earnings (loss)(f)            4,401   |        70,187        (51,282)       (66,207)       (63,591)        (23,304)
Per Share Results                         |
  Earnings (loss) before                  |
    cumulative effect of                  |
    accounting change and                 |
    extraordinary item              .50   |         (1.11)         (2.73)         (3.53)         (3.14)          (1.25)
  Net earnings (loss)               .50   |          3.74          (2.73)         (3.53)         (3.41)          (1.25)
Cash dividends                     -      |          -              -              -              -               -
Total assets                    171,244   |       204,561        183,186        308,105        337,040         416,318
Excess of net assets over                 |
  reorganization value           25,371   |        32,201           -              -              -               -
Reserve for income tax(g)        12,673   |          -              -              -              -               -
Long-term obligations             2,108   |         (h)            (h)            (h)           83,433          74,896

(a) In accordance with Fresh-Start Reporting, the Company adjusted its assets and liabilities to reflect their estimated fair market value at the Effective Date, and made certain reclassifications between gross margin and expenses and changed the method of accruing certain expenses between periods (See Note 2 to the Financial Statements). Accordingly, the selected financial data above for the thirty-nine weeks ended January 27, 1996 is not comparable in material re= spects to such data for prior periods. Furthermore, the Company's results of operations for the period prior to reorganization are not necessarily indicative of results of operations that may be achieved in the future.

(b) Included in the reorganization expense for 1994 is a provision of $43,000 for the costs of closing 59 stores in May 1994 and realigning corporate and ad-ministrative costs. Included in the reorganization expense for 1993 is a provi-sion of $39,500 for the costs of closing 43 stores in January 1994. Included in the thirteen weeks ended April 29, 1995, 1994 and 1993 reorganization costs, in addition to the costs of closing the stores, are the DIP facility fee amortiza-tion and expenses, professional fees and other reorganization costs. Offsetting the 1993 expense is a reversal of prior reserves for closings due to the antici-pated rejections of closed store leases.

(c) The Fresh-Start revaluation of $17,432 reflects the net expense to record assets at their fair values and liabilities at their present values in accord-ance with the provisions of SOP 90-7 and to reduce noncurrent assets below their fair values for the excess of the fair values of assets over the reorganization value.

(d) In 1992, the Company adopted SFAS 106, "Employers' Accounting for Postre-tirement Benefits Other Than Pensions," requiring the Company to accrue health insurance benefits over the period in which associates become eligible for such benefits. The cumulative effect of adopting SFAS 106 was a one-time charge of $5,031.

(e) The extraordinary item-gain on debt discharge represents the extinguishment of liabilities subject to settlement under reorganization proceedings in accord-ance with the Plan.

(f) In 1991, the Company changed its method of accounting for LIFO inventories from the use of the inflation index provided by the Bureau of Labor Statistics to an internally generated price index to measure inflation in the retail prices of its merchandise inventories. This change decreased 1991 cost of sales by $21,428 (or $1.15 per share). Net loss would have been $44,732 in 1991 if the change in accounting method had not been made. Also, included in net loss for 1991 is a provision for future store closings and remerchandising for the anti-cipated costs of closing approximately 15 stores during fiscal year 1992.

(g) During 1995, the Company filed for and received a federal refund of $16,898 resulting from the carry back of losses described in Section 172(f) of the Internal Revenue Code. Section 172(f) is an area of tax law without substantial legal precedent or guidance. Accordingly, assurances cannot be made as to whether the IRS would challenge the Company's ability to carry back such a sub-stantial portion of losses under this provision. Consequently, an income tax reserve of $12,673 has been recorded in the amount of the refund net of the col-lection expenses which will be reimbursed if the Company's position does not withstand any such challenge and the refund is reversed.

(h) Not comparable for the thirteen weeks ended April 29, 1995, and the fiscal years 1994 and 1993, the majority of the amounts comprising this item have been reclassed to liabilities subject to settlement under reorganization proceedings. PAGE

ITEM 7: MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS FROM OPERATIONS

(Dollars in thousands except per share amounts)

Results of Operations

    The following table sets forth for the periods indicated the percentage which each item listed relates to net sales:

                                    (a)                                           Fiscal Years
                                    1995         % to Net                 % to Net                       % to Net
                                  Proforma        Sales         1994       Sales             1993         Sales
Revenue:
  Gross sales                    $700,325(b)        103.2%      756,356       103.3%      1,245,697        103.5%
  Leased department sales          21,638(b)          3.2        24,430         3.3          42,474          3.5
  Net sales                       678,687(b)        100.0       731,926       100.0       1,203,223        100.0
  Leased department income          4,898(b)          0.7         5,288         0.7           8,707          0.7
    Total revenue                 683,585           100.7       737,214       100.7       1,211,930        100.7
Costs and Expenses:
  Cost of sales                   519,727            76.6       555,087        75.8         932,238         77.5
  Selling, general and
    administrative                153,900            22.7       160,346        21.9         281,723         23.4
  Depreciation and
    amortization                   (3,349)           (0.5)        9,257         1.3          12,984          1.0
  Interest                          6,927             1.0         5,907         0.8          12,054          1.0
    Total costs and expenses      677,205            99.8       730,597        99.8       1,238,999        102.9
Earnings (loss) before
  reorganization expense,
  and income taxes (benefits)       6,380             0.9         6,617         0.9         (27,069)        (2.2)
Reorganization expense (a)           -                 -        (57,899)       (7.9)        (39,138)        (3.3)
Earnings (loss) before income
 tax benefits                       6,380             0.9       (51,282)       (7.0)        (66,207)        (5.5)
Income tax expense                  1,272             0.2          -             -             -              -
Net earnings (loss)              $  5,108             0.7%      (51,282)       (7.0)%       (66,207)        (5.5)%

(a) On September 5, 1993, the Company filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of North Carolina seeking to reorganize under Chapter 11 of the Bankruptcy Code. The Company emerged from Chapter 11 on April 28, 1995. Beginning in May 1995, the income statements re-flect the application of Fresh-Start Reporting as described in Fresh-Start Re-porting, Note 2 to the Financial Statements, and are therefore not comparable to prior years. The 1995 year-to-date results are presented on a pro forma basis to reflect the results as if the Company had adopted Fresh-Start Reporting at the beginning of the year. The adjustments are related to interest expense, reorganization costs, depreciation and amortization, advertising accrual, LIFO shrinkage and income taxes.

(b) The Successor's proforma amounts represent the combination of the Success-or's historical amounts with the Predecessor's historical amounts. See State-ments of Operations included in the historical financial statements.
PAGE

Chapter 11 Proceedings

   On September 5, 1993, the Company filed a voluntary Petition for Relief under Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Eastern District of North Carolina (the "Bankruptcy Court") Case No. 93-01365-5-ATS.

    Technical modifications to the Company's First Amended Joint Plan of Reorganization (which was confirmed by the Bankruptcy Court on December 14,
1995) were approved by orders of the Bankruptcy Court dated February 3, 1995 and February 13, 1995 and a Modified and Restated First Amended Joint Plan of Reorganization (the "Plan") was approved by order of the Bankruptcy Court on April 24, 1995. On May 1, 1995, the Company announced that it had satisfied all conditions required under its plan of reorganization and had emerged from Chap-ter 11 of the United States Bankruptcy Code on April 28, 1995 (the "Effective Date").

    For a further discussion of the Chapter 11 proceedings, see Item 3: Legal Proceedings and Note 1 to the Financial Statements.

    In accordance with SOP 90-7, the Company adopted fresh-start reporting. Under fresh-start reporting, a new reporting entity is created, and the Company was required to adjust its assets and liabilities to reflect their estimated fair market value at the Effective Date, which reduced depreciation and amorti-zation related to property and equipment; and created a deferred credit, excess of net assets over reorganization value, which is being amortized over 10 years.

    At the same time, the Company made certain reclassifications between gross margin and expenses and changed the method of accruing certain expenses between periods. In addition, as a result of the Company's emergence, reorganization expense and income taxes recognized by the Company prior to April 28, 1995, are not comparable to amounts, if any, recognized subsequent to the Effective Date. For further information, see Note 2 to the Financial Statements.

    To facilitate a better comparison of the Company's operating results for the periods presented, the following discussion is based on the results of opera-tions which are presented on a pro forma basis (as described below) for 1995. The combined historical statements of operations for the thirteen weeks ended April 29, 1995 (Predecessor) and thirty-nine weeks ended January 27, 1996 (Suc-cessor), are not included in the discussion due to the lack of comparability caused by the adoption of fresh-start reporting at the end of the first quarter. Certain items in the Successor's pro forma statements of operations are not affected by fresh-start adjustments and are comparable to the historical com-bined results of the Predecessor and the Successor.

    The pro forma statements of operations combine the results of operations of the Predecessor and Successor for 1995 and give effect to the transactions occurring in conjunction with the Plan as if the Effective Date had occurred, and such transactions had been consummated, on January 29, 1995. The statements of operations have been adjusted to reflect: the reduction in depreciation and amortization expense due to the write-off of property and equipment and property under capital leases; reclassification of DIP interest from reorganization costs to interest expense; the elimination of all other reorganization costs; amortization of excess net assets over reorganization value; the effects of changing to the accrual method for advertising; the reversal of LIFO credits; accrual of additional shrinkage; and the recording of an appropriate income tax expense.

Revenue

    The Company reported sales in 1995 of $700,325, a decrease of $56,031 or
7.4% from 1994.   A significant portion of the decrease is attributable to the closing of 7 stores in May 1995 and 1 store in October 1995. Sales in same stores for 1995 decreased 1.5% compared to 1994. Same store sales were negatively affected by poor weather at the beginning of the year, a change in layaway promotions and by a poor Christmas selling season for retailers in general.

    In 1994, the Company reported sales of $756,356, a decrease of $489,341 or 39.3% from fiscal 1993. The closings of 43 stores in January 1994 and 59 stores in May 1994 were the reasons for the sales decrease. Same store sales for 1994 increased 1.2% from 1993.

    In 1993, the Company reported sales of $1,245,697, a decrease of $158,605 or 11.3% from fiscal 1992. 1993 same store sales, on a comparable week-to-week basis, decreased 7.7% from 1992. Prior to its bankruptcy filing, poor sales were caused by out-of-stocks resulting from reduced purchases necessitated by the Company's limited borrowing availability. Also, just prior to and immediately after filing the petition under Chapter 11, many suppliers interrupted their shipments of merchandise causing out-of-stock positions on most seasonal merchandise. It took several months to restore inventory levels to acceptable levels.

    Sales have been adversely affected over the last three years as a result of new competition. Wal-Mart and Kmart and more recently Target and Hills have been opening stores in the areas in which Rose's stores are located. Of the 105 stores open in 1995, 28 faced new competitors, compared to 10 in 1994 and five in 1993. In 1996, the Company expects to have 16 stores facing new competition.

    Inflation has had little effect on the Company's operations in the last three years.

Costs and Expenses

    In 1995, the proforma cost of sales as a percent of sales increased .8% from the 1994 percent to sales. This was due primarily to (i) higher shrinkage resulting in an increase of the cost of sales rate by .8%, (ii) increased markdowns resulting in an increase in the rate by .5%, and (iii) no LIFO credit was recorded in 1995 resulting in an increase in the cost of sales rate by .7%. These increases in the cost of sales were offset somewhat by the reclassifica-tion of advertising co-op income and cash discounts to cost of sales resulting in a decrease of 1.1% in the 1995 cost of sales.

   In 1994, the cost of sales as a percent of sales decreased 1.7% from the 1993 percent to sales. This was due to (i) higher markup decreasing the cost of sales rate by .7%, (ii) lower shrinkage resulting in a decrease of the rate by 1.1%, and (iii) LIFO credit decreasing the rate by .6%. These improvements were offset by higher markdowns and increases in freight costs.

    In 1993, the cost of sales as a percent of sales decreased 3.5% from the 1992 percent to sales. This was due to (i) decreased markdowns resulting in a decrease in the cost of sales rate of 1.6%, (ii) higher markup decreasing the rate by 1.5%, and (iii) lower shrinkage resulting in a decrease of the rate by

1.1%. These improvements were offset somewhat by increases in the freight costs. The Company took proactive measures in 1993 to reduce the shrinkage to a normal rate. Some of these measures included strengthening the Company's loss prevention department, implementing systems that automatically calculate markdowns, establishing a shrink incentive program for the stores, and implementing stronger store front-end controls.

    Selling, general and administrative (SG&A) expenses as a percent of sales were 22.7% in 1995 (proforma), 21.9% in 1994, and 23.4% in 1993. The 1995 proforma increase as a percentage of sales was due in part to the reclassification of advertising co-op and cash discounts from SG&A to gross margin and to the decline in 1995 sales. Included in 1995 SG&A, is a gain of $4,701 which represents the effect of canceling a postretirement healthcare benefit, a charge of $1,170 for severance costs related to recent downsizings of approximately 175 positions in the home office, distribution and store operations support staff, and a gain of $586 on the sale of a store lease. The decrease in 1994 is due in part to the realignment of corporate and administrative costs as well as a reduction in store expenses. The increase in 1993 is largely attributable to the decline in 1993 sales.

   The Company made the decision in the first quarter of 1994 to close 59 stores and realign corporate and administrative costs accordingly. A charge of $43,000 relating to these closings is included in the 1994 reorganization expenses of $57,899. The reserve remaining at the end of 1994 was adequate to cover the costs of closing an additional seven stores in May 1995.

    As part of its business plan, the Company decided to close 43 stores in January of 1994 and recognized an expense of $39,500 in 1993 associated with these closings. Additionally, the Company recognized a $13,026 benefit associated with the anticipated rejection of leases on stores already closed.
A net reorganization expense of $39,138 before taxes, relating to these closed stores and other bankruptcy costs, was recorded during 1993. In addition, the Company included in the 1993 reorganization costs, a write-off of $4,528 related to unamortized costs of pre-petition debt.

    Interest expense for 1995 pro forma was $6,927 and includes interest on the DIP facility of $970. Interest for 1994 and 1993 including the interest on the DIP facility was $9,352 and $13,292, respectively. Interest expense decreased 25.9% in 1995 (pro forma), 29.6% in 1994 (including DIP interest), and 4.2% in 1993 (including DIP interest), primarily due to payments made to pre-petition secured lenders. Generally, under the Bankruptcy Code, interest on pre-petition claims ceases accruing upon the filing of a petition unless the claims are collateralized by an interest in property with value exceeding the amount of debt. The Bankruptcy Court ordered the Company to make monthly adequate protection payments to its Pre-petition Secured lenders which were booked as interest.

Other

    In February 1992, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carry-ing amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expect-ed to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109 the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Effective the first quarter of 1993, the Company adopted Statement 109. The only effect of adopting Statement 109 was the establishment of a $5,760 current deferred tax liability and a $5,760 non-current deferred tax asset. Under the guidelines provided by APB 11, the Company would have no current or non-current deferred tax liability/asset.

    The Internal Revenue Service has examined the Company's federal income tax returns for the years 1988 through 1991. Claims arising from those examinations have been settled subject to final review. The Company believes adequate provision has been made for these claims. All state income and franchise tax returns for taxable years ending prior to fiscal 1993 are not subject to adjustment, primarily because of the application of certain facets of bankruptcy law.

    During 1995, the Company filed for and received a federal refund of $16,898 resulting from the carry back of losses as described in Section 172(f) of the Internal Revenue Code. Section 172(f) is an area of tax law without substantial legal precedent or guidance. Accordingly, assurances cannot be made as to whether the IRS would challenge the Company's ability to carry back such a substantial portion of losses under this provision. Consequently, an income tax reserve of $12,673 has been recorded in the amount of the refund net of the collection expenses which will be reimbursed if the Company's position does not withstand any such challenge and the refund is reversed.

Liquidity and Capital Resources

    On April 28, 1995 (the "Effective Date"), the Company closed on its exit financing loan, thereby satisfying the last condition of the Plan and emerged from bankruptcy. The exit financing is a $125,000 (subsequently amended to $110,000, see below) three-year revolving credit facility (the "Facility") with a letter of credit sublimit in the aggregate principal amount of $40,000 with the First National Bank of Boston and The CIT Group/Business Credit, Inc., (the "Banks") as facility agents. The Facility is secured by a perfected first priority lien and security interest in all of the assets of the Company. The interest rate on the Facility is either (a) the Banks' base rate plus 1.5% payable monthly or (b) a LIBOR rate plus 3.75% payable at the expiration of the LIBOR loan, depending on which option the Company chooses. Although there are no compensating balances required, the Company is required to pay a fee of .5% per annum on the average unused portion of the Facility. Borrowing availability is based upon certain eligible inventory times a borrowing base percentage that varies by month. Under the Facility, trade suppliers which extend credit to the Company are supported by a $5,000 letter of credit and subordinated lien of $15,000 in the real estate properties of the Company which expire April 30, 1996 (extended to May 30, 1997).

    The Facility includes certain financial covenants and financial maintenance tests, including those relating to earnings before interest, taxes, depreciation and amortization (EBITDA), debt service coverage, capital expenditures limitations, minimum stockholders' equity, and minimum/maximum inventory levels, which are measured quarterly. The Facility also includes restrictions on the incurrence of additional liens and indebtedness; a requirement that the Facility be paid down to certain levels for 30 consecutive days between December 1st and February 15th each year; and a prohibition on paying dividends.

    On January 31, 1996, the Company and the Banks agreed to an amendment to the Facility that reduced the Facility size to $110,000. The covenants for the end of fiscal 1995 and the remaining life of the Facility were amended and certain covenants were added, including those related to days on hand inventory, maximum borrowings exposure, and an interest coverage ratio. Also, the measurement period for most covenants was changed from quarterly to monthly. In addition, the LIBOR option was eliminated and the Banks agreed to extend the trade letter of credit and subordinated lien until May 30, 1997. The Company was in compliance with these covenants as of January 27, 1996. The Company's management believes that the Company's current financing arrangement is adequate to meet its liquidity needs.

    The Company's current ratio for 1995 is 1.83 compared to 2.73 in 1994, and
3.32 in 1993, which included $4,000 of reclamation claims. In 1995, cash and cash equivalents decreased $757, (combined Successor and Predecessor) compared to a decrease of $10,605 in 1994 and a decrease of $7,146 in 1993. The Company's working capital was $75,166 in 1995, $92,009 in 1994, and $173,640 in 1993. The
decrease in 1995 of $16,843 was due in part to the increased inventories as a result of the write-off of $25,831 in LIFO reserves as part of Fresh-Start Reporting, and an increase in investment in inventory, increased borrowings on the line of credit, reclassification of pre-petition liabilities from liabili-ties subject to settlement under reorganization proceedings and increased bank drafts outstanding. The decrease in 1994 of $81,631 was due in part to a de-crease in inventory related to closed stores and lower cash and cash equiva-lents.

    The fixed charge coverage ratio was 1.11 in 1995 (proforma), (0.65) in 1994, and 0.00 in 1993. The fixed charge coverage ratio is defined as the sum of net income before taxes, LIFO provision, interest, depreciation, and minimum rent divided by the sum of interest and minimum rent. The ratio, excluding items that are typically non-recurring such as reorganization costs, reserves for store closings and remerchandising, was 1.11 in 1995 (proforma), 1.39 in 1994, and
0.74 in 1993.

    In 1995 (combined Successor and Predecessor), $6,613 of cash was used by operating activities, while $57,560 was provided in 1994 and $8,373 was provided in 1993. The decrease in cash from operating activities in 1995 (combined Successor and Predecessor) is due primarily to increased investments in inventory. The increase in cash from operating activities in 1994 is due to a decrease in inventory related to closed stores and reductions of inventory prepayments. Declining sales, as well as an increased investment in inventory and inventory prepayments contributed to the decline in cash from operating activities in 1993.

    Investing activities used cash of $5,381 in 1995 (combined Successor and Predecessor), $1,281 in 1994, and $9,100 in 1993. The Company invested cash in property and equipment totaling $5,431 in 1995 (combined Successor and Predecessor), $2,015 in 1994, and $9,109 in 1993. The 1995 expenditures were primarily for store improvements, and new computer software. The Company closed

8 stores in 1995, closed 59 stores in 1994, and closed 45 stores in 1993. The Company plans to invest $6,000 in 1996 primarily for store remodels and new computer software. The Company does not plan to open or close any stores in 1996.

    Financing activities provided cash of $11,237 in 1995 (combined Successor and Predecessor), used cash of $66,884 in 1994, and $6,419 in 1993. The Company had net activity on its line of credit of $33,673 (combined Successor and Predecessor). The Predecessor made $26,423 of payments on long-term debt in 1995, $65,437 in 1994, and $1,127 in 1993. The Company's debt agreements include a restriction on the payment of cash dividends and the repurchase of stock.

    On March 1, 1996, the Company and Fred's, Inc. ("Fred's") entered into a letter of intent (the "Letter of Intent"), providing for the acquisition by merger of the Company by Fred's (the "Merger"). Fred's is a publicly traded retailer that operates approximately 200 stores in the southeastern United States. The Letter of Intent provides that each share of the Company's common stock, no par value ("Common Stock"), issued and outstanding (including stock held in escrow according to the Plan) immediately prior to the effective time of the Merger (other than the shares held in the treasury of the Company, which will be canceled) will be converted into the "Conversion Number" of shares of Fred's class A voting common stock ("Fred's Common Stock"). The "Conversion Number" will be determined by dividing $2.15 by the "Fred's Average Price".
The "Fred's Average Price" is an amount equal to the average price of a share of Fred's Common Stock for the 10 days immediately preceding the day before the printing of the joint proxy statement to be distributed to stockholders of Fred's and the Company in connection with the Merger; provided, however, that if the amount so computed would (a) exceed $8.00, then the Fred's Average Price will be $8.00, or (b) be less than $6.00, then the Fred's Average Price will be $6.00. The Letter of Intent provides that the Merger is subject to the exe-cution of a definitive agreement and to the occurrence or (to the extent permit-ted by the definitive merger agreement or applicable law) waiver of a number of conditions, including the approval of the stockholders of the Company and Fred's. If the merger is approved, the Company's current plans for 1996 would be subject to change.

ITEM 8:  FINANCIAL STATEMENTS

    See Financial Statements contained elsewhere herein.


ITEM 9: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None
PAGE

PART III

ITEM 10:  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

    The following is furnished with respect to each of the members of the Board of Directors of the Registrant as of February 26, 1996:

                                                                                 First Year
                            Principal Occupation During Last Five Years,         Elected A
Name and Age                Directorships in Public Registrants                  Director

R. Edward Anderson (46)     Chairman of the Board, President and                 1994
                            Chief Executive Officer, Appointed
                            August 22, 1994; Executive Vice
                            President, Chief Financial Officer,
                            October 19, 1992 to August 21, 1994;
                            Senior Vice President, Chief Financial
                            Officer   January 12, 1990 to October
                            18, 1992.

Walter F. Loeb (71)         President of Loeb Associates, Inc.,                  1995
                            February 1990 to present; Publisher of
                            the Loeb Retail Letter.  He is a
                            director of Federal Realty Investment
                            Trust, InterTan, Inc., Wet Seal, Inc;
                            Mothers Work, Inc., and Gymboree
                            Corporation.

Joseph L. Mullen (49)       Managing partner of Li Moran Inter-                  1995
                            national (as managing partner, he served
                            as a Senior Officer of Leeward Creative
                            Crafts and Potamkin International), January
                            1994 to present; Vice President Hardlines for
                            Hill's Department Stores, Inc., for the
                            relevant period prior to January 1994.
                            While Mr. Mullen was employed at Hill's
                            Department Stores, Hill's filed for pro-
                            tection under Chapter 11 in February, 1991,
                            and emerged from Chapter 11 in 1992.

Joseph Nusim (60)           President and Chief Executive Officer of             1995
                            Channel Home Centers Realty, a real estate
                            company, November 1994 to present; Chairman,
                            President, and Chief Executive Officer
                            of Channel Home Centers, 1990 to
                            November 1994.  He is a director of
                            Herman's Sporting Goods, Scotty's Inc.,
                            and the International Mass Retailing
                            Association.

J. David Rosenberg, Esq.    Partner of Keating, Muething & Klekamp               1995
(46)                        law firm.

PAGE

Harold Smith (72)           President of Funding & Merchandising                 1995
                            Resources Corp., 1990 to present;
                            President and Chief Operating Officer
                            of Woolco, prior to 1990.  Formerly
                            President and Chief Executive Officer
                            of Goldblatts.

Elliot J. Stone (75)        Management consultant to various retail              1995
                            stores, 1990 to present; Chairman,
                            President, and Chief Executive Officer
                            of Jordan Marsh Company and Vice
                            Chairman of the Board of Federated
                            Department Stores, prior to 1990.  He
                            is a director of Catherines Stores,
                            Inc. and Holsen Burnes Group.

N. Hunter Wyche, Jr., Esq.  Founding Partner of Wyche & Story law firm,          1995
(45)                        for the relevant period.

     The following information is furnished with respect to each of the execu-tive officers of the Registrant as of February 26, 1996

Name, Age, Position           Business Experience During Past Five Years

R. Edward Anderson (46)       Appointed August 22, 1994; Executive Vice
Chairman of the Board,        President, Chief Financial Officer,
President and Chief           October 19, 1992 to August 21, 1994;
Executive Officer             Senior Vice President, Chief Financial
                              Officer, January 12, 1990 to October 18, 1992.

Howard Parge (49)             Appointed February 9, 1995; Vice President,
Senior Vice President,        Operations, March 1992 to February 1995;
Operations                    Target Stores, District Manager, 1989
                              through 1991.

Jeanette R. Peters (40)       Appointed Treasurer September 7, 1995;
Senior Vice President,        Appointed Senior Vice President, Chief
Chief Financial Officer       Financial Officer November 2, 1994; Vice
and Treasurer                 President and Controller April 24, 1991
                              through November 1994.

George T. Blackburn, II       Appointed Vice President, Real Estate
(45)                          November 2, 1994; Elected Secretary
Vice President, Real          February 17, 1993; Appointed Vice President,
Estate, General Counsel       General Counsel April 19, 1991; formerly
and Secretary                 Partner of Perry, Kittrell, Blackburn &
                              Blackburn law firm for the relevant period preceding April 19, 1991.

Dave Howard (45)              Appointed August 11, 1995; Vice President
Senior Vice President,        Information Systems April 13, 1994 through
Distribution and              August, 1995. Director IS Development from
Information Services          April 1991 to April 1994.

     Officers of the Registrant are elected each year at the Annual Meeting of the Board of Directors to serve for the ensuing year and until their successors are elected and qualified.

Section 16(a) Reporting

     The Registrant believes that all executive officers and directors of the Registrant and all other persons known by the Registrant to be subject to Sec-tion 16 of the Securities Exchange Act of 1934, filed all reports required to be filed during fiscal year 1995 under Section 16(a) of that Act on a timely basis. The Registrant's belief is based solely on its review of Forms 3, 4 and 5 and amendments thereto furnished to the Registrant during, and with respect to, its most recent fiscal year by persons known to be subject to Section 16.

ITEM 11:  EXECUTIVE COMPENSATION

Cash And Other Compensation

     The following table sets forth all the cash compensation paid or to be paid by the Registrant, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chairman of the Board, the Chief Executive Officer, and the four other highest paid executive officers of the Registrant for fiscal year 1995 in all capacities in which they served:

                                   Summary Compensation Table
                                                            Long-Term Compensation
                          Annual Compensation                Awards             Payouts
    (a)         (b)     (c)        (d)       (e)          (f)       (g)      (h)      (i)
                                            Other         (4)                       All Other
Name and                                    Annual    Restricted  Options/  LTIP      Compen-
Principal             Salary     Bonus     Compen-      Stock      SARs    Payouts    sation
Position        Year    ($)       ($)     sation (1)  Awards ($)   (#)      ($)       ($)(2)

R. Edward       1995  407,692       -         4,518     127,122   137,500      -         6,198
Anderson        1994  322,936       -         6,265        -         -         -         5,760
President and   1993  265,923       -         7,383        -       12,750    29,806      6,900
Chief Executive
Officer

Kathy Hurley    1995  206,346       -         1,039      19,594    50,000      -         5,528
Senior Vice     1994  166,349       -         1,349        -         -         -          -
President       1993  150,000       -           624        -         -         -           873
Merchandising(3)

Howard Parge    1995  175,323       -         5,592      17,531    50,000      -         4,784
Senior Vice     1994  144,900       -         4,291        -         -         -          -
President       1993  143,958       -         2,238        -        4,000      -         1,039
Operations

Jeanette        1995  156,346       -         2,097      28,597    50,000      -         5,528
Peters          1994  109,015       -         2,288        -         -         -          -
Senior Vice     1993   95,800       -         1,077        -         -         -          -
President,
Chief Financial
Officer and Treasurer
PAGE

David W.        1995  126,964     25,000        562       2,063    25,000      -         2,020
Howard          1994  103,077       -           705        -         -         -          -
Senior Vice     1993   90,444     10,064       -           -         -         -          -
President
Distribution and
Information Services

_____________
     (1) "Other Annual Compensation" consists of tax gross-ups on medical ex-pense reimbursements.
     (2)  "All Other Compensation" consists of automobile allowance.
     (3)  Ms. Hurley resigned from the Registrant effective February 16, 1996.
     (4)  Outstanding Restricted Stock Awards at year-end consists of:

                                   Date        Year                  Value at
               Name               Granted     Payable    Shares(#)   1/27/96($)
          R. Edward Anderson       7/5/95       1996      61,635       102,083
          Kathy Hurley             7/5/95       1996       9,500        15,734
          Howard Parge             7/5/95       1996       8,500        14,078
          Jeanette Peters          7/5/95       1996      13,865        22,964
          David W. Howard          7/5/95       1996       1,000         1,656

Stock Options Granted During Fiscal Year

    No stock options of the Predecessor were granted during fiscal year 1995. All options were canceled on April 28, 1995.

    The Company's New Equity Compensation Plan was adopted on February 14, 1995 and was designed for the benefit of the executives and key employees of the Company by allowing the grant of a variety of different types of equity-based compensation to eligible participants. The plan provides for the granting of a maximum of 700,000 shares of the Successor's stock. Under the New Equity Compensation Plan, 387,500 nonqualified stock options were granted to officers of the Company on July 27, 1995, which were issued in addition to the total number of shares of New Rose's Common Stock issued on the Effective Date. Such options were granted in the form of incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (or, to the extent required otherwise by law, nonqualified stock options). One-half of the options contain an exercise price of $2.875 and have a term of five years. The remaining one-half of the options contain an exercise price of $5.750 and have a term of seven years. All of the options shall vest one-third on the first anniversary of the Effective Date, one-third on the second anniversary of the Effective Date and one-third on the third anniversary of the Effective Date.

    As the Company's President and Chief Executive Officer, R. Edward Anderson received 35% of the options (corresponding to 137,500 shares of New Rose's Com-mon Stock). The remaining options were allocated among the Company's Senior Vice Presidents and Vice Presidents in amounts based on targeted awards, as determined by the Company's Compensation Committee in its discretion based in part on the recommendation of the Company's President and Chief Executive Offic-er. Thus, Jeanette R. Peters (Senior Vice President), Howard R. Parge (Senior Vice President), and Dave Howard (Senior Vice President) received a portion of the remaining options as shown in the table below.
PAGE

Stock Options Exercised During Fiscal Year and Year End Values of Unexercised Options

    No stock options of the Predecessor were exercised in the thirteen weeks ended April 29, 1995.

    The following table sets forth information about unexercised stock options and stock appreciation rights of the Successor by the named executive officers of the Registrant during the thirty-nine weeks ended January 27, 1996. No stock options or stock appreciation rights were exercised by the named executive officers during the thirty-nine weeks ended January 27, 1996.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                        Shares              Number of Unexercised   Value of Unexercised
                       Acquired               Options/SARs at       In-the-Money Options
                          on      Value           FY-End(#)             at FY-End($)
                       Exercise  Realized        Exercisable/           Exercisable/
  Name                   (#)       ($)          Unexercisable         Unexercisable(1)

R. Edward Anderson        -         -             -   /137,500               -
Dave Howard               -         -             -   / 25,000               -
Kathy Hurley(2)           -         -             -   / 50,000               -
Howard Parge              -         -             -   / 50,000               -
Jeanette Peters           -         -             -   / 50,000               -

____________
(1)  All options were out of the money at fiscal year end.
(2)  Ms. Hurley resigned from the Registrant effective February 16, 1996.

Employment Contracts, Termination Of Employment And Change-In-Control
Arrangements

    The Registrant has an employment contract with R. Edward Anderson which provides for his active employment for an initial term ending May 28, 1998, with automatic one-year renewal terms thereafter unless prior notice of termination is given pursuant to the contract. Annual base salary under the contract was increased from $395,000 to $425,000, effective August, 1995. All sums required to be paid under the contract are shown in the summary compensation table above for the applicable period. The contract includes a severance allowance under which Mr. Anderson would be eligible to receive up to 24 months base salary, continued health insurance coverage for 24 months, payment equal to 24 months additional credits under any pension plan then in existence (if any), and full vesting of all stock options and stock subject to vesting. The severance allowance would be payable for termination without cause or constructive termination by (i) reduction of salary, (ii) material change in job responsibilities, (iii) assignment of duties inconsistent with position, (iv) relocation of the principal executive offices outside a designated area, (v) notice of intention not to renew the employment contract, or (vi) breach of a material provision of the contract. In the event of a change of control, as defined in the contract, Mr. Anderson would be eligible to receive (a) 36 months base salary; (b) an amount equal to three times the greater of average cash bonus or 50% of base salary; (c) continued health insurance coverage for 36 months; (d) payment equal to 36 months additional credits under any pension plan then in existence (if any); (e) full vesting of all stock options and stock sub-ject to vesting; and (f) a gross-up payment so that the net amount retained by Mr. Anderson after deduction of any excise tax imposed by Section 4999 of the Code on the foregoing amounts (the "Company Payments") and any federal, state and local income, payroll tax and excise tax upon the gross-up payment, but be-fore deduction for any federal, state or local income or payroll tax on the Com-pany Payments, shall be equal to the Company Payments.

    The Letter of Intent provides that R. Edward Anderson, President and Chief Executive Officer of the Company, will enter into an agreement with Fred's and the Company, to become effective at the effective date of the Merger, providing for a modification and limitation of the severance compensation payable to Mr. Anderson under his existing employment agreement with the Company as a result of the Merger and termination of his employment. The Letter of Intent also contem-plates that Mr. Anderson will enter into a consulting agreement with Fred's, effective at the effective time of the Merger.

    The Registrant maintains a severance plan (the "Severance Plan") providing for the payment of certain benefits upon the cessation of employment of officers and other employees designated in the plan. The Severance Plan, which became effective on December 14, 1995, replaces a severance program which was authoriz-ed by the Bankruptcy Court on April 1, 1994. Under the Severance Plan, each officer as defined in the plan would be eligible to receive up to 12 months base salary, up to one-half of such amount being paid in installments which would cease upon re-employment. Each such officer would also be entitled to receive $10,000 of outplacement expenses and continued coverage in medical and disabili-ty benefits programs for 3 months. The severance allowance would be payable for actual termination of employment without cause or constructive termination by
(i) elimination of job position, (ii) material reduction in salary, or (iii) material change of job responsibilities. In the event of actual or constructive termination following a change of control, as defined in the Severance Plan, the described base salary payment would be made in one lump sum.

Compensation of Directors

    Directors who are officers of the Registrant receive no additional compensation for service on the Board of Directors or committees. Directors who are not officers are paid $24,000 per year as retainer, plus $1,500 per day for each meeting of the Directors attended and for each committee meeting held on a day other than the date of a meeting of the Board of Directors, and reimbursement for their actual travel expenses. Directors who are not officers are paid $500 a day for each committee meeting held on the same day as a meeting of the Board of Directors and $500 for each telephone conference meeting. Committee members are reimbursed for their actual travel expenses.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee of the Registrant during the thirty-nine weeks ended January 27, 1996 was composed of Messrs. Loeb (Chairman), Mullen, Stone, and Wyche. From January 29, 1995 until April 28, 1995, the Compensation Committee was composed of Messrs. Busbee (Chairman), Allbright, Maynard and Montgomery. None of the members of the Compensation Committee were officers or employees of the Registrant during the last fiscal year or in prior fiscal years. None of the Executive officers of the Registrant served as a member of the board of directors or as a member of the compensation committee of another entity during the last fiscal year. Consequently, there are no interlocking re-lationships between the Registrant and other entities that might affect the determination of the compensation of the Directors and executive officers of the Registrant.

ITEM 12:  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    All existing stock of the Predecessor was canceled as of the effective date of the Joint Plan of Reorganization. See Item 3 for a discussion of the issuance of the common stock of reorganized Rose's.

    There were no stockholders known to the Registrant to be the beneficial owners, as of March 14, 1996, of more than five percent (5%) of the New Common Stock of the Registrant.

    The table below gives the indicated information of equity securities of the Registrant beneficially owned by each director, nominee, the chief executive officer and the four other most highly compensated executive officers, and, as a group, by such person and other executive officers:

                               Common        Percent                   Percent
       Name                     Stock       of Class     Warrants     of Class

R. Edward Anderson             61,635           *           5,649         *

Walter Loeb                      -              *            -            *

Joseph L. Mullen                 -              *            -            *

Joseph Nusim                     -              *            -            *

J. David Rosenberg               -              *           6,854         *

Harold Smith                     -              *            -            *

Elliot Stone                     -              *            -            *

Hunter Wyche                     -              *            -            *

Dave Howard                     1,000           *            -            *

Kathy Hurley(a)                 9,500           *            -            *

Howard Parge                    8,500           *            -            *

Jeanette Peters                13,865           *            -            *

All of the above and other
executive officers as a
group (14) persons            103,000          1.2%        12,503         *
______________________
Footnotes:
* Less than 1% of shares that will be outstanding if all outstanding claims are settled adversely to the Company.
(a)  Ms. Hurley resigned from the Registrant effective February 16, 1996.

ITEM 13:  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    There were no related transactions or business relationships with executive officers of reorganized Rose's during the thirty-nine weeks ended January 27, 1996, that would require disclosure. Prior to Mr. Wyche becoming a director of the Successor Company, the firm of Wyche and Story, of which Mr. Wyche is a partner, was paid $98,000 during the 1995 fiscal year for legal fees as local counsel to the official committee of unsecured creditors in the Registrant's Chapter 11 Reorganization pursuant to orders entered by the Bankruptcy Court. Mr. Mullen entered into a consulting agreement with the Company in February,

1996, to serve as interim general merchandise manager for an indefinite term at a per diem rate of $1,250 plus expenses. Accordingly, he will not receive a per diem as a director. Following is the description of related transactions with directors or executive officers of the Predecessor during fiscal year 1995. The directors whose related transactions are described below were directors until April 28, 1995. The amounts shown include all amounts paid at anytime during fiscal year 1995.

    Pursuant to existing leases, during the past fiscal year the Registrant paid The Rosemyr Corporation ("Rosemyr") $189,685 as rent for its store building in Morganton Shopping Center, Morganton, N.C.; $315,730 for its store building in Newmarket Plaza Shopping Center, Newport News, Va. (Rosemyr owns a 31.5% interest); $4,684 in rent for office space in Henderson, N.C.; and $9,863 for parking facilities in Henderson, N.C; paid Emrose Corporation ("Emrose") under pre-existing leases $33,726 in rent for office space in Henderson, N.C. and $1,667 for lease of storage facilities; and paid H.H.C. Co., Inc. ("H.H.C.") $6,713 in rent during the past fiscal year for a store building in High Point, N.C., which was closed during 1994. Messrs. John T. Church and George Harvin, who were directors of the Predecessor, were executive officers and/or held beneficial ownership interests in Rosemyr, Emrose, and H.H.C. Co., Inc.

    In the opinion of Management, all of the foregoing leases and other transactions are competitive, and the rents paid approximate the rate of rent paid by the Registrant to independent landlords under leases for comparable property negotiated at comparable times, and represent the fair market value for comparable transactions.

PART IV

ITEM 14:  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)  1.  FINANCIAL STATEMENTS

                    Independent Auditors' Report

                    Statements of Operations for the thirty-nine weeks ended January 27, 1996, thirteen weeks ended April 29, 1995, and the years ended
                    January 28, 1995 and January 29, 1994

                    Balance Sheets - January 27, 1996 and
                    January 28, 1995

                    Statements of Stockholders' Equity for the thirty-nine weeks ended January 27, 1996, thirteen weeks ended April 29, 1995, and the years ended January 28, 1995 and January 29, 1994

                    Statements of Cash Flows for the thirty-nine weeks ended January 27, 1996, thirteen weeks ended April 29, 1995, and the years ended
                    January 28, 1995 and January 29, 1994

                    Notes to the Financial Statements

PAGE

     2.  FINANCIAL STATEMENT SCHEDULES

                    All schedules are omitted because they are not applicable or not required, or because the required information is included in the financial statements or notes thereto.

     3.  EXHIBITS

        Exhibit
          No.                                                      Page

        10.1       Employment Agreement with R. Edward             Incorporated
                   Anderson, Chairman of the Board,                by reference
                   President and Chief Executive Officer,
                   dated May 29, 1995 (Incorporated by
                   reference to Exhibit 10.1 to Registrant's
                   Form 10-Q for the quarter ended
                   July 29, 1995).

        10.2       New Retirement Benefits Savings Plan,           Incorporated
                   effective July 1, 1995. (Incorporated by        by reference
                   reference to Exhibit 10.2 to Registrant's
                   Form 10-Q for the quarter ended July 29, 1995).

        10.3       Order of the United States Bankruptcy Court,    Incorporated
                   Eastern District of North Carolina, Raleigh     by reference
                   Division dated February 13, 1995, approving the amendment changing the record date for distributions of the New Rose's Warrants and New Rose's Common Stock Secondary
                   Distribution to the Effective Date of the Plan (Incorporated by reference to
                   Registrant's Form 8-K dated February 13, 1995).

        10.4       Order dated April 24, 1995, approving the       Incorporated
                   Modified and Restated First Amended Joint       by reference
                   Plan of Reorganization dated April 19, 1995
                   (Incorporated by reference to Exhibit (c)(2) to Registrant's Current Report on Form 8-K dated April 24, 1995).

        10.5       The Registrant's Revolving Credit and related   Incorporated
                   agreements (Incorporated by reference to        by reference
                   Exhibit (c)(1) through (c)(10) to Registrant's
                   Current Report on Form 8-K dated April 28, 1995):

                   (a) Revolving Credit Agreement dated as of April 28, 1995, among the Registrant as Borrower, the lending institutions listed on Schedule 1 to the Agreement and The First National Bank of Boston and The
                              CIT Group/Business Credit, Inc., as
                              Facility Agents and The First National
                              Bank of Boston as Administrative Agent
                              (the "Credit Agreement").

                   (b) Security Agreement dated as of April 28, 1995, between the Registrant and The First National Bank of Boston as Collat-eral Agent for the lending institutions who are parties to the Credit Agreement.

                   (c) $62,500,000 Revolving Credit Note dated April 28, 1995, issued to The First
                              National Bank of Boston pursuant to the
                              Credit Agreement.

                   (d) $62,500,000 Revolving Credit Note dated April 28, 1995, issued to The CIT Group/ Business Credit, Inc., pursuant to the Credit Agreement.

                   (e) Deed of Trust, Assignment of Rents and Security Agreement dated as of April 27, 1995 by and among Registrant, First National Bank of Boston, The CIT Group/ Business Credit, Inc., pursuant to the Credit Agreement.

                   (f)        Master Release Agreement dated as of
                              April 28, 1995 by and between General
                              Electric Capital Corporation and Registrant.

                   (g) Post-Effective Date GE Assumption Agree-ment dated as of April 28, 1995 by and between General Electric Capital Corpora-tion and Registrant.

                   (h) GE Deferred Obligations Agreement dated as of April 28, 1995 by and between General Electric Capital Corporation and Registrant.

                   (i) Warrant Agreement dated as of April 28, 1995, between the Registrant and First Union National Bank of North Carolina as Warrant Agent.

                   (j) Escrow Agreement dated as of April 28, 1995, between the Registrant and First Union National Bank of North Carolina as Escrow Agent.

        10.6       Letter of Credit and Mortgage Trust Agreement    Incorporated
                   dated May 8, 1995 (Incorporated by reference     by reference
                   to Exhibit (c)(1) to Registrant's Current Report on Form 8-K dated April 28, 1995).

PAGE

        10.7       Second Deed of Trust dated May 8, 1995          Incorporated
                   (Incorporated by reference to Exhibit (c)(2)    by reference
                   to Registrant's Current Report on Form 8-K dated April 28, 1995).

        10.8       Standby Letter of Credit dated May 8, 1995      Incorporated
                   (Incorporated by reference to Exhibit (c)(3)    by reference
                   to Registrant's Current Report on Form 8-K dated April 28, 1995).

        10.9       Severance Pay Plan dated as of December 14,
                   1995.

        27.        Financial Data Schedule

        99.1       Waiver and Amendment No. 1 dated as of          Incorporated
                   July 31, 1995 (Incorporated by reference to     by reference
                   Exhibit 99.1 to Registrant's Current Report on Form 8-K dated July 31, 1995).

        99.2       Waiver and Amendment No. 2 dated as of          Incorporated
                   September 8, 1995 (Incorporated by refer-       by reference
                   ence to Exhibit 99.2 to Registrant's
                   Current Report on Form 8-K dated July 31, 1995).

        99.3       Waiver and Amendment No. 3 dated as of          Incorporated
                   September 29, 1995 (Incorporated by reference   by reference
                   to Exhibit 99.3 to Registrant's Current Report on Form 8-K dated July 31, 1995).

        99.4       Waiver and Amendment No. 4 dated as of January
                   31, 1996.

(b)     REPORTS ON FORM 8-K

        The Registrant filed the following reports on Form 8-K during the last quarter of the period covered by this report:

                   Report on Form 8-K dated October 28, 1995,      Incorporated
                   reporting under Item 5 the monthly and year-    by reference
                   to-date financial results and other financial data for the period ended October 28, 1995, together with projected financial information for similar periods as contained in the Company's plan for the year ended January 27, 1996. The financial results were included as an exhibit in Item 7.

                   Report on Form 8-K dated December 2, 1995,      Incorporated
                   reporting under Item 5 the monthly and year-    by reference
                   to-date financial results and other financial data for the period ended December 2, 1995, together with projected financial information for similar periods as contained in the Company's revised plan for the year ended January 27, 1996.
                   The financial results were included as an exhibit in Item 7.

                   Report on Form 8-K dated December 30, 1995,     Incorporated
                   reporting under Item 5 the monthly and year-    by reference
                   to-date financial results and other financial data for the period ended December 30, 1995, together with projected financial information for similar periods as contained in the Company's revised plan for the year ended January 27, 1996.
                   The financial results were included as an exhibit in Item 7.

                   Report on Form 8-K dated March 1, 1996,         Incorporated
                   reporting under Item 5 the agreement in         by reference
                   principle regarding the acquisition by merger of Rose's by Fred's.
PAGE

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, Rose's Stores, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      ROSE'S STORES, INC.


                                      By:   /s/ R. Edward Anderson
                                            R. Edward Anderson, President and
                                            Chief Executive Officer


                                      By:   /s/ Jeanette R. Peters
                                            Jeanette R. Peters, Senior Vice
                                            President, Chief Financial Officer
                                            and Treasurer




Date: April 10, 1996


    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Regis-trant and on the dates indicated:



/s/ R. Edward Anderson                            /s/ J. David Rosenberg
R. Edward Anderson, Director                      J. David Rosenberg, Director


/s/ Walter F. Loeb                                /s/ Harold Smith
Walter F. Loeb, Director                          Harold Smith, Director


/s/ Joseph L. Mullen                              /s/ Elliot J. Stone
Joseph L. Mullen, Director                        Elliot J. Stone, Director


/s/ Joseph Nusim                                  /s/ N. Hunter Wyche, Jr.
Joseph Nusim, Director                            N. Hunter Wyche, Jr., Director






MANAGEMENT'S REPORT ON FINANCIAL STATEMENTS

January 27, 1996

     The financial statements on the following pages have been prepared by management in conformity with generally accepted accounting principles. Management is responsible for the reliability and fairness of the financial statements and other financial information included herein.
     To meet its responsibilities with respect to financial information, management maintains and enforces internal accounting policies, procedures and controls which are designed to provide reasonable assurance that assets are safeguarded and that transactions are properly recorded and executed in accordance with management's authorization. Management believes that the Company's accounting controls provide reasonable, but not absolute, assurance that errors or irregularities which could be material to the financial state-ments are prevented or would be detected within a timely period by Company personnel in the normal course of performing their assigned functions. The con-cept of reasonable assurance is based on the recognition that the cost of con-trols should not exceed the expected benefits. Management maintains an internal audit function and an internal control function which are responsible for eval-uating the adequacy and application of financial and operating controls and for testing compliance with Company policies and procedures.
     The responsibility of our independent auditors, KPMG Peat Marwick LLP, is limited to an expression of their opinion on the fairness of the financial statements presented. Their opinion is based on procedures, described in the second paragraph of their report, which include evaluation and testing of controls and procedures sufficient to provide reasonable assurance that the financial statements neither are materially misleading nor contain material errors.
     The Audit Committee of the Board of Directors meets periodically with management, internal auditors and independent auditors to discuss auditing and financial matters and to assure that each is carrying out its responsibilities. The independent auditors have full and free access to the Audit Committee and meet with it, with and without management being present, to discuss the results of their audit and their opinions on the quality of financial reporting.




                                          /s/ R. Edward Anderson
                                          R. Edward Anderson
                                          President and
                                          Chief Executive Officer


                                          /s/ Jeanette R. Peters
                                          Jeanette R. Peters
                                          Senior Vice President,
                                          Chief Financial Officer
PAGE

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Rose's Stores, Inc.:

     We have audited the accompanying balance sheet of Rose's Stores, Inc. (the "Successor"), as of January 27, 1996, and the related statements of operations,
stockholders' equity, and cash flows for the thirty-nine weeks then ended.   We
also have audited the accompanying balance sheet of Rose's Stores, Inc. (the "Predecessor") as of January 28, 1995, and the related statements of operations, stockholders' equity and cash flows for the thirteen weeks ended April 29, 1995, and for each of the fiscal years in the two-year period ended January 28, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Successor as of January 27, 1996, and the Successor's results of operations and cash flows for the thirty-nine weeks then ended, and the financial position of the Predecessor as of January 28, 1995, and the Predecessor's results of operations and cash flows for the thirteen weeks ended April 29, 1995, and for each of the fiscal years in the two-year period ended January 28, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the financial statements, effective April 29, 1995, the Company was required to adopt "Fresh-Start" reporting principles in accordance with the American Institute of Certified Public Accountant's State-ment of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." As a result, the financial information for the period subsequent to the adoption of Fresh-Start reporting are presented on a different cost basis than for prior periods and therefore, are not comparable.



                                            /s/ KPMG Peat Marwick LLP
Raleigh, North Carolina                     KPMG Peat Marwick LLP
March 26, 1996
PAGE

STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

                                           Successor      |        Predecessor
                                          Thirty-Nine     |         Thirteen                   Predecessor
                                          Weeks Ended     |        Weeks Ended                 Years Ended
                                          January 27,     |          April 29,            January 28,            January 29,
                                             1996         |            1995                   1995                   1994
Revenue:                                                  |
  Gross sales                             $   540,918     |            159,407                756,356              1,245,697
  Leased department sales                      16,521     |              5,117                 24,430                 42,474
  Net sales                                   524,397     |            154,290                731,926              1,203,223
  Leased department income                      3,784     |              1,114                  5,288                  8,707
    Total revenue                             528,181     |            155,404                737,214              1,211,930
Costs and Expenses:                                       |
  Cost of sales                               404,120     |            116,838                555,087                932,238
  Selling, general and administrative         115,895     |             35,486                160,346                281,723
  Depreciation and amortization                (2,549)    |              1,812                  9,257                 12,984
  Interest                                      5,231     |                726                  5,907                 12,054
    Total costs and expenses                  522,697     |            154,862                730,597              1,238,999
Earnings (Loss) Before Reorganization                     |
  Expense, Fresh-Start Revaluation                        |
  Income Taxes, and Extraordinary Item          5,484     |                542                  6,617                (27,069)
Reorganization Expense (Note 13)                 -        |             (3,847)               (57,899)               (39,138)
Fresh-Start Revaluation (Note 2)                 -        |            (17,432)                  -                      -
Earnings (Loss) Before Income Taxes                       |
  and Extraordinary Item                        5,484     |            (20,737)               (51,282)               (66,207)
Income Taxes (Benefits)                                   |
  Current                                       1,159     |               -                      -                      -
  Deferred                                        (76)    |               -                      -                      -
    Total                                       1,083     |               -                      -                      -
Earnings (Loss) Before Extraordinary                      |
  Item                                          4,401     |            (20,737)               (51,282)               (66,207)
Extraordinary Item - Gain on Debt                         |
  Discharge (Note 2)                             -        |             90,924                   -                      -
Net Earnings (Loss)                       $     4,401     |             70,187                (51,282)               (66,207)
Earnings (Loss) Per Share Before                          |
  Extraordinary Item                      $       .50     |              (1.11)                 (2.73)                 (3.53)
Net Earnings (Loss) Per Share             $       .50     |               3.74                  (2.73)                 (3.53)

See accompanying notes to financial statements.
PAGE

BALANCE SHEETS
(Amounts in thousands)

                                                    Successor           |          Predecessor
                                                    January 27,         |           January 28,
                                                       1996             |              1995
                                                                        |
Assets                                                                  |
 Current Assets                                                         |
   Cash and cash equivalents                        $      593          |                1,350
   Accounts receivable                                   7,209          |               12,140
   Inventories                                         153,190          |              119,567
   Other current assets                                  4,706          |               12,163
     Total current assets                              165,698          |              145,220
                                                                        |
 Property and Equipment, at cost,                                       |
   less accumulated depreciation and amortization        5,122          |               34,707
 Other Assets                                              424          |                3,259
                                                    $  171,244          |              183,186
Liabilities and Stockholders' Equity (Deficit)                          |
 Current Liabilities                                                    |
   Short-term debt                                  $   33,673          |                 -
   Debtor-in-possession financing                         -             |                  600
   Bank drafts outstanding                               9,530          |                 -
   Accounts payable                                     23,845          |               23,392
   Accrued salaries and wages                            7,456          |                7,821
   Reserve for store closings                              261          |                8,530
   Pre-petition liabilities                              4,632          |                 -
   Other current liabilities                            11,135          |               12,868
     Total current liabilities                          90,532          |               53,211
                                                                        |
 Liabilities Subject to Settlement Under                                |
   Reorganization Proceedings                             -             |              156,474
 Excess of Net Assets Over Reorganization Value,                        |
   Net of Amortization                                  25,371          |                 -
 Reserve for Income Taxes                               12,673          |                 -
 Deferred Income                                           974          |                1,993
 Other Liabilities                                       1,134          |                6,694
                                                                        |
 Stockholders' Equity (Deficit)                                         |
   Common stock, Authorized 50,000 shares;                              |
     issued 8,158 at 1/27/96 (Note 11)                  35,000          |                 -
   Preferred stock, Authorized 10,000 shares;                           |
     none issued                                          -             |                 -
   Voting common stock (Canceled 4/28/95)                               |
     Authorized 30,000 shares; issued                                   |
     10,800 shares at 1/28/95                             -             |                2,250
   Non-voting Class B stock (Canceled 4/28/95)                          |
     Authorized 30,000 shares; issued                                   |
     12,659 shares at 1/28/95                             -             |               18,795
   Paid-in capital-stock warrants (Canceled 4/28/95)      -             |                2,700
   Paid-in capital                                       1,159          |                 -
   Retained earnings (accumulated deficit)               4,401          |              (40,313)
                                                        40,560          |              (16,568)
   Treasury stock, at cost (Canceled 4/28/95)             -             |              (18,618)
                                                                        |
         Total stockholders' equity (deficit)           40,560          |              (35,186)
                                                                        |
                                                    $  171,244          |              183,186

See accompanying notes to financial statements.
PAGE

STATEMENTS OF STOCKHOLDERS' EQUITY
(Amounts in thousands)

                                                                                              Retained
                                         Voting              Non-Voting                       Earnings
                                       Common Stock         Class B Stock        Paid-In   (Accumulated)   Treasury Stock
                                    Shares     Amount     Shares     Amount      Capital      (Deficit)   Shares    Amount
Balance January 30, 1993             10,800    $ 2,250     12,659    $ 19,017   $  2,700     $  77,176    (4,775)  $(19,034)
Net loss for fiscal year 1993          -          -          -           -          -          (66,207)     -          -
Other                                  -          -          -           (222)      -             -           74        416
Balance January 29, 1994             10,800      2,250     12,659      18,795      2,700        10,969    (4,701)   (18,618)
Net loss for fiscal year 1994          -          -          -           -          -          (51,282)     -          -
Balance January 28, 1995             10,800      2,250     12,659      18,795      2,700       (40,313)   (4,701)   (18,618)
Net earnings for thirteen
 weeks ended April 29, 1995            -          -          -           -          -           70,187      -          -
Cancellation of former equity and
  elimination of retained
  earnings                          (10,800)    (2,250)   (12,659)    (18,795)    (2,700)      (29,874)    4,701     18,618
Issuance of new equity
  under the Plan (Note 11)            8,158     35,000       -           -          -             -         -          -
Balance April 29, 1995                8,158     35,000       -           -          -             -         -          -
Net earnings for thirty-nine
  weeks ended January 27, 1996         -          -          -           -          -            4,401      -          -
Paid-in capital - taxes                -          -          -           -         1,159          -         -          -
Balance January 27, 1996              8,158    $35,000       -       $   -      $  1,159      $  4,401      -      $   -



See accompanying notes to financial statements.
PAGE

STATEMENTS OF CASH FLOWS
(Amounts in thousands)

                                             Successor     |     Predecessor
                                            Thirty-Nine    |       Thirteen                           Predecessor
                                            Weeks Ended    |      Weeks Ended                         Years Ended
                                            January 27,    |       April 29,              January 28,            January 29,
                                               1996        |         1995                    1995                   1994
Cash flows from operating activities:                      |
Net earnings (loss)                           $  4,401     |          70,187                (51,282)               (66,207)
Adjustments to reconcile net earnings                      |
  (loss) to net cash provided by                           |
  (used in) operating activities:                          |
  Depreciation & amortization                   (2,549)    |           1,812                  9,257                 12,984
  (Gain) loss on disposal of property                      |
    & equipment                                    (46)    |              (1)                  (278)                    98
  Deferred income taxes                            (76)    |            -                      -                      -
  Additional paid-in capital                     1,159     |            -                      -                      -
  LIFO expense (credit)                           -        |            (364)                (4,816)                   179
  Write off of deferred financing costs           -        |            -                      -                     4,528
  Provision for closed stores & severance        1,170     |            -                    43,000                 26,474
  Gain on termination of postretirement                    |
    healthcare                                  (4,701)    |            -                      -                      -
  Fresh-Start revaluation & debt discharge        -        |         (73,492)                  -                      -
Cash provided by (used in) assets & liabilities:           |
  (Inc.) dec. in accounts receivable               824     |            (630)                 2,917                 (1,773)
  (Inc.) dec. in inventories                    31,939     |         (40,291)                91,817                (13,948)
  (Inc.) dec. in other assets                    3,183     |          (3,620)                 6,455                 (9,898)
  Inc. (dec.) in accounts payable              (13,797)    |          14,361                (17,152)                35,051
  Inc. (dec.) in other liabilities                (177)    |          (2,142)                (9,429)                   724
  Inc. (dec.) in income taxes                   12,673     |            -                      -                     8,005
  Inc. (dec.) in reserve for store closings     (4,674)    |          (1,108)               (13,060)                13,088
  Inc. (dec.) in deferred income                  (507)    |            (201)                  (303)                (1,250)
  Inc. (dec.) in accumulated PBO                    47     |               7                    434                    318
Net cash provided by (used in) operating                   |
 activities                                     28,869     |         (35,482)                57,560                  8,373
Cash flows from investing activities:                      |
  Purchases of property & equipment             (4,921)    |            (510)                (2,015)                (9,109)
  Proceeds from disposal of property                       |
    & equipment                                     45     |               5                    734                      9
Net cash used in investing activities           (4,876)    |            (505)                (1,281)                (9,100)
Cash flows from financing activities:                      |
  Net activity on line of credit               (24,981)    |          58,654                   -                      -
  Net activity on debtor-in-possession facility   -        |            (600)                   600                   -
  Payments on pre-petition secured debt           -        |         (26,423)               (65,437)                (1,127)
  Payments on unsecured priority &                         |
    administrative claims                       (2,463)    |          (1,593)                  -                      -
  Principal payments on capital leases            (346)    |            (281)                (2,047)                (2,358)
  Inc. (dec.) in bank drafts outstanding         3,768     |           5,502                   -                    (3,128)
  Other                                           -        |            -                      -                       194
Net cash provided by (used in)                             |
  financing activities                         (24,022)    |          35,259                (66,884)                (6,419)
Net inc. (dec.) in cash & cash equivalents         (29)    |            (728)               (10,605)                (7,146)
Cash & cash equivalents at beginning of period     622     |           1,350                 11,955                 19,101
Cash & cash equivalents at end of period      $    593     |             622                  1,350                 11,955

PAGE

(Amounts in thousands)

                                             Successor     |      Predecessor
                                            Thirty-Nine    |        Thirteen                          Predecessor
                                            Weeks Ended    |       Weeks Ended                        Years Ended
                                            January 27,    |        April 29,              January 28,            January 29,
                                               1996        |          1995                    1995                   1994
Supplemental disclosure of additional noncash              |
  investing & financing activities:                        |
      Retirement of net book value of assets               |
        in reserve for store closings         $     17     |             623                  7,018                  4,054
      Write-off of inventory in reserve                    |
         for store closings                       -        |            -                      -                    43,661
      Capital lease obligations entered                    |
         into for new equipment                    374     |            -                      -                      -

See accompanying notes to financial statements.
PAGE

NOTES TO FINANCIAL STATEMENTS

Thirty-Nine Weeks Ended January 27, 1996; Thirteen Weeks Ended April 29, 1995; and Years Ended January 28, 1995; and January 29, 1994
(Amounts in thousands except per share amounts)

1    REORGANIZATION AND EMERGENCE FROM CHAPTER 11

  The Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") on September 5, 1993 (the "Filing Date"). The Company's Modified and Restated First Amended Joint Plan of Reorganization (the "Plan") was consummated on April 28, 1995 (the "Effective Date").

  The Plan provided for, among other things, the cash payment of $26,423 to the Company's pre-petition secured lenders and amounts owing under the debtor-in-possession revolving credit agreement (Note 7) and various administrative and tax claims due at the Effective Date (Note 8), and the distribution of common stock of reorganized Rose's to be issued pursuant to the Plan to creditors (Note
11). Additionally, stockholders of record as of the Effective Date received their pro-rata share of warrants (Note 11) and the shares of stock, stock options, and stock warrants of the Company's Predecessor were canceled. In addition, RSI Trading, Inc., a wholly owned subsidiary of the Company, was merged into the Company under the provisions of the Plan. Also, a new board of directors was elected for the Successor. Upon consummation of the Plan, the Company obtained $125 million of post-emergence financing (Note 7).

  Under Chapter 11, the Company elected to assume or reject real estate leases, employment contracts, and unexpired executory pre-petition contracts subject to Bankruptcy Court approval. The Company established and recorded its estimated liabilities for such items and settled or carried forward portions of the liabilities (for assumed leases) at the Effective Date.

2  FRESH-START REPORTING

  In 1990, the American Institute of Certified Public Accountants issued Statement of Position 90-7 ("SOP 90-7") "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (sometimes called "Fresh-Start Reporting"). The application of Fresh-Start Reporting changed the Company's basis of accounting for financial reporting purposes. Specifically, SOP 90-7 required the adjustment of the Company's assets and liabilities to reflect their estimated fair market value at the Effective Date. At the same time, the Company made certain reclassifications between gross margin and expenses and changed the method of accruing certain expenses between periods. Accordingly, the statements of operations and changes in cash flows commencing May 1995, and the balance sheets beginning with April 1995, are not comparable to the financial informa-tion for prior periods.

  In accordance with SOP 90-7, the reorganization value of the Company was determined as of the Effective Date. The reorganization value of $35,000 was derived by an outside company using various valuation methods, including discounted cash flow analyses (utilizing the Company's projections), analyses of the market values of other publicly traded companies whose businesses are reasonably comparable, and analyses of the present value of the Company's equity.

PAGE

NOTES TO FINANCIAL STATEMENTS

  The adjustments to reflect the consummation of the Plan and the adoption of Fresh-Start Reporting, including the gain on debt discharge for liabilities subject to settlement under reorganization proceedings, the adjustment to re-state assets and liabilities at their fair value, and the adjustment to non-current assets for the excess of the fair value of net assets which exceeded reorganization value, have been reflected in the financial statements below:

BALANCE SHEETS
(Amounts in thousands)

                                              Actual                                        Fresh-                 Restated
                                             April 29,               Debt                   Start                  April 29,
                                               1995                Discharge              Accounting                 1995
Assets
 Current Assets
   Cash and cash equivalents               $      622                                                                   622
   Accounts receivable                         12,076                                       (2,841)(a)                 9,235
   Inventories                                160,111                                       25,018 (b)               185,129
   Prepaid merchandise                          7,100                                                                 7,100
   Other current assets                         2,475                                                                 2,475
     Total current assets                     182,384                 -                     22,177                  204,561

 Property and Equipment, at cost,
   less accumulated depreciation
     and amortization                          33,703                                      (33,703)(c)                 -

 Other Assets                                   6,302                 -                     (6,302)(c)                 -
                                            $ 222,389                 -                    (17,828)                 204,561
Liabilities and Stockholders' Equity (Deficit)
 Current Liabilities
   Current maturities of capital lease
     obligations                            $     400                                                                   400
   Bank drafts outstanding                      5,762                                                                 5,762
   Accounts payable                            37,642                                                                37,642
   Short-term debt                             58,654                                                                58,654
   Reserve for store closings and
     remerchandising                            4,952                                                                 4,952
   Accrued salaries and wages                   5,212                                           50 (d)                 5,262
   Pre-petition liabilities                      -                   4,352 (e)                                        4,352
   Other current liabilities                    9,543                                        3,878 (f)                13,421
     Total current liabilities                122,165                4,352                   3,928                  130,445

 Liabilities Subject to Settlement
   Under Reorganization Proceedings           130,276             (130,276)(g)                                         -
 Excess of Net Assets Over
   Reorganization Value                          -                                          32,021 (h)                32,021
 Capital Lease Obligations                        593                                                                   593
 Deferred Income                                1,792                                         (311)(i)                 1,481
 Accumulated Postretirement Benefit
   Obligation                                   6,055                                       (1,034)(j)                 5,021
 Stockholders' Equity (Deficit)               (38,492)              90,924 (k)             (17,432)(l)                35,000
                                            $ 222,389              (35,000)                 17,172                  204,561

PAGE

NOTES TO FINANCIAL STATEMENTS


(2) Continued

Explanations of adjustment columns of the balance sheet are as follows:

            (a) To reflect appropriate current value of accounts receivable
            (b)       Adjusted inventories to current market value
            (c)       Wrote off long-term assets
            (d) Increased bonuses payable as a result of emergence from bankruptcy
            (e) Reclassified pre-petition priority claims and cure amounts
            (f) Accrued an additional year of property taxes to reflect such taxes on assessment date basis, increased insurance and loss reserves, and accrued any remaining reorganization costs to be incurred after emergence from Chapter 11
            (g)       Unsecured pre-petition claims settled as follows:
                      (a) $4,352 of priority claims and cure amounts reclassified to current liabilities
                      (b)  The remaining unsecured claims settled with stock
            (h) The excess reorganization value was allocated to non-current assets, with any excess recorded as a deferred credit to be amortized over the period of 8 years
            (i)       Reduction of deferred income to current value
            (j) Adjustment to reverse unrecognized gain on transition obligation
            (k)       Extraordinary item-gain on debt discharge
            (l)       Value of new company established

   During the third quarter, the excess of net assets over reorganization value was decreased by $3,945 for increases in the reserve for workers' compensation claims and an additional allowance for receivables of the Predecessor.

   The following unaudited pro forma statement of operations reflects the financial results of the Company as if the Plan had been consummated on January 29, 1995:
                                                      Pro forma
                                                      Year Ended
                                                      January 27,
                                                         1996
                  Total revenue                       $  683,585
                  Total costs and expenses               677,205
                  Earnings before income taxes             6,380
                  Income taxes                             1,272
                  Net earnings                        $    5,108
                  Earnings per share                  $     0.58
PAGE

NOTES TO FINANCIAL STATEMENTS

  The unaudited pro forma statement of operations has been adjusted to reflect: the reduction in depreciation and amortization expense due to the write-off of property and equipment and property under capital leases; reclassification of DIP interest from reorganization costs to interest expense; the elimination of all other reorganization costs; amortization of excess net assets over reorganization value, the effects of changing to the accrual method for advertising; the reversal of LIFO credits; accrual of additional shrinkage; and the recording of an appropriate income tax expense.

3  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Fresh-Start Reporting The Company has implemented the required accounting for entities emerging from Chapter 11 in accordance with the American Institute of Certified Public Accountant's (AICPA) Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (SOP 90-7), and reflected the effects of such adoption in the balance sheet as of April 29, 1995. Under Fresh-Start Reporting, the balance sheet as of April 29, 1995, became the opening balance sheet of the reorganized Company. Since Fresh-Start Reporting was reflected in the balance sheet as of April 29, 1995, the financial statements as of January 27, 1996, are not comparable in material respects to the financial statements of the Predecessor since the January 27, 1996 financial statements are that of a reorganized entity. Accordingly, a vertical black line is shown to separate post-emergence operations from those ended prior to April 29, 1995 in the financial statements.

  Financial Statements The Company's financial statements include the accounts of a wholly-owned subsidiary for fiscal years ending January 28, 1995 and Jan-uary 29, 1994. Intercompany accounts and transactions are eliminated. In Jan-uary 1995, the wholly-owned subsidiary was merged with the Company.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Nature of Operations The Company is a retail concern with 105 general merchandise discount stores located in the southeastern United States.

  Fiscal Year Due to the emergence from Chapter 11, fiscal year 1995 is comprised of the thirty-nine weeks ended January 27, 1996 (Successor), and the thirteen weeks ended April 29, 1995 (Predecessor). Fiscal years 1994 and 1993 ended on January 28, 1995; and January 29, 1994, respectively. Fiscal years 1994 and 1993 contained 52 weeks.

  Cash Equivalents The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Interest-bearing cash equivalents are carried at cost, which approximates market. Bank drafts outstanding have been reported as a current liability.

NOTES TO FINANCIAL STATEMENTS

  Inventories Substantially all merchandise inventories are valued on a last-in, first-out (LIFO) cost basis.

  Debt Issuance Costs The costs related to the issuance of debt are capital-ized and amortized to interest expense straight-line over the life of the re-lated debt.

  Revenue Sales are recorded at the time merchandise is exchanged for tender. The Company does not make any warranties on the merchandise sold, but allows customers to return merchandise which reduces sales. In many cases, the Company returns damaged goods to the vendor for credit or has negotiated a damage allowance to offset the cost of writing off the merchandise. In the case of layaways, sales are recorded for the total amount of the merchandise when the customer puts the merchandise on layaway. If the layaway is not paid in full by the end of 60 days, the Company's policy is to cancel the layaway, reduce sales and return the merchandise to stock.

  Depreciation and Amortization   The provision for depreciation and
amortization is based upon the estimated useful lives of the individual assets and is computed principally by the declining balance and straight-line methods. The principal lives for depreciation purposes are 40 to 45 years for buildings and 5 to 10 years for furniture, fixtures, and equipment. Improvements to leased premises are amortized by the straight-line method over the term of the lease or the useful lives of the improvements, whichever is shorter. Capitalized leases are generally amortized on a straight-line basis over the lease term or life of the asset, whichever is shorter. The amortization of the excess of net assets over reorganization value is included with depreciation and amortization. Retroactively, the Company changed the amortization period to 8 years. The amortization of the excess of net assets over reorganization value was $2,705 for the thirty-nine weeks ended January 27, 1996.

  Profit-Sharing and 401(k) Plan The Company's noncontributory trusteed profit-sharing plan was merged into the 401(k) plan maintained by the Company effective July 1, 1995. The merger was approved by the Board of Directors on February 15, 1995. The Company's 401(k) plan covers employees who meet minimum service requirements and who elect to participate. Contributions are at the discretion of the Company while participants' contributions are voluntary.

  Income Taxes The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", effective January 31, 1993 and reported that the cumulative effect of that change in the 1993 statement of operations was immaterial. Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Advertising The Company expenses the cost of advertising during the month the sale is effective.

NOTES TO FINANCIAL STATEMENTS

  Earnings (Loss) Per Share Earnings (loss) per share is computed on the estimated number of shares that will be outstanding if all pending claims are resolved adversely to the Company for the thirty-nine weeks ended January 27, 1996, and on the weighted average number of shares outstanding during the period for prior periods. The average number of shares used to compute earnings (loss) per share was 8,853 shares for the thirty-nine weeks ended January 27, 1996; 18,758 shares for the thirteen weeks ended April 29, 1995 and fiscal year 1994; and 18,740 shares in 1993. The exercise of outstanding stock options would not result in a dilution of earnings per share for 1995 and are excluded from the calculation. The exercise of outstanding stock options and warrants would have resulted in an anti-dilutive effect on loss per share for 1994 and 1993 and are excluded from the calculation.

4  ACCOUNTS RECEIVABLE

   A summary of accounts receivable as of January 27, 1996 and January 28, 1995, is as follows:
                                      January 27,         |       January 28
                                         1996             |          1995
  Layaway receivables                 $   2,496           |           2,651
  Other receivables                       5,111           |           9,514
                                          7,607           |          12,165
  Allowance for doubtful accounts          (398)          |             (25)
                                      $   7,209           |          12,140

  Other receivables consist primarily of amounts due from vendors for returns, co-op advertising, shoe department income, and coupons.

  The Company does not provide for an allowance for doubtful accounts for layaways because the Company holds the merchandise. The Company adjusted the allowance for doubtful accounts for other receivables as part of Fresh-Start Reporting (see Note 2).

5  INVENTORIES

    A summary of inventories as of January 27, 1996 and January 28, 1995 is as follows:
                                      January 27,   |   January 28,
                                         1996       |      1995
                                                    |
  Inventories valued at FIFO cost     $ 153,190     |     145,762
  LIFO reserve                             -        |     (26,195)
  Inventories substantially valued                  |
    at LIFO cost                      $ 153,190     |     119,567

  As a part of Fresh-Start Reporting (See Note 2), the LIFO reserve was written off and the base year inventory was restated to the April 29, 1995 value. Since the January 27, 1996, inventory at its LIFO cost is greater than its FIFO cost, no LIFO reserve is warranted.

  During fiscal year 1994, inventories were reduced, resulting in the liquidation of LIFO inventory layers. The effect of this inventory liquidation was a reduction in the costs related to closed stores of approximately $3,419.

NOTES TO FINANCIAL STATEMENTS

6  PROPERTY AND EQUIPMENT

   Property and equipment, adjusted for Fresh-Start Reporting (see Note 2), consists of the following:
                                           January 27,  |    January 28,
                                              1996      |       1995
     Land                                  $   -        |         641
     Buildings                                   27     |      20,408
     Furniture, fixtures, and equipment       2,871     |      82,978
     Improvements to leased premises          2,005     |      13,164
       Total                                  4,903     |     117,191
     Less accumulated depreciation                      |
       and amortization                        (155)    |     (83,265)
                                              4,748     |      33,926
     Capitalized leases                         374     |       6,400
     Less accumulated amortization             -        |      (5,619)
                                                374     |         781
     Net property and equipment            $  5,122     |      34,707

  The Company adopted Fresh-Start Reporting as of April 29, 1995, which required that a portion of the excess of the fair value of net assets which exceeded reorganization value be allocated to property and equipment. This adjustment resulted in the write-off of net property and equipment of $33,703 as of April 29, 1995. Management does not believe that these assets are operationally impaired. The adoption of Fresh-Start Reporting did not result in any significant change in the remaining useful lives of the Company's property and equipment.

7  DEBT

   Debt outstanding was as follows:
                                                 January 27,  |     January 28,
                                                    1996      |        1995
   Senior notes, interest payable semi-                       |
     annually at 11.00% and principal payable                 |
     1993 to 1998                               $    -        |       21,136
   Term note, interest payable monthly                        |
     at 11.00% and principal payable                          |
     1993 to 1998                                    -        |        5,063
   Pre-petition interest                             -        |          224
     Total Debt                                      -        |       26,423
       Less: Liabilities subject to settlement                |
             under reorganization proceedings        -        |      (26,423)
             Current portion (See Note 8)            -        |         -
                                                              |
   Debt due after one year                      $    -        |         -
                                                              |
   Borrowings under Debtor-in-Possession                      |
     Financing                                  $    -        |          600
   Borrowings under Revolving Credit                          |
     Facility                                   $  33,673     |         -

PAGE

NOTES TO FINANCIAL STATEMENTS

  On April 28, 1995, the Company closed on its exit financing loan, thereby satisfying the last condition of the Plan and emerged from bankruptcy. The exit financing is a $125,000 (subsequently amended to $110,000; see below) three-year revolving credit facility (the "Facility") with a letter of credit sublimit in the aggregate principal amount of $40,000 with the First National Bank of Boston and The CIT Group/Business Credit, Inc.,(the "Banks") as facility agents. The Facility is secured by a perfected first priority lien and security interest in all of the assets of the Company. The interest rate on the Facility is either
(a) the Banks' base rate plus 1.5% payable monthly or (b) a LIBOR rate plus 3.75% payable at the expiration of the LIBOR loan, depending on which option the Company chooses. Although there are no compensating balances required, the Company is required to pay a fee of .5% per annum on the average unused portion of the Facility. Borrowing availability is based upon certain eligible inventory times a borrowing base percentage that varies by month. Under the Facility, trade suppliers which extend credit to the Company are supported by a $5,000 letter of credit and subordinated lien of $15,000 in the real estate properties of the Company which expires April 30, 1996.

  The Facility includes certain financial covenants and financial maintenance tests, including those relating to earnings before interest, taxes, depreciation and amortization (EBITDA), debt service coverage, capital expenditures limitations, minimum stockholders' equity, and minimum/maximum inventory levels, which are measured quarterly. The Facility also includes restrictions on the incurrence of additional liens and indebtedness; a requirement that the Facility be paid down to certain levels for 30 consecutive days between December 1st and February 15th each year; and a prohibition on paying dividends.

  On the Effective Date, pursuant to the Plan, the Company paid in full the claims of its Pre-Petition Secured Lenders in the amount of $26,423, all amounts owing to GE Capital Corporation (the "Debtor-in-Possession (DIP) Facility"), and various administrative and tax claims as defined in the Plan.

  As of January 27, 1996, $33,673 was outstanding in direct borrowings under the Facility, and $11,610 of letters of credit were outstanding. The average direct borrowings were $66,501 in 1995 with an average daily weighted annual interest rate of 9.8%. The maximum amount of direct borrowings under the Facility at any period end was $83,579 in 1995. As of January 27, 1996 the Company has unused borrowing availability of $19,690.

  On January 31, 1996, the Company and the Banks agreed to an amendment to the Facility that reduced the Facility size to $110,000. The covenants for the end of fiscal 1995 and the remaining life of the Facility were amended and certain covenants were added, including those related to days on hand inventory, maximum borrowings exposure, and an interest coverage ratio. Also, the measurement period for most covenants was changed from quarterly to monthly.
In addition, the LIBOR option was eliminated and the Banks agreed to extend the trade letter of credit and subordinated lien until May 30, 1997. The Company was in compliance with these covenants as of January 27, 1996.

  The Company entered into the DIP Facility as of September 20, 1993, with G.
E. Capital Corporation, as lender, under which the Company was allowed to borrow or issue letters of credit up to $125,000 for general corporate purposes,

NOTES TO FINANCIAL STATEMENTS

subject to certain restrictions defined in the DIP Facility. The term of the DIP Facility was for twenty-four months unless extended by the lender and the Bankruptcy Court upon request by the Company. The DIP facility was terminated
on the Effective Date.   The DIP Facility included limitations on capital
expenditures, limitations on the incurrence of additional liens and indebted-ness, limitations on the sale of assets, limitations on adequate protection pay-ments, and a prohibition on paying dividends. The DIP Facility also included financial covenants pertaining to EBITDA (earnings before interest, taxes, depreciation, and amortization) and net cash flows. The DIP Lender had a super-priority claim against the property of the Company, other than real property.

  The DIP Facility had a sub-limit of $35,000 for the issuance of letters of credit. As of January 28, 1995 approximately $9,416 in letters of credit were outstanding.

  At the Company's option, the Company could borrow at an index rate, which was the highest prime or base rates of interest quoted by specified banks or the latest annualized yield on 90 day commercial paper, plus 1.25% or at the LIBOR rate plus 2.25%. Although there were no compensating balance requirements, the Company was required to pay a fee of .5% per annum of the average unused portion of the DIP Facility.

  At January 28, 1995, $600 was outstanding under the DIP Facility. The average borrowings under the DIP facility were $13,700 in 1995 and $9,320 in 1994 with a daily weighted average annual interest rate of 8.6% in 1995 and 7.4% in 1994. The maximum amount of borrowings outstanding under the DIP Facility at any period end was $21,100 in 1995 and $34,975 in 1994.

  As a result of the Company's Chapter 11 filing on September 5, 1993 (See
Note 1), the remaining amount of pre-petition secured debt and accrued interest totaling $26,423 at January 28, 1995, was classified as "Liabilities Subject to Settlement Under Reorganization Proceedings" (See Note 8). These liabilities were settled with proceeds from the Facility when the Company emerged from Chapter 11 on April 28, 1995.

  On May 29, 1992, the Company signed an agreement with its long-term lenders to restructure the principal payments of its long-term debt. The agreement re-sulted in a six and one-half year amortization of the then outstanding long-term notes of $102,500. The restructuring of the term notes required a fee payment. The agreement with some of the long-term lenders granted them warrants exercisable into the Company's Non-Voting Class B stock at an option price of $5 per share. These warrants were canceled upon emergence in accordance with the Company's Plan of Reorganization. Also on May 29, 1992, the Company signed an agreement with its banks to provide revolving credit facilities through May 31, 1994, including an amount designated for letters of credit related to imports. The Company pledged inventories located in approximately 50% of its stores and a collateral pool of $26,500 to its long-term lenders and banks. The $26,500 collateral pool consisted of the Company's Distribution Center and, to the extent necessary, the inventory located in the Distribution Center. In addition, all other real property and equipment were pledged as collateral. The Company also pledged approximately $3,000 of inventory to a long-term lender to collateralize the lender's deferral of previously scheduled payments.
PAGE

NOTES TO FINANCIAL STATEMENTS

  At the time of the Company's filing on September 5, 1993, debt and accrued interest totaling $92,762 were outstanding under its long-term notes and debt and accrued interest totaling $15,617 were outstanding under its revolving credit facilities. The Bankruptcy Court ordered the Company to make certain adequate protection payments relating to cash collateral and proceeds resulting from the stores closed in 1993 and 1994 that were pledged to its lenders and banks. In 1993 and 1994, the Company made adequate protection payments totaling $16,518 and $65,437, respectively, to its lenders in accordance with the related Bankruptcy Court orders. The payments were applied against debt and accrued interest outstanding as of September 5, 1993, in accordance with the applicable loan documents.

8 LIABILITIES SUBJECT TO SETTLEMENT UNDER REORGANIZATION PROCEEDINGS AND PRE-PETITION LIABILITIES

Liabilities subject to settlement under the reorganization proceedings were separately classified and consisted of the following:

                                                  Fiscal Years
                                            1995       |         1994
Pre-petition secured debt and interest   $   -         |         26,423
Accounts payable                             -         |         83,991
Lease rejection claims                       -         |         36,724
Accrued liabilities                          -         |          9,336
  Liabilities subject to                               |
    settlement under reorganization      $   -         |        156,474
Pre-petition liabilities                 $  4,632      |           -

  During the thirteen weeks ended April 29, 1995, the liabilities subject to settlement under reorganization proceedings increased by $1,818 due primarily to an additional accrual for lease rejection claims for the seven stores closed in 1995. As of the Effective Date, the Company paid $1,593 and reclassified to current liabilities $4,352 of priority claims and cure amounts included in the remaining liabilities subject to settlement under reorganization proceedings. The pre-petition secured debt and interest were paid with proceeds from the exit financing when the Company emerged from Chapter 11 (See Note 7.) Subsequent to the Effective Date, the Company paid $2,463 of pre-petition liabilities and established an additional liability of $2,743 for pre-petition workers' compensation insurance claims.

  The remaining liabilities subject to settlement at April 29, 1995 of $125,924 were written off as these were settled or are in the process of being settled in common stock. The Company is actively negotiating with creditors and/or seeking the court-ordered disallowance of claims which have been filed in the Chapter 11 proceeding and are disputed by the Company. The Company estimates that the ultimate liability for unsecured claims will be approximately $119,000. There are currently approximately $112,000 in allowed claims which have received distributions of common stock pursuant to the plan of reorganization (See Note
11), and there are approximately $9,700 of disputed claims remaining which may receive distributions of common stock pursuant to the plan.

PAGE

NOTES TO FINANCIAL STATEMENTS

  Additional bankruptcy claims and pre-petition liabilities may arise from the settlement of disputed claims. Consequently, the amount included in the balance sheet as pre-petition liabilities may be subject to further adjustment.

9  INTEREST EXPENSE

   Interest expense consisted of the following:

                         Thirty-Nine  |    Thirteen
                         Weeks Ended  |   Weeks Ended
                         January 27,  |    April 29,          Fiscal Years
                            1996      |      1995          1994         1993
     Long-term debt      $   -        |        683         5,494        9,629
     Short-term debt        4,757     |         16           118          917
     Capital leases            72     |         27           295          579
     Other                    402     |       -             -             929
     Interest expense    $  5,231     |        726         5,907       12,054

  The Company paid interest (including prepaid bank fees) of $1,888 for the thirty-nine weeks ended January 27, 1996, $3,650 for the thirteen weeks ended April 29, 1995, $7,100 in 1994, and $8,944 in 1993. The interest paid includes $291 in the thirteen weeks ended April 29, 1995, $612 in 1994, and $299 in 1993 related to the DIP facility classified as reorganization expense.

10  RESERVE FOR FUTURE STORE CLOSINGS

  During 1994, the reserve for future closings was increased by $43,000 to provide for the effect of 59 stores closed in May 1994. Liabilities subject to settlement under reorganization proceedings were increased by $15,585 for relat-ed closed store lease rejection claims. The reserve remaining at the end of 1994 was adequate to cover the costs of closing an additional seven stores in May 1995.

  The closed store reserve decreased $4,691 in the thirty-nine weeks ended January 27, 1996 and $1,731 in the thirteen weeks ended April 29, 1995 and increased $26,489 in 1994. Following are the cash and noncash changes to the reserves in 1995 and 1994:
                                           Thirty-Nine |  Thirteen
                                           Weeks Ended | Weeks Ended   Fiscal
                                           January 27, | April 29,      Year
                                              1996     |   1995         1994
  Noncash activity:                                    |
    Reserve for additional store closings  $    -      |     -        (43,000)
    Closed store lease rejection benefit        -      |     -           (148)
    Retirement of net book                             |
      value of assets                             17   |      623       7,018
    Benefit from liquidating                           |
      LIFO inventory                            -      |     -         (3,419)
  Cash expenses                                4,674   |    1,108      13,060
  (Increase) decrease in the                           |
    closed store reserve                   $   4,691   |    1,731     (26,489)

PAGE

NOTES TO FINANCIAL STATEMENTS

  The cash expenses include the operating results until closing, rental payments and costs of removing fixtures from closed stores. The Company closed an additional store in the third quarter of 1995. The proceeds of the sale of that store lease were sufficient to cover the costs of closing expenses and inventory write-offs; therefore, the Company recognized a net gain of $586 in the fourth quarter of 1995.

11  STOCKHOLDERS' EQUITY

  Effective April 28, 1995, the Company authorized 50,000 shares of Common Stock and 10,000 shares of Preferred Stock. No Preferred Stock has been issued. Pursuant to the Plan, the Company issued and delivered to First Union National Bank of North Carolina ("FUNB"), as Escrow Agent for the unsecured creditors of the Company, 9,850 shares of the Company's new Common Stock for distribution on allowed claims of unsecured creditors in accordance with a schedule for distributions set forth in the Plan; and 150 shares of the Company's new common stock were delivered to the Escrow Agent for distribution to officers of the Company pursuant to a consummation bonus plan approved by order of the Bank-ruptcy Court on February 14, 1995.

  During the thirty-nine weeks since emergence, distributions of the common stock, no par value, of the Company (the "Common Stock") were made to holders of Allowed Class 3 Unsecured Claims (as defined under the Plan) in accordance with the provisions of the Plan. As the result of distributions of the Common Stock pursuant to the Plan, as of February 19, 1996, the Company has 8,158 shares of Common Stock outstanding of the 10,000 shares of Common Stock which were delivered to FUNB pursuant to the Plan on the Effective Date. In addition, as of February 19, 1996, and pursuant to the provisions of the Plan, 976 shares have reverted to the Company from escrow to be retired or held in the treasury of the Company.

  The remaining 866 shares held in escrow will be distributed by FUNB in satisfaction of disputed Class 3 claims as and when such claims are resolved.

  The disputed Class 3 claims which remain unresolved at January 27, 1996 were primarily claims of landlords with respect to leases which were rejected during the course of the Chapter 11 proceeding and general liability claims being resolved under an alternative dispute resolution program established by the Bankruptcy Court. If all pending claims are resolved adversely to the Company, approximately 695 additional shares of Common Stock will be issued and outstanding, and there will be a total of approximately 8,853 shares of Common Stock issued and outstanding. If all pending claims are resolved in accordance with the Company's records and/or position as to such claims, approximately 443 additional shares of Common Stock will be issued, and there will be a total of approximately 8,601 shares of Common Stock issued and outstanding. The foregoing estimates do not include any additional shares that may be issued with respect to late-filed claims which the Bankruptcy Court may allow which have not been filed as of the date hereof or the effect of negotiated settlements made for amounts in excess of amounts shown in the Company's records. To the extent that escrowed shares of Common Stock are not used to satisfy claims, they will revert to the Company and will be retired or held in the treasury of the Company.

PAGE

NOTES TO FINANCIAL STATEMENTS

  On the Effective Date, all shares of the Company's pre-emergence Voting
Common Stock (8,262 shares) and Non-Voting Class B Stock (10,496 shares) were canceled and the record owners of such stock as of such date became entitled to warrants to purchase the new common stock of the Company. One warrant was issued for every 4.377 shares of pre-emergence Voting Common Stock or Non-Voting Class B Stock and allows the holder to purchase one share of the new common stock.
The total number of warrants issued were 4,286. The warrants may be exercised at any time until they expire on April 28, 2002. The initial warrant exercise price of $14.45 was calculated pursuant to a formula set forth in the Plan. The formula requires that the total allowed and disputed claims of the Company's unsecured creditors be divided by 9,850, the number of shares of the reorganized
Company's stock to be issued under the Plan.   The exercise price will be
recalculated on each of the first three anniversaries of April 28, 1995 to reflect adjustments to the total of allowed and disputed claims of the Company's unsecured creditors, and will be further adjusted on the fourth, fifth and sixth anniversaries to reflect 105%, 110% and 115%, respectively, of the total of the allowed and disputed claims of the unsecured creditors. Although there can be no assurance, the Company anticipates that the warrant exercise price will decrease as certain disputed claims are resolved over time.

12  STOCK OPTIONS

  All stock options outstanding under the Predecessor's Equity Compensation Plan, which was approved by the stockholders on May 22, 1991, and the Adjunct Stock Plan, which was approved on October 19, 1992, were canceled on April 28, 1995, the effective date of the Plan of Reorganization.

  Information regarding the Predecessor's stock option plan is summarized below:

                                            Price                   Number of
                                            Range                     Shares

      Outstanding, January 29, 1994      $2.50 - 7.00                  1,730
      Canceled                            2.50 - 7.00                   (823)
      Outstanding, January 28, 1995       2.50 - 7.00                    907
      Exercisable, January 28, 1995       2.50 - 7.00                    669
      Canceled                            2.50 - 7.00                   (907)
      Outstanding, January 27, 1996            -                        -
      Exercisable, January 27, 1996            -                        -

  The Company's New Equity Compensation Plan was adopted on February 14, 1995 and was designed for the benefit of the executives and key employees of the Company by allowing the grant of a variety of different types of equity-based compensation to eligible participants. The Plan provides for the granting of a maximum of 700 shares of stock. Under the New Equity Compensation Plan, 388 nonqualified stock options were granted on July 27, 1995. The option price per share is $2.875 for the first half of the shares and $5.750 for the remainder of the shares. The options vest over a three year period. One half of the options expire in five years and the remainder in seven years. As of January 27, 1996, no options had been canceled or exercised.

PAGE

NOTES TO FINANCIAL STATEMENTS

13  REORGANIZATION COSTS

  Professional fees and expenditures directly related to the filing have been segregated from normal operations and are disclosed separately. The major components of these costs are as follows:

                                 Thirty-Nine    |         Thirteen
                                 Weeks Ended    |        Weeks Ended
                                 January 27,    |         April 29,               Fiscal Years
                                    1996        |           1995                 1994                  1993
Closed store provision           $    -         |             -                  43,000                39,500
Closed store lease rejections         -         |             -                    -                  (13,026)
DIP financing fees and expense                  |
  amortization                        -         |            1,342                3,445                 1,238
Write-off of pre-petition debt                  |
  issue costs                         -         |             -                    -                    4,528
Professional fees and other                     |
  bankruptcy related expenses         -         |            2,505               11,454                 6,898
  Total reorganization costs     $    -         |            3,847               57,899                39,138

  The 1994 store closing provision covered the costs incurred in closing 59 stores in May 1994 and closing 7 stores in May 1995. The 1993 store closing provision covered the costs incurred in closing 43 stores in January 1994. The store closing provision included penalties to be incurred upon the rejection of related building and personal property leases.

  In addition, during Fresh-Start Reporting, the Company increased the liability for reorganization costs by $1,666 to cover post-emergence expenses. At January 27, 1996, $158 remains in the liability for reorganization costs.

14  INCOME TAXES

Income tax expense consists of the following:

                                 Thirty-Nine     |        Thirteen
                                 Weeks Ended     |       Weeks Ended
                                 January 27,     |        April 29,                Fiscal Years
                                     1996        |            1995                1994                  1993
                                                 |
           Current:                              |
             Federal             $     952       |           -                     -                     -
             State                     207       |           -                     -                     -
                                     1,159       |           -                     -                     -
                                                 |
           Deferred (benefit):                   |
             Federal                   (67)      |           -                     -                     -
             State                      (9)      |           -                     -                     -
                                       (76)      |           -                     -                     -
                                 $   1,083       |           -                     -                     -

PAGE

NOTES TO FINANCIAL STATEMENTS

  A reconciliation of the statutory federal income tax rate to the effective tax rate is as follows:

                                         Thirty-Nine      |       Thirteen
                                         Weeks Ended      |      Weeks Ended
                                         January 27,      |       April 29,                Fiscal Years
                                            1996          |          1995                 1994                  1993
                                                          |           % of Pretax Earnings (Loss)
                                                          |
           Income taxes (benefits) at                     |
             federal statutory rates        34.0%         |        (34.0)%               (34.0)%               (34.0)%
           State income taxes, net of                     |
             federal income tax benefits     4.6          |         (4.3)                 (4.3)                 (4.3)
           Amortization of excess value    (19.0)         |           -                     -                     -
           Reorganization items               -           |         39.3                   6.6                   2.5
           Net operating loss                             |
             carryforward                     -           |         (1.0)                 31.7                  35.6
           Other                             0.1          |          0.0                   0.0                   0.2
                                            19.7%         |           - %                   - %                   - %


  The tax effects of temporary differences since the Effective Date that give rise to significant portions of the deferred tax assets and deferred tax lia-bilities at January 27, 1966, are presented below:

                                                           January 27,
                                                              1996
Current deferred tax assets:
     Reserves                                            $      473
     Capitalized inventory                                       14
     Co-op credits                                               29
       Gross current deferred tax assets                        516
Current deferred tax liabilities:
     Reserves                                                  (401)
     Percentage rent                                            (18)
       Gross current deferred tax liabilities                  (419)
         Net current deferred tax assets                 $       97

Non-current deferred tax assets:
     Inventory -video tapes                              $      104
       Gross non-current deferred tax assets                    104
Non-current deferred tax liabilities:
     Fixed assets                                              (125)
       Gross non-current deferred tax liabilities              (125)
         Net non-current deferred tax liabilities        $      (21)

  In connection with the adoption of Fresh-Start Reporting (Note 2), the carrying values of several assets were adjusted. As a result, SFAS No. 109, in conjunction with SOP 90-7 (Note 2), requires that any tax benefits realized after the Effective Date, from cumulative temporary differences, net operating loss carryovers and tax credit carryovers be reported in the future as an addition to paid-in capital rather than as a reduction in the tax provision in the statements of operations.

NOTES TO FINANCIAL STATEMENTS

  At January 27, 1996, the Company has certain net operating loss carry-forwards totaling $162,000 which are scheduled to expire during the period 2008 through 2011. These NOLs will likely be reduced or their availability restricted, in accordance with provisions of federal tax laws. All of the factors necessary to evaluate the appropriate treatment, and the resulting reduction or restriction of the NOLs, have not been determined, and accordingly, the amount and availability of NOLs cannot be determined. The Company also has substantial potential state net operating loss carryovers. It is difficult, however, to quantify the utilizable amounts of such state operating losses because of the uncertainty related to the mix of future profits in specific states.

  The Internal Revenue Service has examined the Company's federal income tax returns for the years 1988 through 1991. Claims arising from those examinations have been settled subject to final review. The Company believes adequate provision has been made for these claims. All state income and franchise tax returns for taxable years ending prior to fiscal 1993 are not subject to adjustment, primarily because of the application of certain facets of bankruptcy law.

  During 1995, the Company filed for and received a federal refund of $16,898 resulting from the carry back of losses as described in Section 172(f) of the Internal Revenue Code. Section 172(f) is an area of tax law without substantial legal precedent or guidance. Accordingly, assurances cannot be made as to whether the IRS would challenge the Company's ability to carry back such a substantial portion of losses under this provision. Consequently, an income tax reserve of $12,673 has been recorded in the amount of the refund net of the collection expenses which will be reimbursed if the Company's position does not withstand any such challenge and the refund is reversed.

15  LEASED ASSETS AND LEASE COMMITMENTS

  The Company has entered into leases for store locations which expire during the next 20 years. Computer equipment, transportation equipment and certain other equipment are also leased under agreements which will expire during the next five years. Management expects that leases which expire in the normal course of business will be renewed or replaced by other leases. Under Chapter 11, the Company renegotiated or rejected leases that it may otherwise have retained had no filing been made.

PAGE

NOTES TO FINANCIAL STATEMENTS

  At January 27, 1996, minimum rental payments due under the above leases are as follows:
                                                  Capital         Operating
                                                   Leases          Leases
     1996                                         $    373          18,092
     1997                                              322          16,800
     1998                                              241          14,710
     1999                                              241          13,127
     2000                                               97          11,087
     Later Years                                      -             53,589
     Total minimum lease payments                    1,274         127,405
     Imputed interest (rates
       ranging from 7.6% to 11.3%)                    (254)
     Present value of net minimum
       lease payments                                1,020
     Less current maturities                           274
     Capital lease obligations                    $    746

  Executory costs, such as real estate taxes, insurance, and maintenance, are generally the obligation of the lessor.

  Amortization of capitalized leases was approximately $220 in the thirteen week ended April 29, 1995, $1,746 in 1994, and $2,191 in 1993. The capital lease assets were written off in Fresh-Start Reporting (See Note 2), thus no amortization was incurred in the thirty-nine weeks ended January 27, 1996.

  Total rental expense for the three years ended January 27, 1996 was as follows:

                       Thirty-Nine  |    Thirteen
                       Weeks Ended  |   Weeks Ended
                       January 27,  |    April 29,        Fiscal Years
                          1996      |      1995         1994         1993
Operating Leases:                   |
  Minimum rentals      $  15,787    |       5,265       22,481       40,842
  Contingent rentals       2,990    |         843        4,309        5,205
                       $  18,777    |       6,108       26,790       46,047

   Contingent rentals are determined on the basis of a percentage of sales in excess of stipulated minimums for certain store facilities and on the basis of mileage for transportation equipment.

   Rent expense for the thirty-nine weeks ended January 27, 1996, did not include any payments to lessors controlled by or affiliated with directors of the Successor. Included in rent expense was $132 for the thirteen weeks ended April 29, 1995, $665 for 1994, and $908 for 1993, paid to lessors controlled by or affiliated with certain directors of the Predecessor.

16  POSTRETIREMENT HEALTH INSURANCE BENEFITS

  The Company provided health insurance benefits for retirees who met minimum age and service requirements until they reached the age of sixty-five. In addition, the associate must have been covered under the active medical plan at

NOTES TO FINANCIAL STATEMENTS

the time of retirement to be eligible for postretirement benefits and must have agreed to contribute a portion of the cost. The plan was not funded. The expected cost of retiree health care benefits was charged to expense during the year that the employees rendered service.

  Effective December 30, 1995, the Board of Directors terminated postretirement and post-service benefits under the Rose's Stores, Inc. Health Care Plan, except for one year of benefits for current retirees. The termination of these benefits resulted in a gain of $4,701.

  The adoption of Fresh-Start Reporting required the accumulated postretirement benefit obligation to be adjusted to fair value. This adjustment resulted in a $1,034 decrease in the liability at April 29, 1995 (See Note 2).

  The periodic postretirement benefit cost under SFAS 106 was as follows:

Net Periodic Postretirement Benefit Costs:

                       Thirty-Nine |   Thirteen
                       Weeks Ended |  Weeks Ended
                       January 27, |   April 29,            Fiscal Years
                          1996     |      1995          1994            1993
Service costs          $      76   |          28           236             203
Interest costs               249   |          93           493             451
Other                       -      |         (39)           72              12
  Net periodic costs   $     325   |          82           801             666

  The present value of accumulated postretirement benefit obligations and the amount recognized in the balance sheets were as follows:

        Accumulated Postretirement Benefit Obligations:

                                               January 27,   |    January 28,
                                                  1996       |       1995
           Retirees                            $    367      |        2,354
           Fully eligible active plan                        |
             participants                          -         |          780
           Other active plan participants          -         |        1,840
                                                    367      |        4,974
           Unrecognized gain (loss)                -         |        1,074
           Total accumulated postretirement                  |
             benefit obligations               $    367      |        6,048

  The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.5% for fiscal year 1994.

17  SEVERANCE RESERVE

  The Company completed a downsizing of the Home Office, Distribution and Store Operations support work force by approximately 175 positions on February 23, 1996. The Company accrued $1,170 in other current liabilities as of January 27, 1996, for the costs associated with the downsizing. The expense is included in selling, general and administrative. No payments had been made as of year-end.

NOTES TO FINANCIAL STATEMENTS

18  CONTINGENCIES

  Certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of management and counsel, all material contingencies are either adequately covered by insurance or are without merit.

19  SUBSEQUENT EVENTS

    On March 1, 1996, the Company and Fred's Inc. ("Fred's") entered into a letter of intent (the "Letter of Intent"), providing for the acquisition by mer-ger of the Company by Fred's (the "Merger"). Fred's is a publicly traded re-tailer that operates approximately 200 stores in the southeastern United States. The Letter of Intent provides that each share of the Company's common stock, no par value ("Common Stock"), issued and outstanding (including stock held in escrow according to the Plan) immediately prior to the effective time of the Merger (other than the shares held in the treasury of the Company, which will be canceled) will be converted into the "Conversion Number" of shares of Fred's class A voting common stock ("Fred's Common Stock"). The "Conversion Number" will be determined by dividing $2.15 by the "Fred's Average Price". The "Fred's Average Price" is an amount equal to the average price of a share of Fred's Com-mon Stock for the 10 days immediately preceding the day before the printing of the joint proxy statement to be distributed to stockholders of Fred's and the Company in connection with the Merger; provided, however, that if the amount so computed would (a) exceed $8.00, then the Fred's Average Price will be $8.00, or (b) be less than $6.00, then the Fred's Average Price will be $6.00. The Letter of Intent provides that the Merger is subject to the execution of a definitive agreement and to the occurrence of (to the extent permitted by the definitive merger agreement or applicable law) waiver of a number of conditions, including the approval of the stockholders of the Company and Fred's.
PAGE

NOTES TO FINANCIAL STATEMENTS

20  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

    Following is a summary of the quarterly results of operations during the years ended January 27, 1996 and January 28, 1995:

                                                                              Fiscal 1995(a)
                                                                              Quarters Ended
                                      April 29,     |           July 29,            October 28,              January 27,
                                        1995        |             1995                 1995                     1996
                                                    |
  Gross sales                       $  159,407      |            168,488              162,937                  209,493
  Leased department sales                5,117      |              5,764                4,995                    5,762
  Leased department income               1,114      |              1,178                1,140                    1,466
  Cost of sales                        116,838      |            122,471              119,900                  161,749
  Income (loss) before                              |
    reorganization expense,                         |
    income taxes, and                               |
    extraordinary item                     542      |                (92)                (775)                   6,351
  Reorganization expense                (3,847)     |               -                    -                        -
  Fresh-Start revaluation              (17,432)     |               -                    -                        -
  Earnings (loss) before                            |
    extraordinary item                 (20,737)     |               -                    -                        -
  Extraordinary item -                              |
    gain on debt discharge              90,924      |               -                    -                        -
  Net earnings (loss)               $   70,187      |                (92)                (775)                   5,268
  Earnings (loss) per share                         |
    before extraordinary item            (1.11)     |              (0.01)               (0.09)                    0.60
  Net earnings (loss)                               |
    per share                       $     3.74      |              (0.01)               (0.09)                    0.60

                                                                           Fiscal 1994
                                                                           Quarters Ended
                                      April 30,                July 30,            October 29,              January 28,
                                        1994                     1994                 1994                     1995
  Gross sales                       $  174,583                  175,231              178,531                  228,011
  Leased department sales                5,514                    6,368                6,088                    6,460
  Leased department income               1,300                    1,150                1,248                    1,590
  Cost of sales                        126,696                  127,535              129,178                  171,678
  Income (loss) before
    reorganization expense                (767)                    (936)               1,434                    6,886
  Reorganization expense               (58,781)                   7,971               (3,936)                  (3,153)
  Net income (loss)                    (59,548)                   7,035               (2,502)                   3,733
  Income (loss) per share           $    (3.17)                    0.38                (0.13)                    0.20

(a) On September 5, 1993, the Company filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of North Carolina seeking to reorganize under Chapter 11 of the Bankruptcy Code. The Company emerged from Chapter 11 on April 28, 1995. Beginning in May 1995, the statements of operations reflect the application of Fresh-Start Reporting (Note 2), and are therefore not comparable to prior years.

                                   APPENDIX V


                             Rose's Stores, Inc.

                         Quarterly Report on Form 10-Q
                      for the Quarter Ended April 27, 1996


                                     FORM 10-Q

                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C.  20549

  (Mark One)
    (X)          QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the Quarterly Period Ended April 27, 1996

                                        OR

    ( )          TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

                           Commission File Number 0-631

                                ROSE'S STORES, INC.

                      Incorporated Under the Laws of Delaware

                   I.R.S. Employer Identification No. 56-0382475

                                P. H. Rose Building
                             218 South Garnett Street
                         Henderson, North Carolina  27536
                            Telephone No. 919/430-2600

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.   Yes  X   No

    Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practical date.

    As of May 30, 1996, of the 10,000,000 shares of common stock delivered to First Union National Bank of North Carolina as Escrow Agent pursuant to the Modified and Restated First Amended Joint Plan of Reorganization, 8,233,951 of such shares of common stock are outstanding. The remaining 789,139 shares held in escrow will be distributed by FUNB in satisfaction of disputed Class 3 claims as and when such claims are resolved. If all pending claims are resolved adversely to the Company, approximately 8,754,096 shares of common stock will be outstanding. If all pending claims are resolved in accordance with the Company's records, approximately 8,607,601 shares of common stock will be outstanding. The foregoing estimates do not include any additional shares that may be issued with respect to late-filed claims which the Bankruptcy Court may allow which have not been filed as of the date hereof or the effect of negotiated settlements made for amounts in excess of amounts shown in the Company's records. To the extent that escrowed shares of common stock are not used to satisfy claims, they will revert to the Company and will be retired or held in the treasury of the Company.
PAGE

                                 ROSE'S STORES, INC.

                            PART I. FINANCIAL INFORMATION

ITEM 1.  Financial Statements
       (Amounts in thousands except per share amounts)

       The following summary of financial information of Rose's Stores, Inc. (the "Company"), which is unaudited, reflects all adjustments which are, in the opinion of management, necessary to reflect a fair statement of the information presented. Beginning in May 1995, the statements of operations and cash flows reflect the application of Fresh-Start accounting as described in the Company's annual report on Form 10-K, for the year ended January 27, 1996, and therefore are not comparable to the prior year. The balance sheet reflects the application of Fresh Start accounting beginning April 1995.

                                         ROSE'S STORES, INC.
                                 STATEMENTS OF OPERATIONS (Unaudited)
                           (Amounts in Thousands Except Per Share Amounts)

                                                         For the Thirteen Weeks Ended
                                                              Successor         Predecessor
                                                            April 27, 1996     April 29, 1995
Revenue:
  Gross sales                                               $      154,426           159,407
  Leased department sales                                            4,281             5,117
  Net sales                                                        150,145           154,290
  Leased department income                                           1,080             1,114
    Total revenue                                                  151,225           155,404
Costs and Expenses:
  Cost of sales                                                    113,040           116,838
  Selling, general and administrative                               36,819            35,486
  Depreciation and amortization                                       (672)            1,812
  Interest                                                           1,386               726
    Total costs and expenses                                       150,573           154,862

Earnings Before Reorganization Expense,
  Fresh-Start Revaluation, Income Taxes,
  and Extraordinary Item                                               652               542
Reorganization Expense                                                -               (3,847)
Fresh-Start Revaluation                                               -              (17,432)
Earnings (Loss) Before Extraordinary Item                              652           (20,737)
Extraordinary Item - Gain on Debt Discharge                           -               90,924
Net Earnings                                                $          652            70,187
Earnings (Loss) Per Share Before
  Extraordinary Item                                        $          .07             (1.11)
Net Earnings Per Share                                      $          .07              3.74
Weighted Average Shares                                              8,754            18,758

See notes to financial statements
PAGE

                                          ROSE'S STORES, INC.
                                            BALANCE SHEETS
                                        (Amounts in thousands)


                                                              April 27,     January 27,    April 29,
                                                                1996           1996           1995
                                                             (Unaudited)     (Audited)    (Unaudited)
Assets
 Current Assets
   Cash and cash equivalents                                $      578           593            622
   Accounts receivable                                           8,679         7,209          9,235
   Inventories                                                 172,294       153,190        185,129
   Other current assets                                          4,246         4,706          8,216
     Total current assets                                      185,797       165,698        203,202

 Property and Equipment, at cost,
     less accumulated depreciation and amortization              5,780         5,122           -
 Other Assets                                                      961           424           -
                                                            $  192,538       171,244        203,202
Liabilities and Stockholders' Equity
 Current Liabilities
   Short-term debt                                          $   53,220        33,673         58,654
   Bank drafts outstanding                                       3,926         9,530          5,762
   Accounts payable                                             34,521        23,845         37,642
   Accrued salaries and wages                                    4,620         7,456          5,262
   Reserve for store closings                                      237           261          4,952
   Pre-petition liabilities                                      4,597         4,632          4,352
   Other current liabilities                                    11,260        11,135         12,462
     Total current liabilities                                 112,381        90,532        129,086

Excess of Net Assets Over Reorganization Value,
  Net of Amortization                                           24,496        25,371         32,021
Reserve for Income Taxes                                        12,673        12,673           -
Deferred Income                                                    804           974          1,481
Other Liabilities                                                  972         1,134          5,614

Stockholders' Equity
  Common stock, Authorized 50,000 shares;
    issued 8,234 at 4/27/96; 8,158 at 1/27/96
    (Note 1)                                                    35,000        35,000         35,000
  Preferred stock, Authorized 10,000 shares;
    none issued                                                   -             -              -
  Paid-in capital                                                1,159         1,159           -
  Retained earnings                                              5,053         4,401           -
    Total stockholders' equity                                  41,212        40,560         35,000
                                                            $  192,538       171,244        203,202

See notes to financial statements
PAGE

                                         ROSE'S STORES, INC.
                                STATEMENTS OF CASH FLOWS (Unaudited)
                                        (Amounts in thousands)

                                                                For the Thirteen Weeks Ended
                                                                      Successor        Predecessor
                                                                   April 27, 1996     April 29, 1995
Cash flows from operating activities:
Net earnings                                                       $         652            70,187
Adjustments to reconcile net earnings to net
  cash provided by (used in) operating activities:
  Depreciation and amortization                                             (673)            1,812
  (Gain) loss on disposal of property and equipment                           (2)               (1)
  LIFO expense (credit)                                                     -                 (364)
  Fresh-Start revaluation and debt discharge                                -              (73,492)
Cash provided by (used in) assets and liabilities:
  (Increase) decrease in accounts receivable                              (1,470)             (630)
  (Increase) decrease in inventories                                     (19,104)          (40,291)
  (Increase) decrease in other current and non-current assets                (77)           (3 620)
  Increase (decrease) in accounts payable                                 10,676            14,361
  Increase (decrease) in other liabilities                                (2,667)           (2,142)
  Increase (decrease) in reserve for store closings                          (24)           (1,108)
  Increase (decrease) in deferred income                                    (170)             (201)
  Increase (decrease) in accumulated PBO                                    (100)                7
  Net cash provided by (used in) operating activities                    (12,959)          (35,482)

Cash flows from investing activities:
  Purchases of property and equipment                                       (860)             (510)
  Proceeds from disposal of property and equipment                             2                 5
Net cash used in investing activities                                       (858)             (505)

Cash flows from financing activities:
  Net activity on line of credit                                          19,547            58,654
  Net activity on debtor-in-possession facility                             -                 (600)
  Payments on pre-petition secured debt                                     -              (26,423)
  Payments of unsecured priority and administrative claims                   (35)           (1,593)
  Principal payments on capital leases                                      (106)             (281)
  Increase (decrease) in bank drafts outstanding                          (5,604)            5,502
Net cash provided by (used in) financing activities                       13,802            35,259

Net decrease in cash                                                         (15)             (728)
Cash and cash equivalents at beginning of period                             593             1,350
Cash and cash equivalents at end of period                         $         578               622

Supplemental disclosure of additional non-cash
  investing and financing activities:
  Retirement of net book value of assets in reserve
    for store closings                                             $        -                  623


See notes to financial statements
PAGE

Notes to Financial Statements:

(1) On September 5, 1993, the Company filed a voluntary Petition for Relief under Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Eastern District of North Carolina (the "Bankruptcy Court"). The Company's Modified and Restated First Amended Joint Plan of Reorganization (the "Plan") was approved by order of the Bankruptcy Court on April 24, 1995. On April 28, 1995 (the "Effective Date"), the Plan became effective. The periods and dates prior to the Company's emergence from Chapter 11 are referred to as those of the predecessor company (the "Predecessor"), while the period and dates subsequent to its emergence are referred to as those of the successor company (the "Successor").

       Since emergence, distributions of the common stock, no par value, of the Company (the "Common Stock") have been made to holders of Allowed Class 3 Unsecured Claims (as defined in the Plan) in accordance with the provisions of the Plan. As a result of distributions of the Common Stock pursuant to the Plan, as of May 30, 1996, the Company had 8,234 shares of Common Stock outstanding of the 10,000 shares of Common Stock which were delivered pursuant to the Plan on the Effective Date to First Union National Bank of North Carolina ("FUNB") as escrow agent. In addition, as of May 30, 1996, and pursuant to the provisions of the Plan, 977 shares have reverted to the Company from escrow to be retired.

       The remaining 789 shares held in escrow will be distributed by FUNB in satisfaction of disputed Class 3 claims as and when such claims are resolved.

       The disputed Class 3 claims which remained unresolved at May 30, 1996 were primarily claims of landlords with respect to leases which were rejected during the course of the Chapter 11 proceeding and general liability claims being resolved under an alternative dispute resolution program established by the Bankruptcy Court. If all pending claims are resolved adversely to the Company, approximately 520 additional shares of Common Stock will be issued and outstanding, and there will be a total of approximately 8,754 shares of Common Stock issued and outstanding. If all pending claims are resolved in accordance with the Company's records and/or position as to such claims, approximately 374 additional shares of Common Stock will be issued, and there will be a total of approximately 8,608 shares of Common Stock issued and outstanding. The foregoing estimates do not include any additional shares that may be issued with respect to late-filed claims which the Bankruptcy Court may allow which have not been filed as of the date hereof or the effect of negotiated settlements made for amounts in excess of amounts shown in the Company's records. To the extent that escrowed shares of Common Stock are not used to satisfy claims, they will revert to the Company and will be retired or held in the treasury of the Company.

PAGE

(1)    Continued

       On the Effective Date, all shares of the Company's pre-emergence Voting Common Stock and Non-Voting Class B Stock were cancelled and the record owners of such stock as of such date received warrants to purchase the new Common Stock of the Company. One warrant was issued for every 4.377 shares of pre-emergence Voting Common Stock or Non-Voting Class B Stock and allows the holder to purchase one share of the new Common Stock. The warrants may be exercised at any time until they expire on April 28,2002. The initial warrant exercise price of $14.45 was calculated pursuant to a formula set forth in the Plan. The exercise price was adjusted to $12.01 on April 28, 1996, the first anniversary of the Effective Date, and will be adjusted on the second and third anniversaries of the Effective Date to reflect adjustments to the total of allowed and disputed claims of the Company's unsecured creditors. The exercise price will be further adjusted on the fourth, fifth and sixth anniversaries to reflect 105%, 110% and 115%, respectively, of the total of the allowed and disputed claims of the unsecured creditors.

       Under the New Equity Compensation Plan, nonqualified stock options to purchase 350 shares of Common Stock were outstanding on April 27, 1996. The option price per share is $2.875 for one half of the shares and $5.750 for the remainder of the shares issuable upon the exercise of such options. The options vest over a three year period (unless earlier vested by reason of certain acceleration events, including a change of control of the Company). One half of the options expire five years from the date of issuance and the remainder seven years from the date of issuance.

       The exercise of outstanding stock options and warrants would not result in a dilution of earnings per share and are excluded from the calculation of earnings per share.

(2) If the Company had emerged from Chapter 11 at the beginning of fiscal 1995, the application of Fresh Start accounting would have resulted in net earnings on a pro forma basis of approximately $556 for the thirteen weeks ended April 29, 1995.

(3) Accounts receivable is net of an allowance for doubtful accounts of $298 as of April 27, 1996; $398 as of January 27, 1996 and $2,513 as of April 29, 1995.

(4) The operating results presented herein are not necessarily indicative of the operating results for a full year due to seasonal factors, among other reasons.

(5) The Fresh Start revaluation of $17,432 reflects the net expense to record assets at their fair values and liabilities at their present values in accordance with the provisions of SOP 90-7 and to reduce noncurrent assets below their fair values for the excess of the fair values of assets over the reorganization value. The extraordinary gain of $90,924 represents the
Notes to Financial Statements (Continued):

       gain on debt discharge for liabilities subject to settlement under the Plan.

(6) LIFO expense (credit) is included as an adjustment to reconcile net loss to net cash used in operating activities in the statements of cash flows because LIFO expense (credit) is a noncash item included in cost of sales to adjust inventories stated on a FIFO basis to a LIFO basis.

(7) Certain information concerning benefits (expenses) resulting from the Company's reorganization are as follows:

                                                      Successor         Predecessor
                                                      Thirteen           Thirteen
                                                     Weeks Ended        Weeks Ended
                                                   April 27, 1996     April 29, 1995
DIP financing fees, amortization and expenses      $       -                (1,342)
Estimated professional fees                                -                (2,318)
Other reorganization costs and expenses                    -                  (187)
  TOTAL REORGANIZATION EXPENSE                     $       -                (3,847)

(8) Certain reclassifications were made to 1995 balances to conform to the 1996 presentation. These reclassifications have no effect on stockhold-ers' equity.

ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations (Amounts in thousands)

General

On May 1, 1995, the Company announced that it had satisfied all conditions required under its plan of reorganization and had emerged from Chapter 11 of the United States Bankruptcy Code on April 28, 1995 (the "Effective Date"). In accordance with SOP 90-7, the Company adopted Fresh Start accounting. Under Fresh Start accounting, a new reporting entity was created, and the Company was required to adjust its assets and liabilities to reflect their estimated fair market value at the Effective Date, which reduced depreciation and amortization related to property and equipment; and created a deferred credit, excess of net assets over reorganization value, which is being amortized over 8 years.

At the same time, the Company made certain reclassifications between gross mar-gin and expenses and changed the method of accruing certain expenses between periods. In addition, as a result of the Company's emergence, reorganization expense and income taxes recognized by the Company prior to April 28, 1995, are not comparable to amounts, if any, recognized subsequent to the Effective Date.

To facilitate a better comparison of the Company's operating results for the periods presented, the following discussion of the results of operations is presented on a pro forma basis (as described below) for the thirteen weeks ended April 29, 1995. The historical statement of operations for the thirteen weeks ended April 29, 1995 (Predecessor) are not included in the discussion due to the lack of comparability caused by the adoption of Fresh Start accounting at the end of the first quarter of 1995. Certain items in the Successor's pro forma statement of operations are not affected by Fresh Start adjustments and are comparable to the historical results of the Predecessor.

The pro forma statement of operations gives effect to the transactions occurring in conjunction with the Plan as if the Effective Date had occurred, and such transactions had been consummated, on January 29, 1995. The statement of operations has been adjusted to reflect: the reduction in depreciation and amortization expense due to the write-off of property and equipment and property under capital leases; reclassification of DIP interest from reorganization costs to interest expense; the elimination of all reorganization costs; amortization of excess net assets over reorganization value; the effects of changing to the accrual method for advertising; the reversal of LIFO credits; the accrual of additional shrinkage; and the recording of an appropriate income tax expense.

Pro Forma Results of Operations (Unaudited)

The following table sets forth the results of operations for the thirteen weeks ended April 27, 1996, and April 29, 1995:

(Dollar amounts in thousands,
except per share amounts.)
                                                   Thirteen Weeks Ended
                                                  April 27,      April 29,
                                                    1996           1995
                                                 Historical      Pro Forma
Revenue:
 Gross sales                                   $  154,426          159,407(a)
 Leased department sales                            4,281            5,117(a)
 Net sales                                        150,145          154,290(a)
 Leased department income                           1,080            1,114(a)
   Total revenue                                  151,225          155,404(a)

Costs and Expenses:
 Cost of sales                                    113,040          115,607
 Selling, general and administrative               36,819           38,005
 Depreciation and amortization                       (672)            (800)
 Interest                                           1,386            1,696
   Total costs and expenses                       150,573          154,508

Earnings Before Income Taxes                          652              896
Income taxes                                         -                 340
Net Earnings                                          652              556
Earnings Per Share                                   0.07(b)          0.06(b)
Weighted Average Shares                             8,754(b)         8,754(b)

(a) The pro forma amounts represent the Predecessor's historical amounts. See statements of operations included in the historical financial statements.

PAGE

(b) The number of shares used in the earnings (loss) per share calculations is 8,754, the number of shares that will be issued and outstanding if all pending claims are resolved adversely to the Company. If all pending claims are resolved in accordance with the Company's records, 8,608 shares will be issued and outstanding. Currently, 8,234 shares are outstanding. The foregoing estimates do not include any additional shares that may be issued with respect to late-filed claims which the Bankruptcy Court may allow which have not been filed as of the date hereof or the effect of negotiated settlements made for amounts in excess of amounts shown in the Company's records. To the extent that escrowed shares of Common Stock are not used to satisfy claims, they will revert to the Company and will be retired or held in the treasury of the Company.

Revenue

The Company reported sales for the first quarter of 1996 of $154,426, a decrease of $4,981, or 3.1%, from the first quarter of 1995. The decline in sales was primarily attributable to a decline in sales on a comparable store basis of 2.2%, together with the decrease in the number of stores (105 in 1996 as compar-ed to 106 in 1995).

Costs and Expenses

Cost of sales as a percent of net sales was 75.3% for the first quarter and 74.9% (pro forma) for the comparable period of the prior year. Cost of sales increased .8% for the quarter due to an increase in markdowns, increased .1% for the quarter due to higher freight costs as a percent of sales, and increased .1% by a decrease in cash discounts. These increases were offset somewhat by an increase in the markon percent resulting in a decrease of .5% in cost of sales; and an increase in co-op income resulting in a decrease of .2% in cost of sales.

Selling, general and administrative expenses (SG&A) as a percent of net sales for the first quarter were 24.5% in 1996 and 24.6% (pro forma) for the compara-ble quarter of the prior year. The decrease was due in part to additional realignment of corporate and administrative costs during the first quarter of 1996.

On a pro forma basis, reorganization costs for 1995 would not have been incurr-ed. The actual reorganization costs in the first quarter of $3,847 included professional fees, DIP fees and expense amortizations, and other expenditures related to the Chapter 11 filing. No reorganization costs were incurred subsequent to the first quarter of 1995.

The fresh start revaluation of $17,432 reflected the net expense to record assets at their fair values and liabilities at their present values in accord-ance with the provisions of SOP 90-7 and to reduce noncurrent assets below their fair values for the excess of the fair values of assets over the reorganization value. The extraordinary gain of $90,924 represents the gain on debt discharge for liabilities subject to settlement under reorganization proceedings.

PAGE

Liquidity and Capital Resources

On May 23, 1996, the Company closed on a new financing loan with Foothill Capital, Inc. and PPM Finance, Inc. as co-agents. The financing is a $120,000 three-year revolving credit facility (the "Credit Facility") with a letter of credit sublimit in the aggregate principal amount of $40,000. The Credit Facility is secured by a perfected first priority lien and security interest in all of the assets of the Company and replaced the Company's former revolving credit agreement which would have expired in two years. As a result of closing the Credit Facility, approximately $915 of prepaid bank fees related to the former financing agreement will be written off in the second quarter of 1996.

The interest rate on the direct borrowings under the Credit Facility is prime rate plus 1.375%, with a minimum rate of 7% payable monthly. The fee on outstanding letters of credit is 1.5% payable monthly. Although there are no compensating balances required, the Company is required to pay a fee of .375% per annum on the average unused portion of the Credit Facility. Borrowing availability is based upon certain eligible inventory times a borrowing base percentage that varies by month. Under the Credit Facility, the trade suppliers which extend credit to the Company will continue to be supported by a $5,000 letter of credit and subordinated lien of $15,000 in the real estate properties of the Company which expire April 29, 1997.

The Credit Facility includes certain financial covenants and financial maintenance tests, including those related to minimum working capital and cur-rent ratios, capital expenditures limitations, maximum total liabilities to tangible net worth, and minimum tangible net worth which are measured quarterly. In addition, there is a requirement that cumulative net losses after May 31, 1996 shall not exceed $10,000. The Credit Facility also includes restrictions on the incurrence of additional liens and indebtedness, a prohibition on paying dividends, and, except under certain conditions, prepayment penalties. There are provisions which adapt the Credit Facility to the proposed merger with Fred's, Inc. described below.

As of June 1, 1996, under the Credit Facility, the Company had $56,680 outstanding in short-term borrowings, $13,392 in outstanding letters of credit and unused availability of $22,758.

The Company invested $860 in cash for property and equipment in the first quart-er of 1996 compared to $510 invested in the first quarter of 1995. The 1996 expenditures were primarily for store remodels and new computer software. The 1995 expenditures were primarily for store improvements, new softline fixturing, and new computer software. Cash used in operating activities, primarily to fund inventory levels, was $12,959 in the first quarter of 1996, and $35,482 in the comparable period last year.

PAGE

Subsequent Event

On May 7, 1996, the Company and Fred's Inc. ("Fred's") executed a definitive merger agreement providing for the acquisition of the Company by Fred's (the "Merger"). Fred's is a publicly traded retailer that operates approximately 200 stores in the southeastern United States. The merger agreement provides that each share of the Company's Common Stock, issued and outstanding (including common stock held in escrow in accordance with the Plan) immediately prior to the effective time of the Merger (other than the shares held in the treasury of the Company, which will be canceled) will be converted into the "Conversion Num-ber" of shares of Fred's class A voting common stock ("Fred's Common Stock"). The "Conversion Number" will be determined by dividing $2.15 by the "Fred's Av-erage Price". The "Fred's Average Price" is an amount equal to the average price of a share of Fred's Common Stock for the 10 days immediately preceding the day before the printing of the joint proxy statement to be distributed to stockholders of Fred's and the Company in connection with the Merger. The Merger is subject to the approval of the stockholders of the Company and Fred's and to the satisfaction or, where permissible, the waiver of certain other conditions.


PAGE

                             PART II.  OTHER INFORMATION

ITEM 6:  Exhibits and Reports on Form 8-K

             (a)   10.1   Agreement and Plan of Merger dated as of May 7,
                          1996, by and among Fred's Inc., FR Acquisition
                          Corp. and the Registrant.

                   10.2   Loan and Security Agreement among the
                          Registrant, as Borrower, the Financial
                          Institutions as listed on the signature pages, as the Lenders, PPM Finance, Inc., as Co-Agent, and Foothill Capital Corporation, as Agent, dated as of May 21, 1996.

                   10.3 Deed of Trust, Assignment of Rents and Security Agreement for the headquarters property, dated as of May 21, 1996, by and among Registrant, Foothill Capital Corporation, and David L. Huffstetler, pursuant to the Loan and Security Agreement.

                   10.4 Deed of Trust, Assignment of Rents and Security Agreement for the warehouse property, dated as of May 21, 1996, by and among Registrant, Foothill Capital Corporation, and David L. Huffstetler, pursuant to the Loan and Security Agreement.

                   10.5 Subordination Agreement dated as of May 21, 1996, among Registrant, Foothill Capital Corporation, M.J. Sherman & Associates, Inc., and Alan H. Peterson.

                   10.6 Intellectual Property Security Agreement dated as of May 21, 1996, among Registrant and Foothill Capital Corporation, pursuant to the Loan and Security Agreement.

             (b) The Company filed the following reports on Form 8-K during the quarter covered by this report:

                   (i) Report on Form 8-K dated December 30, 1995, reporting under Item 5 the monthly and year-to-date financial results and other financial data for the period ended December 30, 1995, together with projected financial information for similar periods as contained in the Company's revised plan for the year ended January 27, 1996. The financial results were included as an exhibit in Item 7.

                   (ii)   Report on Form 8-K dated March 1, 1996,
                          reporting under Item 5 the agreement in
                          principle regarding the acquisition by merger of Rose's by Fred's.

                   (iii) Report on Form 8-K dated April 28, 1996, reporting under Item 5 the adjustment of the exercise price of the New Rose's Warrants.

                   (iv) Report on Form 8-K dated May 8, 1996, reporting under Item 5 the definitive merger agreement regarding the acquisition of Rose's by Fred's.


PAGE

                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            ROSE'S STORES, INC.


Date:  June 11, 1996                  By    /s/ R. Edward Anderson

                                            R. Edward Anderson
                                            President,
                                            Chief Executive Officer


Date:  June 11, 1996                  By    /s/ Jeanette R. Peters

                                            Jeanette R. Peters
                                            Senior Vice President,
                                            Chief Financial Officer

                                  APPENDIX VI

      Section 262 of the General Corporation Law of the State of Delaware


Section 262. Appraisal Rights.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection
(d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words `depository receipt' mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section Section 251, 252, 254, 257, 258, 263 or 264 of this title:

                 (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held by record by more than 2,000 holders, and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsections (b) or (g) of Section 251 of this title.

                 (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                          (a) Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                          (b) Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                          (c)     Cash in lieu of fractional shares or
                 fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                          (d) Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                 (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d)     Appraisal rights shall be perfected as follows:

                 (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof, that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                 (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable.. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificate of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Bylaws of Fred's provide that Fred's shall indemnify to the full extent authorized or permitted by the Tennessee Business Corporation Act any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person, or such person's testate or intestate, is or was an officer or director of Fred's or serves or served as an officer or director of any other enterprise at the request of Fred's.

         Section 48-18-503 of the Tennessee Business Corporation Act provides for "mandatory indemnification," unless limited by the charter, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 48-18-504 of the Tennessee Business Corporation Act states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct required by Section 48-18-502 of the Tennessee Business Corporation Act, that the director will repay the advance if it is ultimately determined that such director did not meet the standard of conduct required by Section 48-18-502 of the Tennessee Business Corporation Act, and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the Tennessee Business Corporation Act. Section 48-18-507 of the Tennessee Business Corporation Act provides for mandatory indemnification, unless limited by the charter, of officers pursuant to the provisions of Section 48-18-503 of the Tennessee Business Corporation Act applicable to mandatory indemnification of directors.

         Fred's Bylaws further provide that Fred's may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of Fred's, or is or was serving at the request of Fred's as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not Fred's would have the power to indemnify such person against such liability under the Bylaws, provided that such insurance is available on acceptable terms as determined by a majority of Fred's Board of Directors.

         ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

(2) Agreement and Plan of Merger, dated as of May 7, 1996, among Fred's, Inc., FR Acquisition Corp. and Rose's Stores, Inc. (Appendix I to Joint Proxy Statement/Prospectus)
(3)(i) Charter, as amended, of Fred's, Inc. (Incorporated by reference from Exhibits to the Form S-1 Registration Statement No. 33-45637 dated February 7, 1996 ("Form S-1"))
(3)(ii) Bylaws of Fred's, Inc. (Incorporated by reference from Exhibits to the Form S-1)
(5)      Opinion of Waring Cox PLC regarding legality *
(8) Opinion of Waring Cox PLC regarding certain federal income tax consequences*

(23)(a)  Consent of Price Waterhouse LLP*
(23)(b)  Consent of KPMG Peat Marwick LLP*
(23)(c)  Consent of Waring Cox PLC (in opinion regarding legality)
(23)(d) Consent of Waring Cox PLC (in opinion regarding certain federal income tax consequences)
(99)(a)  Form of Proxy Card for Fred's, Inc.
(99)(b)  Form of Proxy Card for Rose's Stores, Inc.
(99)(c) Opinion of Morgan Keegan & Company, Inc. (Appendix II to Joint Proxy Statement/Prospectus*)
(99)(d)  Consent of Morgan Keegan & Company, Inc.
(99)(e) Opinion of Peter J. Solomon Company Limited (Appendix III to Joint Proxy Statement/Prospectus*)
(99)(f)  Consent of Peter J. Solomon Company Limited
(99)(g) Consent of Mr. Joseph L. Mullen, Rose's designee for appointment to Fred's Board of Directors

         *       Filed herewith.

         (b) No financial statement schedules are required to be filed herewith pursuant this Item.

         (c)     The information required by this item can be found at Exhibit
(99)(c).

                             ITEM 22. UNDERTAKINGS.

         (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (2)     The undersigned Registrant undertakes that every prospectus
(i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated document by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 11, 1996.

FRED'S, INC.

By: /s/ Michael J. Hayes
- ------------------------
Michael J. Hayes
President and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed on July 11, 1996 by the following persons in the capacities indicated.

NAME                                                                TITLE/POSITION
- -------------------------------                                     --------------------------
 /s/ Michael J. Hayes                                               President and
- ------------------------------                                      Chief Executive Officer
 Michael J. Hayes


/s/ Bruce D. Smith                                                  Executive Vice President and
- ------------------------------                                      Chief Financial Officer
Bruce D. Smith